                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
             THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Under Rule 14a-12

                      WASHINGTON HOMES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if Other Than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/X/        Fee paid previously with preliminary materials:
           $14,991 paid with preliminary materials filed on October 17,
           2000
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or
           Schedule and the date of its filing.
           (1)  Amount previously paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                        [LOGO OF WASHINGTON HOMES, INC.]

                                                               December 18, 2000

Dear Washington Homes Stockholder:

    As you no doubt have heard, Washington Homes and Hovnanian Enterprises have agreed to a merger whereby Washington Homes will be merged into a wholly-owned subsidiary of Hovnanian. The combined company will benefit from, among other things, an increased geographic market and a broader product offering.

    The Board of Directors of Washington Homes has called a special meeting of stockholders for Tuesday, January 23, 2001 at 10:00 a.m. local time to be held at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland to consider and to vote upon the merger.

    Under the terms of the merger, holders of Washington Homes common stock will have the right to elect to receive either (a) 1.39 shares of Hovnanian Class A common stock, (b) $10.08 in cash, or (c) a combination of Hovnanian Class A common stock and cash. If the total amount of cash or stock elected by Washington Homes stockholders exceeds specified limitations, Hovnanian will adjust the forms of consideration to be received. Hovnanian Class A common stock trades on the American Stock Exchange. Washington Homes common stock trades on the New York Stock Exchange.

    Under cover of a separate mailing, which is being sent on or about the date this joint proxy statement/ prospectus is being mailed, you will receive an election form for the Washington Homes stockholders. You may use that form to indicate your choice between receiving Hovnanian stock, cash or a combination of stock and cash. You may also indicate a non-election on that form.

    Approval of the merger requires the affirmative vote by holders of at least two-thirds of the outstanding shares of Washington Homes common stock. Members of the DeCesaris family beneficially own approximately 48.6% of the outstanding Washington Homes common stock and, with specified exceptions, have agreed to vote all of their shares in favor of the merger.

    YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND OUR SPECIAL MEETING, PLEASE COMPLETE AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT OUR MEETING.

    IF YOU DO NOT RETURN YOUR CARD OR INSTRUCT YOUR BROKER HOW TO VOTE ANY SHARES HELD IN YOUR BROKER'S NAME, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE MERGER.

    Detailed information concerning the merger, the merger agreement, related agreements and other important information is contained in the attached joint proxy statement/prospectus and its annexes. In addition, we are including copies of Washington Homes' Form 10-K for the year ended July 31, 2000; Washington Homes' 10-Q for the quarter ended October 31, 2000; Hovnanian's Form 10-K for the year ended October 31, 1999; and Hovnanian's 10-Q for the quarter ended
July 31, 2000. Please read this information carefully.

                                          Sincerely,
                                          /s/ GEATON A. DECESARIS, JR.
                                          GEATON A. DECESARIS, JR.
                                          CHAIRMAN OF THE BOARD, PRESIDENT
                                          AND CHIEF EXECUTIVE OFFICER

    FOR A DISCUSSION OF RISK FACTORS WHICH YOU SHOULD CONSIDER IN EVALUATING THE MERGER, SEE "RISK FACTORS" BEGINNING ON PAGE 22.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED IN THE MERGER OR DETERMINED WHETHER THIS JOINT PROXY STATEMENT/ PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This joint proxy statement/prospectus is dated December 18, 2000, and is first being mailed to shareholders on or about December 20, 2000.

                             WASHINGTON HOMES, INC.
                              1802 BRIGHTSEAT ROAD
                         LANDOVER, MARYLAND 20785-4235

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 2001

                            ------------------------

    NOTICE IS HEREBY GIVEN that Washington Homes, Inc., a Maryland corporation, ("Washington Homes") will hold a special meeting of stockholders at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland on January 23, 2001 at 10:00 a.m. local time for the following purposes:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 28, 2000, by and among Washington Homes, Hovnanian Enterprises, Inc., a Delaware corporation, and WHI Holding Co., Inc., a Delaware corporation and a wholly-owned subsidiary of Hovnanian, and to approve the merger of Washington Homes with and into WHI Holding and other transactions described in the merger agreement; and

    2. To transact any other business that may properly come before the Washington Homes special meeting.

    We describe more fully the merger agreement, the merger and related matters in the attached joint proxy statement/prospectus, which includes a copy of the merger agreement as Annex I.

    We have fixed the close of business on December 1, 2000 as the record date for determining the stockholders of Washington Homes entitled to vote at our special meeting and any adjournments or postponements of the meeting. Only holders of record of our common stock at the close of business on that date are entitled to receive notice of and to vote at our special meeting.

    Our board of directors has unanimously recommended that you vote "FOR" approval of the merger agreement, the merger and related matters. The affirmative vote of at least two-thirds of the outstanding shares of Washington Homes common stock entitled to vote at the meeting is required to approve the merger agreement, the merger and related matters. Under Maryland law, Washington Homes stockholders do not have dissenters' rights to appraisal, which are rights to dissent to the merger agreement and the merger and to obtain payment in cash of the fair value of their Washington Homes shares.

    Our board of directors requests that you complete, date and sign the enclosed proxy card and mail it promptly in the accompanying postage-prepaid envelope. You may revoke your proxy by delivering a writing to Washington Homes stating that you have revoked your proxy or by delivering a later dated proxy. If you attend the Washington Homes meeting, you may vote in person, even if you have previously delivered a signed proxy.

                                          By Order of the Board of Directors of
                                          Washington Homes

                                          /s/ CHRISTOPHER SPENDLEY
                                          CHRISTOPHER SPENDLEY
                                          SENIOR VICE PRESIDENT AND SECRETARY

Landover, Maryland
December 18, 2000

    WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED FROM THE UNITED STATES.

                     [LOGO OF HOVNANIAN ENTERPRISES, INC.]

                                                               December 18, 2000

Dear Stockholder:

    I am pleased to inform you that on August 28, 2000, Hovnanian Enterprises, Inc. and Washington Homes, Inc. entered into an agreement and plan of merger. The proposed merger will result in an increased geographical market and a broader product offering. In addition to being the largest builder in New Jersey, the combined company will be the largest builder in North Carolina and the second largest in the Washington, D.C. metropolitan market.

    In the proposed merger, Washington Homes will merge into a wholly-owned subsidiary of Hovnanian. When the merger is completed, each share of Washington Homes common stock will be converted into the right to receive, at the election of the holder and subject to the limitations and prorations set forth in the merger agreement, 1.39 shares of Hovnanian Class A common stock or $10.08 in cash or a combination of cash and stock.

    We will hold a special meeting at which we will ask our stockholders to approve the issuance of Class A common stock in connection with the merger. It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date and return the enclosed proxy card in the envelope provided for this purpose. Of course, if you attend the meeting, you may still choose to vote your shares personally, even though you have already returned a signed proxy. Information about these meetings and the merger is contained in this joint proxy statement/prospectus. WE URGE YOU TO READ THIS DOCUMENT CAREFULLY, INCLUDING THE SECTION DESCRIBING RISK FACTORS THAT BEGINS ON PAGE 22.

    Each of the boards of directors of Washington Homes and Hovnanian has unanimously approved the merger. We strongly support this combination and enthusiastically recommend that you vote in favor of the share issuance.

                                          Sincerely yours,
                                          /s/ KEVORK S. HOVNANIAN
                                          KEVORK S. HOVNANIAN
                                          CHAIRMAN OF THE BOARD

This joint proxy statement/prospectus is dated December 18, 2000 and was first mailed to stockholders on or about December 20, 2000.

                          HOVNANIAN ENTERPRISES, INC.
                                 10 HIGHWAY 35
                                  P.O. BOX 500
                           RED BANK, NEW JERSEY 17701

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 23, 2001

                            ------------------------

    NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Hovnanian Enterprises, Inc. ("Hovnanian") will be held on January 23, 2001, at Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. local time for the following purposes:

    1. To consider and vote upon a proposal to approve the issuance of Hovnanian Class A common stock pursuant to a merger agreement among Hovnanian, Washington Homes, Inc. and a wholly-owned subsidiary of Hovnanian; and

    2. To transact any other business as may properly come before the Hovnanian special meeting and any adjournment thereof.

    We describe more fully the merger agreement, the merger and related matters in the attached joint proxy statement/prospectus, which includes a copy of the merger agreement as Annex I.

    Only stockholders of record at the close of business on December 18, 2000 are entitled to notice of and to vote at the meeting.

    All stockholders are urged to attend the meeting in person or by proxy. Stockholders who do not expect to attend the meeting are requested to complete, sign and date the enclosed proxy and return it promptly in the self-addressed envelope provided.

                                        By order of the Board of Directors

                                        /s/ PETER S. REINHART
                                        PETER S. REINHART
                                        SECRETARY

December 18, 2000

--------------------------------------------------------------------------------

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE AND SIGN IT, AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                             TO THE STOCKHOLDERS OF
                           WASHINGTON HOMES, INC. AND
                          HOVNANIAN ENTERPRISES, INC.
                                ----------------

                       JOINT PROXY STATEMENT / PROSPECTUS
                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

                            ------------------------

    The boards of directors of Washington Homes, Inc. and Hovnanian Enterprises, Inc. have unanimously approved the acquisition of Washington Homes by Hovnanian. The Washington Homes and Hovnanian boards believe that the merger is in the best interests of their respective stockholders and unanimously recommend that their respective stockholders vote to approve the transactions presented in the Notices of Special Meeting of Stockholders. YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU PLAN TO ATTEND YOUR SPECIAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE TO MAKE SURE THAT YOUR SHARES ARE REPRESENTED AT YOUR MEETING.

    In exchange for each share of Washington Homes common stock, you have the right to elect to receive either (a) 1.39 shares of Hovnanian Class A common stock, (b) $10.08 in cash, or (c) a combination of Hovnanian Class A common stock and cash. If the total amount of cash elected by Washington Homes stockholders exceeds 49.9% or if the total amount of stock elected by Washington Homes stockholders exceeds 60% of the aggregate dollar value of the merger consideration, Hovnanian will adjust the forms of consideration to be received. SEE "Terms of Hovnanian's Acquisition of Washington Homes--Merger Consideration" and "Election of Consideration," beginning at page 51. Hovnanian Class A common stock trades on the American Stock Exchange under the symbol "HOV." Washington Homes common stock trades on the New York Stock Exchange under the symbol "WHI."

    INVESTMENT IN THE COMMON STOCK OF HOVNANIAN AS A RESULT OF THE PROPOSED MERGER INVOLVES A DEGREE OF RISK. SEE OUR DISCUSSION UNDER THE CAPTION "RISK FACTORS" ON PAGE 22.

    Approval of the merger agreement and the merger requires the affirmative vote by holders of at least two-thirds of the outstanding shares of Washington Homes common stock entitled to vote. Members of the DeCesaris family beneficially own approximately 48.6% of the outstanding Washington Homes common stock and, with specified exceptions, have agreed to vote all of their shares in favor of the merger. However, it is important that as many as possible of Washington Homes' remaining stockholders be present in person or by proxy and vote in favor of the merger in order to ensure that the merger will be approved.

    Approval of the issuance of Hovnanian Class A common stock in the merger to the former Washington Homes stockholders requires the affirmative vote by holders of a majority of the total votes cast at the meeting of the holders of outstanding shares of Class A common stock and Class B common stock voting together without regard to class. Principal stockholders of Hovnanian who own 70.7% of the aggregate voting power of Hovnanian's outstanding common stock have agreed to vote their shares in favor of approval of the share issuance. If these Hovnanian stockholders vote as they have agreed, approval of the share issuance by Hovnanian is assured even if no other Hovnanian stockholders vote to approve the share issuance.

    We encourage you to read this document carefully. It contains important business and financial information about Hovnanian and Washington Homes. In addition, other documents that are not included in or delivered with this document contain information relevant to your vote. SEE "Where You Can Find More Information," beginning on page 122.

    Some or all of the shares of Hovnanian Class A common stock received by Washington Homes stockholders from Hovnanian in the merger may be offered for resale by those former Washington Homes stockholders by means of this document. SEE "Selling Stockholders," beginning on page 114.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE HOVNANIAN SHARES TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS DOCUMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    This joint proxy statement/prospectus is dated December 18, 2000, and was first mailed to stockholders of Washington Homes and Hovnanian on or about December 20, 2000.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
TABLE OF CONTENTS...........................................      i

QUESTIONS AND ANSWERS ABOUT THE MERGER......................     vi

SUMMARY.....................................................      1
  The Merger................................................      1
  The Companies.............................................      1
  The Merger Consideration..................................      2
  Ownership of Hovnanian After the Merger...................      3
  Reasons For The Transaction...............................      3
  The Special Meetings......................................      4
  Required Vote.............................................      4
  Recommendations of the Boards of Directors................      4
  Federal Income Tax Consequences...........................      5
  Accounting Treatment......................................      5
  Dissenters' Appraisal Rights..............................      5
  Preemptive Rights.........................................      5
  Risk Factors..............................................      5
  Other Interests of Washington Homes Officers and Directors
    in the Merger...........................................      5
  Other Interests of Hovnanian Officers and Directors in the
    Merger..................................................      5
  Comparision of Stockholders' Rights.......................      5

SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA...      7
  Hovnanian Consolidated Selected Historical Financial
    Data....................................................      8
  Washington Homes Consolidated Selected Historical
    Financial Information...................................      9
  Combined Companies Selected Condensed Consolidated Pro
    Forma Financial Information.............................     10

UNAUDITED COMPARATIVE PER SHARE DATA........................     11

MARKET PRICE AND DIVIDEND DATA..............................     12

RECENT DEVELOPMENTS.........................................     13

RISK FACTORS................................................     22
  Risk Factors Relating to the Merger.......................     22
  Kevork S. Hovnanian and Ara K. Hovnanian and related
    persons and entities will continue to hold voting
    control of Hovnanian after the merger; their voting
    control could discourage any attempt to take over
    Hovnanian...............................................     22
  The value of the stock consideration a Washington Homes
    stockholder may receive in the merger will fluctuate and
    would decrease if the price of Hovnanian Stock decreases
    after the merger........................................     22
  A Washington Homes stockholder may not receive the
    proportion of Hovnanian stock and cash he or she elects
    to receive..............................................     22
  The annual income stream attributable to the operations of
    Washington Homes will be diluted on a per share basis
    after the completion of the merger......................     23
  If the forward-looking statements made in this document
    prove to be inaccurate, the value of your investment in
    Hovnanian stock may decrease............................     23
  The market for executives in the homebuilding industry is
    very competitive and finding or replacing senior
    management of Hovnanian may be difficult................     23
  Failure of the merger to qualify as a reorganization would cause stockholders of Washington Homes to recognize
    additional gains or losses on their shares of Washington
    Homes...................................................     23
  Risk Factors Relating to Hovnanian's Business.............     23

                                                                PAGE
                                                              --------
  The homebuilding industry is significantly affected by
    changes in general and local economic conditions, real
    estate markets and weather conditions, which could
    affect Hovnanian's ability to build homes at prices
    Hovnanian's customers are willing or able to pay, could
    reduce profits that may not be recaptured and could
    result in cancellation of sales contracts...............     23
  Hovnanian's success depends on the availability of
    suitable undeveloped land and improved lots at
    acceptable prices.......................................     24
  Changes in economic and market conditions could result in
    the sale of homes at a loss or holding land in inventory
    longer than planned, the cost of which can be
    significant.............................................     24
  Homebuilders are subject to a number of federal, local,
    state and foreign laws and regulations concerning the
    development of land, the homebuilding process and
    protection of the environment, which can cause Hovnanian
    to incur delays, costs associated with compliance and
    prohibit or restrict activity in some regions or
    areas...................................................     24
  Hovnanian competes on several levels with homebuilders
    that may have greater sales and financial resources,
    which could hurt future earnings........................     25
  Home prices and sales activity in the Northeast and
    mid-Atlantic markets have a large impact on Hovnanian's
    profitability because Hovnanian conducts a significant
    portion of its business in these markets................     25
  Because almost all of Hovnanian's customers require
    mortgage financing, increases in interest rates could
    impair the affordability of Hovnanian's homes, lower
    demand for Hovnanian's products and limit Hovnanian's
    marketing effectiveness.................................     25
  Hovnanian has substantial leverage that may limit its
    ability to comply with the terms of its indebtedness,
    may restrict Hovnanian's ability to operate and may
    prevent Hovnanian from fulfilling its obligations.......     26
  Hovnanian may have difficulty in obtaining the additional
    financing required to operate and develop its
    business................................................     27
  Hovnanian's future growth may include additional
    acquisitions that may not be successfully integrated and
    may not achieve expected benefits.......................     27

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...     28

THE WASHINGTON HOMES SPECIAL STOCKHOLDERS' MEETING..........     29
  When and Where Washington Homes Will Hold its Special
    Meeting.................................................     29
  What Will Be Voted on at the Washington Homes Special
    Meeting.................................................     29
  Stockholders Entitled to Vote.............................     29
  Vote Required to Approve the Merger.......................     29
  Number of Shares that Must Be Represented for a Vote to Be
    Taken...................................................     29
  Stockholdings of Washington Homes by Certain Persons......     30
  Voting Your Shares........................................     30
  Changing Your Vote........................................     30
  Independent Auditors to Be Present at the Special
    Meeting.................................................     30
  Solicitation of Proxies and Costs.........................     31
  Recommendation of Washington Homes Board..................     31

THE HOVNANIAN SPECIAL STOCKHOLDERS' MEETING.................     31
  Date, Time and Place of the Hovnanian Special Meeting.....     32
  What Will Be Voted on at the Hovnanian Special Meeting....     32
  Stockholders Entitled to Vote.............................     32
  Vote Required.............................................     32
  Number of Shares that Must be Represented for a Vote to Be
    Taken...................................................     33
  Stockholdings of Hovnanian by Certain Persons.............     33
  Voting Your Shares........................................     33
  Changing Your Vote........................................     33

                                                                PAGE
                                                              --------
  Independent Auditors to Be Present at the Special
    Meeting.................................................     34
  Solicitation of Proxies and Costs.........................     34
  Adjournment...............................................     34
  Other Matters.............................................     34
  Board Recommendations.....................................     34

BACKGROUND OF THE TRANSACTION...............................     35

RECOMMENDATION OF THE WASHINGTON HOMES BOARD AND REASONS FOR
  THE TRANSACTION...........................................     40

OPINION OF WASHINGTON HOMES' FINANCIAL ADVISOR..............     43
  Acquisition Summary.......................................     45
  Comparable Acquisition Analysis...........................     46
  Premium Paid Analysis.....................................     46
  Discounted Cash Flow Analysis.............................     47
  Terms of Wasserstein Perella's Engagement.................     48

RECOMMENDATION OF THE HOVNANIAN BOARD OF DIRECTORS AND
  REASONS FOR THE TRANSACTION...............................     49

TERMS OF HOVNANIAN'S ACQUISITION OF WASHINGTON HOMES........     51
  General...................................................     51
  Merger Consideration......................................     51
  Election of Consideration by Stockholders of Washington
    Homes...................................................     53
  Dividends.................................................     54
  Exchange of Washington Homes Certificates.................     54
  Washington Homes Employee Stock Options...................     54
  Washington Homes Non-Employee Stock Options...............     55
  Representations and Warranties............................     55
  Covenants.................................................     56
  Conditions to Complete the Merger.........................     59
  Termination and Termination Fees..........................     60
  Amendment.................................................     62
  Survival of Certain Provisions............................     62
  Restrictions on Resales by Affiliates.....................     63
  Allocation of Costs and Expenses..........................     63

RIGHTS OF DISSENTING STOCKHOLDERS...........................     64

PREEMPTIVE RIGHTS...........................................     64

VOTING AND OTHER AGREEMENTS.................................     64

OTHER INTERESTS OF WASHINGTON HOMES' OFFICERS AND DIRECTORS
  IN THE MERGER.............................................     68

OTHER INTERESTS OF HOVNANIAN OFFICERS AND DIRECTORS IN THE
  MERGER....................................................     69

ANTICIPATED ACCOUNTING TREATMENT............................     69

COMPARISON OF STOCKHOLDERS' RIGHTS..........................     70
  Authorized and Outstanding Capital Stock..................     70
  Voting Rights.............................................     71
  Preemptive Rights.........................................     71
  Appraisal and Dissenters' Rights..........................     72
  Conversion Rights.........................................     72
  Amendments to Articles/Certficate of Incorporation........     73

                                                                PAGE
                                                              --------
  Amendments to Bylaws......................................     73
  Special Meetings of Stockholders..........................     73
  Quorum Requirements.......................................     73
  Rights of Inspection......................................     74
  Stockholder Action by Written Consent.....................     74
  Classification of the Board of Directors..................     74
  Election of the Board of Directors........................     75
  Cumulative Voting.........................................     75
  Number of Directors.......................................     75
  Removal of Directors......................................     76
  Additional Directors and Vacancies on the Board of
    Directors...............................................     76
  Liability of Directors....................................     76
  Indemnification of Directors, Officers, Employees and
    Agents..................................................     78
  Restrictions upon Certain Business Transactions;
    Mergers.................................................     78

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
  STATEMENTS................................................     80

THE BUSINESS OF HOVNANIAN...................................     93
  General...................................................     93
  Business Strategies, Operating Policies and Procedures....     93
  Residential Development Activities........................     95
  Backlog...................................................     98
  Residential Land Inventory................................     99
  Customer Financing........................................    100

BUSINESS OF WASHINGTON HOMES................................    100
  General...................................................    100
  Products..................................................    101
  Organization..............................................    102
  Residential Developments..................................    103
  Operations................................................    103
  Financial Information about Segments......................    106
  Regulation................................................    106
  Competition and Market Factors............................    106
  Bonds, Warranties and Other Obligations...................    107
  Employees.................................................    107
  Joint Ventures............................................    107

BUSINESS OF THE COMBINED COMPANIES..........................    108
  Pro Forma Homesites Owned and Controlled as of July 31,
    2000 and Deliveries for Twelve Months Ended July 31,
    2000....................................................    108
  Competition...............................................    108
  Debt and Covenants........................................    109

DESCRIPTION OF HOVNANIAN CAPITAL STOCK......................    109
  Common Stock..............................................    110
  Preferred Stock...........................................    110
  Registrar and Transfer Agent..............................    110

NEW DEBT FINANCING..........................................    111

MANAGEMENT OF HOVNANIAN FOLLOWING THE MERGER................    111

HOVNANIAN STOCK OWNERSHIP INFORMATION.......................    111

WASHINGTON HOMES STOCK OWNERSHIP INFORMATION................    112

                                                                PAGE
                                                              --------
  Principal Stockholders....................................    112
  Ownership by Directors and Executive Officers.............    113

SELLING STOCKHOLDERS........................................    114

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF
  THE MERGER................................................    117
  Washington Homes Stockholders Who Receive Solely Hovnanian
    Common Stock............................................    119
  Washington Homes Stockholders Who Receive Cash and
    Hovnanian Common Stock..................................    119
  Washington Homes Stockholders Who Receive Solely Cash.....    120
  Cash Received in Lieu of Fractional Shares................    120
  Special Rules for Stockholders That Are Corporations......    121
  Income Tax Rates..........................................    121
  Material Federal Income Tax Consequences to Hovnanian,
    Washington Homes and WHI Holding........................    121
  Backup Withholding........................................    121

OTHER MATTERS...............................................    121
  Washington Homes..........................................    121
  Hovnanian.................................................    122

LEGAL MATTERS...............................................    122

EXPERTS.....................................................    122

WHERE YOU CAN FIND MORE INFORMATION.........................    122
  Washington Homes' SEC Filings.............................    123
  Hovnanian's SEC Filings...................................    123

Annex I--Agreement and Plan of Merger
Annex II--Opinion of Wasserstein Perella & Co., Inc.,
  Financial Advisor to Washington Homes, Inc.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

    This joint proxy statement/prospectus, which we refer to as "this document," provides you with detailed information about the merger agreement, the merger, the share issuance and related matters that Washington Homes and Hovnanian will submit for approval at their respective special meetings of stockholders. We encourage you to read this entire document carefully. This document incorporates important business and financial information about Hovnanian and Washington Homes that is not included in or delivered with this document. Stockholders may obtain this information without charge by requesting in writing or by telephone as follows:

Washington Homes, Inc.                 Hovnanian Enterprises, Inc.
1802 Brightseat Road                   10 Highway 35
Landover, Maryland 20785-4235          P.O. Box 500
Attention: Mr. Christopher Spendley,   Red Bank, New Jersey 07701
  Secretary                            Attention: J. Larry Sorsby,
Tel: (301) 772-8900                    Chief Financial Officer
                                       Tel: (732) 747-7800

    If you would like to request documents, please do so by January 16, 2000 to receive them prior to Washington Homes' special meeting and to Hovnanian's special meeting. SEE "Where You Can Find More Information," beginning on page 121.

Q: WHAT IS THE PURPOSE OF THIS DOCUMENT?

A: This document serves as a joint proxy statement of Washington Homes and Hovnanian and a prospectus of Hovnanian. As a PROXY STATEMENT, it's being provided to Washington Homes stockholders and Hovnanian stockholders because each of the boards of directors is soliciting your proxy for use at their special meeting of stockholders called, in the case of Washington Homes stockholders, to consider and vote on the proposed merger of Washington Homes with a wholly-owned subsidiary of Hovnanian and, in the case of Hovnanian stockholders, to consider and vote on the issuance of Hovnanian Class A common stock in the merger. As a PROSPECTUS, it's being provided to Washington Homes stockholders because Hovnanian is offering to exchange shares of its Class A common stock for shares of Washington Homes common stock if the merger is completed.

Q: WHAT WILL HAPPEN IN THE PROPOSED TRANSACTION?

A: Washington Homes will, in effect, become a direct wholly-owned subsidiary of Hovnanian by merging into WHI Holding Co., Inc., a wholly-owned subsidiary of Hovnanian. As discussed below, each Washington Homes stockholder will receive cash, Hovnanian Class A common stock, or a combination of cash and stock. Hovnanian stockholders will keep their shares of Class A common stock and Class B common stock, which will remain outstanding and unchanged as shares of Hovnanian following the merger.

Q: WHY ARE WASHINGTON HOMES AND HOVNANIAN MERGING? HOW WILL I BENEFIT?

A: The combined company will benefit from, among other things, an increased geographical market and a broader product offering. Geographically, the combined company will now operate in eleven states. The enhanced size and scope of the business of the combined companies will allow Washington Homes and Hovnanian to further solidify their presence in their respective principal markets, increase purchasing power, strengthen relationships and pricing opportunities with sub-contractors and provide better access to capital markets. In addition to being the largest builder in New Jersey, Hovnanian will become the largest builder in North Carolina and second largest in the Washington, D.C. metropolitan market.

Q: WHAT WILL WASHINGTON HOMES STOCKHOLDERS RECEIVE FOR THEIR WASHINGTON HOMES STOCK?

A: In exchange for your shares of Washington Homes common stock, you may elect to receive shares of Hovnanian Class A common stock, cash or a combination of stock and cash. You may also make a non-election, which means that you do not make a choice between stock and cash. If you make a non-election, Hovnanian after the merger will allocate to you either Hovnanian stock, cash or a combination of stock and cash. If, however, the total amount of cash or stock elected by the Washington Homes stockholders exceeds specified limitations, Hovnanian will adjust the proportion of cash and stock to be received. Throughout this document, we refer to Hovnanian Class A common stock as "Hovnanian stock."

Q: WILL A WASHINGTON HOMES STOCKHOLDER HAVE TO TAKE PART CASH AND PART HOVNANIAN STOCK?

A: Not necessarily. A Washington Homes stockholder can elect to receive all cash, all Hovnanian stock, or a combination of cash and Hovnanian stock for their shares of Washington Homes common stock. Theoretically, a Washington Homes stockholder who elects to receive all cash would receive $10.08 in cash for each share but no Hovnanian stock, and a Washington Homes stockholder who elects to receive all Hovnanian stock, would receive 1.39 shares of Hovnanian stock times the number of shares of Washington Homes common stock for which the election is made, but no cash, all subject to proration. If elections would cause more than 49.9% of Washington Homes' common stock to be converted to cash, Washington Homes stockholders who elect to receive all cash, or part cash, will receive as much cash as is possible without making the number of shares converted to cash in the merger greater than 49.9% of the total number of shares. If elections would cause more than 60.0% of the aggregate dollar value of the total merger consideration to be Hovnanian stock, Washington Homes stockholders who elect to receive all stock, or part stock, will receive as much stock as is possible without making the total stock distributed in the merger greater than 60.0% of the aggregate dollar value of the total merger consideration. If a Washington Homes stockholder does not make an election, or does not make an election properly, that stockholder will receive (a) Hovnanian stock, (b) cash, or (c) a combination of Hovnanian stock and cash based upon a percentage allocation determined by Hovnanian in its sole discretion. Finally, the portion of cash and stock consideration may be subject to further adjustments in order to ensure the qualification of the merger as a "reorganization" under Section 368(a) of the Internal Revenue Code.

Q: HOW LONG DO WASHINGTON HOMES STOCKHOLDERS HAVE TO ELECT THEIR PREFERRED FORM OF MERGER CONSIDERATION?

A: Until 5:00 p.m. eastern time on the last business day prior to the closing date of the merger.

Q: SHOULD WASHINGTON HOMES STOCK HOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. You should not send in your stock certificates at this time. After the merger, Hovnanian will mail instructions to all former Washington Homes stockholders for exchanging their stock certificates.

Q: WILL WASHINGTON HOMES STOCKHOLDERS HAVE DISSENTERS' RIGHTS?

A: No. Under the applicable provisions of the Maryland General Corporation Law, Washington Homes stockholders do not have dissenters' rights of appraisal.

Q: WILL HOVNANIAN STOCKHOLDERS HAVE PREEMPTIVE RIGHTS?

A: No. Hovnanian stockholders will not be entitled to preemptive rights in connection with the merger.

Q: WILL I RECEIVE A DIVIDEND ON MY SHARES AFTER THE MERGER?

A: Hovnanian does not currently pay cash dividends on its Class A common stock and does not anticipate paying dividends in the foreseeable future.

Q: WILL WASHINGTON HOMES STOCKHOLDERS RECOGNIZE GAIN OR LOSS IN CONNECTION WITH THE MERGER?

A: We expect the merger to qualify as a tax-free reorganization for United States federal income tax purposes. In general, this means that Washington Homes stockholders who receive Hovnanian common stock will not recognize any gain or loss on the exchange of their common stock in the merger, except to the extent they receive cash instead of fractional shares in addition to stock. Washington Homes stockholders who receive all cash in exchange for their common stock in the merger will recognize gain or loss, to the extent the cash received exceeds, or is less than, their tax basis in their stock. Washington Homes stockholders who elect to receive a combination of cash and Hovnanian common stock, or receive a combination as a result of prorations under the agreement, will realize gain, but not loss, to the extent that the amount of cash received plus the value of the Hovnanian common stock received exceeds their tax basis in the Washington Homes common stock. Washington Homes stockholders will recognize the gain in amount equal to the lesser of (1) the amount of the gain realized or
(2) the amount of the cash received.

Q: HOW DO WASHINGTON HOMES STOCKHOLDERS MAKE THEIR ELECTIONS?

A: Washington Homes will mail a form of election to its stockholders on or about the date this document is mailed. You may use that form to indicate your choice between receiving Hovnanian stock, cash or a combination of stock and cash for your Washington Homes shares. You may also indicate a non-election on the form of election. We provide you instructions in this document and on election form as to completing and mailing your election form.

Q: CAN WASHINGTON HOMES STOCKHOLDERS CHANGE THEIR ELECTIONS?

A: Yes. After submitting your election form, you may request another form if you wish to change your election. The latest dated and executed election form will govern your choice. To be valid, Hovnanian's exchange agent must receive your completed, signed and dated election form by the election deadline which is 5:00 p.m. eastern time on the last business day prior to the effective date of the merger. The exchange agent must also receive your certificates representing Washington Homes stock for which election is being made, but you should not send in your stock certificates until you receive transmittal materials from the exchange agent.

Q: ASSUMING WASHINGTON HOMES STOCKHOLDERS RECEIVE SHARES OF HOVNANIAN STOCK IN THE MERGER, WILL THEIR RIGHTS AS A HOVNANIAN STOCKHOLDER BE DIFFERENT FROM WHAT THEY WERE AS A WASHINGTON HOMES STOCKHOLDER?

A: Yes. For a discussion of material differences between the rights of Washington Homes stockholders and the rights of Hovnanian stockholders, see "Comparison of Stockholders Rights" beginning on page 70.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read and considered the information contained in this document, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented and voted at your special meeting. If you sign, date and return your proxy but do not indicate how you want to vote, we will count your proxy as a vote in favor of the merger agreement and the merger or the share issuance, as applicable. If you abstain from voting or do not vote, that will have the effect of a vote against the merger agreement and the merger or the share issuance, as applicable.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways for you to revoke your proxy and change your vote. First, you may send a later-dated, signed proxy card before the meeting of Washington Homes or Hovnanian, as appropriate. Second, you may attend your special meeting in person and vote. Third, you may revoke any proxy by written notice to the secretary of Washington Homes or Hovnanian, as appropriate, prior to your special meeting. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: WHAT HAPPENS IF I DON'T RETURN A PROXY CARD OR VOTE AT THE MEETING?

A: Your failure to return your proxy card or vote at the meeting will have the same effect as voting against the merger agreement and the merger or the share issuance, as applicable.

Q: IF ANY SHARES ARE HELD IN "STREET NAME," WILL MY BROKER VOTE THEM FOR ME?

A: Yes, but only if you instruct your broker how to vote. Your broker cannot vote your shares without your instruction, although your broker can cause your shares to be present for quorum purposes even if you do not give an instruction. Remember, Washington Homes shares that are not voted will have the same effect as Washington Homes shares that are voted against the merger agreement and the merger.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

A: Your shares may be registered in different names or at different addresses or may be in more than one account. Sign and return all proxy cards to be sure that all your shares of Washington Homes or Hovnanian stock are voted.

Q: IS THERE OTHER INFORMATION I SHOULD CONSIDER?

A: Yes. Much of the business and financial information about Hovnanian and Washington Homes that may be important to you is not included in this document. Instead, this information is incorporated by reference to documents separately filed by Hovnanian and by Washington Homes with the Securities and Exchange Commission. This means that Hovnanian and Washington Homes may satisfy their respective disclosure obligations to you by referring you to one or more documents separately filed by them with the Securities and Exchange Commission. See "Where You Can Find More Information" on page 122 for a list of documents that Hovnanian and Washington Homes have incorporated by reference into this document and for instructions on how to obtain copies of these documents. THE DOCUMENTS ARE AVAILABLE TO YOU WITHOUT CHARGE.

Q: WHAT IF THERE IS A CONFLICT BETWEEN DOCUMENTS?

A: You should rely on the LATER FILED DOCUMENT. Information in this document may update information contained in one or more of the Hovnanian or Washington Homes documents incorporated by reference. Similarly, information in documents that Hovnanian or Washington Homes may file after the date of this document may update information contained in this document or information contained in previously filed documents.

Q: WHEN DO YOU EXPECT TO MERGE?

A: We are working towards completing the merger as quickly as possible. We expect to complete the merger as soon as is practicable following approval by the respective stockholders at the special meetings.

                                    SUMMARY

    THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT AND THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS DOCUMENT TO FULLY UNDERSTAND THE MERGER. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 122. MORE INFORMATION ABOUT WASHINGTON HOMES IS INCLUDED IN THIS DOCUMENT BEGINNING ON PAGE 100. MORE INFORMATION ON HOVNANIAN IS INCLUDED IN THIS DOCUMENT BEGINNING ON PAGE 93.

                                   THE MERGER

    The board of directors of Washington Homes, Inc. has unanimously approved the acquisition of Washington Homes by Hovnanian Enterprises, Inc. In the proposed transaction, Washington Homes will merge into WHI Holding Co., Inc., a wholly-owned subsidiary of Hovnanian. After the merger, WHI Holding will be the surviving corporation and the separate corporate existence of Washington Homes will cease.

                                 THE COMPANIES

WASHINGTON HOMES, INC.
1802 BRIGHTSEAT ROAD
LANDOVER, MARYLAND 20785-4235
(301) 772-8900
http://www.whinc.com

    Washington Homes was incorporated in Maryland in 1965. Washington Homes designs, builds and markets single-family detached homes, town homes and condominium homes in the metropolitan areas of Washington, D.C-Baltimore, Maryland; Greensboro, Raleigh and Charlotte, North Carolina; Nashville, Tennessee; Pittsburgh, Pennsylvania; Huntsville, Alabama and the Mississippi Gulf Coast. During its five fiscal years ended July 31, 2000, Washington Homes delivered 8,497 homes. Washington Homes delivered 2,517 homes during its fiscal year ended July 31, 2000, generating home building revenues of $459.3 million. At October 31, 2000, there was a backlog of 1,082 homes under contract with a sales value of $225 million. At October 31, 2000, Washington Homes had total assets of $162.1 million, stockholders' equity of $88.0 million, and total consolidated debt of $39.7 million. For the fiscal year ended July 31, 2000, Washington Homes had revenues of $469.8 million and net income of $14.6 million. Washington Homes currently offers homes for sale in 86 communities at base sales prices ranging from $70,000 to $500,000. Washington Homes' marketing efforts target consumers ranging from first time home buyers to retirees.

HOVNANIAN ENTERPRISES, INC.
10 HIGHWAY 35, P.O. BOX 500
RED BANK, NEW JERSEY 07701
(732) 747-7800
http://www.khov.com

    Hovnanian designs, constructs and markets high-quality single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast, primarily in New Jersey, North Carolina, southern California and Poland. Hovnanian markets its homes to first-time buyers, first- and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. Hovnanian offers a variety of homestyles at prices ranging in the United States from $94,000 to $921,000 with an average sales price in fiscal 1999 of $241,000. Hovnanian is currently offering homes for sale in 118 communities. Since the incorporation of its predecessor company in 1959, Hovnanian has delivered in excess of 66,000 homes.

    Hovnanian believes its business strategy, including its implementation of recent initiatives to reduce costs and increase productivity, has contributed to strong recent operating results. For the twelve months ended July 31, 2000, Hovnanian's revenues were $1,082 million, Hovnanian delivered 4,230 homes, homebuilding gross margin, before impairment loss and land sales, was 19.8%, EBITDA, which stands for earnings before interest, taxes, depreciation and amortization, was $81.8 million, and Hovnanian had record new orders of 4,302 homes. At July 31, 2000, Hovnanian had a record backlog of 2,270 homes, with a base value of $584 million. Over 50% of Hovnanian's non-cash customers who financed the purchase of their homes with mortgages utilized Hovnanian's mortgage financing subsidiary, in markets its serves, in the twelve months ended July 31, 2000.

    On October 2, 2000, a subsidiary of Hovnanian completed an offering of $150,000,000 10 1/2% Senior Notes due 2007, which are guaranteed by Hovnanian. As of July 31, 2000, Hovnanian had $432 million in total consolidated debt, which excludes debt under Hovnanian's mortgage warehouse line of credit and bonds collateralized by mortgages receivable, and $246 million in consolidated shareholders equity.

                            THE MERGER CONSIDERATION

    In exchange for their shares of Washington Homes common stock, the Washington Homes stockholders will receive either shares of Hovnanian stock, cash or a combination of stock and cash. The merger agreement provides a formula for determining the merger consideration. In general, each share of Washington Homes common stock is convertible into the right to receive 1.39 shares of Hovnanian stock or $10.08 in cash or a combination of stock and cash. The merger consideration is valued at approximately $84.0 million. SEE "Terms of Hovnanian's Acquisition of Washington Homes--Merger Consideration," beginning on page 51.

    If the closing price of the Hovnanian stock is below $5.65, then Hovnanian can elect to increase the stock consideration by changing the exchange ratio to make the stock consideration equal to $7.85, which is $5.65 multiplied by 1.39, per share of Washington Homes common stock. If Hovnanian determines not to increase the stock consideration, then Washington Homes has the right to terminate the merger agreement; however, if Washington Homes elects not to terminate the merger agreement, then the stock consideration will equal 1.39 shares of Hovnanian stock for each share of Washington Homes common stock. On the other hand, if the closing price of the Hovnanian stock is above $8.47, then Hovnanian may terminate the merger agreement. If Hovnanian elects not to terminate the merger agreement, then the stock consideration will remain 1.39 shares of Hovnanian stock for each share of Washington Homes common stock. See "Terms of Hovnanian's Acquisition of Washington Homes--Merger Consideration," beginning on page 51, for a more comprehensive discussion of the consideration formula.

    The merger agreement provides that no more than 60% of the aggregate dollar value of the merger consideration will be in shares of Hovnanian stock and that no more than 49.9% of the shares of Washington Homes common stock can be converted into cash. Thus, it is possible that at closing of the merger we might have to adjust your elected allocation of either stock, cash or a combination of stock and cash to ensure that the total value of the Hovnanian stock being issued in the merger shall not exceed 60% of the aggregate dollar value of the merger consideration and that the amount of cash payable shall not exceed the 49.9% level referred to above. See "Terms of Hovnanian's Acquisition of Washington Homes--Merger Consideration," beginning on page 51, for a more comprehensive discussion of the consideration formula.

    Hovnanian will not issue fractional shares of Hovnanian stock in the merger. Any Washington Homes stockholder who would otherwise be entitled to receive a fraction of a share of Hovnanian stock will instead receive cash for any fractional share.

    You should not send in your stock certificates for exchange until instructed to do so after we complete the merger. SEE "Terms of Hovnanian's Acquisition of Washington Homes--Exchange of Washington Homes Certificates," beginning on page 54.

    After the merger, the Washington Homes stockholders that receive Hovnanian stock will have the same rights as those Hovnanian stockholders who own Hovnanian Class A common stock. We compare the respective rights of the stockholders of each corporation under "Comparison of Stockholders' Rights," beginning on page 70.

    Washington Homes received a written opinion from Wasserstein Perella &
Co., Inc., its financial advisor, to the effect that as of August 27, 2000, the merger consideration was fair to Washington Homes stockholders from a financial point of view. We discuss the opinion, its assumptions and its limitations under "Opinion of Washington Homes' Financial Advisor," beginning on page 43, and we attach to this document a copy of the opinion as Annex II.

                    OWNERSHIP OF HOVNANIAN AFTER THE MERGER

    The following table shows stock ownership information in terms of voting power after the merger, assuming the minimum, 50.1%, and the maximum, 60%, amount of the merger consideration is in shares of Hovnanian common stock:

                                                                          50.1% STOCK      60% STOCK
                                                                         CONSIDERATION   CONSIDERATION
                                                                         -------------   -------------
 -                      Hovnanian shares issued in the merger:            5.7 million     6.9 million
 -                      Voting Power of Hovnanian by former Washington
                        Homes stockholders:                                      5.9%            7.0%
 -                      Voting Power of current Hovnanian affiliates:           78.7%           77.7%

After the merger, current affiliates of Hovnanian will continue to be able to elect the entire Hovnanian board of directors and determine the business policies of Hovnanian.

                          REASONS FOR THE TRANSACTION

    Both Washington Homes and Hovnanian are engaged in homebuilding and related activities. Based on homes closed, the combined entity would have been ranked the twelfth largest builder in 1999 based upon figures in a professional publication. After December 31, 1999, U.S. Homes, ranked the eighth largest builder in 1999, merged with Lennar Corporation, ranked the fifth largest builder in 1999, which would move the combined Hovnanian/Washington Homes entity to the eleventh largest builder. The merger of Washington Homes into Hovnanian will:

    - Present opportunities to create greater economies of scale, by combining human resources, technology and land resources;

    - Result in an entity with a larger market capitalization, and by becoming a larger, more diverse and more competitive homebuilder with greater financial and management resources, the resultant entity will be able to compete more effectively in an industry which is consolidating and becoming more competitive for land and markets;

    - Result in the opportunity for Washington Homes' stockholders to elect to receive the merger consideration in a combination of stock and cash, all stock or all cash;

    - Result in the anticipated tax-free treatment to Washington Homes and the anticipated tax-free treatment of its stockholders if they receive stock in the merger; and

    - Permit both companies to take greater advantage of opportunities in existing markets and product lines.

    The reasons for the transaction are discussed in greater detail in the sections of this document captioned "Recommendation of the Washington Homes Board of Directors and Reasons for the Transaction" beginning on page 40 and "Recommendation of the Hovnanian Board of Directors and Reasons for the Transaction" beginning on page 49. Some risks of the transaction are discussed in the section of this document captioned "Risk Factors" beginning on page 22.

                              THE SPECIAL MEETINGS

WASHINGTON HOMES

    The Washington Homes special meeting will be held at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland on January 23, 2001, starting at
10:00 a.m. local time. At the Washington Homes special meeting, the stockholders will be asked to adopt the merger agreement and approve the merger.

HOVNANIAN

    The Hovnanian special meeting will be held at Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 at 10:30 a.m. local time on January 23, 2001. At the Hovnanian special meeting, the stockholders will be asked to approve the issuance of Hovnanian Class A common stock in connection with the merger.

                                 REQUIRED VOTE

WASHINGTON HOMES

    The affirmative vote of the holders of at least two-thirds of the outstanding shares of Washington Homes common stock entitled to vote is required for adoption of the merger agreement and approval of the merger. Members of the DeCesaris family who beneficially own approximately 48.6% of Washington Homes common stock entitled to vote at the meeting have agreed to vote their shares of Washington Homes common stock in favor of the merger.

HOVNANIAN

    Under the rules of the American Stock Exchange, the affirmative vote of the holders of a majority in voting power of the outstanding shares of Hovnanian Class A common stock and Class B common stock entitled to vote is required to authorize the issuance of a sufficient number of shares of Hovnanian stock necessary to consummate the transactions contemplated by the merger agreement. Principal stockholders of Hovnanian who own 70.7% of the aggregate voting power of Hovnanian's Class A common stock and Class B common stock have agreed to vote their shares in favor of the issuance of Hovnanian stock in the merger.

                   RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

    The Washington Homes board has unanimously determined that the terms of the merger are fair to and in the best interests of Washington Homes and its stockholders and unanimously recommends that the Washington Homes stockholders vote to approve the merger.

    The board of directors of Hovnanian has unanimously approved and adopted the merger, the merger agreement and related matters and unanimously recommends that the Hovnanian stockholders vote to approve the share issuance.

                        FEDERAL INCOME TAX CONSEQUENCES

    The merger has been structured to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended. More detailed information about anticipated tax consequences of the merger for Washington Homes stockholders is contained in the section of this document captioned "Material United States Federal Income Tax Consequences of the Merger," beginning at page 117.

                              ACCOUNTING TREATMENT

    Hovnanian anticipates that the merger will be accounted for using the purchase method of accounting.

                          DISSENTERS' APPRAISAL RIGHTS

    Under the Maryland General Corporation law, the holders of Washington Homes common stock do not have dissenters' appraisal rights.

                               PREEMPTIVE RIGHTS

    Hovnanian's certificate of incorporation and its by-laws do not provide Hovnanian stockholders preemptive rights in connection with the issuance of shares of Hovnanian stock in the merger.

                                  RISK FACTORS

    The merger of Washington Homes with Hovnanian is subject to risks to which you should give particular consideration in evaluating whether to vote for the merger. They are discussed in the section of this document captioned "Risk Factors," beginning on page 22.

    OTHER INTERESTS OF WASHINGTON HOMES OFFICERS AND DIRECTORS IN THE MERGER

    Several officers and directors, who are also stockholders, of Washington Homes will receive benefits as a result of the merger that are different from, or in addition to, the benefits you will receive, including among others:

    - employment agreements with Hovnanian and WHI Holding,

    - stock registration rights,

    - stock sale rights,

    - voting agreements and

    - conversion of stock options.

These interests are discussed in the section of this document captioned "Other Interests of Washington Homes' Officers and Directors in the Merger," beginning on page 68.

       OTHER INTERESTS OF HOVNANIAN OFFICERS AND DIRECTORS IN THE MERGER

    The officers and directors of Hovnanian, who are also stockholders of Hovnanian, have no interests that are different from, or in addition to, the benefits Hovnanian stockholders will receive as a result of the merger.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    Upon completion of the merger, the stockholders of Washington Homes, a Maryland corporation, that receive Hovnanian stock in exchange for their shares will become stockholders of Hovnanian, a

Delaware corporation. The rights of Hovnanian stockholders are governed by the Hovnanian certificate of incorporation, the Hovnanian by-laws and the laws of the State of Delaware, including the Delaware General Corporation Law. The following list summarizes the material differences between the rights of holders of Washington Homes common stock prior to the merger and the rights of holders of Hovnanian stock currently and following the merger. SEE "Comparison of Stockholders' Rights" beginning on page 70.

    - Holders of Washington Homes common stock may cast one vote for each share. Holders of Hovnanian Class A common stock may cast one vote for each share, and holders of Hovnanian Class B common stock may vote ten votes for each share. Holders of Hovnanian Class A and Class B stock vote together without regard to class on all matters.

    - Washington Homes common stock has no conversion rights. Each share of Hovnanian Class B common stock may convert at any time into one share of Class A common stock.

    - Approval of amendments of Washington Homes' articles of incorporation requires an affirmative vote of two-thirds of the outstanding shares. Approval of amendments of Hovnanian's certificate of incorporation requires the affirmative vote of a majority of the outstanding shares.

    - Washington Homes stockholders may take action without a meeting by unanimous written consent. Hovnanian stockholders may take action without a meeting generally by the consent of a majority of the shares present and voting.

    - Each company is managed by its respective board of directors. However, because Hovnanian has Class B common stock outstanding, one-third of Hovnanian's directors must be independent directors.

           SELECTED HISTORICAL AND PRO FORMA COMBINED FINANCIAL DATA
                (IN THOUSANDS, EXCEPT FOR PER SHARE INFORMATION)

    The following tables set forth selected historical financial data for Hovnanian and Washington Homes, and selected unaudited pro forma combined financial data for the combined company. The selected historical financial data was derived from the consolidated financial statements of Hovnanian and Washington Homes, which statements we have incorporated by reference into this document. Stockholders of Hovnanian and Washington Homes should read this information in conjunction with the historical financial statements and related notes of each of Hovnanian and Washington Homes and the unaudited pro forma consolidated financial statements and related notes of Hovnanian presented on pages 80 through 92. The Hovnanian and Washington Homes combined results of operations give effect to Hovnanian's proposed acquisition of Washington Homes using the purchase method of accounting.

HOVNANIAN CONSOLIDATED SELECTED HISTORICAL FINANCIAL DATA

    The following consolidated selected historical financial data for the five years ended October 31, 1999 are derived from Hovnanian's audited consolidated financial statements. The financial data for the nine month periods ended
July 31, 2000 and 1999 are derived from Hovnanian's unaudited consolidated financial statements. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which Hovnanian considers necessary for a fair presentation of the financial position and the results of operations for these periods. Operating results for the nine months ended
July 31, 2000 are not necessarily indicative of the results that may be expected for the entire year ending October 31, 2000. The data should be read in conjunction with the consolidated financial statements, related notes, and other financial information incorporated by reference herein.

                                     NINE       NINE
                                    MONTHS     MONTHS
                                    ENDED      ENDED                   YEARS ENDED OCTOBER 31,
                                   JULY 31,   JULY 31,   ----------------------------------------------------
(IN THOUSANDS, EXCEPT SHARE DATA)    2000       1999       1999       1998       1997       1996       1995
-------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
-------------------------------------------------------------------------------------------------------------
Revenues........................   $784,019   $648,291   $948,287   $941,947   $784,136   $807,464   $777,745
Expenses........................    761,533    611,574    897,670    900,655    796,260    782,458    756,091
                                   --------------------------------------------------------------------------
Income (loss) before income taxes
  and extraordinary loss........     22,486     36,717     50,617     41,292    (12,124)    25,006     21,654
State and Federal income taxes...     7,485     14,659     19,674     15,141     (5,154)     7,719      7,526
Extraordinary loss net of income
  taxes.........................         --       (868)      (868)      (748)        --         --         --
                                   --------------------------------------------------------------------------
Net income (loss)...............   $ 15,001   $ 21,190   $ 30,075   $ 25,403   $ (6,970)  $ 17,287   $ 14,128
                                   ==========================================================================
Per Share Data:
Basic:
  Income (loss) before
    extraordinary loss..........   $   0.68   $   1.04   $   1.45   $   1.20   $  (0.31)  $   0.75   $   0.61
  Extraordinary loss............         --       (.04)      (.04)     (0.03)        --         --         --
                                   --------------------------------------------------------------------------
  Net income (loss).............   $   0.68   $   1.00   $   1.41   $   1.17   $  (0.31)  $   0.75   $   0.61
                                   ==========================================================================
  Weighted average number of
    common shares outstanding...     22,089     21,274     21,404     21,781     22,409     23,037     23,032
Assuming Dilution:
  Income (loss) before
    extraordinary loss..........   $   0.68   $   1.03   $   1.43   $   1.19   $  (0.31)  $   0.75   $   0.61
  Extraordinary loss............         --      (0.04)     (0.04)     (0.03)        --         --         --
                                   --------------------------------------------------------------------------
  Net Income (loss).............   $   0.68   $   0.99   $   1.39   $   1.16   $  (0.31)  $   0.75   $   0.61
                                   ==========================================================================
  Weighted average number of
    common shares outstanding...     22,158     21,491     21,612     22,016     22,506     23,120     23,079
BALANCE SHEET DATA
-------------------------------------------------------------------------------------------------------------
Total assets....................   $841,518   $612,094   $712,861   $589,102   $637,082   $614,111   $645,378
Mortgages and notes payable.....    222,672     60,821    110,228    150,282    184,519    145,336    183,044
Bonds collateralized by mortgages
  receivable....................      3,147      3,972      3,699      5,652      7,855      9,231     17,880
Senior notes, participating
  senior subordinated debentures
  and subordinated notes........    250,000    250,000    250,000    145,449    190,000    200,000    200,000
Stockholders' equity............    246,397    217,317    236,426    201,392    178,762    193,622    176,335
Shares outstanding (in
  thousands)....................     21,344     20,917     22,159     21,560     21,853     23,037     23,037
                                   --------------------------------------------------------------------------
Stockholders' equity per share...  $  11.54   $  10.39   $  10.67   $   9.34   $   8.18   $   8.40   $   7.65
                                   ==========================================================================

WASHINGTON HOMES CONSOLIDATED SELECTED HISTORICAL FINANCIAL INFORMATION

    The following consolidated selected historical financial information for the five years ended July 31, 2000, has been derived from Washington Homes' audited consolidated financial statements. This financial information should be read in conjunction with those financial statements and the notes to them and with the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Washington Homes 2000 Annual Report on Form 10-K, which is incorporated by reference into this document.

                                                              YEARS ENDED JULY 31,
                                              ----------------------------------------------------
(DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)    2000       1999       1998      1997*       1996
--------------------------------------------------------------------------------------------------
STATEMENT OF OPERATIONS
Total revenues.............................   $469,751   $362,733   $240,703   $217,459   $175,025
Gross profit...............................     87,805     67,717     42,539     37,551     33,829
Earnings (loss) before interest, financing
  fees and taxes *.........................     31,234     24,710     11,801     (8,399)    11,240
Total interest and financing fees expense...     7,224      7,356      5,793      5,836      4,771
Net earnings (loss) *......................     14,619     10,648      3,790    (13,289)     3,747
Earnings (loss) per common share--basic *...      1.85       1.34       0.48      (1.67)      0.47
Earnings (loss) per common share--diluted
  *........................................       1.80       1.30       0.48      (1.67)      0.47
Dividends per common share.................         --         --         --         --         --

BALANCE SHEET DATA
--------------------------------------------------------------------------------------------------
Cash.......................................   $ 14,317   $ 12,734   $ 10,324   $ 10,335   $ 15,384
Residential inventories....................    130,573    130,502    115,249    114,228    125,033
Total assets...............................    168,558    167,455    147,355    144,745    170,227
Notes and loans payable....................     36,323     59,526     59,230     67,104     74,282
Shareholders' equity.......................     82,955     68,949     58,270     54,480     67,769

------------------------

* 1997 included an after-tax, non-cash charge of $15.8 million for the impairment of long-lived assets.

COMBINED COMPANIES SELECTED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL
  INFORMATION

    The following table presents unaudited pro forma selected condensed consolidated financial data for Hovnanian and its subsidiaries after giving effect to the merger using the purchase method of accounting. The pro forma data is not necessarily indicative of the results that would have been obtained if the merger had been consummated at the beginning of the periods presented (in the case of the income statement items), or at the date of the balance sheet (in the case of balance sheet items), or that may be obtained in the future. The pro forma data is derived from the Unaudited Pro Forma Combined Condensed Financial Statements beginning on page 80 of this document and should be read in conjunction with those financial statements and accompanying notes. The unaudited pro forma data presented below reflect selected condensed consolidated pro forma operating data for the year ended October 31, 1999 and the nine months ended July 31, 2000 and the selected condensed consolidated pro forma balance sheet data of the combined companies as of July 31, 2000.

SELECTED CONDENSED PRO FORMA CONSOLIDATED OPERATING DATA

                                                              NINE MONTHS ENDED       YEAR ENDED
                                                                JULY 31, 2000      OCTOBER 31, 1999
                                                              --------------------------------------
                                                                           (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              --------------------------------------
Revenues....................................................       $1,166,347         $1,327,748
Net income..................................................       $   22,362         $   36,681
Net income per common share (diluted).......................       $     0.79         $     1.31
Common shares used in calculation of per common share
  amount....................................................           28,344             28,009

PRO FORMA COMBINED CONDENSED BALANCE SHEET DATA

                                                                              AS OF
                                                                          JULY 31, 2000
                                                                          -------------
                                                                           (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                              -------------------------------------
Assets......................................................                $1,008,100
Mortgages and notes and other debts payable (1).............                $  508,017
Stockholders' equity........................................                $  291,120
Book value per common share.................................                $    10.84
Common shares used in calculation of per common share
  amount....................................................                    26,864

------------------------

(1) Mortgages and notes and other debts payable excludes debt under mortgage warehouse lines of credit and bonds collateralized by mortgages receivable.

                      UNAUDITED COMPARATIVE PER SHARE DATA

    We have summarized below the per common share combined information for Hovnanian and Washington Homes on an historical and pro forma combined and pro forma equivalent basis. In presenting the pro forma information for the time periods shown in the table, we assumed that Washington Homes and Hovnanian had been merged throughout those periods. You should read this information in conjunction with our historical financial statements and related notes contained in the reports and other information that we have filed with the Securities and Exchange Commission. SEE "Where You Can Find More Information." You should not rely on the pro forma information as being indicative of the results that will be achieved after the merger.

    The combined company unaudited pro forma data represent the effect of the merger on a share of Hovnanian stock. The Washington Homes pro forma equivalent data represent the combined company pro forma data before rounding, multiplied by the conversion ratio of 1.39 shares of Hovnanian stock for each share of Washington Homes common stock, and thus reflect the effect of the merger on a share of Washington Homes common stock.

    In reviewing the following data, please note that Washington Homes has a fiscal year ending July 31 and Hovnanian has a fiscal year ending October 31.

                                                           HISTORICAL               PRO FORMA
                                                     ----------------------   ---------------------
                                                                                         WASHINGTON
                                                                 WASHINGTON   COMBINED     HOMES
                                                     HOVNANIAN     HOMES      COMPANY    EQUIVALENT
                                                     ---------   ----------   --------   ----------
PER COMMON SHARE
BASIC EARNINGS
Twelve Months Ended July 31, 2000..................   $ 1.08       $ 1.85      $ 1.27      $ 1.77
Nine Months Ended July 31, 2000....................   $ 0.68       $ 1.52      $ 0.81      $ 1.13
Twelve Months Ended October 31, 1999...............   $ 1.41       $ 1.51      $ 1.36      $ 1.89

DILUTED EARNINGS
Twelve Months Ended July 31, 2000..................   $ 1.08       $ 1.80      $ 1.23      $ 1.71
Nine Months Ended July 31, 2000....................   $ 0.68       $ 1.48      $ 0.79      $ 1.10
Twelve Months Ended October 31, 1999...............   $ 1.39       $ 1.45      $ 1.31      $ 1.82

CASH DIVIDEND PAID.................................       --           --          --          --

BOOK VALUE
As of July 31, 2000................................   $11.54       $10.66      $10.84      $15.07

TANGIBLE BOOK VALUE
As of July 31, 2000................................   $10.64       $ 9.59      $10.12      $14.07

                         MARKET PRICE AND DIVIDEND DATA

    Hovnanian stock trades on the American Stock Exchange under the symbol "HOV." Washington Homes common stock trades on the New York Stock Exchange under the symbol "WHI."

    The following table sets forth for the periods indicated the reported range of high and low sales prices of the Washington Homes common stock as reported on the New York Stock Exchange and Hovnanian stock as reported on the American Stock Exchange, based on published financial sources. As of the date of this document, Hovnanian has never paid cash dividends on its common stock, and Washington Homes has not paid cash dividends on its common stock since 1994. SEE "Description of Hovnanian Capital Stock--Common Stock--Dividends," beginning on page 110 and "Hovnanian's Management's Discussion and Analysis of Financial Condition and Results of Operations," which is incorporated in this document by reference to Hovnanian's annual report on Form 10-K for the year ended
October 31, 1999.

                                                                 HOVNANIAN                 WASHINGTON HOMES
                                                                SALES PRICES                 SALES PRICES
                                                           ----------------------       ----------------------
                                                             HIGH          LOW            HIGH          LOW
                                                           --------      --------       --------      --------
Quarter ended January 31, 1998...........................   $ 9.25        $6.50          $ 4.50        $3.50
Quarter ended April 30, 1998.............................    11.50         8.56            5.38         3.75
Quarter ended July 31, 1998..............................    11.19         8.50            6.25         4.65
Quarter ended October 31, 1998...........................     9.88         6.00            6.25         4.00

Quarter ended January 31, 1999...........................     9.25         7.75            6.50         4.63
Quarter ended April 30, 1999.............................     8.94         6.81            7.00         5.13
Quarter ended July 31, 1999..............................     9.50         7.88            8.38         6.00
Quarter ended October 31, 1999...........................     9.00         5.94            7.13         5.06

Quarter ended January 31, 2000...........................     6.88         5.25            5.75         4.69
Quarter ended April 30, 2000.............................     6.62         5.44            6.00         5.00
Quarter ended July 31, 2000..............................     6.38         5.44            6.63         5.13
Quarter ended October 31, 2000...........................     7.94         5.88            9.75         6.44

November 1, 2000 through December 15, 2000...............     9.63         7.19           11.75         9.56

    From the date of the merger agreement through December 15, 2000, Hovnanian stock has traded within a range from $6.56 to $9.63. On August 25, 2000, the last full trading day prior to the public announcement of the signing of the merger agreement, and on December 15, 2000, the last practicable trading day prior to the date of this document, the closing prices of Hovnanian stock and Washington Homes common stock were as follows:

                                                              AUGUST 25, 2000    DECEMBER 15, 2000
                                                              ----------------   ------------------
Hovnanian...................................................       $ 7.06              $ 9.25
Washington Homes............................................         7.13               11.50
Equivalent market value per share of Washington Homes(a)....         9.81               12.86
Equivalent cash value per share of Washington Homes(b)......        10.08               10.08

------------------------

(a) Based on 1.39 shares of Hovnanian stock for each share of Washington Homes common stock.

(b) Assumes that each share of Washington Homes common stock is exchanged for the cash consideration in the merger.

                              RECENT DEVELOPMENTS

    On December 14, 2000, Hovnanian issued a press release announcing its financial results for the fiscal year ended October 31, 2000 and for the fourth quarter of that fiscal year. A copy of the press release is included as an exhibit to the Current Report of Form 8-K filed by Hovnanian on December 15, 2000, which is incorporated by reference into this document.

    Highlights and the complete results reported by Hovnanian in the press release are as follows:

FOURTH QUARTER HIGHLIGHTS:

    - Increased fourth quarter earnings per share 105% to $0.84 from $0.41 in fiscal 1999.

    - Increased revenue for the quarter 18.6% to $353.8 million from $298.4 million last year.

    - Increased fourth quarter net contracts from 876 homes to 1,116 homes, up 27.4%.

FISCAL 2000 HIGHLIGHTS:

    - Achieved record earnings for the full year of $1.50 per fully diluted share, up from $1.39 per fully diluted share in fiscal 1999.

    - Increased revenues to $1.14 billion--exceeding the billion-dollar mark for the first time in Company history.

    - Increased deliveries 15.9% to 4,367 homes. Net contracts climbed to 4,542 homes valued at $1.10 billion, an increase of 38.4% from last year's results.

    - Increased year-end contract backlog 16.9% in dollar value and 9.1% in number of homes, to 2,096 homes with a sales value of $538.5 million versus last year's 1,921 homes with a sales value of $460.7 million.

    - Announced a merger with Washington Homes, Inc. (NYSE: WHI), which is expected to close in January 2001. This will significantly enhance the Company's market position in Metro D.C. and North Carolina.

    - Issued $150 million of 10-1/2% Senior Notes due in 2007, in order to maintain an appropriate level of long-term capital to support the Company's significantly larger operations and balance sheet. Combined with strong fourth quarter cash flow, this enabled the Company to end the year with no balance outstanding on its $375 million revolving credit facility and $40.0 million in cash on the balance sheet.

    - Repurchased 1.03 million shares of Class A Hovnanian common stock at an average price of $6.29 per share.

    - At the end of fiscal 2000, stockholders' equity grew to $263.4 million, or $12.42 a share, from $236.4 million, or $10.67 a share at the end of fiscal 1999.

                          HOVNANIAN ENTERPRISES, INC.
                        STATEMENT OF CONSOLIDATED INCOME
                       AMOUNTS IN 000'S, EXCEPT PER SHARE

                                                   THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                      OCTOBER 31,             OCTOBER 31,
                                                  --------------------   ----------------------
                                                    2000        1999        2000        1999
                                                  ---------   --------   ----------   ---------
                                                      (UNAUDITED)             (UNAUDITED)
Total Revenues..................................  $353,788    $298,429   $1,137,807   $946,720
Cost and Expenses...............................   324,456    284,529     1,085,989    896,103
                                                  --------    --------   ----------   --------
Income Before Income Taxes......................    29,332     13,900        51,818     50,617
Provision for Taxes.............................    11,170      5,015        18,655     19,674
Extraordinary Loss From Extinguishment of Debt,
  Net of Income Taxes...........................                                          (868)
                                                  --------    --------   ----------   --------
Net Income......................................  $ 18,162    $ 8,885    $   33,163   $ 30,075
                                                  ========    ========   ==========   ========

Per Share Data:
  Basic:
    Income per common share before Extraordinary
      Loss......................................  $   0.85    $  0.41    $     1.51   $   1.45
    Extraordinary Loss..........................                                         (0.04)
                                                  --------    --------   ----------   --------
    Net Income..................................  $   0.85    $  0.41    $     1.51   $   1.41
    Weighted Average Number of Common Shares
      Outstanding...............................    21,463     21,726        21,933     21,404

  Assuming Dilution:
    Income per common share before Extraordinary
      Loss......................................  $   0.84    $  0.41    $     1.50   $   1.43
    Extraordinary Loss..........................                                         (0.04)
                                                  --------    --------   ----------   --------
    Net Income..................................  $   0.84    $  0.41    $     1.50   $   1.39
    Weighted Average Number of Common Shares
      Outstanding...............................    21,704     21,902        22,043     21,612

Hovnanian Enterprises, Inc.
OCTOBER 31, 2000
Gross Margin Report

                              HOUSING GROSS MARGIN
                             (DOLLARS IN THOUSANDS)

                                                   THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                      OCTOBER 31,             OCTOBER 31,
                                                  --------------------   ----------------------
                                                    2000        1999        2000        1999
                                                  ---------   --------   ----------   ---------
                                                       UNAUDITED               UNAUDITED
Sale of Homes...................................  $342,289    $287,459   $1,105,466   $908,553
Cost of Sales...................................   266,734    230,836       878,740    718,259
                                                  --------    --------   ----------   --------
Housing Gross Margin............................  $ 75,555    $56,623    $  226,726   $190,294
                                                  ========    ========   ==========   ========
Gross Margin Percentage.........................     22.1%      19.7%         20.5%      20.9%

                                                   THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                                      OCTOBER 31,             OCTOBER 31,
                                                  --------------------   ---------------------
                                                    2000        1999       2000        1999
                                                  ---------   --------   ---------   ---------
Land and Lot Sales..............................   $3,405      $4,569     $6,549      $12,077
Cost of Sales...................................    1,403       4,608      3,971       11,766
                                                   ------      ------     ------      -------
Land and Lot Gross Margin.......................   $2,002      $  (39)    $2,578      $   311
                                                   ======      ======     ======      =======

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              OCTOBER 31,
                                                                  2000       OCTOBER 31,
                                                              (UNAUDITED)        1999
                                                              ------------   ------------
ASSETS

Homebuilding:
  Cash and cash equivalents.................................    $ 40,131       $ 17,163
                                                                --------       --------
  Inventories--At the lower of cost or fair value:
    Sold and unsold homes and lots under development........     525,116        475,196
    Land and land options held for future development or
      sale..................................................      89,867         52,034
                                                                --------       --------
      Total Inventories.....................................     614,983        527,230
                                                                --------       --------
  Receivables, deposits, and notes..........................      36,190         30,675
                                                                --------       --------
  Property, plant, and equipment--net.......................      35,594         26,500
                                                                --------       --------
  Senior residential rental properties--net                       10,276         10,650
                                                                --------       --------
  Prepaid expenses and other assets.........................      64,897         56,753
                                                                --------       --------
      Total Homebuilding....................................     802,071        668,971
                                                                --------       --------
Financial Services:
  Cash......................................................       3,122          2,202
  Mortgage loans held for sale..............................      61,860         33,158
  Other assets..............................................       2,145          1,563
                                                                --------       --------
      Total Financial Services..............................      67,127         36,923
                                                                --------       --------
Collateralized Mortgage Financing:
  Collateral for bonds payable..............................       4,145          5,006
  Other assets..............................................         198            238
                                                                --------       --------
      Total Collateralized Mortgage Financing...............       4,343          5,244
                                                                --------       --------
Income Taxes Receivable--Including deferred tax benefits....                      1,723
                                                                --------       --------
Total Assets................................................    $873,541       $712,861
                                                                ========       ========

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                              OCTOBER 31,
                                                                  2000       OCTOBER 31,
                                                              (UNAUDITED)        1999
                                                              ------------   ------------
LIABILITIES AND STOCKHOLDERS' EQUITY

Homebuilding:
  Nonrecourse land mortgages................................    $ 18,166       $  6,407
  Accounts payable and other liabilities....................      82,205         73,989
  Customers' deposits.......................................      31,475         25,647
  Nonrecourse mortgages secured by operating properties.....       3,554          3,662
                                                                --------       --------
    Total Homebuilding......................................     135,400        109,705
                                                                --------       --------
Financial Services:
  Accounts payable and other liabilities....................       2,078          1,218
  Mortgage warehouse line of credit.........................      56,486         30,034
                                                                --------       --------
    Total Financial Services................................      58,564         31,252
                                                                --------       --------
Collateralized Mortgage Financing:
  Bonds collateralized by mortgages receivable..............       3,007          3,699
                                                                --------       --------
    Total Collateralized Mortgage Financing.................       3,007          3,699
                                                                --------       --------
Notes Payable:
  Revolving credit agreement................................                     70,125
  Senior notes..............................................     296,430        150,000
  Subordinated notes........................................     100,000        100,000
  Accrued interest..........................................      12,709         11,654
                                                                --------       --------
    Total Notes Payable.....................................     409,139        331,779
                                                                --------       --------
Income Taxes Payable........................................       4,072
                                                                --------       --------
    Total Liabilities.......................................     610,182        476,435
                                                                --------       --------
Commitments and Contingent Liabilities
Stockholders' Equity:
  Preferred Stock,$.01 par value--authorized 100,000 shares;
    none issued Common Stock,Class A,$.01 par
    value--authorized 87,000,000 shares; issued 17,309,369
    shares in 2000 and 17,218,442 shares in 1999 (including
    3,736,921 shares in 2000 and 2,710,274 shares in 1999
    held in Treasury).......................................         173            172
  Common Stock,Class B,$.01 par value (convertible to Class
    A at time of sale) --authorized 13,000,000 shares;
    issued 7,978,903 shares in 2000 and 7,997,083 shares in
    1999 (both years include 345,874 shares held in
    Treasury)...............................................          79             79
  Paid in Capital...........................................      46,086         45,856
  Retained Earnings.........................................     246,420        213,257
  Treasury Stock--at cost...................................     (29,399)       (22,938)
                                                                --------       --------
    Total Stockholders' Equity..............................     263,359        236,426
                                                                --------       --------
Total Liabilities and Stockholders' Equity..................    $873,541       $712,861
                                                                ========       ========

                  HOVNANIAN ENTERPRISES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                           YEAR ENDED
                                                             ---------------------------------------
                                                             OCTOBER 31,
                                                                2000       OCTOBER 31,   OCTOBER 31,
                                                             (UNAUDITED)      1999          1998
                                                             -----------   -----------   -----------
Revenues:
  Homebuilding:
    Sale of homes..........................................  $1,105,466      $908,553      $895,644
    Land sales and other revenues..........................      13,017        17,409        15,411
                                                             ----------      --------      --------
      Total Homebuilding...................................   1,118,483       925,962       911,055
  Financial Services.......................................      18,855        20,239        19,098
  Collateralized Mortgage Financing........................         469           519           683
  Other Operations.........................................                                   6,893
                                                             ----------      --------      --------
      Total Revenues.......................................   1,137,807       946,720       937,729
                                                             ----------      --------      --------
Expenses:
  Homebuilding:
    Cost of sales..........................................     882,711       730,025       748,941
    Selling, general and administrative....................     104,771        81,396        67,519
    Inventory impairment loss..............................       1,791         2,091         3,994
                                                             ----------      --------      --------
      Total Homebuilding...................................     989,273       813,512       820,454
                                                             ----------      --------      --------
  Financial Services.......................................      19,334        19,195        17,010
                                                             ----------      --------      --------
  Collateralized Mortgage Financing........................         416           504           672
                                                             ----------      --------      --------
  Corporate General and Administrative.....................      33,309        28,652        21,048
                                                             ----------      --------      --------
  Interest.................................................      34,956        30,343        34,423
                                                             ----------      --------      --------
  Other operations.........................................       8,701         3,897         2,830
                                                             ----------      --------      --------
      Total Expenses.......................................   1,085,989       896,103       896,437
                                                             ----------      --------      --------
Income (Loss) Before Income Taxes and Extraordinary Loss...      51,818        50,617        41,292
                                                             ----------      --------      --------
State and Federal Income Taxes:
  State....................................................       2,495         5,093         3,572
  Federal..................................................      16,160        14,581        11,569
                                                             ----------      --------      --------
    Total Taxes............................................      18,655        19,674        15,141
                                                             ----------      --------      --------
Extraordinary Loss From Extinguishment of Debt, Net of
  Income Taxes.............................................                      (868)         (748)
                                                             ----------      --------      --------
Net Income (Loss)..........................................  $   33,163      $ 30,075      $ 25,403
                                                             ==========      ========      ========
Per Share Data:
  Basic:
    Income (Loss) Per Common Share Before Extraordinary
      Loss.................................................  $     1.51      $   1.45      $   1.20
    Extraordinary Loss.....................................                      (.04)         (.03)
                                                             ----------      --------      --------
    Income (Loss)..........................................  $     1.51      $   1.41      $   1.17
                                                             ==========      ========      ========
Weighted Average Number of Common Shares Outstanding.......      21,933        21,404        21,781
                                                             ==========      ========      ========
  Assuming Dilution:
    Income (Loss) Per Common Share Before Extraordinary
      Loss.................................................  $     1.50      $   1.43      $   1.19
    Extraordinary Loss.....................................                      (.04)         (.03)
                                                             ----------      --------      --------
    Income (Loss)..........................................  $     1.50      $   1.39      $   1.16
                                                             ==========      ========      ========
Weighted Average Number of Common Shares Outstanding.......      22,043        21,612        22,016
                                                             ==========      ========      ========

                          HOVNANIAN ENTERPRISES, INC.

Interest costs incurred, expensed and capitalized were:

                                                                            YEAR ENDED
                                                              ---------------------------------------
                                                              OCTOBER 31,
                                                                 2000       OCTOBER 31,   OCTOBER 31,
                                                              (UNAUDITED)      1999          1998
                                                              -----------   -----------   -----------
                                                                      (DOLLARS IN THOUSANDS)
Interest capitalized at beginning of year...................    $21,966       $25,545       $35,950
Plus acquired entity interest...............................                    3,397
Plus interest incurred......................................     38,878        24,594        28,947
Less interest expensed......................................     34,956        30,343        34,423
Less impairment write-off...................................        194                         460
Less sale of assets.........................................                    1,227         4,469
                                                                -------       -------       -------
Interest capitalized at end of year.........................    $25,694       $21,966       $25,545
                                                                =======       =======       =======

                          HOVNANIAN ENTERPRISES, INC.
                    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)

                         COMMUNITIES UNDER DEVELOPMENT
                             THREE MONTHS--10/31/00
                                  (UNAUDITED)

                                                   NET CONTRACTS                      DELIVERIES
                                             THREE MONTHS ENDED 31-OCT         THREE MONTHS ENDED 31-OCT
                                          -------------------------------   -------------------------------
                                            2000       1999     % CHANGE      2000       1999     % CHANGE
                                          --------   --------   ---------   --------   --------   ---------
NE Region
                        Homes...........      457        506       (9.7)%       616        564        9.2%
                        Dollars.........  121,179    135,514      (10.6)%   188,770    164,899       14.5%
                        Avg. Price......  265,162    267,814       (1.0)%   306,445    292,374        4.8%
Florida
                        Homes...........       13         11       18.2%         24         40      (40.0)%
                        Dollars.........    3,759      2,532       48.5%      6,218      9,012      (31.0)%
                        Avg. Price......  289,154    230,182       25.6%    259,083    225,300       15.0%
N. Carolina
                        Homes...........      160        128       25.0%        188        248      (24.2)%
                        Dollars.........   29,317     25,757       13.8%     35,016     47,251      (25.9)%
                        Avg. Price......  183,231    201,227       (8.9)%   186,255    190,528       (2.2)%
Metro D.C.
                        Homes...........       88         50       76.0%         78         71        9.9%
                        Dollars.........   20,354     12,246       66.2%     18,932     15,541       21.8%
                        Avg. Price......  231,295    244,920       (5.6)%   242,718    218,887       10.9%
California
                        Homes...........      133        144       (7.6)%       105        163      (35.6)%
                        Dollars.........   43,551     36,197       20.3%     39,725     37,290        6.5%
                        Avg. Price......  327,451    251,368       30.3%    378,333    228,773       65.4%
Texas
                        Homes...........      242         25      868.0%        246         66      272.7%
                        Dollars.........   51,251      5,416      846.3%     52,188     13,184      295.8%
                        Avg. Price......  211,781    216,640       (2.2)%   212,146    199,758        6.2%
Poland
                        Homes...........       23         12       91.7%         33          1     3200.0%
                        Dollars.........      812        698       16.3%      1,440        282      410.6%
                        Avg. Price......   35,304     58,167      (39.3)%    43,636    282,000      (84.5)%
Total
                        Homes...........    1,116        876       27.4%      1,290      1,153       11.9%
                        Dollars.........  270,223    218,360       23.8%    342,289    287,459       19.1%
                        Avg. Price......  242,135    249,269       (2.9)%   265,340    249,314        6.4%

                              CONTRACT BACKLOG
                                   31-OCT
                       -------------------------------
                         2000       1999     % CHANGE
                       --------   --------   ---------
NE Region
                         1,149      1,125        2.1%
                       311,539    286,149        8.9%
                       271,139    254,355        6.6%
Florida
                            45         37       21.6%
                        12,625      8,705       45.0%
                       280,556    235,270       19.2%
N. Carolina
                           215        207        3.9%
                        40,635     44,534       (8.8)%
                       189,000    215,140      (12.2)%
Metro D.C.
                           215        149       44.3%
                        52,339     34,484       51.8%
                       243,437    231,436        5.2%
California
                           151        129       17.1%
                        58,089     34,313       69.3%
                       384,695    265,992       44.6%
Texas
                           282        261        8.0%
                        61,703     51,610       19.6%
                       218,805    197,739       10.7%
Poland
                            39         13      200.0%
                         1,616        865       86.8%
                        41,436     66,538      (37.7)%
Total
                         2,096      1,921        9.1%
                       538,546    460,660       16.9%
                       256,940    239,802        7.1%

                          HOVNANIAN ENTERPRISES, INC.
                    (DOLLARS IN THOUSANDS EXCEPT AVG. PRICE)
                                  (UNAUDITED)

                         COMMUNITIES UNDER DEVELOPMENT
                            TWELVE MONTHS--10/31/00

                                                NET CONTRACTS                        DELIVERIES
                                          TWELVE MONTHS ENDED 31-OCT         TWELVE MONTHS ENDED 31-OCT
                                       --------------------------------   --------------------------------
                                         2000        1999     % CHANGE      2000        1999     % CHANGE
                                       ---------   --------   ---------   ---------   --------   ---------
NE Region
                        Homes........      1,963     1,885        4.1%        1,939     2,063       (6.0)%
                        Dollars......    519,994   451,684       15.1%      561,422   560,586        0.1%
                        Avg. Price...    264,898   239,620       10.5%      289,542   271,733        6.6%
Florida
                        Homes........         82       123      (33.3)%          74       159      (53.5)%
                        Dollars......     21,424    27,583      (22.3)%      19,114    36,566      (47.7)%
                        Avg. Price...    261,268   224,252       16.5%      258,297   229,975       12.3%
N. Carolina
                        Homes........        661       728       (9.2)%         653       756      (13.6)%
                        Dollars......    122,527   140,619      (12.9)%     126,596   145,153      (12.8)%
                        Avg. Price...    185,366   193,158       (4.0)%     193,868   192,001        1.0%
Metro D.C.
                        Homes........        329       232       41.8%          263       198       32.8%
                        Dollars......     82,406    53,862       53.0%       66,137    45,493       45.4%
                        Avg. Price...    250,474   232,164        7.9%      251,471   229,763        9.4%
California
                        Homes........        502       524       (4.2)%         480       514       (6.6)%
                        Dollars......    160,854   115,937       38.7%      143,729   105,941       35.7%
                        Avg. Price...    320,426   221,254       44.8%      299,435   206,111       45.3%
Texas
                        Homes........        935        25     3640.0%          914        66     1284.8%
                        Dollars......    192,460     5,416     3453.6%      186,294    13,184     1313.0%
                        Avg. Price...    205,840   216,640       (5.0)%     203,823   199,758        2.0%
Poland
                        Homes........         70        18      288.9%           44        12      266.7%
                        Dollars......      2,437     1,352       80.3%        2,174     1,630       33.4%
                        Avg. Price...     34,814    75,111      (53.6)%      49,409   135,833      (63.6)%
Total
                        Homes........      4,542     3,535       28.5%        4,367     3,768       15.9%
                        Dollars......  1,102,102   796,453       38.4%    1,105,466   908,553       21.7%
                        Avg. Price...    242,647   225,305        7.7%      253,141   241,123        5.0%

                              CONTRACT BACKLOG
                                   31-OCT
                       -------------------------------
                         2000       1999     % CHANGE
                       --------   --------   ---------
NE Region
                         1,149      1,125        2.1%
                       311,539    286,149        8.9%
                       271,139    254,355        6.6%
Florida
                            45         37       21.6%
                        12,625      8,705       45.0%
                       280,556    235,270       19.2%
N. Carolina
                           215        207        3.9%
                        40,635     44,534       (8.8)%
                       189,000    215,140      (12.2)%
Metro D.C.
                           215        149       44.3%
                        52,339     34,484       51.8%
                       243,437    231,436        5.2%
California
                           151        129       17.1%
                        58,089     34,313       69.3%
                       384,695    265,992       44.6%
Texas
                           282        261        8.0%
                        61,703     51,610       19.6%
                       218,805    197,739       10.7%
Poland
                            39         13      200.0%
                         1,616        865       86.8%
                        41,436     66,538      (37.7)%
Total
                         2,096      1,921        9.1%
                       538,546    460,660       16.9%
                       256,940    239,802        7.1%

                                  RISK FACTORS

    STOCKHOLDERS OF WASHINGTON HOMES SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS DOCUMENT, IN EVALUATING WHETHER TO VOTE IN FAVOR OF THE MERGER. YOU SHOULD ALSO READ THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS DOCUMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION," BEGINNING ON PAGE 122.

RISK FACTORS RELATING TO THE MERGER

KEVORK S. HOVNANIAN AND ARA K. HOVNANIAN AND RELATED PERSONS AND ENTITIES WILL CONTINUE TO HOLD VOTING CONTROL OF HOVNANIAN AFTER THE MERGER; THEIR VOTING CONTROL COULD DISCOURAGE ANY ATTEMPT TO TAKE OVER HOVNANIAN.

    Kevork S. Hovnanian and Ara K. Hovnanian, as well as various related persons and entities currently control the voting power of Hovnanian. After the merger, they will continue to control the voting power of Hovnanian, because they will own Hovnanian stock representing between 77% and 78.7% of the voting power of Hovnanian. Their ownership gives them the power to elect all of Hovnanian's directors, determine the business policies of Hovnanian, and approve all matters which are presented to Hovnanian's stockholders, even if no other stockholder of Hovnanian were to vote in favor of those matters. Their current ownership would make it impossible for anyone to acquire shares which would have voting control of Hovnanian. Thus, their ownership of voting control could discourage any third party from attempting to acquire Hovnanian without their approval.

THE VALUE OF THE STOCK CONSIDERATION A WASHINGTON HOMES STOCKHOLDER MAY RECEIVE IN THE MERGER WILL FLUCTUATE AND WOULD DECREASE IF THE PRICE OF HOVNANIAN STOCK DECREASES BEFORE AND AFTER THE MERGER.

    Approximately one-half, in the aggregate, of what stockholders of Washington Homes will receive in the merger will be cash, depending on stock and cash elections and proration, if any, and the remainder will be Hovnanian stock. No matter what the price of Hovnanian stock may be at the time of the closing of the merger, the market price of Hovnanian stock could decrease before the merger and after the merger, especially if a substantial number of Washington Homes stockholders decide to sell all or a portion of the Hovnanian stock held by them after the merger has been completed.

A WASHINGTON HOMES STOCKHOLDER MAY NOT RECEIVE THE PROPORTION OF HOVNANIAN STOCK AND CASH HE OR SHE ELECTS TO RECEIVE.

    Although Washington Homes stockholders will have the right to elect the amount of Hovnanian stock and cash they wish to receive in the merger, they may in fact receive a different proportion of stock and cash than they elect. This is because the merger agreement has established limitations on the aggregate amount of Hovnanian stock and cash that Washington Homes stockholders can receive in the merger. The merger agreement provides that if the total amount of stock or cash elected by the Washington Homes stockholders exceeds specified limitations, Hovnanian will adjust the forms of consideration that Washington Homes stockholders will receive. See "Terms of Hovnanian's Acquisition of Washington Homes--Merger Consideration," beginning on page 51, for further information regarding the merger consideration and the ways in which Hovnanian can adjust the forms of consideration a Washington Homes stockholder may receive.

    Hovnanian will issue shares of its Class A common stock to stockholders of Washington Homes as a portion of the consideration in the merger at an exchange ratio of 1.39 shares of Hovnanian Class A common stock for each share of Washington Homes common stock. As of December 18, 2000, Hovnanian had outstanding 14,127,877 shares of its Class A common stock and 7,591,579 shares of its Class B common stock. Assuming that Hovnanian issues approximately
5.7 million shares of its Class A common stock to stockholders of Washington Homes in the merger, the latest twelve month income stream attributable to the operations of Washington Homes after its combination with Hovnanian will be subject to material dilution on a per share basis.

IF THE FORWARD-LOOKING STATEMENTS MADE IN THIS DOCUMENT PROVE TO BE INACCURATE, THE VALUE OF YOUR INVESTMENT IN HOVNANIAN STOCK MAY DECREASE.

    Washington Homes and Hovnanian has each made forward-looking statements in this document. Forward-looking statements are subject to risks and uncertainties. If the forward-looking statements made in this document prove to be inaccurate and the companies do not perform in the manner that management currently anticipates, the business and operations of Hovnanian might not develop as Hovnanian and Washington Homes hope after the merger. Should Hovnanian have an operational shortfall, the market may reduce the value of Hovnanian and as a result the value of your investment in Hovnanian would decrease. Many factors could affect the combined Washington Homes and Hovnanian in the future, and could cause events to occur which were not anticipated in the forward-looking statements in this document. Those factors include many of the factors discussed in this Risk Factors section.

THE MARKET FOR EXECUTIVES IN THE HOMEBUILDING INDUSTRY IS VERY COMPETITIVE AND FINDING OR REPLACING SENIOR MANAGEMENT OF HOVNANIAN MAY BE DIFFICULT.

    There are relatively few people with the training and experience to be effective senior managers of a company as large as the one resulting from the merger of Washington Homes and Hovnanian. The success of the new company resulting from the merger will be dependent to a large degree on the collective efforts of the senior management of the merged companies. The merger of Washington Homes with Hovnanian will bring Hovnanian additional experienced executives in the homebuilding industry. If a significant number of Washington Homes senior management, or Hovnanian's senior management, were to leave, Hovnanian may have difficulty replacing them with capable and experienced executives.

FAILURE OF THE MERGER TO QUALIFY AS A REORGANIZATION WOULD CAUSE STOCKHOLDERS OF WASHINGTON HOMES TO RECOGNIZE ADDITIONAL GAINS OR LOSSES ON THEIR SHARES OF WASHINGTON HOMES.

    Washington Homes and Hovnanian have structured the merger to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code. If the merger takes place, but fails to qualify as a reorganization, a stockholder of Washington Homes will generally recognize gain or loss on each Washington Homes share surrendered. The amount of the gain or loss will be the amount of the difference between the stockholders' tax basis in that share and the consideration the Washington Homes stockholder receives in exchange for that share as a result of the merger, with the shares of Hovnanian stock valued at their fair market value at the effective time of the merger. See below, beginning at page 117, for a discussion of the "Material United States Federal Income Tax Consequences of the Merger."

RISK FACTORS RELATING TO HOVNANIAN'S BUSINESS

THE HOMEBUILDING INDUSTRY IS SIGNIFICANTLY AFFECTED BY CHANGES IN GENERAL AND LOCAL ECONOMIC CONDITIONS, REAL ESTATE MARKETS AND WEATHER CONDITIONS, WHICH COULD AFFECT HOVNANIAN'S ABILITY TO BUILD HOMES AT PRICES HOVNANIAN'S CUSTOMERS ARE WILLING OR ABLE TO PAY, COULD REDUCE PROFITS THAT MAY NOT BE RECAPTURED AND COULD RESULT IN CANCELLATION OF SALES CONTRACTS.

    The homebuilding industry is cyclical, has from time to time experienced significant difficulties and is significantly affected by changes in general and local economic conditions, such as:

    - employment levels and job growth;

    - availability of financing for home buyers;

    - interest rates;

    - consumer confidence;

    - housing demand;

    An oversupply of alternatives to new homes, such as rental properties and used homes, could depress prices and reduce margins for the sale of new homes.

    Weather conditions and natural disasters such as hurricanes, tornadoes, earthquakes, floods and fires, can harm the local homebuilding business.

    The difficulties described above could cause Hovnanian to take longer and incur more costs to build its homes. Hovnanian may not be able to recapture increased costs by raising prices in many cases because Hovnanian fixes its prices up to twelve months in advance of delivery by signing home sales contracts. In addition, some home buyers may cancel or not honor their home sales contracts altogether.

    Hovnanian's success in developing, building and selling homes depends in part upon the continued availability of suitable undeveloped land at acceptable prices. The availability of undeveloped land for purchase at favorable prices depends on a number of factors outside of Hovnanian's control, including the risk of competitive over-bidding on land and restrictive governmental regulation. Should suitable land opportunities become less available, Hovnanian's operating results could be adversely affected.

HOVNANIAN'S SUCCESS DEPENDS ON THE AVAILABILITY OF SUITABLE UNDEVELOPED LAND AND IMPROVED LOTS AT ACCEPTABLE PRICES.

    Hovnanian's success in developing land and in building and selling homes depends in part upon the continued availability of suitable undeveloped land and improved lots at acceptable prices. The availability of undeveloped land and improved lots for purchase at favorable prices depends on a number of factors outside of Hovnanian's control, including the risk of competitive over-bidding on land or lots and restrictive governmental regulation. Should suitable land or lots become less available, the number of homes Hovnanian may be able to build and sell would be reduced, which would reduce revenue and profits.

CHANGES IN ECONOMIC AND MARKET CONDITIONS COULD RESULT IN THE SALE OF HOMES AT A LOSS OR HOLDING LAND IN INVENTORY LONGER THAN PLANNED, THE COST OF WHICH CAN BE SIGNIFICANT.

    Land inventory risk can be substantial for homebuilders. Hovnanian must continuously seek and make acquisitions of land for expansion into new markets and for replacement and expansion of land inventory within its current markets. The market value of undeveloped land, buildable lots and housing inventories can fluctuate significantly as a result of changing economic and market conditions. In the event of significant changes in economic or market conditions, Hovnanian may have to sell homes at a loss or hold land in inventory longer than planned. Inventory carrying costs can be significant and can result in losses from a poorly performing project or market.

HOMEBUILDERS ARE SUBJECT TO A NUMBER OF FEDERAL, LOCAL, STATE AND FOREIGN LAWS AND REGULATIONS CONCERNING THE DEVELOPMENT OF LAND, THE HOMEBUILDING PROCESS AND PROTECTION OF THE ENVIRONMENT, WHICH CAN CAUSE HOVNANIAN TO INCUR DELAYS, COSTS ASSOCIATED WITH COMPLIANCE AND PROHIBIT OR RESTRICT ACTIVITY IN SOME REGIONS OR AREAS.

    Hovnanian is subject to extensive and complex regulations that affect the development of land and the homebuilding process, including zoning, density and building standards. These regulations often provide broad discretion to the administering governmental authorities. This can delay or increase the cost of development or homebuilding.

    Hovnanian is also subject to a variety of local, state, federal and foreign laws and regulations concerning protection of health and the environment. The particular environmental laws which apply to any given community vary greatly according to the community site, the site's environmental conditions and the present and former uses of the site. These environmental laws may result in delays, may cause Hovnanian to incur substantial compliance, remediation, and/or other costs, and can prohibit or severely restrict development and homebuilding activity in certain environmentally sensitive regions or areas.

    It can be anticipated that increasingly stringent requirements will be imposed on developers and homebuilders in the future. Although Hovnanian cannot predict the effect of these requirements, they could result in time-consuming and expensive compliance programs and in substantial expenditures, which could cause delays and increase Hovnanian's cost of operations. In addition, the continued effectiveness of permits already granted or approvals already obtained is dependent upon many factors, some of which are beyond Hovnanian's control, such as changes in policies, rules and regulations and their interpretation and application.

HOVNANIAN COMPETES ON SEVERAL LEVELS WITH HOMEBUILDERS THAT MAY HAVE GREATER SALES AND FINANCIAL RESOURCES, WHICH COULD HURT FUTURE EARNINGS.

    Hovnanian competes not only for home buyers, but also for desirable properties, financing, raw materials and skilled labor often within larger subdivisions designed, planned and developed by other homebuilders. In addition, resales of homes and the availability of rental housing provide additional competition. Hovnanian's competitors include other local, regional and national homebuilders, some of which have greater sales and financial resources.

    These competitive conditions in the homebuilding industry could result in:

    - difficulty in acquiring suitable land at acceptable prices;

    - increased selling incentives;

    - lower sales; or

    - delays in construction.

    Any of these problems could increase costs and/or lower profit margins.

HOME PRICES AND SALES ACTIVITY IN THE NORTHEAST AND MID-ATLANTIC MARKETS HAVE A LARGE IMPACT ON HOVNANIAN'S PROFITABILITY BECAUSE HOVNANIAN CONDUCTS A SIGNIFICANT PORTION OF ITS BUSINESS IN THESE MARKETS.

    Hovnanian presently conducts a significant portion of its business in the Northeast market. After the merger, Hovnanian will conduct a significant portion of its business in both the Northeast and mid-Atlantic markets. Home prices and sales activity in the Northeast and mid-Atlantic, including in some of the markets in which Hovnanian will operate, have declined from time to time, particularly as a result of slow economic growth. If home prices and sales activity decline in one or more of the markets in which Hovnanian operates, Hovnanian's costs may not decline at all or at the same rate and profits may be reduced.

BECAUSE ALMOST ALL OF HOVNANIAN'S CUSTOMERS REQUIRE MORTGAGE FINANCING, INCREASES IN INTEREST RATES COULD IMPAIR THE AFFORDABILITY OF HOVNANIAN'S HOMES, LOWER DEMAND FOR HOVNANIAN'S PRODUCTS, LIMIT HOVNANIAN'S MARKETING EFFECTIVENESS, AND LIMIT HOVNANIAN'S ABILITY TO FULLY REALIZE ITS BACKLOG.

    Virtually all of Hovnanian's customers finance their acquisitions through lenders providing mortgage financing. Increases in interest rates or decreases in availability of mortgage financing could lower demand for new homes because of the increased monthly mortgage costs to potential home buyers. Even if potential customers do not need financing, changes in interest rates and mortgage availability could make it harder for them to sell their existing homes to potential buyers who need financing. This could prevent or limit Hovnanian's ability to attract new customers as well as its ability to fully realize its backlog because Hovnanian's sales contracts generally include a financing contingency. Financing contingencies permit the customer to cancel his obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by Hovnanian, is unobtainable within the period specified in the contract. This contingency period is typically four to eight weeks following the date of execution.

    In addition, Hovnanian believes that the availability of FNMA, FHLMC, FHA and VA mortgage financing is an important factor in marketing many of its homes. Any limitations or restrictions on the availability of those types of financing could reduce Hovnanian's sales.

HOVNANIAN HAS SUBSTANTIAL LEVERAGE THAT PLACE BURDENS ON HOVNANIAN IN ORDER TO COMPLY WITH THE TERMS OF ITS INDEBTEDNESS, MAY RESTRICT HOVNANIAN'S ABILITY TO OPERATE AND MAY PREVENT HOVNANIAN FROM FULFILLING ITS OBLIGATIONS.

    Hovnanian has a significant amount of debt. As of July 31, 2000, giving effect to the Washington Homes merger on that date, Hovnanian's consolidated debt would have been $510.0 million. On October 2, 2000, Hovnanian completed a $150 million debt offering, the proceeds of which retired $146.4 million of debt. The amount of Hovnanian's debt could have important consequences to stockholders. For example, it could:

    - limit Hovnanian's ability to obtain future financing for working capital, capital expenditures, acquisitions, debt service requirements or other requirements;

    - require Hovnanian to dedicate a substantial portion of its cash flow from operations to the payment on its debt and reduce its ability to use its cash flow for other purposes;

    - limit Hovnanian's flexibility in planning for, or reacting to, changes in its business;

    - place Hovnanian at a competitive disadvantage because it has more debt than some of its competitors; and

    - make Hovnanian more vulnerable in the event of a downturn in its business or in general economic conditions.

    Hovnanian's ability to meet its debt service and other obligations will depend upon its future performance. Hovnanian is engaged in businesses that are substantially affected by changes in economic cycles. Hovnanian's revenues and earnings vary with the level of general economic activity in the markets it serves. Hovnanian's businesses are also affected by financial, political, business and other factors, many of which are beyond its control. The factors that affect Hovnanian's ability to generate cash can also affect its ability to raise additional funds for these purposes through the sale of equity securities, the refinancing of debt or the sale of assets. If Hovnanian were to raise additional funds through the sale of equity securities, the total number of outstanding shares of Hovnanian stock would increase. This increase would result in a dilution of a stockholder's voting power and could reduce earnings per share, the size of which would depend on the number of shares issued and any increase in earnings generated by the additional funds raised. Changes in prevailing interest rates may affect Hovnanian's ability to meet its debt service obligations, because borrowings under its revolving credit facilities bear interest at floating rates. A higher the interest rate on Hovnanian's debt service obligations, could result in lower earnings.

    Hovnanian's business may not generate sufficient cash flow from operations and borrowings may not be available to it under its revolving credit facilities in an amount sufficient to enable it to pay its debt service obligations or to fund its other liquidity needs. Hovnanian may need to refinance all or a portion of its debt on or before maturity, which it may not be able to do on favorable terms or at all.

    The indentures governing Hovnanian's outstanding debt and its revolving credit facilities impose restrictions on its operations and activities. The most significant restrictions relate to debt incurrence, sales of assets and cash distributions by Hovnanian and require it to comply with certain financial covenants listed in those debt and revolving credit facilities. If Hovnanian fails to comply with any of those restrictions or covenants, the trustees or the banks, as appropriate, could cause Hovnanian's debt to become due and payable prior to maturity.

HOVNANIAN MAY HAVE DIFFICULTY IN OBTAINING THE ADDITIONAL FINANCING REQUIRED TO OPERATE AND DEVELOP ITS BUSINESS.

    Hovnanian's operations require significant amounts of cash, and Hovnanian will be required to seek additional capital, whether from sales of equity or borrowing more money, for the future growth and development of its business. The terms or availability of additional capital is uncertain. Moreover, the indentures for Hovnanian's outstanding debt contain provisions that may restrict the debt Hovnanian may incur in the future. If Hovnanian is not successful in obtaining sufficient capital, it could reduce Hovnanian's sales and may hinder Hovnanian's future growth and results of operations.

HOVNANIAN'S FUTURE GROWTH MAY INCLUDE ADDITIONAL ACQUISITIONS THAT MAY NOT BE SUCCESSFULLY INTEGRATED AND MAY NOT ACHIEVE EXPECTED BENEFITS.

    Although Hovnanian has not recently announced any acquisitions or mergers other than the Washington Homes merger, in the future Hovnanian may acquire other businesses. As a result of these acquisitions, Hovnanian may need to integrate product lines, dispersed operations and distinct corporate cultures. These integration efforts may not succeed or may distract Hovnanian's management from operating its existing business. Additionally, Hovnanian may not be able to enhance its earnings as a result of acquisitions. Hovnanian's failure to successfully manage future acquisitions could harm its operating results.

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

    WASHINGTON HOMES AND HOVNANIAN HAVE USED AND INCORPORATED BY REFERENCE "FORWARD-LOOKING STATEMENTS" IN THIS DOCUMENT, INCLUDING ONE OR MORE OF THE
FOLLOWING:

    - DESCRIPTIONS OF PLANS OR OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, PRODUCTS OR SERVICES;

    - FORECASTS OF FUTURE ECONOMIC PERFORMANCE;

    - DESCRIPTIONS OF ASSUMPTIONS UNDERLYING OR RELATING TO ANY OF THE ABOVE.

    FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE FACT THAT THEY DO NOT RELATE STRICTLY TO HISTORICAL OR CURRENT FACTS. THEY OFTEN INCLUDE WORDS SUCH AS "WILL PERMIT," "WILL AFFORD," "BELIEVES," "EXPECTS," "MAY," "SHOULD," "PROJECTED," "CONTEMPLATES," OR "ANTICIPATES." THESE STATEMENTS ARE WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934 AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY. WASHINGTON HOMES AND HOVNANIAN HAVE USED THESE STATEMENTS TO DESCRIBE THEIR EXPECTATIONS AND ESTIMATES IN VARIOUS SECTIONS OF THIS DOCUMENT.

    FACTORS THAT MIGHT CAUSE RESULTS TO DIFFER INCLUDE, BUT ARE NOT LIMITED TO:
THE TIMING OF CLOSING THE PROPOSED MERGER BEING DELAYED; COMPETITIVE PRESSURES AMONG HOME BUILDERS INCREASING SIGNIFICANTLY; ECONOMIC CONDITIONS, EITHER NATIONALLY OR LOCALLY IN AREAS IN WHICH HOVNANIAN AND WASHINGTON HOMES CONDUCT THEIR OPERATIONS, BEING LESS FAVORABLE THAN EXPECTED; THE COST AND EFFORT REQUIRED TO INTEGRATE ASPECTS OF THE OPERATIONS OF THE COMPANIES BEING MORE DIFFICULT THAN EXPECTED; EXPECTED COST SAVINGS FROM THE PROPOSED MERGER NOT BEING FULLY REALIZED OR REALIZED WITHIN THE EXPECTED TIME FRAME; AND LEGISLATION OR REGULATORY CHANGES WHICH ADVERSELY AFFECT THE ABILITY OF HOVNANIAN AND WASHINGTON HOMES TO CONDUCT ITS CURRENT AND FUTURE OPERATIONS. HOVNANIAN AND WASHINGTON HOMES DISCLAIM ANY OBLIGATION TO UPDATE ANY OF THOSE FACTORS OR TO PUBLICLY ANNOUNCE THE RESULT OF ANY REVISIONS TO ANY OF THE FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT TO REFLECT FUTURE EVENTS OR DEVELOPMENTS. HOVNANIAN'S AND WASHINGTON HOMES' ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS BECAUSE OF MANY REASONS, INCLUDING THE RISK FACTORS LISTED ABOVE. THIS LIST MAY NOT BE EXHAUSTIVE.

               THE WASHINGTON HOMES SPECIAL STOCKHOLDERS' MEETING

    This document is being sent in order to provide you with important information regarding Washington Homes' merger with a wholly-owned subsidiary of Hovnanian and in connection with the solicitation of proxies by the board of directors of Washington Homes for use at the special meeting of stockholders described below. This document also constitutes the prospectus of Hovnanian with respect to the shares of Hovnanian stock to be issued to the stockholders of Washington Homes in the merger.

WHEN AND WHERE WASHINGTON HOMES WILL HOLD ITS SPECIAL MEETING

    Washington Homes will hold a special meeting of stockholders at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland on January 23, 2001 at 10:00 a.m. local time.

WHAT WILL BE VOTED ON AT THE WASHINGTON HOMES SPECIAL MEETING

    - To consider and approve the merger agreement, and the merger of Washington Homes with and into WHI Holding, with WHI Holding being the surviving corporation, and related matters, and

    - To transact any other business as may properly come before the Washington Homes special meeting.

    Action may be taken action on the above matters at the Washington Homes special meeting on January 23, 2001, or any later date to which the meeting may be postponed or adjourned.

    The Washington Homes board of directors is unaware of other matters to be voted on at the Washington Homes special meeting. If other matters do properly come before the Washington Homes special meeting, including consideration of a motion to adjourn the meeting to another time and/or place for the purpose of soliciting additional proxies, Washington Homes intends that the persons named in the proxies will vote, or not vote, on any other matters in their discretion the shares represented by proxies in the accompanying form.

STOCKHOLDERS ENTITLED TO VOTE

    Washington Homes has set December 1, 2000 as the record date to determine which Washington Homes stockholders will be entitled to receive notice of and to vote at the Washington Homes special meeting. As of the record date, there were 8,240,961 issued and outstanding shares of Washington Homes common stock. Each Washington Homes stockholder on the record date is entitled to one vote per share, and may cast his or her votes either in person or by properly executed proxy.

VOTE REQUIRED TO APPROVE THE MERGER

    Approval of the merger agreement, the merger and related matters requires the affirmative vote of 66 2/3 percent of the outstanding shares of Washington Homes common stock entitled to vote at the Washington Homes special meeting. Abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement and approval of the merger. Accordingly, the Washington Homes Board of Directors urges Washington Homes stockholders to complete, date and sign the accompanying proxy and return it promptly in the enclosed postage-paid envelope.

    The holders of Washington Homes common stock will be entitled to one vote for each share of Washington Homes common stock they hold.

NUMBER OF SHARES THAT MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

    In order to have a quorum, a majority of the total voting power of the outstanding shares of Washington Homes's common stock entitled to vote at the Washington Homes special meeting must be represented in person or by proxy. Abstentions and broker non-votes will be counted as present for purposes of determining the presence of a quorum. If a quorum is not represented at the meeting, the stockholders represented and entitled to vote at the meeting may adjourn the meeting to a date not more than 120 days after the original record date without giving notice other than announcement at the meeting.

    Stock exchange rules prohibit brokers who hold shares of Washington Homes common stock in nominee or "street name" for customers who are the beneficial owners of those shares from giving a proxy to vote shares held for those customers on the matters to be considered and voted upon at the Washington Homes meeting without specific instructions from those customers. Washington Homes will count these so called "broker non-votes," which it receives, for purposes of determining whether a quorum exists.

STOCKHOLDINGS OF WASHINGTON HOMES BY CERTAIN PERSONS

    For information with respect to the beneficial ownership of Washington Homes common stock by each of Washington Homes' directors and executive officers, by all directors and executive officers of Washington Homes as a group and by each person known by Washington Homes to be the beneficial owner of more than 5% of the outstanding shares of Washington Homes common stock, see "Washington Homes Stock Ownership Information," beginning on page 112.

VOTING YOUR SHARES

    The Washington Homes Board of Directors is soliciting proxies from the Washington Homes stockholders. This will give stockholders an opportunity to vote at the Washington Homes special meeting. When a stockholder delivers a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with that stockholder's instructions. If a stockholder does not vote by proxy or attend the Washington Homes meeting and vote in person, it will have the same effect as voting against the merger agreement and the merger. If a stockholder votes by proxy but makes no specification on the proxy card that the stockholder has otherwise properly executed, the agent will vote the shares FOR approval of the merger agreement and approval of the merger.

    The proxy card also authorizes the persons named on the proxy card to vote in their discretion with regard to any other matter, other than the transaction between Washington Homes and Hovnanian, that is properly presented for action at the special meeting.

CHANGING YOUR VOTE

    Any Washington Homes stockholder may revoke the proxy at any time before the vote at the meeting in one or more of the following ways:

    - You can complete a new proxy card and send it to Washington Homes, and the new proxy card will automatically replace any earlier dated proxy card that you previously returned;

    - You can attend the stockholders' special meeting and vote in person. Attending the special meeting will not by itself revoke your proxy; or

    - You can send to Washington Homes a written notice of revocation, dated after your proxy, stating that you would like to revoke your proxy.

    You should send any written notice of revocation or subsequent proxy to Washington Homes, 1802 Brightseat Road, Landover, Maryland 20785-4235,
Attention: Christopher Spendley, Secretary, or hand deliver the notice of revocation or later-dated proxy to the Secretary of Washington Homes at or before the taking of the vote at the Washington Homes special meeting.

INDEPENDENT AUDITORS TO BE PRESENT AT THE SPECIAL MEETING

    Deloitte & Touche LLP is Washington Homes's independent auditor. Washington Homes expects representatives of Deloitte & Touche LLP to be present at the Washington Homes special meeting and

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
to have the opportunity to make a statement if they desire to do so. Washington Homes also expects the representatives of Deloitte & Touche LLP to be available to respond to appropriate questions.

SOLICITATION OF PROXIES AND COSTS

    Washington Homes will bear its own costs of solicitation of proxies. Washington Homes will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by those brokerage houses, custodians, nominees and fiduciaries, and Washington Homes will reimburse those brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation. In addition to solicitation by use of the mails, Washington Homes may solicit from the Washington Homes stockholders by directors, officers and employees acting on behalf of Washington Homes in person or by telephone, telegraph, facsimile or other means of communications. Washington Homes will not compensate those directors, officers and employees but may reimburse them for reasonable out-of-pocket expenses in connection with their solicitation. You may direct any questions or requests for assistance regarding this document and related proxy materials to Christopher Spendley, Secretary of Washington Homes, by telephone at (301) 772-8900.

    REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO WASHINGTON HOMES. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

ADJOURNMENTS

    The stockholders who are present at the Washington Homes special meeting can adjourn or postpone the meeting. Among other things, they could do this to permit solicitation of additional proxies. The proxies that are being solicited by this document give the proxy holders discretion that would enable them to vote to adjourn or postpone the meeting to which the proxies relate.

OTHER MATTERS

    At the date of this document, the board of directors of Washington Homes does not know of any business which will be presented at the meeting other than the proposal regarding the merger of Washington Homes with Hovnanian and the merger agreement. If any other matters properly come before the meeting, the proxy holders will vote the shares represented by proxies with respect to those matters in accordance with the proxy holders' judgment.

RECOMMENDATION OF WASHINGTON HOMES BOARD

    The board of directors of Washington Homes has unanimously approved the merger agreement and the merger. The Washington Homes Board believes that the merger agreement, the merger contemplated by the merger agreement and related matters are in the best interests of Washington Homes and the Washington Homes stockholders, and recommends that the Washington Homes stockholders vote FOR approval of the merger agreement, the merger and the related matters. See "Recommendation of the Washington Homes Board and Reasons for the Transaction," beginning on page 40 for a discussion of the reasons the Washington Homes board of directors recommends the merger.

                  THE HOVNANIAN SPECIAL STOCKHOLDERS' MEETING

    This document is being sent to you in order to provide you with important information in connection with the solicitation of proxies by the Hovnanian board of directors for use at the Hovnanian special meeting of stockholders. This document also constitutes the prospectus of Hovnanian with respect to the shares of Hovnanian stock to be issued to the stockholders of Washington Homes in the merger.

DATE, TIME AND PLACE OF THE HOVNANIAN SPECIAL MEETING

    The special meeting is scheduled to be held as follows:

           January 23, 2001
           10:30 a.m. local time
           Simpson Thacher & Bartlett
           425 Lexington Avenue
           New York, New York 10017

WHAT WILL BE VOTED ON AT THE HOVNANIAN SPECIAL MEETING

    At the Hovnanian special meeting, Hovnanian's stockholders will be asked to:

    - consider and approve the issuance of shares of Hovnanian stock to Washington Homes stockholders in the merger; and

    - transact any other business relating to the merger that properly comes before the Hovnanian special meeting or any adjournment or postponement of the special meeting.

    We are submitting this proposal for the approval of stockholders of Hovnanian under the rules of the American Stock Exchange.

    The Hovnanian board of directors is unaware of other matters to be voted on at the Hovnanian special meeting. If other matters do properly come before the Hovnanian special meeting, including consideration of a motion to adjourn to another time and/or place for the purpose of soliciting additional proxies, Hovnanian intends that the persons named in the proxies will vote, or not vote, on such other matters in their discretion the shares represented by proxies in the accompanying form.

STOCKHOLDERS ENTITLED TO VOTE

    Hovnanian has set December 18, 2000 as the record date to determine which Hovnanian stockholders will be entitled to receive notice of and to vote at the Hovnanian special meeting. As of the record date, there were 14,127,877 issued and outstanding shares of Hovnanian Class A common stock and 7,591,579 issued and outstanding shares of Hovnanian Class B common stock. Each Hovnanian stockholder of Class A common stock on the record date is entitled to one vote per share and each Hovnanian stockholder of Class B common stock on the record date is entitled to ten votes per share. However, shares of Class B common stock held in nominee name by a stockbroker, bank or other nominee may be entitled to only one vote per share unless Hovnanian is satisfied that those shares have been held, since the date of issuance, for the benefit or account of the same beneficial owner of those shares or any permitted transferee. Beneficial owners of shares of Class B common Stock held in nominee name wishing to cast ten votes for each share of that stock must (a) obtain from their nominee a proxy card designed for beneficial owners of Class B common stock, (b) complete the certification on the proxy card and (c) execute the card and return it to their nominee. Hovnanian has supplied nominee holders of Class B common stock with specially designed proxy cards to accommodate the voting of the Class B common stock. Shares of Class B common stock held in nominee name will be entitled to ten votes per share only if the beneficial owner proxy card or the nominee proxy card relating to those shares is properly completed and received by EquiServe, Hovnanian's transfer agent not less than 3 business days prior to January 23, 2001. Hovnanian stockholders may cast their votes either in person or by properly executed proxy.

VOTE REQUIRED

    Under the rules of the American Stock Exchange, the affirmative vote of the holders of a majority of the outstanding shares of Hovnanian Class A common stock and Hovnanian Class B common stock entitled to vote is required to authorize the issuance of a sufficient number of shares of Hovnanian

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
stock necessary to complete the transactions contemplated by the merger agreement. Principal stockholders of Hovnanian who own 70.7% of the aggregate voting power of Hovnanian's Class A common stock and Class B common stock have agreed to vote their shares in favor of the issuance of Hovnanian stock in the merger. If these Hovnanian stockholders vote as they have agreed, approval of the share issuance by Hovnanian is assured even if no other Hovnanian stockholders vote to approve the share issuance.

NUMBER OF SHARES THAT MUST BE REPRESENTED FOR A VOTE TO BE TAKEN

    In order to have a quorum, the holders of record of a majority of the issued and outstanding shares of Hovnanian's capital stock must be represented in person or by proxy. Abstentions and "street name" shares as to which authority to vote is withheld by the broker, "broker non-votes", will be counted as present for purposes of determining the presence of a quorum.

STOCKHOLDINGS OF HOVNANIAN BY CERTAIN PERSONS

    For information with respect to the beneficial ownership of Hovnanian common stock by each of Hovnanian's directors and some of its executive officers, by all directors and executive officers of Hovnanian as a group and by each person known by Hovnanian to be the beneficial owner of more than 5% of the outstanding shares of Hovnanian common stock, see "Hovnanian Stock Ownership Information," beginning on page 111.

VOTING YOUR SHARES

    The Hovnanian board of directors is soliciting proxies from the Hovnanian stockholders. This will give stockholders an opportunity to vote at the Hovnanian special meeting. When a stockholder delivers a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with that stockholder's instructions. Abstentions and broker non-votes will not affect the outcome of the vote on the proposal to approve the share issuance. If a stockholder votes by proxy but makes no specification on the proxy card that the stockholder has otherwise properly executed, the agent will vote the shares FOR approval of the share issuance in the merger.

    The proxy card also authorizes the persons named on the proxy card to vote in their discretion with regard to any other matter, other than the share issuance, that is properly presented for action at the special meeting.

CHANGING YOUR VOTE

    Any Hovnanian stockholder may revoke his or her proxy at any time before the vote at the special meeting in one or more of the following ways:

    - you can complete a new proxy and send it to Hovnanian and the new proxy card will automatically replace any earlier dated proxy card that you previously returned;

    - you can attend the Hovnanian stockholders' special meeting and vote in person. Attending the Hovnanian special meeting will not by itself revoke your proxy; or

    - you can send Hovnanian a written notice of revocation, dated after your proxy, stating that you would like to revoke your proxy.

Hovnanian stockholders should send any written notice of revocation or subsequent proxy to Hovnanian, 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, Attention: Peter S. Reinhart, Secretary, or hand deliver the notice of revocation or later-dated proxy to the Secretary of Hovnanian before the taking of the vote at the Hovnanian special meeting.

INDEPENDENT AUDITORS TO BE PRESENT AT THE SPECIAL MEETING

    Ernst & Young LLP is Hovnanian's independent auditor. Hovnanian expects representatives of Ernst & Young LLP to be present at the Hovnanian special meeting and to have an opportunity to make a statement if they desire to do so. Hovnanian also expects the representatives of Ernst & Young LLP to be available to respond to appropriate questions.

SOLICITATION OF PROXIES AND COSTS

    Hovnanian will bear its own costs of solicitation of proxies for its special meeting. Hovnanian will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by those brokerage houses, custodians, nominees and fiduciaries, and Hovnanian will reimburse those brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation. In addition to solicitation by use of the mails, Hovnanian may solicit proxies from the Hovnanian stockholders by directors, officers and employees acting on behalf of Hovnanian in person or by telephone, telegraph, facsimile or other means of communication. Hovnanian will not compensate those directors, officers and employees but may reimburse them for reasonable out-of-pocket expenses in connection with their solicitation. You may direct any questions or requests for assistance regarding this document and related proxy materials to Peter S. Reinhart, Secretary of Hovnanian, by telephone at (732) 747-7800. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED AT THE MEETING. THEREFORE, WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THIS PURPOSE.

ADJOURNMENT

    The stockholders who are present at the Hovnanian special meeting can adjourn or postpone the meeting. Among other things, they could do this to permit solicitation of additional proxies. The proxies that are being solicited by this document give the proxy holders discretion that would enable them to vote to adjourn or postpone the meeting to which the proxies relate.

OTHER MATTERS

    At the date of this document, the board of directors of Hovnanian does not know of any business that will be presented at the meeting other than the proposal regarding the shares issuance in connection with the merger. If any other matters properly come before the meeting, the proxy holders will vote the shares represented by proxies with respect to those matters in accordance with the proxy holders' judgment.

BOARD RECOMMENDATIONS

    The board of directors of Hovnanian has unanimously approved the merger agreement and the merger. The Hovnanian Board of Directors believes that the merger agreement, the merger contemplated by the merger agreement and related matters are in the best interests of Hovnanian and the Hovnanian stockholders, and recommends that the Hovnanian stockholders vote FOR approval of the share issuance of Hovnanian stock to Washington Homes stockholders in the merger. See "Recommendation of the Hovnanian Board and Reasons for the Merger," beginning on page 49 for a discussion of the reasons the Hovnanian board of directors recommends the merger and the share issuance in the merger.

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
                         BACKGROUND OF THE TRANSACTION

    For some time, the management of Washington Homes was disappointed by the fact that, despite what it viewed as strong financial performance, the price to earnings multiple at which the Washington Home's stock traded in the market was significantly below that at which the stocks of other publicly-held companies, outside of the homebuilding industry, traded. Management was also aware of the fact that publicly-held companies which are in the small and micro cap categories in the homebuilding industry, such as Washington Homes, traded at even lower multiples than publicly-held companies in the medium cap and large cap categories in that industry. Accordingly, while the management of Washington Homes was not yet ready to recommend to its board of directors that a formal process for the sale of Washington Homes be initiated, management, with the concurrence of the board, decided to explore various possible alternatives to enhance shareholder value.

    In the Fall of 1998, Washington Homes retained Wasserstein Perella &
Co., Inc., which we refer to in this document as "Wasserstein Perella," on an exclusive basis, as financial advisor to explore various possible financial and strategic alternatives that might be available in order to enhance the value of the common stock of Washington Homes. Subsequently, Wasserstein Perella conducted a thorough analysis of Washington Homes and its position in the homebuilding industry and discussed with management various strategic alternatives, including the sale of Washington Homes to strategic buyers in the homebuilding industry, share repurchase programs, dutch auction procedures, a going private transaction, acquisition of a smaller homebuilder and other strategic alliances. After being approached by several companies, informal discussions regarding a possible sale of Washington Homes were held during 1999. No formal process for the sale of Washington Homes was authorized or initiated, and no formal discussions pertaining to the sale of Washington Homes were held with any prospective purchasers during that period.

    In April 2000, management of Washington Homes, still disappointed by the price levels at which its stock traded despite record results, revised its arrangements with Wasserstein Perella to act as its financial advisor with respect to a possible strategic transaction which would lead to the merger of Washington Homes with, or its acquisition by, one of a short list of approximately a half-dozen strategic candidates in the U.S. homebuilding industry, including Hovnanian, which had been identified by management of Washington Homes, in consultation with Wasserstein Perella, as being a good strategic fit for Washington Homes. Wasserstein Perella was retained to act as exclusive agent to attempt to arrange the sale of Washington Homes. Wasserstein Perella had advised Washington Homes that the most effective way to initiate serious discussions with prospective purchasers pertaining to a strategic transaction would be to make formal overtures to a limited number of prospective buyers as part of a formal process. Washington Homes, while it was willing to use a formal process as a means of determining whether a transaction with identified strategic buyers or merger partners was likely, did not want to put a formal "for sale" sign on Washington Homes because of concerns about the impact on and related risks regarding its employees, customers and suppliers. Accordingly, in its role as financial advisor to Washington Homes, Wasserstein Perella established a process whereby indications of interest to acquire Washington Homes, and ultimately, formal acquisition proposals, were sought from the approximately half-dozen strategic buyers which had been previously identified.

    At management's request, Wasserstein Perella contacted six potential acquirors, including Hovnanian, to determine their interest in Washington Homes. During the first week of June 2000, five of the six potential acquirors, including Hovnanian, entered into confidentiality agreements and received a confidential information memorandum describing the business and operations of Washington Homes. Shortly thereafter, each of the prospective acquirors which had signed a confidentiality agreement received a letter from Wasserstein Perella explaining the procedures for the forthcoming process pertaining to a possible transaction involving Washington Homes. Each was requested to provide a list of dates over the next two week period on which its representatives would be available to attend a presentation by the management of Washington Homes. Each was also advised in that letter that following the presentations by the management of Washington Homes, Wasserstein Perella would request from each of them a non-binding indication of interest that included the following information: (a) an indication of the value and the form of consideration relating to the proposed transaction and (b) a list of significant issues and assumptions that might affect the prospective acquiror's level of interest, including the future role of current management of Washington Homes following the consummation of any transaction. In addition, the letter stated that, upon receiving the indications of interest, Washington Homes would select a limited number of interested parties to visit a data room and pursue further due diligence leading to the submission of a definitive offer. Each letter further advised that qualified parties as determined by Washington Homes would be provided with a form of purchase agreement specifying the terms upon which Washington Homes would be willing to enter into a transaction. In addition, each qualified prospective purchaser would be asked to submit a written proposal that would specify the amount and form of consideration and include the purchase agreement marked to show changes from the form provided.

    Of the five prospective acquirors, four, including Hovnanian, held discussions with the management of Washington Homes during the last week of June and the first week of July. On July 5 and 6, 2000, each of the four prospective acquirors which had held discussions with the management of Washington Homes submitted confidential written, non-binding indications of interest to acquire Washington Homes. The non-binding indications of interest from the four prospective acquirors offered consideration consisting of stock or a mix of cash and stock with values denominated by the respective bidders at prices ranging from approximately $7.25 to $9.00 per share for Washington Homes common stock, as well as certain other terms and conditions.

    Based upon a review of those non-binding indications of interest, three, including Hovnanian, of the prospective acquirors were offered access to a data room containing public and non-public information pertaining to Washington Homes which had been set up at the Washington, D.C. offices of Duane, Morris & Heckscher LLP, counsel to Washington Homes, at its offices in Washington, D.C., commencing in mid-July. All three of the prospective acquirors availed themselves of the opportunity to review the materials in the data room during the third and fourth weeks of July and, in addition, two of the prospective bidders, including Hovnanian, requested and received a tour of the operations of Washington Homes in Maryland and Virginia.

    Under cover of letters dated July 18, 2000, Wasserstein Perella invited each of the three prospective acquirors which had been granted access to the data room to submit a firm offer to acquire all of the outstanding common stock of Washington Homes. The letters set forth certain procedures and guidelines and stated that the deadline for the submission of offers was noon, Eastern Daylight Time, on July 28, 2000. The procedures and guidelines contained in those letters specified, among other things, that (1) only offers to acquire all of the outstanding common stock of Washington Homes would be considered; (2) while Washington Homes would consider and evaluate all forms of consideration, it was Washington Homes' strong preference for its stockholders to be able, but not required, to elect to receive for the common stock of Washington Homes up to 50% of the consideration in the aggregate, and up to 100% on an individual basis subject to proration, in the form of cash, with the remaining consideration to be in the form of voting equity securities, which would be accorded tax-free treatment; and (3) each prospective purchaser should indicate its willingness to enter into an enclosed form of agreement and plan of merger, with a mark-up of any changes desired set forth thereon.

    During the period July 24 to July 27 representatives of Washington Homes visited each of the three prospective purchasers to perform due diligence which included financial and operational reviews, as well as an assessment of the cultural fit with the potential acquirors.

    On July 28, 2000, each of the prospective acquirors submitted written proposals to acquire all of the outstanding common stock of Washington Homes.

    After bids were received, each bidder was advised to make its best and final offer. Proposals ranging from $8.35 to $10.00 per share were received.

    On August 2, 2000, a meeting of the board of directors of Washington Homes was held for informational purposes to update the board with respect to the status of the process pertaining to Washington Homes and to review with the board the pros and cons of each of the three proposals submitted by the prospective acquirors. After discussing the pros and cons of each of the three proposals, it was decided that Washington Homes should initially pursue discussions with one of the prospective bidders (other than Hovnanian).

    Discussions with that prospective bidder were commenced, and the aggregate value of the purchase price which was discussed was $10.00 per share, comprised of $5.00 in cash and $5.00 in common stock. That bidder proposed to limit the cash component of its purchase price to one-third of the aggregate purchase price. That bidder also refused to bear the costs of change-in-control arrangements and rejected a 20% up and down collar on the stock component of the purchase price, based upon the then current market value of the bidder's stock. In response, that bidder proposed that its purchase price would remain fixed at $10.00 per share of Washington Homes' common stock, until the price of the purchaser's stock reached a level of 25% in excess of its then current market price and, at that point, the exchange ratio for the stock component of its purchase price would be fixed. Discussions with that bidder were terminated on August 3.

    During the period from August 3 until August 8, discussions were also held with another of the three prospective acquirors (other than Hovnanian). Those discussions broke down when that acquiror stated that it wanted to make a downward adjustment with respect to the exchange ratio it had proposed, but did not make a significant proposal regarding a new exchange ratio, with respect to the stock component of its bid because the market price of its stock had increased since the date on which it had submitted its proposal.

    During the week of August 14, Hovnanian's stock price increased and Hovnanian contacted Washington Homes to see if this increase in the price of its stock would be a sufficient basis for further discussions concerning the terms of a definitive agreement and plan of merger between Washington Homes and Hovnanian. The nominal value of the Hovnanian bid now appeared to be in excess of $10.00 per share for Washington Homes' common stock as a result of the increase in the market price of Hovnanian's stock and the fact that the exchange ratio proposed in its bid submitted on July 28 would remain the same.

    By means of a letter dated August 16, 2000, Hovnanian clarified its proposal to acquire all of the stock of Washington Homes to indicate that the exchange ratio for the stock component of its proposal would remain fixed at 1.39 shares of Hovnanian stock for each share of Washington Homes common stock. That letter also stated Hovnanian's recognition that "a collar, both up and down, will need to be negotiated" and left open certain aspects regarding the treatment of the unvested portions of stock options granted by Washington Homes.

    A conference call was held among the representatives of Hovnanian and Washington Homes on August 17. During that call it was agreed, among other things, that representatives of Hovnanian would again visit the Washington Homes data room at Duane, Morris & Heckscher LLP on Monday, August 21 and that representatives of Hovnanian and a representative of Washington Homes would also meet to discuss questions which might arise as a result of Hovnanian's review of the materials in the data room.

    On August 18, 2000, a draft of a merger agreement was circulated by Duane, Morris & Heckscher LLP. On August 22, 2000 representatives of Hovnanian and Washington Homes met at the offices of Duane, Morris & Heckscher LLP, in order to negotiate the definitive terms of an agreement and plan of merger. The parties conducted negotiations with respect to the terms of the agreement over the next several days. The principal issues discussed during these negotiations were:

    - the "cap" and "collar" arrangement for changing the number of shares of Hovnanian stock to be issued to reflect fluctuations in market value,

    - the maximum amount of stock that would be included in the merger consideration,

    - the termination fees and expense reimbursement each party would receive if the transaction did not take place,

    - the circumstances under which such fees would be payable, and

    - the circumstances under which the board of Washington Homes could enter into discussions with respect to what the board viewed as a superior proposal from somebody other than Hovnanian.

In addition, Hovnanian also insisted as a condition to entering into a definitive merger agreement that voting and option agreements, containing no exceptions even in the event of a superior proposal, be entered into by members of the DeCesaris family who beneficially own approximately 48.6% of the common stock of Washington Homes. Hovnanian also insisted that the following four executives of Washington Homes enter into employment agreements with Hovnanian at closing: Geaton A. DeCesaris, Jr., Thomas J. Pellerito, Christopher Spendley and Clayton Miller.

    With respect to the employment agreements with the four designated executives, the position of Washington Homes was that it would not be a party to those agreements and that Hovnanian would have to negotiate directly with each of those executives regarding the terms of their agreements. See "Other Interests of Washington Homes' Officers and Directors in the Merger" beginning on page 68.

    With respect to the voting and option agreements which Hovnanian requested that members of the DeCesaris family enter into, Washington Homes also took the position that it would not be a party to those agreements, but that any voting and/or option agreements, if they were entered into, should contain an exception, so that in the event of a superior offer from a third party other than Hovnanian, the voting and/or option agreements could be terminated by the members of the DeCesaris family who had consented to enter into the agreements. Hovnanian strongly disagreed with the views of Washington Homes regarding its position on this issue. In addition, Washington Homes insisted that, if there were to be voting agreements with the members of the DeCesaris family, then Washington Homes wanted an agreement from members of the Hovnanian family which provided that they would vote the shares of Hovnanian common stock beneficially owned by them in favor of the issuance of the Hovnanian stock to be issued as a portion of the consideration in the proposed merger.

    As a result of subsequent negotiations, Hovnanian withdrew its requirement for an option to purchase the shares of Washington Homes common stock held by members of the DeCesaris family. However, Hovnanian continued to insist that voting agreements containing no exception be entered into by members of the DeCesaris family. Ultimately, representatives of Hovnanian and the members of the DeCesaris family agreed that Geaton A. DeCesaris, Sr. and Geaton A. DeCesaris, Jr., who beneficially own in the aggregate approximately 22.5% of the outstanding shares of Washington Homes common stock, would enter into voting agreements which contained no exception. Other members of the DeCesaris family, who beneficially own in the aggregate approximately 26.9% of the outstanding shares of Washington Homes common stock, would enter into voting agreements which contained an exception for superior offers made by third parties, other than third parties which had been granted access to information in the data room, under specified conditions. In addition, Hovnanian also granted to members of the DeCesaris family and one member of management, Thomas Pellerito, registration rights to cause Hovnanian to register for resale shares of Hovnanian stock acquired by them in the merger pursuant to the terms of a Registration Rights Agreement. Members of the DeCesaris family were also granted "tag along" rights with respect to any shares of Hovnanian stock acquired by them

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
pursuant to the terms of a Sale Participation Agreement in the event that members of the Hovnanian family were to sell 20% or more of the shares of Hovnanian common stock held by them.

    For a more complete discussion of the terms and provisions of the Hovnanian Voting Agreement, the Voting Agreements with the members of the DeCesaris family, as well as the Registration Rights and Sale Participation Agreements, see "Voting and Other Agreements," beginning at page 64.

    On August 27, 2000, Hovnanian's board of directors met, with four members participating by conference telephone, to approve the transaction with Washington Homes. The Hovnanian board unanimously approved the transaction with Washington Homes.

    On August 27, 2000, Washington Homes' board of directors met (with six members participating by conference telephone) to discuss the proposed terms of the merger agreement. At this meeting representatives of Wasserstein Perella presented to the Washington Homes board Wasserstein Perella's review of the proposed transaction, including but not limited to, Wasserstein Perella's belief that the deal protection features included in the merger agreement would not in and of themselves deter suitably motivated third parties from proposing alternative transactions. In addition, Washington Homes' legal advisors reviewed with the Washington Homes board the legal parameters surrounding the transaction, the terms and provisions of the merger agreement and the board members' fiduciary duties with respect to the transaction. The Washington Homes board was also made aware of the proposed terms of the employment agreements to be entered into between Hovnanian and Geaton A. DeCesaris, Jr., Thomas J. Pellerito, Christopher Spendley and Clayton Miller, as well as the terms of the Voting Agreement between Washington Homes and Kevork S. Hovnanian and Ara K. Hovnanian, the Voting Agreement between Hovnanian and the members of the DeCesaris family, the Registration Rights Agreement and the Sale Participation Agreement. Wasserstein Perella then delivered to the Washington Homes board its written opinion that, based upon and subject to the matters described in its opinion, the merger consideration to be received by the Washington Homes stockholders was fair, from a financial point of view, to those stockholders.

    After further discussion and consideration of the terms and provisions of the merger agreement and the advisability of consummating the merger, the Washington Homes board unanimously approved the transaction with Hovnanian.

    On August 28, 2000, the parties entered into the merger agreement. In addition, Kevork S. Hovnanian and Ara K. Hovnanian executed a Voting Agreement with Washington Homes and members of the DeCesaris family executed Voting Agreements with Hovnanian. Also, members of the DeCesaris family and Mr. Pellerito entered into a Registration Rights Agreement with Hovnanian and members of the DeCesaris family entered into a Sale Participation Agreement with Kevork S. Hovnanian and Ara K. Hovnanian. See "Voting and Other Agreements" beginning on page 64.

                  RECOMMENDATION OF THE WASHINGTON HOMES BOARD
                        AND REASONS FOR THE TRANSACTION

    The board of directors of Washington Homes believes the merger enhances stockholder value. The Washington Homes board of directors has determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Washington Homes and its stockholders. Accordingly, the Washington Homes board of directors has unanimously approved the merger agreement and the consummation of the merger and recommends that Washington Homes' stockholders vote FOR approval of the merger agreement and the merger.

    In reaching its decision to approve the merger agreement and the merger, the Washington Homes' board of directors consulted with Washington Homes' senior management, as well as Duane, Morris & Heckscher LLP, its legal counsel, and Wasserstein Perella, its independent financial advisor. The material factors considered by the Washington Homes board in its deliberations were the following:

    - The financial terms of the merger, compared with the terms offered by other prospective bidders, including the amount of cash and stock comprising the merger consideration and the fact that this consideration represented a significant premium over prevailing market prices of Washington Homes' common stock as of the date the merger agreement was signed;

    - The review conducted by senior management of Washington Homes and its financial advisor, Wasserstein Perella, of the strategic options available to Washington Homes and the assessment of the senior management of Washington Homes and its financial advisors that none of these options presented superior opportunities, or were likely to create greater value for Washington Homes' stockholders, than the prospects presented by the merger;

    - The small market capitalization for Washington Homes' stock and the historically low market valuations at which its common stock has traded;

    - Current market conditions for and historical trading information with respect to Washington Homes' common stock;

    - The current homebuilding industry environment, characterized by evolving trends toward consolidation and increasing competition;

    - The fact that depressed price/earnings multiples for all homebuilders have been more pronounced for smaller publicly held homebuilders;

    - The belief that the long-term prospects for Washington Homes' stockholders would be greater owning the stock of the entity resulting from the combination of Washington Homes with Hovnanian, as compared to holding Washington Homes' stock, particularly if homebuilding stocks return to their historical valuation levels;

    - The review of other business combinations in the homebuilding industry;

    - The belief that combining Washington Homes with Hovnanian will present opportunities to create greater economies of scale, by combining personnel resources, technology and land resources;

    - Industry trends that emerging electronic commerce initiatives significantly benefit from increased size of the industry participants;

    - The combination of the constituent entities to the merger--Washington Homes and Hovnanian--will result in an entity with larger market capitalization, and by becoming a larger, more diverse and more competitive homebuilder with greater financial and management resources, the resultant entity will be able to compete more effectively in an industry which is consolidating and becoming more competitive for land and markets;

    - The opportunity for Washington Homes' stockholders to elect to receive the merger consideration in a combination of stock and cash, all stock or all cash;

    - The belief that increased competition requires financial resources and expenditures beyond Washington Homes' present capacity, and that the merger will permit both companies to take greater advantage of opportunities in their markets and product lines;

    - The anticipated tax-free treatment to Washington Homes and the anticipated tax-free treatment for its stockholders to the extent stock is received by them in the merger;

    - The presentation of Wasserstein Perella to the Washington Homes board of directors;

    - The presentation of Duane, Morris & Heckscher LLP to the Washington Homes board of directors regarding their fiduciary duties;

    - The opinion of Wasserstein Perella to the Washington Homes board that the merger consideration was fair from a financial point of view to the Washington Homes stockholders; and

    - The fact that the further effect of the merger on Washington Homes' constituencies other than its stockholders, including the customers served by Washington Homes and its employees, including management, would be favorable because of the greater array of products which could be offered, the increased geographic coverage of its markets, and the greater size of the resulting operation.

    The Washington Homes board also identified and considered a variety of potential negative factors in its deliberations considering the merger, including the following:

    - The loss of control over the future operations of Washington Homes following the merger;

    - The impact of the loss of Washington Homes' status as an independent company on Washington Homes' stockholders, employees, suppliers and customers;

    - The risk that the potential benefits sought in the merger might not be fully realized;

    - The risk that, despite the efforts of Hovnanian and Washington Homes, key personnel might not remain employees of Hovnanian and Washington Homes following the closing of the merger;

    - The potential for adverse price movement in the price of the Hovnanian stock after the merger is consummated;

    - The possibility that the voting agreements entered into with seventeen of the stockholders of Washington Homes might discourage other parties that might have an interest in a business combination with Washington Homes from making a competing offer, but the fact that other prospective bidders for Washington Homes were solicited and none offered financial and other terms which were deemed to be as good as those offered by Hovnanian was also taken into account;

    - The risk that Washington Homes stockholders might not receive their elected mix of cash and/or stock in the merger consideration; and

    - The amount of debt currently carried by Hovnanian, as well as the restrictions which the agreements pertaining to such debt place on its activities.

    After due consideration, the Washington Homes board concluded that the potential benefits of the merger outweighed the risks outlined above to the Washington Homes stockholders.

    The discussion above regarding the information and factors considered by the Washington Homes board is not intended to be exhaustive but is believed to include all material factors considered by the Washington Homes board. In view of the complexity and wide variety of information and factors, both positive and negative, considered by the Washington Homes board, the Washington Homes board did not find it practical to quantify, rank or otherwise assign relative or specific weights to the factors considered. In addition, the Washington Homes board did not reach any specific conclusion with respect to each of the factors considered, or any aspect of any particular factor, but rather, conducted an overall analysis of the factors described above, including discussions with Washington Homes' management and legal and financial advisors. In considering the factors described above, individual members of the Washington Homes board may have given different weight to different factors. The Washington Homes board considered all these factors as a whole and believed the factors supported its decision to approve the merger. After taking into consideration all of the factors set forth above, the Washington Homes board concluded that the merger was fair to, and in the best interests of, Washington Homes and its stockholders and that Washington Homes should proceed with the merger.

    BASED ON THE FACTORS DESCRIBED ABOVE, THE WASHINGTON HOMES BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE WASHINGTON HOMES STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER.

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
                 OPINION OF WASHINGTON HOMES' FINANCIAL ADVISOR

    In the fall of 1998, Washington Homes retained Wasserstein Perella to explore financial and strategic alternatives that would enhance the value of the common stock of Washington Homes. Subsequently, Wasserstein Perella conducted an analysis of Washington Homes and its position in the homebuilding industry and discussed with management various alternatives, including the sale of Washington Homes to strategic buyers in the U.S. homebuilding industry. While informal discussions regarding a possible sale of Washington Homes were held with several prospective buyers during 1999, no formal process for the sale of Washington Homes was authorized or initiated and no formal discussions pertaining to the sale of Washington Homes were held with any prospective purchasers during that period.

    In April 2000, Washington Homes revised its arrangements with Wasserstein Perella and began to consider a possible business combination with strategic buyers in the U.S. homebuilding industry, which had been identified by management of Washington Homes in consultation with Wasserstein Perella. At the time of Wasserstein Perella's engagement to assist Washington Homes with respect to a possible business combination, no specific business combination transactions were under consideration by Washington Homes. In its role as financial advisor to Washington Homes, Wasserstein Perella established a process whereby indications of interest to acquire Washington Homes and, ultimately, formal acquisition proposals, were sought from approximately six potential strategic buyers. On August 27, 2000, Wasserstein Perella delivered its oral opinion, subsequently confirmed in writing in an opinion dated August 27, 2000, to Washington Homes' board of directors to the effect that, as of that date and subject to the various assumptions and limitations set forth in the opinion, the consideration to be received by holders of Washington Homes' common stock in the merger was fair, from a financial point of view, to those holders.

    THE FULL TEXT OF THE OPINION OF WASSERSTEIN PERELLA, DATED AUGUST 27, 2000, IS ATTACHED AS ANNEX II AND INCORPORATED BY REFERENCE INTO THIS DOCUMENT. THE HOLDERS OF SHARES OF WASHINGTON HOMES COMMON STOCK ARE URGED TO READ CAREFULLY THE WASSERSTEIN PERELLA OPINION IN ITS ENTIRETY FOR INFORMATION ABOUT THE PROCEDURES FOLLOWED, ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW BY WASSERSTEIN PERELLA IN RENDERING ITS OPINION. THE WASSERSTEIN PERELLA OPINION IS DIRECTED TO AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF THE COMMON STOCK OF WASHINGTON HOMES AS OF
AUGUST 27, 2000 AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT. THE WASSERSTEIN PERELLA OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY SHAREHOLDER WITH RESPECT TO HOW THAT SHAREHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AND SHAREHOLDERS SHOULD NOT RELY UPON IT AS A RECOMMENDATION.

    THE FOLLOWING IS MERELY A SUMMARY OF THE WASSERSTEIN PERELLA OPINION AND SHOULD NOT BE VIEWED AS A SUBSTITUTE FOR THE WRITTEN OPINION.

    In arriving at its opinion, Wasserstein Perella reviewed, among other things:

    - a draft of the merger agreement, which, for purposes of the opinion, was assumed not to differ in any material respect from the final form thereof;

    - certain publicly available business and financial information relating to Washington Homes and Hovnanian, which Wasserstein Perella deemed to be relevant;

    - certain internal non-public financial and operating information of Washington Homes, including estimates and financial forecasts prepared by the management of Washington Homes, that were provided to Wasserstein Perella by Washington Homes;

    - certain financial and stock market data related to Washington Homes and Hovnanian and compared this data with similar data for certain other companies, the securities of which are publicly traded, that Wasserstein Perella deemed to be relevant; and

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
    - the financial terms of the merger, and compared these terms with the financial terms of certain other transactions, which Wasserstein Perella deemed to be relevant to its inquiry.

    Wasserstein Perella also held discussions with the management of each of Washington Homes and Hovnanian about the respective businesses, operations, assets, financial condition and future prospects of Washington Homes and Hovnanian, respectively. Wasserstein Perella also performed the studies, analyses and investigations and reviewed other information that it considered appropriate for purposes of arriving at and preparing its opinion.

    In conducting its analysis and arriving at its opinion, Wasserstein Perella assumed and relied upon the accuracy and completeness of all financial and other information that was provided to or discussed with it or was publicly available, and did not assume any responsibility for independently verifying this information. Wasserstein Perella also relied upon the reasonableness and accuracy of the financial information and analyses provided to it and assumed that all financial information and analyses provided by Washington Homes and Hovnanian were prepared in good faith and on bases reflecting the best currently available judgments and estimates of the respective management of Washington Homes and Hovnanian. Wasserstein Perella did not express any opinion with respect to the financial information and analyses provided by Washington Homes and Hovnanian or the assumptions upon which they are based. In addition, Wasserstein Perella did not review any of the books and records of Washington Homes or Hovnanian, except as described above, or assume any responsibility for conducting a physical inspection of the properties or facilities of Washington Homes or Hovnanian, or for making or obtaining an independent valuation or appraisal of the assets or liabilities, contingent or otherwise, of Washington Homes or Hovnanian, and Wasserstein Perella was not provided with any an independent valuation or appraisal. Wasserstein Perella noted that the merger is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code and Wasserstein Perella assumed that the merger will qualify as a reorganization. Wasserstein Perella was not asked to and did not express any opinion as to the tax consequences of the merger to any holder of Washington Homes common stock. Wasserstein Perella also assumed that the transactions described in the merger agreement would be consummated on the terms set forth in the draft of the merger agreement made available to it, without material waiver or modification.

    Wasserstein Perella's opinion was necessarily based on economic and market conditions and other circumstances as they existed and could be evaluated by Wasserstein Perella on the date of its opinion. In addition, Wasserstein Perella did not express any opinion as to the price or trading range at which Hovnanian common stock will trade following the merger.

    The Wasserstein Perella opinion did not address Washington Homes' underlying business decision to effect the merger. Except as expressly set forth in this document, no special instructions were given to Wasserstein Perella relating to its review, and no limitations were imposed with respect to investigations made or procedures followed by Wasserstein Perella in rendering the Wasserstein Perella opinion. Wasserstein Perella was not requested to recommend the amount of consideration to be paid in the merger.

    In arriving at its opinion, Wasserstein Perella performed quantitative analyses and considered a number of factors. The preparation of an opinion as to the fairness of a transaction from a financial point of view involves various determinations as to the most appropriate and relevant methods of financial and comparative analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Wasserstein Perella did not assign any relative weight to any analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis and factor.

    The following is a summary of the material financial analyses performed by Wasserstein Perella in connection with providing its opinion to the Washington Homes' board of directors. Certain of the summaries of financial analyses include information presented in tabular form. In order to fully understand the financial analyses used by Wasserstein Perella, the tables must be read together with the text accompanying the tables. The tables alone do not constitute a complete description of the financial analyses. In particular, you should note that, as discussed above, Wasserstein Perella made qualitative judgments as to the significance and relevance of each analysis and factor when applying the various valuation methods to the particular circumstances of Washington Homes, Hovnanian and the merger. In addition, Wasserstein Perella made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of Washington Homes and Hovnanian. Accordingly, the analyses listed in the tables and described below must be considered as a whole. Considering any portion of the analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Wasserstein Perella opinion. Accordingly, Wasserstein Perella believes that its analysis must be considered as a whole and that considering any portions of those analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the processes underlying those analyses and its opinion.

ACQUISITION SUMMARY

    Wasserstein Perella noted that, with an offer comprised of an option to receive (a) $10.08 per share in cash for each share of Washington Homes common stock, (b) 1.39 shares of Hovnanian's class A common stock for each share of Washington Homes common stock or (c) a combination of cash and stock, the merger would provide for a total implied purchase price of $136.8 million, including the assumption of $62.0 million in debt that was outstanding on April 30, 2000. That figure assumes a purchase price per share of Washington Homes common stock of $9.95 per share, which in turn assumes that:

    - 49.9% of the consideration will be in the form of cash,

    - there will be 8,340,813 shares of Washington Homes common stock outstanding on a fully diluted basis on the closing date of the merger, and

    - the merger will be consummated on or about November 30, 2000.

COMPARABLE COMPANY TRADING ANALYSIS

    Wasserstein Perella reviewed the stock market trading multiples and other financial data for the following select companies that Wasserstein Perella deemed comparable to Washington Homes because of comparable characteristics, including, among other things, product line and business model as well as stock price performance: Centex Corporation, Lennar Corporation, Kaufman & Broad, D.R. Horton, Pulte Corporation, NVR Inc., MDC Holdings, Ryland Group, Hovnanian Enterprises, Beazer Homes, and Crossman Communities. Using publicly available information as of August 25, 2000, the last trading day prior to the Washington Homes Board of Directors meeting to consider the potential merger, Wasserstein Perella calculated and analyzed:

    - common equity market valuation multiples based on, among other things, earnings per share and tangible book value; and

    - enterprise valuation multiples based on, among other things, earnings before interest, taxes, depreciation and amortization, or EBITDA,.

    Based on these calculations, Wasserstein Perella noted that the equity market valuation multiple range was 4.0 to 5.0 times estimated earnings per share for fiscal 2000, 0.8 to 1.0 times tangible book value and the enterprise valuation was 3.5 to 5.0 times EBITDA for the preceding twelve month period.

    Assuming a 30% equity control premium in connection with any change-in-control transaction, which Wasserstein Perella believed was appropriate based on its experience and is equal to the one-day mean premium paid in transactions over the public per share trading price, as described below, Wasserstein Perella then calculated the implied enterprise value of Washington Homes to be between $123 million to $182 million based on the valuation multiples described above. Wasserstein Perella noted that the proposed purchase price was within the above range and that this fact supported a determination that the proposed purchase price was fair to the Washington Homes stockholders.

COMPARABLE ACQUISITION ANALYSIS

    Wasserstein Perella reviewed publicly available information to determine the purchase price and multiple paid in transactions involving target companies that Wasserstein Perella considered comparable to Washington Homes and focused on the transactions of U.S. Home Corp./Lennar Corporation, Writer Group/Standard Pacific, Newmark Homes/Technical Olympic and Trafalgar House/Beazer Homes because of, among other things, their close proximity in time to the proposed transaction of Washington Homes and Hovnanian and their capital structures. Wasserstein Perella calculated the equity market value of those comparable transactions and applied it to certain historical financial criteria of the acquired business, including book value. Wasserstein Perella then calculated the implied enterprise value of Washington Homes based on the preceding historical financial criteria and derived a range of values of between $116 million to $131 million. Wasserstein Perella noted that the proposed purchase price was within the valuation range and that this fact supported a determination that the proposed purchase price was fair to the Washington Homes stockholders.

    The following table presents the high and low book value multiples for select transactions and this transaction:

                                                            COMPARABLE
                                                           ACQUISITIONS
                                                        -------------------   WASHINGTON
                                                          LOW        HIGH       HOMES
                                                        --------   --------   ----------
ENTERPRISE VALUE TO:
Book Value............................................    0.8x       1.0x        1.0x

PREMIUM PAID ANALYSIS

    Wasserstein Perella reviewed 255 transactions announced between January 1, 1996 and July 26, 2000 involving mergers of publicly-held companies with a transaction value ranging from $50.0 million to $300.0 million to derive a mean of premiums paid over the public trading prices one month, one week and one day before the announcement of each transaction. In connection with this analysis, Wasserstein Perella noted, among other things, that (1) the reasons for, and circumstances surrounding, each of the transactions analyzed were diverse,
(2) the characteristics of the companies involved were not necessarily comparable to those of Washington Homes and Hovnanian and (3) premiums fluctuate based on perceived growth, synergies, strategic value, the type of consideration utilized in the transaction, information in the securities markets and other factors.

    Wasserstein Perella's premium paid analysis indicated that the mean of premiums paid in the transactions over the public per share trading prices one month, one week and one day before the announcement was 37%, 33% and 30%, respectively, and the premiums paid in this transaction over the public share trading prices one day, 30 days and 60 days before the announcement of the merger contemplated in this document were 39.6%, 37.2% and 53.1%, respectively. Based on this range of implied premiums, Wasserstein Perella noted that the proposed purchase price was within the above range and that this fact supported a determination that the proposed purchase price was fair from a financial point of view to the Washington Homes stockholders.

    However, because the circumstances surrounding each of the transactions analyzed were so diverse and because of the inherent differences in the businesses, operations, financial condition and prospects of Washington Homes and the companies included in the comparable transactions group, Wasserstein Perella informed the Washington Homes board of directors that it believed a purely quantitative premium paid analysis would not be meaningful in the context of the merger. Instead, an analysis of the results of the above analysis necessarily involves complex considerations and judgments concerning financial and operating characteristics of Washington Homes and other factors that could affect the public trading values of the companies to which they are being compared.

DISCOUNTED CASH FLOW ANALYSIS

    Wasserstein Perella performed a discounted cash flow analysis of Washington Homes using, in part, operating projections provided by Washington Homes' management. In performing its discounted cash flow analysis, Wasserstein Perella made various assumptions and applied valuation parameters that it deemed appropriate.

    Utilizing the projections provided by Washington Homes' management, Wasserstein Perella calculated the theoretical discounted present value per share for Washington Homes common stock by adding together (a) the projected future stream of unlevered free cash flow through the fiscal year ending
July 31, 2004 and (b) the projected continuing value of Washington Homes, as a stand-alone entity, at the end of the fiscal year ending July 31, 2004 defined as the terminal value. The terminal value was calculated based on earnings before interest, taxes, depreciation and amortization multiples of 3.0x, 4.0x and 5.0x. The cash flow streams and the terminal values were then discounted to present values using a range of discount rates from 10% to 13% which were derived based upon Washington Homes' weighted average cost of capital. The weighted cost of capital reflects Washington Homes' cost of debt and cost of equity. Because of the illiquidity of Washington Homes' debt obligations, in order to calculate the cost of debt, Wasserstein Perella took into account, among other things, the market yield of debt obligations of homebuilders that, in the opinion of Wasserstein Perella, had similar credit statistics to Washington Homes and calculated an expected cost if Washington Homes were to issue new debt in the current market. In calculating the current cost of equity, Wasserstein Perella assumed that the cost of equity was at a premium to Washington Homes' cost of debt, reflecting the greater risk associated with an equity investment. By adding the present value of the cash flow streams and terminal value and subtracting the net debt at April 30, 2000, a range of implied equity values for Washington Homes was determined. Based on the analysis above, Wasserstein Perella arrived at an implied purchase price per share valuation range of $8.11 to $18.68 per share. Wasserstein Perella noted that the proposed purchase price was within the above range and that this fact supported a determination that the proposed purchase price was fair from a financial point of view to the Washington Homes stockholders.

    Wasserstein Perella is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Washington Homes retained Wasserstein Perella as its financial advisor because Wasserstein Perella is an internationally recognized investment banking firm and members of Wasserstein Perella have substantial experience in transactions such as the merger and in valuing companies. Prior to its initial engagement by Washington Homes in September 1998, Wasserstein Perella provided no investment banking services to Washington Homes, and during the past two years, the aggregate amount of compensation received from Washington Homes by Wasserstein Perella was $100,000. In the ordinary course of its business, Wasserstein Perella and its affiliates may trade securities of Washington Homes and, before completion of the merger, Hovnanian for the accounts of Wasserstein Perella and for the accounts of its customers and, accordingly, may at any time hold a long or short position in those securities.

TERMS OF WASSERSTEIN PERELLA'S ENGAGEMENT

    Pursuant to the terms of the engagement letter, dated April 28, 2000, between Washington Homes and Wasserstein Perella, Washington Homes agreed to pay Wasserstein Perella a fee ranging from 1.25% to 2.0% of the aggregate consideration, which includes assumption of any debt, paid in any transaction. Washington Homes also agreed to reimburse Wasserstein Perella's reasonable expenses, including the fees and disbursements of its counsel, whether or not the merger is consummated. Washington Homes also has agreed to indemnify and defend Wasserstein Perella and certain related persons against certain liabilities and expenses, relating to or arising out of its engagement, including certain liabilities under the federal securities laws.

               RECOMMENDATION OF THE HOVNANIAN BOARD OF DIRECTORS
                        AND REASONS FOR THE TRANSACTION

    The board of directors of Hovnanian believes the merger enhances stockholder value. The Hovnanian board of directors has determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Hovnanian and its stockholders. Accordingly, the Hovnanian board of directors has unanimously approved the merger agreement and the merger and recommends that Hovnanian stockholders vote FOR approval of the issuance of Class A common stock to Washington Homes stockholders in the merger.

    In reaching its decision to approve the merger agreement and the merger, the Hovnanian board of directors consulted with Hovnanian's senior management as well as Simpson Thacher & Bartlett, its legal counsel. The material factors considered by the Hovnanian board in its deliberations were the following:

    - The current homebuilding industry environment, characterized by evolving trends toward consolidation and increasing competition;

    - The belief that the long-term prospects for Hovnanian's stockholders would be greater after the combination of Hovnanian and Washington Homes;

    - The review of other business combinations in the homebuilding industry;

    - The similar focus of Washington Homes on quality and profitability;

    - The belief that combining Hovnanian and Washington Homes will present opportunities to create greater economies of scale, by combining personnel resources, technology and land resources;

    - The fact that Washington Homes operates in complementary markets, which will enhance Hovnanian's market concentration strategy;

    - The fact that the combination of Hovnanian and Washington Homes will result in a company with larger market capitalization, and by becoming a larger, more diverse and more competitive homebuilder with greater financial and management resources, the resultant company will be able to compete more effectively in an industry which is consolidating and becoming more competitive for land and markets;

    - The belief that the increased size and focused market concentration of Hovnanian following the merger will provide powers and economies of scale that should lead to superior returns for Hovnanian's stockholders;

    - The belief the combination will give associates a wider stage and a more advantageous environment in which to grow and advance; and

    - The experience and strong leadership the team of Washington Homes executive officers and associates would bring to Hovnanian.

The Hovnanian board also identified and considered a variety of potential negative factors in its deliberations considering the merger, including the following:

    - The risk that the potential benefits sought in the merger might not be fully realized;

    - The risk that, despite the efforts of Hovnanian and Washington Homes, key personnel might not remain employees of Hovnanian and Washington Homes following the closing of the merger; and

    - The potential for adverse price movement in the price of Hovnanian stock after the merger is consummated.

    In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Hovnanian board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In addition, the Hovnanian board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the Hovnanian board's ultimate determination, but rather the Hovnanian board conducted an overall analysis of the factors described above, including thorough discussion with, and questioning of Hovnanian's management and legal advisors. In considering the factors described above, individual members of Hovnanian's board may have given different weight to different factors.

    The Hovnanian board considered all these factors as a whole, and overall considered the factors to be favorable to, and to support its determination.

    BASED ON THE FACTORS DESCRIBED ABOVE, THE HOVNANIAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOVNANIAN STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ISSUANCE OF HOVNANIAN CLASS A COMMON STOCK IN THE MERGER.

              TERMS OF HOVNANIAN'S ACQUISITION OF WASHINGTON HOMES

    The following summary describes the material terms and provisions of the merger agreement and the merger. We have attached a copy of the merger agreement to this document as Annex A, and we have incorporated it into this document by reference. We urge all stockholders to read the merger agreement carefully in its entirety. We qualify this summary in its entirety by reference to the merger agreement.

GENERAL

    We expect to complete the merger in the first quarter of the 2001 calendar year. Each share of Washington Homes common stock issued and outstanding at the effective time of the merger will convert into the right to receive, at the election of the holder, 1.39 shares of Hovnanian stock, cash in an amount equal to $10.08 or a combination of shares and cash. SEE "Terms of Hovnanian's Acquisition of Washington Homes--Merger Consideration," beginning on page 51.

    Upon completion of the merger, Hovnanian will issue to the former Washington Homes stockholders an aggregate maximum of approximately 6.9 million shares of Hovnanian common stock for all the shares of Washington Homes common stock outstanding as of the effective time of the merger. This calculation assumes that 60% of the aggregate dollar value of the merger consideration will be Hovnanian common stock and that the closing price of Hovnanian stock is $7 1/16.

    Under the merger agreement, Washington Homes will merge with and into WHI Holding Co., Inc., a wholly-owned subsidiary of Hovnanian, which we refer to as WHI Holding, and following the merger the separate corporate existence of Washington Homes will cease. WHI Holding will survive the merger. After the merger, WHI Holding's corporate name will be changed to Washington Homes, Inc. or similar name, but will continue corporate existence as a Delaware corporation and a wholly-owned subsidiary of Hovnanian. The merger of Washington Homes with and into WHI Holding will become effective on the date and time specified in the appropriate articles of merger filed with the State Department of Assessments and Taxation for the State of Maryland and in the certificate of merger filed with the Secretary of State of the State of Delaware. Completion of the merger is subject to the satisfaction or waiver of conditions set forth in the merger agreement and described in "Terms of Hovnanian's Acquisition of Washington Homes--Conditions to Complete the Merger," beginning on page 59. We refer below to the time of effectiveness of the merger of Washington Homes with and into WHI Holding as the effective time of the merger.

    The WHI Holding Certificate of Incorporation will be the Certificate of Incorporation of the combined company upon completion of the merger. The WHI Holding by-laws will be the by-laws of the combined company.

MERGER CONSIDERATION

    In the merger, holders of Washington Homes common stock will receive, at the election of the holder, shares of Hovnanian common stock, cash or a combination of shares and cash as described in detail below.

    As of the effective time of the merger, each share of Washington Homes common stock issued and outstanding immediately prior to the effective time, including shares held in the Deferred Compensation Incentive Plan but not including cancelled shares, will be converted, at the election of the holder of each share, into the right to receive one of the following:

    - 1.39 fully paid and non-assessable shares of Hovnanian Class A common stock, which we refer to in this document as the "exchange ratio";

    - $10.08 in cash from Hovnanian, without interest; or

    - a combination of shares of Hovnanian stock and cash.

    The value of each share of Hovnanian stock will vary depending on its market trading price. The market prices of Hovnanian stock and Washington Homes common stock will fluctuate prior to the merger in the normal course of trading on a day-to-day basis. You should obtain current stock price quotations for each company's stock. You can get these quotations from a newspaper, on the Internet, or by calling your broker.

    Those holders that fail to return the election form or indicate no preference on the form will be deemed to have made a non-election, and Hovnanian will choose, in its sole discretion and for the entire group of stockholders that made, or are deemed to have made, a non-election, whether those holders will receive cash, stock or a combination of cash and stock.

    In the merger agreement, the closing price is defined as the average of the closing trade prices of Hovnanian stock as reported on the American Stock Exchange for the twenty consecutive trading days ending on the third trading day before the closing date of the merger. If the closing price of Hovnanian stock is less than $5.65 per share, then Hovnanian in its sole discretion may elect to modify the exchange ratio so that each share of Washington Homes common stock would be convertible into that number of shares of Hovnanian stock equal to the number derived by dividing

    - $5.65

    - by the closing price of Hovnanian stock, as defined in the preceding paragraph

    - multiplied by

    - 1.39, which is the original exchange ratio.

    If Hovnanian determines not to exercise its election, then Washington Homes in its sole discretion may elect to terminate the merger agreement. If Washington Homes declines to exercise its election, then the exchange ratio would be 1.39 shares of Hovnanian stock for each share of Washington Homes common stock.

    If the closing price, as defined above, of Hovnanian stock is greater than $8.47 per share, then Hovnanian in its sole discretion may elect to terminate the merger agreement. Irrespective of the closing price of Hovnanian stock, as defined above, each share of Washington Homes common stock would continue to be converted into the right to receive $10.08 in cash.

    In addition, the merger agreement provides that the aggregate number of shares of Washington Homes common stock to be converted into the right to receive the cash consideration of $10.08 per share may not be greater than 49.9% of the shares of Washington Homes common stock issued and outstanding immediately prior to the effective time of the merger. The merger agreement also provides that the aggregate number of shares of Hovnanian stock into which shares of Washington Homes common stock may be converted may be no greater than the number of shares of Hovnanian stock that, when multiplied by the closing price, as defined above, would represent 60% of the aggregate dollar value of the total merger consideration. In order to satisfy these aggregate limitations of the cash and stock consideration, Hovnanian may make adjustments to the elections made by each of the Washington Homes stockholders, as explained below.

    In the event that the elections of holders result in an aggregate number of shares of Washington Homes common stock to be converted into the right to receive the cash consideration of $10.08 per share greater than 49.9% of the number of issued and outstanding shares of Washington Homes common stock, a fewer number of shares that were elected by holders to be exchanged for cash consideration would be exchanged for the $10.08 cash consideration. Instead, those shares that were not exchanged for cash would be exchanged for 1.39 shares of Hovnanian common stock in order to compensate for the lower amount of shares being exchanged for cash consideration.

    In the event that the elections of holders result in an aggregate dollar value of the stock consideration greater than 60% of the total dollar value of the stock and cash consideration, a fewer number of shares that were elected by holders to be exchanged for stock consideration would be exchanged for the 1.39 shares of Hovnanian stock. Instead, those shares that were not exchanged for stock would be exchanged for $10.08 in cash in order to compensate for the lower amount of shares being exchanged for stock consideration.

    At the effective time of the merger, all issued and outstanding shares of Washington Homes common stock will be cancelled and will cease to exist, and holders of Washington Homes common stock will cease to be stockholders of Washington Homes and will no longer have any rights as Washington Homes stockholders other than the right to receive consideration in the merger. After the effective time, there will be no transfers on Washington Homes' stock transfer books of any shares of Washington Homes common stock.

    The merger agreement further provides that if either Simpson Thacher & Bartlett, attorneys for Hovnanian, or Duane, Morris & Heckscher LLP, attorneys for Washington Homes, is unable to opine that the merger will qualify under
Section 368(a) of the Internal Revenue Code as a tax-free reorganization, the amount of cash consideration would be decreased and the amount of Hovnanian stock consideration would be concomitantly increased to the minimum extent necessary to enable the relevant tax opinions to be rendered. SEE "Material United States Federal Income Tax Consequences of the Merger," beginning on page 117.

ELECTION OF CONSIDERATION BY STOCKHOLDERS OF WASHINGTON HOMES

    Washington Homes will mail a form of election to its stockholders on or about the date this document is mailed. Washington Homes and Hovnanian will make available one or more election forms to persons who become stockholders of Washington Homes between the record date and the close of business on the day prior to the election deadline. The merger agreement has established the election deadline as 5:00 P.M. eastern time on the last business day prior to the closing date of the merger. Hovnanian will publicly announce the election deadline no less than five trading days before the closing date. To be effective, the election form must be properly completed, signed and submitted to the exchange agent and accompanied by the holders' stock certificates representing the shares of Washington Homes common stock for which the election is being made. Hovnanian will have the discretion, which it may delegate to the exchange agent, to reasonably determine whether the election forms have been properly completed, signed and submitted or revoked and to disregard immaterial defects in the election forms. The decision of Hovnanian or the exchange agent in these matters will be conclusive and binding.

    Any holder of Washington Homes common stock who has made an election by submitting an election form may at any time prior to the election deadline change his or her election by submitting a revised election form, which is properly completed and signed, to the exchange agent prior to the election deadline. Any holder of shares of Washington Homes common stock may at any time prior to the election deadline revoke his or her election and withdraw his or her stock certificates deposited with the exchange agent by written notice to the exchange agent. To be effective, the exchange agent must receive this notice by 5:00 P.M. eastern time on the day prior to the election deadline.

    A holder of Washington Homes common stock who does not submit an election form which the exchange agent receives prior to the election deadline or who submits and then revokes his or her election and does not resubmit an election form in a timely manner shall be deemed to have made a non-election. In addition, if Hovnanian or the exchange agent determines that any purported election was not properly made or is defective in any manner that the exchange agent cannot reasonably determine the holder's election preference, Hovnanian will deem the holder's purported election of no force and effect and therefore as a non-election.

DIVIDENDS

    Hovnanian has never paid cash dividends and expects that after the merger, it will continue its past practice of not paying cash dividends on the shares of its common stock. SEE "Description of Hovnanian Capital Stock--Common Stock," beginning on page 110 and Hovnanian's "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is incorporated in this document by reference to Hovnanian's annual report on Form 10-K for the year ended October 31, 1999.

    Washington Homes has not paid cash dividends since 1994, and under the merger agreement is not permitted to pay cash dividends before the effective time of the merger.

EXCHANGE OF WASHINGTON HOMES CERTIFICATES

    Promptly after the effective time, Hovnanian will deposit with the exchange agent, Mellon Investor Services LLC, certificates representing the shares of Hovnanian stock that are issuable in the merger for shares of Washington Homes common stock. Hovnanian will also provide to the exchange agent a sufficient amount of cash to be exchanged for shares of Washington Homes common stock and instead of fractional shares. Promptly after the effective time of the merger, Hovnanian will cause the exchange agent to send to each holder of record of shares of Washington Homes common stock at the effective time of the merger transmittal materials for use in the exchange of the merger consideration for certificates representing Washington Homes common stock. Hovnanian will deliver to holders of Washington Homes common stock who surrender their certificates to the exchange agent, together with properly executed transmittal materials and any other required documentation, certificates representing the number of shares of Hovnanian common stock to which the holders are entitled and/or a check in the amount equal to the cash to which the holders are entitled, without interest.

    Hovnanian will not issue any fractional shares of common stock. Instead, Hovnanian will pay each holder of Washington Homes common stock who would otherwise be entitled to a fraction of a share of Hovnanian common stock an amount in cash, without interest, calculated by multiplying the fraction by the cash consideration of $10.08. Any amount of cash in lieu of fractional shares will be included in the check delivered to the holders of Washington Homes common stock.

    Until properly surrendering their certificates, holders of unexchanged shares of Washington Homes common stock will not be entitled to receive any dividends or distributions with respect to Hovnanian common stock. After surrender of the certificates representing Washington Homes common stock, the record holder of the newly issued Hovnanian shares will be entitled to receive any dividends or other distributions, without interest, which had previously become payable with respect to shares of Hovnanian common stock represented by the surrendered Washington Homes certificate.

    HOLDERS OF WASHINGTON HOMES COMMON STOCK SHOULD NOT SEND IN CERTIFICATES REPRESENTING WASHINGTON HOMES COMMON STOCK UNTIL THEY RECEIVE TRANSMITTAL MATERIALS FROM THE EXCHANGE AGENT.

WASHINGTON HOMES EMPLOYEE STOCK OPTIONS

    At the effective time of the merger, all outstanding and unexercised Washington Homes stock options granted under the Washington Homes Employee Stock Option Plan will no longer represent a right to acquire shares of Washington Homes common stock, but will convert automatically into options to purchase the number of shares of Hovnanian common stock equal to the respective numbers of shares of Washington Homes common stock issuable under the options, multiplied by the exchange ratio in the merger. The price of each option received upon conversion of the Washington Homes option will equal the respective option prices of the Washington Homes option divided by the exchange ratio in the merger. As of December 1, 2000, Washington Homes employees held stock options to purchase a total of 620,000 shares, of which 446,000 are vested. Hovnanian will convert all outstanding

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and unexercised Washington Homes stock options into Hovnanian stock options subject to the same terms and conditions as the Washington Homes Employee Stock Option Plan and related option agreements as in effect immediately prior to the effective time of the merger. Hovnanian has agreed to register the shares issuable upon exercise of these assumed options under the Securities Act of 1933, as promptly as practicable after completion of the merger.

WASHINGTON HOMES NON-EMPLOYEE STOCK OPTIONS

    At the effective time of the merger, each outstanding stock option issued by Washington Homes to a non-employee member of the board of directors or to any other person who received an option as a consultant to Washington Homes will be deemed fully vested and will become a right to receive a cash payment. The cash payment will equal the amount, if any, by which the per share exercise price of each option is less than $10.08, multiplied by the number of shares issuable upon exercise of the fully vested option. Upon becoming a right to receive cash, these options will be cancelled. As of December 1, 2000, non-employee directors and consultants held options to purchase a total of 109,000 shares of Washington Homes common stock. Upon completion of the merger and cancellation of all of these outstanding non-employee stock options, Hovnanian will pay a total of approximately $541,410 to the holders of these non-employee stock options.

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations and warranties made by Hovnanian, WHI Holding and/or Washington Homes relating to the following matters:

    - due organization, valid existence and good standing as a corporation

    - capitalization

    - corporate power and authority

    - corporate power and authority to enter into and perform the merger agreement and related transactions

    - non-contravention of organizational documents, agreements or governmental orders

    - reports and other documents filed with the SEC, and the accuracy of the information contained in the documents

    - financial statements

    - litigation

    - employee benefits and ERISA

    - tax and accounting matters

    - labor matters

    - environmental matters

    - compliance with laws

    - insurance

    - brokers, financial advisors and investment bankers and fairness opinion

    - the required stockholder vote to approve the merger agreement or to issue stock

    - financing of cash portion of the merger consideration

    - investigation and analysis

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    - specified contracts

    - real property

    - disclosure.

COVENANTS

    The merger agreement contains various covenants and agreements that govern the actions of Washington Homes, Hovnanian and WHI Holding and their respective subsidiaries prior to the effective time of merger, including the following:

    CONDUCT OF BUSINESS. Washington Homes and Hovnanian have agreed that each will conduct its respective business in the ordinary course in all material respects in substantially the same manner as previously conducted. Each further agreed to use commercially reasonable efforts to keep available the services of its present officers and employees and to maintain its existing relations with customers, suppliers and others having business dealings. Washington Homes further agreed to preserve its present business organization.

    CAPITAL STOCK/DIVIDENDS. Washington Homes and Hovnanian has each agreed to restrictions on its ability to declare or distribute any stock dividend or make any other distribution in respect of its capital stock; split, combine or reclassify any of its stock; or repurchase, redeem or otherwise acquire any shares of capital stock. Except for stock options outstanding as of the date of the merger agreement, each has also agreed not to issue or sell or propose to issue or sell any shares of its capital stock or any securities convertible into its capital stock or any rights, warrants or options to acquire its capital stock.

    DISPOSITIONS, ACQUISITIONS, CAPITAL EXPENDITURES AND
REORGANIZATION.  Washington Homes and Hovnanian has each agreed not to:

    - either (a) acquire or agree to acquire by merger, by consolidation, by purchase of substantial equity or assets, or by any other manner, any business organization or division or (b) acquire or agree to acquire any assets if the acquisition could reasonably be expected to materially delay or interfere with the consummation of the merger; nor

    - sell, lease, encumber or otherwise dispose of any of its assets other than in the ordinary course, except as noted in the merger agreement.

    In addition, Washington Homes has agreed not to authorize or make any capital expenditures which in the aggregate exceed $250,000, nor to adopt any plan or agreement of partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization.

    AMENDMENTS. The merger agreement prohibits Washington Homes from amending its Articles of Incorporation or bylaws, and provides that Hovnanian will not amend its Certificate of Incorporation or by-laws in a manner that is adverse to completion of the merger or its stockholders, except as may be required to comply with applicable law.

    INDEBTEDNESS, TAX MATTERS AND DISCHARGE OF LIABILITIES. Washington Homes has agreed not to and not to permit any of its subsidiaries to:

    - incur indebtedness or guarantee indebtedness for real estate of more than $3 million and in an aggregate principal amount of more than $3 million; nor

    - make any tax election or settle any tax liability for an amount in excess of $300,000; nor

    - pay, settle, discharge or satisfy any claim, liability or obligations for an amount in excess of $500,000.

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    COMPENSATION; EMPLOYMENT AGREEMENTS; BENEFIT PLANS.  Except to the extent
Hovnanian agrees otherwise in writing, Washington Homes has agreed not to and not to permit any of its subsidiaries to:

    - increase the rate of compensation of any directors, officers or key employees, except for increases in the ordinary course of business and for scheduled bonuses; nor

    - pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of its existing benefit plans to any director, officer or employee; nor

    - enter into any new employment, severance or termination agreement with any director, officer or employee; nor

    - become obligated under any benefit plan which was not in existence on the date of the merger agreement or amend any existing benefit plan to enhance its benefits, except as may be required to comply with applicable law.

    QUALIFICATION. Washington Homes has agreed to use its reasonable best efforts not to and will use its reasonable best efforts not to permit any of its subsidiaries to take any action that would prevent or impede the merger from qualifying as a tax free reorganization.

    ACQUISITION PROPOSALS. Washington Homes has agreed that it will not, nor will it allow any of its subsidiaries, directors, officers employees or other representatives to, directly or indirectly, solicit or otherwise facilitate the submission of a competitive proposal. Washington Homes must also provide prompt notice to Hovnanian of receipt of a competitive proposal or of a request for non-public information by a company which is known to be considering making or has made a competitive proposal subsequent to the date of the merger agreement.

    The merger agreement defines a "competitive proposal" as:

    - any proposal or offer from any person relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of Washington Homes or any of its subsidiaries or of over 20% of any class of equity securities of Washington Homes or any of its subsidiaries;

    - any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of Washington Homes or any of its subsidiaries;

    - any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving Washington Homes or any of its subsidiaries, other than the transactions contemplated by the merger agreement and other than transactions in the ordinary course of business; or

    - any other transaction the consummation of which would reasonably be expected to, in a material way, impede, interfere with, prevent or delay the merger or which would reasonably be expected to dilute materially the benefits to Hovnanian of the transactions contemplated by the merger.

    Washington Homes or its board of directors, however, may participate in discussions or negotiations with, furnish information to, withdraw its recommendation on the merger, approve or recommend a competitive proposal or enter into an agreement in respect to a competitive proposal with any person from whom a competitive proposal has been received. Those actions can be taken only if the Washington Homes board has determined in good faith after consultation with its independent financial advisor that the competitive proposal would be more favorable to Washington Homes' stockholders than the merger with Hovnanian.

    REGULATORY APPLICATIONS AND FILINGS. Hovnanian and Washington Homes have agreed that they will cooperate and use their commercially reasonable efforts to promptly take all actions and do all things

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necessary to consummate the transactions contemplated by the merger agreement, including making all necessary filings and obtain all necessary government approvals.

    VOTING AGREEMENTS. Washington Homes and Hovnanian have agreed to take all further action as may be necessary in accomplishing performance of the two voting agreements entered into by the parties and various stockholders of Washington Homes and Hovnanian. SEE "Voting and Other Agreements."

    CERTAIN OTHER COVENANTS. The merger agreement contains other covenants of the parties relating to:

    - the Washington Homes stockholders' meeting and the recommendations of its board of directors;

    - the preparation and distribution of this document;

    - access to information and confidentiality of information;

    - cooperation in issuing public announcements;

    - the delivery of comfort letters from respective accountants; and

    - the delivery of financial statements of Washington Homes to Hovnanian.

    STOCK EXCHANGE LISTING. The merger agreement provides that Hovnanian will use its reasonable best efforts to list its stock on the New York Stock Exchange, or if Hovnanian does not satisfy the listing requirements of the New York Stock Exchange, then Hovnanian will submit to the American Stock Exchange a supplemental listing application covering the shares of Hovnanian stock to be issued in the merger. In the past, Hovnanian has not satisfied the listing requirements of the New York Stock Exchange. Thus, Hovnanian stock, including the shares of Hovnanian stock to be issued in the merger to Washington Homes stockholders, may continue to be listed on the American Stock Exchange.

    EMPLOYEE BENEFIT MATTERS. Employees of Washington Homes will be provided with the same employee benefit plans as are provided to similarly situated employees of Hovnanian, and when those employees become participants in any employee benefit plan of Hovnanian, they will receive credit for prior service with Washington Homes for purposes of eligibility and vesting, so long as the crediting of service does not result in duplication of benefits. Hovnanian has also agreed to honor and assume specified severance policies, employment agreements, executive termination agreements and individual benefit arrangements, except that any of those agreements with Geaton A. DeCesaris Jr., Thomas Pellerito, Christopher Spendley, and Clayton Miller shall be terminated on the effective date of the merger and replaced by new employment agreements. SEE "Voting and Other Agreements," beginning on page 64.

    DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. The merger agreement provides that, after the effective time of the merger, neither Hovnanian nor WHI Holding will take any action to abrogate or diminish any right accorded under the Articles of Incorporation or bylaws of Washington Homes as they existed immediately prior to the effective time to any person who, on or prior to the effective time, was a director or officer of Washington Homes to indemnification from claim, liability, damage, cost or expense arising from matters occurring on or prior to the effective time of the merger in connection with that person's duties as a director, officer or employee. To the extent permitted by law, all rights to indemnification accorded under the articles of incorporation and bylaws of Washington Homes to any person who, on or prior to the effective time, was a director or officer of Washington Homes will survive the effective time and, following the merger, to the extent permitted by law, Hovnanian and WHI Holding will honor those obligations in accordance with their terms with respect to events, acts, or omissions occurring prior to the effective time.

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    The merger agreement also provides that Hovnanian will cause WHI Holding to keep in effect for at least six years after the completion of the merger the policies of directors' and officers' liability insurance maintained by Washington Homes to the extent that the policies provide coverage for events occurring prior to the completion of the merger.

    RESALES BY AFFILIATES. Washington Homes has agreed to use its reasonable efforts to cause each person who may be deemed to be an affiliate of Washington Homes for purposes of Rule 145 under the Securities Act to deliver to Hovnanian a written agreement intended to ensure compliance with the Securities Act. In addition, under the terms of the merger agreement, the registration statement (of which this document is a part) filed with the SEC in connection with the registration of the shares of Hovnanian stock to be issued to the stockholders of Washington Homes in the merger will also serve as the registration statement, including statutory prospectus, for resales by affiliates of Washington Homes of those shares of Hovnanian stock received by those affiliates in the merger. Hovnanian has also agreed to amend and keep this registration statement statutorily current for a period of one year after the effective time of the merger. SEE "Terms of Hovnanian's Acquisition of Washington Homes--Restrictions on Resales by Affiliates," beginning on page 63.

    BOARD REPRESENTATION. In the merger agreement, Hovnanian has agreed to cause Geaton A. DeCesaris, Jr., currently chairman of the board of directors, president and chief executive officer of Washington Homes, to be elected as a member of the Hovnanian board of directors. Hovnanian has also agreed to continue to nominate Mr. DeCesaris for election to the board so long as:

    - Mr. DeCesaris either remains an employee of Hovnanian or owns in the aggregate at least 500,000 shares of Hovnanian stock;

    - no event has occurred with respect to Mr. DeCesaris that would require disclosure as to his fitness or integrity, including bankruptcy or insolvency, criminal convictions, and orders, judgments or decrees under the federal or state securities laws; and

    - Mr. DeCesaris has not become an employee, executive officer, board member, partner, owner or consultant in a home construction and/or financial services business other than Hovnanian and its subsidiaries.

CONDITIONS TO COMPLETE THE MERGER

    The obligations of each of Hovnanian, WHI Holding and Washington Homes to complete the merger are subject to the satisfaction or waiver of conditions, in accordance with applicable law, including:

    - obtaining the requisite vote of approval of the merger and merger agreement from the stockholders of Washington Homes;

    - obtaining the requisite vote of approval for the issuance of shares from the stockholders of Hovnanian;

    - obtaining all governmental and third party approvals legally required to complete the merger;

    - the absence of any law, rule, regulation or order making illegal or otherwise prohibiting the completion of the merger; and

    - the declaration of effectiveness of the registration statement on Form S-4 by the SEC and the absence of any stop order or pending or threatened proceedings seeking a stop order.

    The obligations of each of Hovnanian, WHI Holding and Washington Homes to complete the merger are further subject to satisfaction or waiver of the following conditions:

    - the representations and warranties of the other party in the merger agreement are to be true and correct in all material respects as of the closing date of the merger, except for

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
      representations and warranties made as of a specified date which will be true and correct in all material respects as of the specified date;

    - all of the agreements and covenants of the other party to be performed and complied with on or prior to the closing date of the merger have been performed and complied with in all material respects;

    - the delivery of opinions to each of Hovnanian and Washington Homes from Simpson Thacher & Bartlett and Duane, Morris & Heckscher, respectively to the effect that the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

    - the receipt by Washington Homes of an opinion from Wasserstein Perella, dated as of the date of the merger agreement, to the effect that the consideration to be received by the stockholders of Washington Homes in the merger is fair to the stockholders of Washington Homes from a financial point of view.

    The obligation of each of Hovnanian and WHI Holding to complete the merger is further subject to satisfaction or waiver of the following condition:

    - the employment agreements, dated as of the closing date, shall be in form and substance similar to those set forth in exhibits to the merger agreement for each of the four executive officers of Washington Homes specified in the merger agreement.

TERMINATION AND TERMINATION FEES

    GENERAL TERMINATION RIGHTS. The parties may terminate the merger agreement at any time prior to the effective time, whether before or after approval by the Washington Homes stockholders:

    - by mutual written consent of Washington Homes and Hovnanian;

    - by either Hovnanian or Washington Homes, as appropriate, if any of the following occurs:

       (1) the effective time of the merger has not occurred by April 28, 2001, except to the extent that the failure to consummate the merger results from the failure of the party seeking termination to perform or observe the agreements and covenants of that party in the merger agreement;

       (2) the Washington Homes stockholders do not approve the merger agreement at the Washington Homes special meeting or any adjournment or postponement of the meeting; or

       (3) any governmental entity has issued a final, non-appealable order permanently enjoining or otherwise prohibiting the merger, as long as the party seeking termination because of the order has used its commercially reasonable efforts to remove the order.

    - by Washington Homes in the event of:

       (1) the closing price of the Hovnanian stock is below $5.65, and Hovnanian elects not to increase the stock consideration by changing the exchange ratio to make the stock consideration per share of Washington Homes common stock equal to $7.85 per share; or

       (2) a breach by Hovnanian or WHI Holding of any of its respective representations, warranties, covenants or agreements contained in the merger agreement, which Hovnanian or WHI Holding as appropriate, cannot or has not cured within 30 days, or which would give rise to a failure of one of the conditions, as listed above beginning on page 59, to Washington Homes' obligations to complete the merger.

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    - by Hovnanian in the event of:

       (1) the closing price, as defined on page 52 above, of the Hovnanian stock is above $8.47;

       (2) a breach by Washington Homes of any of its respective representations, warranties, covenants or agreements contained in the merger agreement, which Washington Homes cannot or has not cured within 30 days, or which would give rise to a failure of one of the conditions, as listed above beginning on page 59, to Hovnanian's obligations to complete the merger;

       (3) the Washington Homes board of directors or any committee of the board of directors (a) withdraws or modifies in a manner adverse to Hovnanian its approval or recommendation of the merger agreement and the merger; or (b) approves or recommends any competitive proposal, defined on page 56 above;

       (4) Washington Homes enters into any agreement with respect to any competitive proposal, defined on page 57 above; or

       (5) Washington Homes fails to call a stockholders meeting to vote on the merger agreement and the merger.

    TERMINATION FEES. Under the terms of the merger agreement, Washington Homes will pay an amount equal to $3 million to Hovnanian if Hovnanian terminates the merger agreement because:

    - the stockholders of Washington Homes do not approve the merger agreement at their special stockholder meeting or any adjournment or postponement of that meeting;

    - the board of directors of Washington Homes or any committee of the board of directors withdrew its recommendation of the merger agreement and merger with Hovnanian, unless at the time of the withdrawal by the board, one or more of Hovnanian's covenants or representations or warranties under the merger agreement would not have been satisfied and would not be reasonably capable of being satisfied;

    - the board of directors of Washington Homes or any committee of the board of directors approved or recommended a competitive proposal, unless at the time of the recommendation by the board, one or more of Hovnanian's covenants or representations or warranties under the merger agreement would not have been satisfied and would not be reasonably capable of being satisfied;

    - Washington Homes entered into an agreement with respect to any competitive proposal for which the board of directors has determined in good faith after consultation with its financial advisors would be more favorable to the stockholders of Washington Homes, unless at the time of the determination by the board, one or more of Hovnanian's covenants or representations or warranties under the merger agreement would not have been satisfied and would not be reasonably capable of being satisfied;

    - the board of directors of Washington Homes failed to call a stockholders meeting to vote upon the Hovnanian merger, unless at the time of the failure by the board, one or more of Hovnanian's covenants or representations or warranties under the merger agreement would not have been satisfied and would not be reasonably capable of being satisfied; or

    - of a breach by Washington Homes of any representation, warranty, covenant or agreement contained in the merger agreement which (a) would give rise to a failure to satisfy or waive the conditions, as listed above beginning on page 59, to the obligations to consummate the merger or (b) cannot be or has not been cured within 30 days after Hovnanian's giving termination notice.

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    Under the terms of the merger agreement, Hovnanian must pay an amount equal to $1 million to Washington Homes if Washington Homes terminates the merger agreement because:

    - of a breach by Hovnanian or WHI Holding of any representation, warranty, covenant or agreement contained in the merger agreement which (a) would give rise to a failure to satisfy or waive the conditions, as listed above beginning on page 59, to the obligations to consummate the merger or
      (b) cannot be or has not been cured within 30 days after Washington Homes' giving termination notice.

    The merger agreement also provides that upon acceptance by Washington Homes or Hovnanian the fees referred to above, the entity paying the fee is fully released and discharged from any liability or obligation resulting from or under the merger agreement with Hovnanian.

AMENDMENT

    The parties to the merger agreement may amend or modify any provision of the merger agreement at any time by an agreement in writing signed on behalf of each of the parties, except that after any approval of the merger agreement by the stockholders of Washington Homes, the parties may not amend the merger agreement without the further approval of the stockholders, if the amendment requires by law or rule of any relevant stock exchange further approval by stockholders.

SURVIVAL OF CERTAIN PROVISIONS

    IF THE MERGER AGREEMENT BECOMES EFFECTIVE. After the effective time of the merger, various provisions of the merger agreement regarding the following matters will survive and remain effective:

    - procedures for the issuance of Hovnanian common stock, cash and Hovnanian stock options in exchange for Washington Homes common stock and outstanding Washington Homes stock options;

    - commitments to provide and maintain employee benefits plans, programs and arrangements and to honor and assume severance policies, employment agreements, executive termination agreements and individual benefit arrangements;

    - indemnification of Washington Homes directors and officers and the provision of directors' and officers' liability insurance;

    - amending and keeping the registration statement under the Securities Act statutorily current;

    - continued nomination for election of Geaton A. DeCesaris, Jr. to the Hovnanian board of directors; and

    - all other provisions that contemplate or may contemplate performance or fulfillment after the effective time of the merger.

    IF THE MERGER AGREEMENT TERMINATES BEFORE THE EFFECTIVE TIME. If the merger agreement terminates before the effective time, various provisions of the merger agreement regarding the following matters will survive and remain effective:

    - confidentiality of information obtained in connection with the merger agreement;

    - liability and fees of the companies to each other as a result of the termination of the merger agreement; and

    - all other provisions that contemplate or may contemplate performance or fulfillment even though a termination occurs before the effective time of the merger.

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RESTRICTIONS ON RESALES BY AFFILIATES

    Hovnanian has registered, by a registration statement of which this document is a part, the shares of its common stock issuable to the Washington Homes stockholders in the merger under the Securities Act. Holders of these securities who are not deemed to be "affiliates," as defined in the rules promulgated under the Securities Act, of Hovnanian or Washington Homes may trade their shares of Hovnanian stock that they receive in the merger freely without restriction after the merger.

    Any subsequent transfer of shares by any person who is an affiliate of Washington Homes at the time of submission of the merger agreement to the Washington Homes stockholders for their vote will, under existing law, require either:

    - the further registration under the Securities Act of the shares of Hovnanian stock to be transferred;

    - compliance with Rule 145 under the Securities Act, which permits limited sales under the circumstances listed in that Rule; or

    - the availability of another exemption from registration of the shares.

    An affiliate of Washington Homes is a person who directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Washington Homes. These restrictions apply to the directors and executive officers of Washington Homes and the holders of 10% or more of the Washington Homes common stock. The same restrictions apply to relatives or the spouses of those persons and any trusts, estates, corporations or other entities in which those persons have a 10% or greater beneficial or equity interest. Hovnanian will give stop transfer instructions to its transfer agent with respect to those shares of Hovnanian stock held by persons subject to these restrictions, and Hovnanian will place a legend on the certificates for their shares accordingly.

    Washington Homes has agreed in the merger agreement to use its reasonable efforts to (a) deliver to Hovnanian a letter identifying all persons who may be deemed to be affiliates of Hovnanian and (b) cause each person who may be deemed to be an affiliate of Washington Homes for purposes of Rule 145 under the Securities Act to deliver to Hovnanian a written agreement intended to ensure compliance with the Securities Act.

    In addition, under the terms of the merger agreement, the registration statement, of which this document is a part, filed in connection with the registration of the shares of Hovnanian stock to be issued to the stockholders of Washington Homes in the merger will also serve as the registration statement and statutory prospectus for resales by affiliates of Washington Homes of those shares of Hovnanian stock. Hovnanian has also agreed to amend and keep its registration statement statutorily current for a period of one year from and after the effective time of the merger. These two provisions allow the affiliates of Washington Homes to resell their shares of Hovnanian stock in excess of the volume and other limitations placed on them by Rule 145(d) promulgated under the Securities Act. Hovnanian has also agreed, under a Registration Rights Agreement, to allow eighteen stockholders of Washington Homes, comprised of Thomas Pellerito and seventeen members of the DeCesaris family, including Geaton A. DeCesaris, Jr. and Paul Sukalo, to register for future sale at the expense of Hovnanian their shares of Hovnanian stock to be received in the merger. See "Voting and Other Agreements," beginning on page 64.

ALLOCATION OF COSTS AND EXPENSES

    The merger agreement provides that each party to the merger agreement will be responsible for paying its own costs and expenses incurred in connection with the merger agreement, whether or not the merger is consummated.

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                       RIGHTS OF DISSENTING STOCKHOLDERS

    Under the Maryland General Corporation Law, Washington Homes stockholders do not have rights to dissent from the merger agreement and the merger and obtain the fair value of their Washington Homes shares in cash.

                               PREEMPTIVE RIGHTS

    Hovnanian's certificate of incorporation and by-laws do not provide its stockholders with preemptive rights.

                          VOTING AND OTHER AGREEMENTS

    WASHINGTON HOMES STOCKHOLDER VOTING AGREEMENTS. When the parties signed the merger agreement, seventeen stockholders of Washington Homes representing approximately 48.6% of the issued and outstanding common stock, all of whom are members of the DeCesaris family and three of whom are directors and/or executive officers of Washington Homes, entered into voting agreements with Hovnanian. Under the voting agreements, these stockholders agreed:

    - to vote all of the shares of Washington Homes common stock they own beneficially or of record, and over which they control the voting power, in favor of the merger, the merger agreement and any transactions contemplated by the merger agreement at any meeting of stockholders of Washington Homes called to consider and vote on the merger;

    - not to sell or otherwise dispose of any of their shares of Washington Homes common stock other than to Hovnanian in connection with the merger;

    - not to solicit or encourage directly or indirectly any offer from any party other than Hovnanian concerning the possible disposition of business, assets or capital stock of Washington Homes; and

    - not to vote in favor of any action or agreement that would result in a breach in any material respect of the merger agreement with Hovnanian.

    One of the voting agreements, signed by twelve stockholders representing approximately 26.4% of the issued and outstanding shares of Washington Homes' common stock, provides for the suspension of the above obligations for those stockholders upon receipt of a competitive proposal, as defined on page 57 above, from persons other than Hovnanian as identified in the voting agreement. A suspension of those obligations would occur only if:

    - the competitive proposal were received from a company that had not been furnished access to any non-public information relating to Washington Homes; and

    - the independent directors of Washington Homes have concluded in good faith, after consultation with Washington Homes' financial advisors, that
      (a) the competitive proposal would provide greater aggregate value to the Washington Homes' stockholders from a financial point of view than the transactions contemplated by the merger agreement with Hovnanian; and
      (b) any required financing of the competitive proposal were committed or were reasonably capable of being financed by the person making the competitive proposal.

    As of the date of this document, we are unaware of any competitive proposal.

    Nothing in either of the voting agreements, however, will limit or otherwise interfere with the actions of the signing stockholders as directors or officers of Washington Homes or will affect their ability to vote or dispose of their shares in the event the merger agreement with Hovnanian has first been terminated in accordance with its terms.

    The voting agreements will terminate on the first to occur of:

    - the completion of the merger;

    - 90 days after termination of the merger under circumstances for which Hovnanian is entitled to the $3 million termination fee discussed under "Terms of Hovnanian's Acquisition of Washington Homes--Termination and Termination Fees";

    - 15 days after termination of the merger agreement for any other reason; or

    - written notice of termination of the voting agreement by Hovnanian to the stockholders who executed the voting agreements.

    HOVNANIAN STOCKHOLDER VOTING AGREEMENT. Under stock exchange rules, the issuance of shares of Hovnanian stock in connection with the merger with Washington Homes must be approved by the stockholders of Hovnanian. Principal stockholders representing approximately 70.7% of the aggregate voting power of the issued and outstanding shares of Hovnanian common stock have entered into a voting agreement with Washington Homes in which those stockholders have agreed to vote the Hovnanian common stock owned beneficially or of record by them in favor of the share issuance.

    Under the voting agreement, the stockholders have agreed, among other things, (a) to vote all of the shares of Hovnanian common stock owned beneficially or held of record by them in favor of the share issuance and
(b) not to sell, transfer, pledge, encumber, assign or otherwise dispose of their shares. The voting agreement terminates upon the earlier to occur of:

    - the completion of the merger;

    - the termination of the merger agreement in accordance with its terms; and

    - written notice of termination of the voting agreement by Washington Homes to the stockholders party to the voting agreement.

    Because the shares subject to the voting agreement represent more than a majority of the voting power of all of the outstanding shares of Hovnanian common stock, Hovnanian expects that the proposal relating to the share issuance will be approved at Hovnanian's shareholder meeting, even if no other stockholders vote to approve this proposal.

    REGISTRATION RIGHTS AGREEMENT. Hovnanian has agreed to allow eighteen stockholders of Washington Homes, including Geaton A. DeCesaris, Jr., Chairman of the Board, President and Chief Executive Officer of Washington Homes, Thomas Pellerito, Director and President of Homebuilding Operations of Washington Homes, Paul C. Sukalo, Director and Senior Vice President and 15 other members of the DeCesaris family, to register for future sale their shares of Hovnanian stock to be received in the merger. The expenses of any registration will be paid by Hovnanian to the same extent that Hovnanian is obligated to pay registration expenses of any other holders of Hovnanian common stock. Under the agreement, Hovnanian must use its reasonable best efforts to register some or all of the Hovnanian stock held by the stockholders of Washington Homes that are parties to the agreement when:

    - Hovnanian proposes to register its Class A common stock under the Securities Act; or

    - a former stockholder or group of former stockholders of Washington Homes who are parties to the agreement and hold at least 50% of the registerable securities held by all of former stockholders of Washington Homes that are parties to the agreement requests registration of their shares.

For a discussion of the registration rights being afforded affiliates of Washington Homes under the merger agreement, see "Terms of Hovnanian's Acquisition of Washington Homes--Restrictions on Resales by Affiliates," beginning on page 63.

    SALE PARTICIPATION AGREEMENT. Eighteen stockholders of Washington Homes, including Geaton A. DeCesaris, Jr., Thomas Pellerito and Paul C. Sukalo, have entered into an agreement with Kevork S. Hovnanian, chairman of Hovnanian's board of directors, and Ara K. Hovnanian, president and chief executive officer of Hovnanian. Under the agreement, Messrs. Hovnanian have agreed, if members of the Hovnanian family sell more than 20% of their Hovnanian stock after the merger, to allow these former Washington Homes stockholders to participate in their proposed sale by including in their proposed sale the Hovnanian stock owned by these former Washington Homes stockholders.

    WASHINGTON HOMES' OFFICERS' EMPLOYMENT AGREEMENTS. Washington Homes currently has an employment agreement with Geaton A. DeCesaris, Jr., who serves as Chairman of the Board, President and Chief Executive Officer of Washington Homes, for a three-year term commencing on July 1, 2000 and continuing until June 30, 2003 with an automatic one-year renewal on each anniversary date commencing June 30, 2001, unless terminated no later than 30 days before a renewal. The agreement provides for a base salary of $500,000, subject to yearly 10% increases, plus a cash bonus of 50% of base salary if the Company's return on equity, ROE, is at least 15% and a cash bonus of 100% of base salary if pretax ROE exceeds 20%. The agreement also provides that Mr. DeCesaris is entitled to an additional bonus of 5% of the amount by which Washington Homes' pretax ROE exceeds 20%. In the event that Mr. DeCesaris' employment is terminated because of a "change in control," as defined in his current agreement, he would be entitled to a severance payment equal to three times his average base salary and bonus under his current agreement.

    Washington Homes also currently has agreements, which become effective upon a "change in control," as defined therein, with Thomas Pellerito, President, Homebuilding Operations and Chief Operating Officer, Christopher Spendley, Senior Vice President and Secretary, and Clayton Miller, Senior Vice President. Those agreements provide that, if during the two-year period following a change in control their employment is terminated or that person's responsibilities are diminished causing their resignation(s), then they shall be entitled to a severance payment equal to one-year's salary, plus any bonus that would have been paid at the date of termination under any bonus plan in effect on that date, provided, however, that the bonus payment must be a least equal to 50% of base salary.

    Those current agreements with Messrs. DeCesaris, Pelleritio, Spendley and Miller will be cancelled when they enter into the new employment agreements with Hovnanian, as described below. Under the terms of the merger agreement, Messrs. DeCesaris, Pelleritio, Spendley and Miller will enter into employment agreements with Hovnanian at the effective time of the merger.

    GEATON A. DECESARIS, JR. Under his employment agreement, Mr. DeCesaris would serve as Hovnanian's Chief Operating Officer and President of Homebuilding Operations for a term ending October 31, 2003. Mr. DeCesaris would also serve as a member of the board of directors of Hovnanian and as a member of the strategic planning committee of Hovnanian. As an inducement to Mr. DeCesaris to enter into his employment agreement with Hovnanian, he has agreed to cancel his employment agreement, dated July 1, 2000, with Washington Homes but will receive a performance based bonus, covering the period between the date of the signing of the merger agreement to the completion of the merger and based on results achieved for Washington Homes stockholders as a result of the merger transaction, in an amount estimated at $1,975,000. Furthermore, under the terms of his new employment agreement with Hovnanian, Mr. DeCesaris would receive an annual salary of $500,000, as adjusted annually to compensate for inflation.
Mr. DeCesaris could also receive an annual bonus depending on the financial performance of WHI Holding and Hovnanian's southeast region, and any bonus would be payable 70% in cash and 30% in Hovnanian stock. Mr. DeCesaris would also receive option grants under the Hovnanian stock option plan for 50,000 shares annually for four years at an exercise price equal to the fair market value of the stock on each date of grant. Mr. DeCesaris would also receive other benefits including two automobiles, reimbursement for business expenses, and participation in Hovnanian's various employee benefits plans such as medical, dental, disability insurance plans, life insurance plans and retirement plans.

    In the event that Mr. DeCesaris' employment is terminated without cause by Hovnanian or for good reason by Mr. DeCesaris, as those terms are defined in the new employment agreement, Mr. DeCesaris would be entitled to receive an amount equal to two times the sum of:

    - his base salary at the rate in effect at the date of termination

    - plus

    - the average of the last two fiscal years' annual bonus earned by Mr. DeCesaris.

That amount would be payable in a lump sum within thirty days after the date of termination. Mr. DeCesaris would also be subject to a covenant not to compete or interfere with the business of Hovnanian or its affiliates, for a period of

    - six months after the date Hovnanian terminates his employment for cause, or

    - one year after the date his employment is terminated by Hovnanian or by him for any other reason, other than as a result of the natural expiration of the term of the employment agreement on October 31, 2003.

In addition, for a period of eighteen months following the date Mr. DeCesaris ceases to be employed by Hovnanian for any reason, Mr. DeCesaris would be subject to a covenant:

    - not to solicit employees of Hovnanian or its affiliates to leave their employment, and

    - not to compete for any real property that Hovnanian had investigated or entered into an option to purchase at any time within one year prior to the date of termination of Mr. DeCesaris' employment.

    THOMAS PELLERITO. Under his employment agreement, Mr. Pellerito would serve as WHI Holding's President, Southeast Region for a term ending October 31, 2003. Mr. Pellerito would receive an annual salary of $300,000, as adjusted annually to compensate for inflation. Mr. Pellerito could also receive an annual bonus, depending on the financial performance of WHI Holding and Hovnanian's southeast region, and any bonus would be payable 100% in cash in the fiscal year ended 2001, 90% in cash and 10% in Hovnanian stock in the fiscal year ended 2002, 80% in cash and 20% in Hovnanian stock in the fiscal year ended 2003, and 70% in cash and 30% in Hovnanian stock in any fiscal year after the fiscal year ended 2003. The stock component of the annual bonus would be increased by a 20% premium, subject to vesting at 25% per year. Under the agreement, Hovnanian would recommend to the compensation committee of the board of directors the approval of an initial option grant to Mr. Pellerito under the Hovnanian stock option plan for 20,000 shares at an exercise price equal to the closing price and subsequent option grants under the Hovnanian stock option plan for 20,000 shares annually for two years at an exercise price equal to the closing price. Mr. Pellerito would also receive other benefits including vacation and participation in Hovnanian's various employee benefits plans such as medical, dental, disability insurance plans, life insurance plans and retirement plans.

    In the event that Mr. Pellerito's employment is terminated without cause by Hovnanian or for good reason by Mr. Pellerito, as those terms are defined in the employment agreement, Mr. Pellerito would be entitled to receive an amount equal to the sum of

    - one year's base salary at the rate in effect at the date of termination

    - plus

    - an amount in respect of his annual bonus, equal to 50% of the greater of
      (a) Mr. Pellerito's then base salary or (b) any annual bonus to which he would have been entitled to receive pursuant to his employment agreement.

The one year's base salary, plus the 50% base salary amount payable in respect of the annual bonus, would be payable in a lump sum within thirty days after the date of termination, and the excess, if any, of 50% of the annual bonus to which Mr. Pellerito would have been entitled, as described above, if any, shall be payable, if at all, when the annual bonus would otherwise have been payable if Mr. Pellerito's employment had not been terminated. Mr. Pellerito would also be subject to the same restrictive covenants, under the same circumstances and for the same periods of time, as Mr. DeCesaris would be subject, as described above.

    CHRISTOPHER SPENDLEY. Under his employment agreement, Mr. Spendley would serve as WHI Holding's Chief Financial Officer, Southeast Region for a term ending October 31, 2003. Mr. Spendley would receive an annual salary of $220,000, as adjusted annually to compensate for inflation. Mr. Spendley could also receive an annual bonus, depending on the financial performance of WHI Holding and Hovnanian's southeast region, and any bonus would be payable 100% in cash in the fiscal year ended 2001, 90% in cash and 10% in Hovnanian stock in the fiscal year ended 2002, 80% in cash and 20% in Hovnanian stock in the fiscal year ended 2003, and 70% in cash and 30% in Hovnanian stock in any fiscal year after the fiscal year ended 2003. The stock component of the annual bonus would be increased by a 20% premium, subject to vesting at 25% per year. Under the agreement, Hovnanian would recommend to the compensation committee of the board of directors the approval of an initial option grant to Mr. Spendley under the Hovnanian stock option plan for 7,500 shares at an exercise price equal to the closing price and subsequent option grants under the Hovnanian stock option plan for 7,500 shares annually for two years at an exercise price equal to the closing price. Mr. Spendley would also receive other benefits including participation in Hovnanian's various employee benefits plans such as medical, dental, disability insurance plans, life insurance plans and retirement plans.

    Mr. Spendley would be provided with the same severance benefits, and would be subject to the same restrictive covenants, under the same circumstances and for the same periods of time, as Mr. Pellerito would be subject, as described above.

    CLAYTON MILLER. Under his employment agreement, Mr. Miller would serve as WHI Holding's Chief Accounting Officer, Southeast Region for a term ending October 31, 2003. Mr. Miller would receive an annual salary of $115,000, as adjusted annually to compensate for inflation. Mr. Miller could also receive an annual bonus, depending on the financial performance of WHI Holding and Hovnanian's southeast region, and any bonus would be payable 100% in cash in the fiscal year ended 2001, 90% in cash and 10% in Hovnanian stock in the fiscal year ended 2002, 80% in cash and 20% in Hovnanian stock in the fiscal year ended 2003, and 70% in cash and 30% in Hovnanian stock in any fiscal year after the fiscal year ended 2003. The stock component of the annual bonus would be increased by a 20% premium, subject to vesting at 25% per year. Mr. Miller would also receive other benefits including participation in Hovnanian's various employee benefits plans such as medical, dental, disability insurance plans, life insurance plans and retirement plans.

    Mr. Miller would be provided with the same severance benefits, and would be subject to the same restrictive covenants, under the same circumstances and for the same periods of time, as Mr. Pellerito would be subject, as described above.

   OTHER INTERESTS OF WASHINGTON HOMES' OFFICERS AND DIRECTORS IN THE MERGER

    In considering the recommendation of the Washington Homes Board with respect to the merger, Washington Homes stockholders should be aware that officers and directors of Washington Homes have interests in the merger that are different from, or in addition to, the interests of the stockholders of Washington Homes generally. The Washington Homes Board was aware of those interests and considered them, among other matters, in approving the merger agreement and the matters contemplated by the merger agreement, including the merger. SEE "Voting and Other Agreements," beginning on page 64.

    As of December 1, 2000, the directors and executive officers of Washington Homes owned an aggregate of approximately 2,594,391 shares of Washington Homes common stock and held options to purchase an aggregate of approximately 344,000 shares of Washington Homes common stock at a weighted average exercise price of approximately $4.95 per share, some of which will vest as a result of the merger. Under the terms of the merger agreement, Washington Homes' directors and executive officers will receive the same consideration for their shares of Washington Homes common stock as the other Washington Homes stockholders. Washington Homes stock options granted under its employee stock option plan which are outstanding at the effective time of the merger will be converted into Hovnanian stock options. We describe the treatment of stock options more fully under "Terms of Hovnanian's Acquisition of Washington Homes--Washington Homes Employee Stock Options," beginning on page 54.

    As of December 1, 2000, non-employee directors held outstanding options to purchase a total of 99,000 shares of Washington Homes common stock. In accordance with the merger agreement, these non-employee directors will receive cash in the total amount of $494,210 for their options. See "Terms of Hovnanian's Acquisition of Washington Homes--Washington Homes Non-Employee Stock Options," beginning on page 55.

    Hovnanian will cause WHI Holding to honor and assume specified severance policies, employment agreements, executive termination agreements, and individual benefit arrangements currently in force with Washington Homes. In addition, after the merger Hovnanian will cause WHI Holding, at all times after the merger, to indemnify and hold harmless each person who has been a director, officer or employee of Washington Homes against claims, liabilities and losses incurred by that person while acting on behalf of Washington Homes. After the merger Hovnanian also will cause WHI Holding to keep in effect for at least six years after the merger the policies of directors' and officers' liability insurance maintained by Washington Homes to the extent that those policies provide coverage for events occurring prior to the merger.

    For a discussion of the registration rights being afforded eighteen stockholders of Washington Homes under the registration rights agreement, see "Voting and Other Agreements--Registration Rights Agreement," beginning on page 65. For a discussion of the registration rights being afforded affiliates of Washington Homes under the merger agreement, see "Terms of Hovnanian's Acquisition of Washington Homes--Restrictions on Resales by Affiliates," beginning on page 63.

       OTHER INTERESTS OF HOVNANIAN OFFICERS AND DIRECTORS IN THE MERGER

    The officers and directors of Hovnanian, who are also stockholders of Hovnanian, have no interests that are different from, or in addition to, the benefits Hovnanian stockholders will receive as a result of the merger.

                        ANTICIPATED ACCOUNTING TREATMENT

    Hovnanian anticipates that the merger will be accounted for using the purchase method of accounting.

                       COMPARISON OF STOCKHOLDERS' RIGHTS

    Upon completion of the merger, the stockholders of Washington Homes that receive Hovnanian stock in exchange for their shares will become stockholders of Hovnanian. Hovnanian is incorporated in the State of Delaware and, accordingly, the rights of Hovnanian stockholders are governed by the Hovnanian certificate of incorporation, the Hovnanian by-laws and the laws of the State of Delaware, including the Delaware General Corporation Law, which we refer to as the DGCL. Washington Homes is incorporated under the laws of the State of Maryland, and accordingly, the rights of Washington Homes stockholders are governed by the Washington Homes articles of incorporation, the Washington Homes bylaws and the laws of the State of Maryland, including the Maryland General Corporation Law, which we refer to as the MGCL. The following chart summarizes the material differences between the rights of holders of Washington Homes common stock prior to the merger and the rights of holders of Hovnanian stock currently and following the merger. In addition, the Washington Homes articles of incorporation, the Washington Homes bylaws, the Hovnanian certificate of incorporation and the Hovnanian by-laws and the relevant provisions of Maryland and Delaware law are available for your review. You can obtain copies of the governing corporate instruments of Hovnanian and Washington Homes, without charge, by following the instructions listed under "Where You Can Find More Information," beginning on page 122.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
AUTHORIZED: 15,000,000 shares of voting        AUTHORIZED: 87,000,000 shares of Class A
common stock, par value of $0.01 per share;    common stock, par value of $0.01 per share;
1,100,000 shares of non-voting common stock,   13,000,000 shares of Class B common stock,
par value of $0.01 per share; and 150,000      par value $0.01 per share; and 100,000 shares
shares of preferred stock, par value of $1.00  of preferred stock, par value of $0.01 per
per share.                                     share.

OUTSTANDING: 8,240,961 shares of voting        OUTSTANDING: 14,127,877 shares of Class A
common stock, no shares of non-voting common   common stock, 7,591,579 shares of Class B
stock and no shares of preferred stock as of   common stock and no shares of preferred stock
December 1, 2000.                              as of December 18, 2000.

VOTING RIGHTS

    Washington Homes stockholders that elect to receive shares of Hovnanian stock will receive 1.39 shares of Hovnanian stock for each share of Washington Homes common stock. No Washington Homes stockholders will receive shares of Hovnanian Class B common stock in the merger. SEE "Terms of Hovnanian's Acquisition of Washington Homes--Merger Consideration," beginning on page 51, "Washington Homes Stock Ownership Information," beginning on page 112 and "Selling Stockholders," beginning on page 114.

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
The Washington Homes articles of               The Hovnanian certificate of incorporation
incorporation provide that holders of its      provides that, except as otherwise required
voting common stock are entitled to cast one   by law or as otherwise specifically provided
vote for each share held.                      in the certificate of incorporation, the
                                               holders of Class A and Class B common stock
                                               shall vote together without regard to class
                                               on all matters properly brought before a
                                               meeting. Holders of Class A common stock are
                                               entitled to cast for each matter one vote for
                                               each share, and holders of Class B common
                                               stock are entitled to cast ten votes for each
                                               share, unless the holder of the Class B
                                               shares is a specified type of person or
                                               entity other than the beneficial owner, in
                                               which case those holders of Class B common
                                               stock are entitled to cast one vote for each
                                               share of Class B common stock. Hovnanian's
                                               certificate of incorporation also permits its
                                               board of directors to issue up to 100,000
                                               shares of preferred stock, in one or more
                                               series, with voting and other rights as may
                                               be fixed by the board of directors.

PREEMPTIVE RIGHTS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Washington Homes' articles of incorporation    Under the DGCL, any preemptive rights must be
provide that no holders of stock of any class  granted expressly in the certificate of
shall have any preferential right of           incorporation. Hovnanian's certificate of
subscription to any shares of stock of any     incorporation does not grant any preemptive
class, except as the board of directors may    rights to any holders of any class of stock.
determine in its discretion.

APPRAISAL AND DISSENTERS' RIGHTS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Under the MGCL, a stockholder is entitled to   Under the DGCL, stockholders do not have
dissent from and obtain payment of the fair    appraisal rights to obtain the fair value in
value of the stockholder's shares in certain   cash of their shares of stock when (a) they
situations, including a merger, but this       are stockholders of the surviving corporation
right does not exist, with limited             and the merger did not require their approval
exceptions, if the stock is listed on a        under the DGCL; (b) the company's shares that
national securities exchange. SEE "Rights of   they own are listed either on a national
Dissenting Stockholders," beginning on page    securities exchange or on the Nasdaq National
64.                                            Market; or (c) the company's shares are held
                                               of record by more than 2,000 stockholders.

                                               However, appraisal rights are available in
                                               any of the above three cases if the
                                               stockholders are required by the terms of the
                                               merger or consolidation to accept
                                               consideration other than (a) shares of stock
                                               of the company surviving or resulting from
                                               the merger or consolidation, (b) shares of
                                               stock of another company which are listed
                                               either on a national securities exchange or
                                               on the Nasdaq National Market or held of
                                               record by more than 2,000 stockholders,
                                               (c) cash in lieu of fractional shares, or
                                               (d) any combination of the above three.

CONVERSION RIGHTS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
None.                                          Hovnanian's certificate of incorporation
                                               provides that each share of Class B common
                                               stock may at any time be converted into one
                                               share of Class A common stock. Additionally,
                                               all shares of Class B common stock will be
                                               converted immediately and automatically into
                                               shares of Class A common stock in various
                                               circumstances, including when the number of
                                               issued and outstanding shares of Class B
                                               common stock is less than 5% of the aggregate
                                               number of shares of Class A common stock and
                                               Class B common stock then outstanding.

AMENDMENTS TO ARTICLES/CERTFICATE OF INCORPORATION

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
The MGCL provides that a majority of the       The DGCL provides that amendments of the
entire board of directors may amend the        certificate of incorporation must be proposed
articles of incorporation to increase or       and declared advisable by the board of
decrease the aggregate number of shares of     directors in a resolution, and approved by
stock of the corporation or the number of      the stockholders by the affirmative vote of a
shares of stock of any class that the          majority of the outstanding stock entitled to
corporation has authority to issue.            vote and of a majority of the outstanding
Otherwise, amendments must be proposed and     stock of each class entitled to vote as a
declared advisable by the board of directors   class (and in certain situations, even if the
and approved by the stockholders by the        class is not entitled to vote as a class),
affirmative vote of two-thirds of all votes    unless a higher vote is required in the
entitled to be cast on the matter.             corporation's certificate of incorporation.

                                               Hovnanian's certificate of incorporation does
                                               not provide for a higher vote than a majority
                                               to amend its certificate of incorporation.

AMENDMENTS TO BYLAWS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Washington Homes' bylaws provide that the      Under the DGCL, the stockholders entitled to
board of directors may adopt, alter or repeal  vote may adopt, amend or repeal the by-laws.
any bylaws, and make new bylaws, except that   In addition, the DGCL provides that the board
the board cannot alter or repeal the section   of directors may amend the by-laws if so
entitled "Amendments of Bylaws" nor any        authorized in the certificate of
bylaws made by the stockholders. The bylaws    incorporation.
also provide that the stockholders may adopt,  Hovnanian's certificate of incorporation alter or repeal any bylaws of the corporation  provides that the board of directors may
and make new bylaws.                           alter, amend or repeal the by-laws.

SPECIAL MEETINGS OF STOCKHOLDERS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Under Washington Homes' bylaws, the president  Under Hovnanian's by-laws, special meetings
or the board of directors may call special     of stockholders may be called by the
meetings of the stockholders. In addition,     president for any purpose and must be called
special meetings of stockholders must be       by the president or secretary if directed by
called by the secretary upon the written       the board of directors or requested in
request of the holders of shares entitled to   writing by the holders of not less than 25%
cast not less than 25% of all of the votes     of the capital stock of the corporation.
proposed to be acted on at the special
meeting.

QUORUM REQUIREMENTS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Under Washington Homes' bylaws, the presence   Under Hovnanian's by-laws, the holders of
in person or by proxy of stockholders          record, present in person or by proxy, of a
entitled to cast a majority of all the votes   majority of the Hovnanian's issued and
entitled to be cast constitutes a quorum.      outstanding capital stock constitutes a
                                               quorum.

RIGHTS OF INSPECTION

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Maryland law provides that one or more         Under Delaware law, any stockholder of
stockholders who together hold more than 5%    record, in person or by attorney or other
of the outstanding stock may make written      agent, upon written demand under oath stating
request to inspect and copy during usual       the purpose for his or her request, has the
business hours the corporation's stock         right during a company's usual business hours
ledger.                                        to inspect, for any proper purpose, the
Maryland law does not provide for any          company's stock ledger, a list of its
additional stockholder right to inspect a      stockholders and its books and records and to
voting list prior to a meeting of              make copies or extracts of those items. A
stockholders.                                  proper purpose means a purpose reasonably
                                               related to that person's interest as a
                                               stockholder.

                                               In addition, under the DGCL, any stockholder
                                               may examine a list of stockholders entitled
                                               to vote at a meeting of stockholders for a
                                               period of 10 days prior to the meeting and
                                               during the whole time of the meeting.

STOCKHOLDER ACTION BY WRITTEN CONSENT

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Washington Homes' bylaws provide that its      Unless a corporation's certificate of
stockholders may take action without a         incorporation provides otherwise, the DGCL
meeting if a written consent, setting forth    provides that stockholder action may be taken
the action, is signed by each stockholder      without a meeting, without prior notice and
entitled to vote on the matter, and any other  without a vote, if consents in writing,
stockholder entitled to notice of a meeting    setting forth the action so taken, are signed
of stockholders (but not to vote) has waived   by the holders of outstanding stock having
in writing any right to dissent from the       not less than the minimum number of votes
action.                                        that would be necessary to authorize or take
                                               the action at a meeting at which all shares
                                               entitled to vote were present and voted.
                                               Hovnanian's certificate of incorporation does
                                               not provide otherwise.

CLASSIFICATION OF THE BOARD OF DIRECTORS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Under Washington Homes' bylaws, the Board of   Under the Hovnanian certificate of
Directors of Washington Homes has only one     incorporation and by-laws, the Hovnanian
class of directors. The entire board of        Board of Directors consists of one class of
directors is elected annually.                 directors, the Directors' terms are not
                                               staggered.

ELECTION OF THE BOARD OF DIRECTORS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Under the MGCL, directors are elected by a     Under the DGCL, directors are elected by a
plurality of all the votes cast.               plurality of the votes of the shares present
                                               in person or represented by proxy at the
                                               meeting and entitled to vote.

CUMULATIVE VOTING

    Cumulative voting is a type of voting in which a stockholder may cast as many votes for directors as he or she has shares of stock multiplied by the number of directors to be elected. The stockholder may cast all his or her votes for one or more, but fewer than all, the directors on the slate. With that type of voting arrangement, minority representation on the board of directors is promoted.

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Washington Homes' articles of incorporation    Under the DGCL, stockholders do not have
provide that stockholders do not have          cumulative voting rights in the election of
cumulative voting rights in the election of    directors unless the certificate of
directors.                                     incorporation expressly provides for those
                                               rights.

                                               The Hovnanian certificate of incorporation
                                               does not provide for cumulative voting rights
                                               of stockholders in the election of directors.

NUMBER OF DIRECTORS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
The bylaws of Washington Homes require that    Hovnanian's by-laws provide that the board
the number of directors on the board of        will consist of not less than one nor more
directors must be no less than 3 and no more   than fifteen directors, as determined by the
than 10, the exact number to be set by a       board of directors or the stockholders.
majority of the entire board of directors.
                                               Hovnanian's certificate of incorporation
                                               provides that, at any time when any shares of
                                               Class B common stock are outstanding,
                                               one-third of the directors of Hovnanian must
                                               be independent directors. The term
                                               "independent director" means a director who
                                               is neither (1) an officer of Hovnanian or of
                                               any entity which, directly or indirectly, is
                                               in control of, is affiliated with Hovnanian
                                               nor (2) a record or beneficial owner of 5% or
                                               more of the aggregate number of outstanding
                                               shares of Hovnanian's Class A common stock
                                               and Class B common stock.

REMOVAL OF DIRECTORS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Under Washington Homes' bylaws, the            Hovnanian's by-laws and the DGCL together
stockholders may, at any time, remove a        provide that a director may be removed with
director, with or without cause, by the        or without cause by the holders of a majority
affirmative vote of a majority of all the      of the shares then entitled to vote in an
votes entitled to be cast on the matter.       election of directors.

ADDITIONAL DIRECTORS AND VACANCIES ON THE BOARD OF DIRECTORS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
The bylaws of Washington Homes provide that a  The DGCL and Hovnanian's by-laws provide that
vacancy on the Board of Directors for any      vacancies and newly created directorships
cause other than an increase in the number of  resulting from an increase in the number of
directors may be filled by a majority of the   directors may be filled by a majority of the
remaining directors, even if the majority is   directors then in office, although less than
less than a quorum. A vacancy by reason of an  a quorum, or by the sole remaining director
increase in the number of directors may be     or by the stockholders.
filled by a majority vote of the entire board
of directors. A director elected to fill a
vacancy serves until the next annual meeting
of the stockholders.

LIABILITY OF DIRECTORS

    The liability provisions listed below protect Hovnanian and Washington Homes directors from personal liability for monetary damages from breaches of their duty of care, but do not eliminate the director's duty of care and have no effect on the availability of equitable remedies, such as injunction or rescission, based upon a director's breach of his or her duty of care.

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Under the MGCL, liability of directors for     The DGCL permits the adoption of a provision
money damages may not be limited in the        in the certificate of incorporation limiting
articles of incorporation to the extent it is  or eliminating the monetary liability of a proved that the director actually received an  director to a corporation or its stockholders
improper benefit or to the extent that a       by reason of a director's breach of the
judgment is entered in a proceeding against    fiduciary duty of care. However, the law does
the director, finding that the director's      not permit any limitation of the liability of
action or failure to act was the result of     a director for:
active and deliberate dishonesty and was       -  breaching the duty of loyalty to the
material to the cause of action in the            corporation or its stockholders;
proceeding.                                    -  failing to act in good faith;
In addition, under the MGCL, a director is     -  engaging in intentional misconduct or a
not liable for any action taken as a director  known violation of law;
or failure to take any action if the           -  obtaining an improper personal benefit
director's duties were performed:              from the corporation; or
-  in good faith;                              -  paying a dividend or approving a stock
-  with the care that an ordinarily prudent       repurchase that was illegal under the
   person in a like position would use under      Delaware law.
   similar circumstances; and                  The certificate of incorporation of Hovnanian
-  in a manner the director reasonably         does not limit the monetary liability of a
   believes to be in the best interests of     director to Hovnanian or its stockholders.
   the corporation.
Washington Homes' articles of incorporation
provide that directors of the corporation
shall not be liable to the corporation or its
stockholders for money damages, to the
maximum extent permitted by Maryland law.

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------
Under the MGCL, a director or officer may be   Under the DGCL, a company is permitted to
entitled to indemnification unless the act or  indemnify its officers, directors and certain
omission was committed in bad faith or the     other persons against any expenses,
act or omission was the result of active and   judgments, fines and amounts paid in
deliberate dishonesty or the director          settlement incurred in any civil, criminal,
actually received an improper personal         administrative or investigative action or
benefit or the director had reasonable cause   proceeding if that individual acted in good
to believe that the act or omission was        faith and in a manner he or she reasonably
unlawful.                                      believed to be in or not opposed to the best
Under Washington Homes's bylaws, the           interests of the company, and with respect to
corporation will indemnify and pay or          any criminal action or proceeding, had no
reimburse reasonable expenses to present and   reasonable cause to believe his or her
former directors or officers to the maximum    conduct was unlawful. In addition, under
extent permitted under Maryland law.           Delaware law, to the extent that a director,
                                               officer, employee or agent of a company has
                                               been successful on the merits or otherwise in
                                               defense of any proceeding referred to above
                                               or in defense of any claim, issue or matter
                                               in the action or proceeding, he or she must
                                               be indemnified against expenses, including
                                               attorney's fees, actually and reasonably
                                               incurred by him or her in connection with
                                               that proceeding. However, in the case of
                                               actions by or in the right of the
                                               corporation, indemnification is limited to
                                               expenses, including attorney's fees, actually
                                               and reasonably incurred, and no
                                               indemnification may be made for any claim,
                                               issue or matter as to which the person has
                                               been adjudged to be liable to the
                                               corporation, unless indemnification is
                                               otherwise required by a court.

                                               Under Hovnanian's by-laws, the corporation
                                               indemnifies current and former directors or
                                               officers, and Hovnanian may, at the
                                               discretion of the board of directors,
                                               indemnify any current or former employee or
                                               agent of Hovnanian to the full extent
                                               permitted by Delaware law, as stated above.

RESTRICTIONS UPON CERTAIN BUSINESS TRANSACTIONS; MERGERS

    The provisions of the Delaware business combinations statute may have anti-takeover effects. These provisions may discourage attempts by others to acquire control of Hovnanian without negotiation with the Hovnanian Board. This would enhance the ability of the Hovnanian Board to attempt to promote the interests of all of the Hovnanian stockholders. However, to the extent that these provisions make Hovnanian a less attractive takeover candidate, they may not always be in the best interests of Hovnanian or its stockholders.

              WASHINGTON HOMES                                   HOVNANIAN
              ----------------                                   ---------

Washington Homes is subject to the control     Generally, Section 203 of the DGCL prohibits
shares acquisition provisions of the MGCL,     a publicly held company from engaging in a
which limits the ability of persons acquiring  business combination with an interested
more than 20% of Washington Homes voting       stockholder for a period of three years after
stock to vote those shares absent approval of  the time the person became an interested
their voting rights by the affirmative vote    stockholder unless:
of two-thirds of all the votes entitled to be  -  before that time, the board of directors
cast on the matter.                            of the company approved either the business
Generally, Section 3-601 of the MGCL              combination or the transaction which
prohibits a publicly held company from            resulted in the stockholder becoming an
engaging in a business combination with an        interested stockholder;
interested stockholder for a period of five    -  upon consummation of the transaction which
years after the time the person became an         resulted in the stockholder becoming an
interested stockholder unless:                    interested stockholder, the interested
-  before that time, the board of directors       stockholder owned at least 85% of the
   of the company approved the transaction        outstanding voting stock, with specified
   which otherwise would have resulted in the     exceptions; or
   stockholder becoming an interested          -  the business combination is approved by
   stockholder; or                             the board of directors and by the affirmative
-  the business combination is recommended by     vote, and not by written consent, of at
   the board of directors and approved by the     least 66 2/3% of the outstanding voting
   affirmative vote of at least 80% of the        shares that are not owned by the
   outstanding voting shares of the               interested stockholder.
   corporation; and by the affirmative vote    Under the DGCL, a "business combination"
   of at least 66 2/3% of the outstanding      includes mergers, asset sales and other
   voting shares held by persons other than    transactions resulting in financial benefit
   the interested stockholder or affiliates    to the stockholder, and an "interested
   or associates of the interested             stockholder" is a person who, together with
   stockholder.                                affiliates or associates, owns or, within
Under the MGCL, a "business combination"       three years, did own 15% or more of the
includes mergers, consolidations, or share     company's voting stock.
exchanges and other transactions with an       Under the DGCL, a corporation may elect not
"interested stockholder," defined as a person  to be governed by Section 203 of the DGCL in
who, together with affiliates or associates,   either its certificate of incorporation or
owns or, within two years, did own 10% or      its by-laws.
more of the company's voting stock.            Neither Hovnanian's certificate of
In addition, under the MGCL, a merger or       incorporation or its by-laws elect not to be
share exchange generally must be deemed        governed by Section 203.
advisable by the board of directors and
approved by the stockholders of the Maryland
corporation by an affirmative vote of
two-thirds of the votes entitled to be cast
on the matter.

          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

    The following pro forma consolidated financial statements of Hovnanian, give effect to the proposed merger with Washington Homes using the purchase method of accounting. The pro forma consolidated financial statements are based on the unaudited historical consolidated financial statements of Hovnanian and Washington Homes. The pro forma consolidated financial statements are based on the estimates and assumptions set forth in the notes, including Hovnanian management's estimates of the value of the tangible and intangible assets acquired. These estimates and assumptions are preliminary and have been made solely for the purpose of developing the pro forma information.

    Under the terms of the merger agreement, Washington Homes' stockholders will receive the equivalent of 1.39 shares of Hovnanian stock or $10.08 in cash for each share of Washington Homes, subject to certain adjustments. Stock options held by employees of Washington Homes will be converted to Hovnanian options with a similar aggregate implied value. Additionally, vested stock options held by non-employees of Washington Homes will be purchased by Hovnanian for the difference of $10.08 and their respective exercise prices.

    For purposes of this pro forma, we have used the following assumptions. 7,780,961 shares of Washington Homes common stock outstanding; 1,094,000 employee stock options issued, of which 920,000 employee stock options are vested as of the date of completion of the merger and the fair value of these options are included as a component of the purchase price; and 109,000 vested stock options are held by non-employees of Washington Homes. Accordingly, the total purchase price is estimated to be approximately $84.0 million, based on Hovnanian's closing share price of $7 1/16 on August 25, 2000. The agreement includes provisions that limit the maximum amount of shares that convert to cash to 49.9% of the total shares outstanding, with the balance, not to exceed 60% of the total dollar value of the merger consideration, paid in Hovnanian shares. The Hovnanian price per share on the day the transaction closes will ultimately be used to determine the actual acquisition cost of Washington Homes. In these pro forma consolidated financial statements, Hovnanian management has assumed that 50% of the consideration, including cash in lieu of fractional shares, will be paid in cash and the balance in Hovnanian shares.

    The pro forma consolidated balance sheet assumes that the merger took place on July 31, 2000. The pro forma consolidated statements of income for the year ended October 31, 1999 and the nine months ended July 31, 2000 assumes that the merger took place as of November 1, 1998. Additionally, the supplemental pro forma statement of income for the twelve months ended July 31, 2000 assumes the merger took place August 1, 1999.

    The unaudited pro forma consolidated financial statements, are presented for illustrative purposes only and are not indicative of the consolidated financial position or results of operations of future periods that actually would have been realized had Hovnanian and Washington Homes been a consolidated company during the specified periods. The pro forma consolidated financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of Hovnanian as filed in its (a) Form 10-K for the year ended October 31, 1999 and
(b) Form 10-Q for the nine months ended July 31, 2000 and the historical financial statements of Washington Homes as of and for the three years ended July 31, 2000, including the notes thereto, as filed by Washington Homes on its Form 10-K on October 12, 2000.

            HOVNANIAN ENTERPRISES INC. AND CONSOLIDATED SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                                 JULY 31, 2000

                                   UNAUDITED

                                 (IN THOUSANDS)

                                                                            PRO FORMA
                                               HOVNANIAN      PRO FORMA    ADJUSTMENTS
                                              ENTERPRISES,   WASHINGTON     INCREASE                PRO FORMA
                                                  INC.       HOMES, INC.   (DECREASE)             JULY 31, 2000
                                              ------------   -----------   -----------            -------------
Assets
Homebuilding:
  Cash and cash equivalents.................    $ 19,268      $ 14,317       $        (1)(2)       $   33,585
  Inventories...............................     616,426       130,573          1,292 (1)             748,291
  Property, plant and equipment--net              34,553                                               34,553
  Senior rentals............................      10,372                                               10,372
  Other.....................................     103,135        21,681            152 (1)(3)          124,968
                                                --------      --------       --------              ----------
    Total homebuilding......................     783,754       166,571          1,444                 951,769
Financial services..........................      48,928         1,987                                 50,915
Collateralized mortgage financing...........       4,561                                                4,561
Income taxes receivable.....................       4,275        (2,977)          (443)(1)                 855
                                                --------      --------       --------              ----------
Total assets................................    $841,518      $165,581       $  1,001              $1,008,100
                                                --------      --------       --------              ----------
Liabilities and stockholders' equity
Homebuilding:
  Nonrecourse land mortgages................    $ 12,609      $  2,314                             $   14,923
  Accounts payable and other liabilities....      73,640        42,675                                116,315
  Customers' deposits.......................      37,149         2,923                                 40,072
  Nonrecourse mortgages secured by operating
    properties..............................       3,577                                                3,577
                                                --------      --------       --------              ----------
    Total homebuilding......................     126,975        47,912                                174,887
Financial services..........................      41,942           705                                 42,647
Collateralized mortgage financing...........       3,147                                                3,147
Notes payable...............................     423,057        34,009       $ 39,233 (2)             496,299
                                                --------      --------       --------              ----------
Total liabilities...........................     595,121        82,626         39,233                 716,980
                                                --------      --------       --------              ----------
Stockholders' equity:
  Common Stock Class A......................         172            78            (23)(1)(4)              227
  Common Stock Class B......................          79                                                   79
  Paid in capital...........................      45,862        34,566         10,837 (1)(4)(12)       91,265
  Retained earnings.........................     228,258        48,311        (48,311)(3)(4)          228,258
  Deferred compensation.....................                                     (735)(12)               (735)
  Treasury stock............................     (27,974)                                             (27,974)
                                                --------      --------       --------              ----------
Total stockholders' equity..................     246,397        82,955        (38,232)                291,120
                                                --------      --------       --------              ----------
Total liabilities and stockholders'
  equity....................................    $841,518      $165,581       $  1,001              $1,008,100
                                                ========      ========       ========              ==========

           HOVNANIAN ENTERPRISES, INC. AND CONSOLIDATED SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME

                          YEAR ENDED OCTOBER 31, 1999

                                   UNAUDITED

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               (5)        PRO FORMA
                                              HOVNANIAN     PRO FORMA    ADJUSTMENTS            PRO FORMA
                                             ENTERPRISES,   WASHINGTON    INCREASE              YEAR ENDED
                                                 INC.       HOMES, INC   (DECREASE)          OCTOBER 31, 1999
                                             ------------   ----------   -----------         ----------------
Revenues:
Homebuilding:
  Sale of homes............................    $908,553      $371,873                           $1,280,426
  Land sales and other revenues............      17,409         5,525                               22,934
                                               --------      --------      -------              ----------
    Total homebuilding.....................     925,962       377,398                            1,303,360
Financial services.........................      20,239         3,630                               23,869
Collateralized mortgage financing..........         519                                                519
                                               --------      --------      -------              ----------
    Total revenues.........................     946,720       381,028                            1,327,748
                                               --------      --------      -------              ----------
Expenses:
  Homebuilding:
    Cost of sales..........................     730,025       306,475      $ 5,034 (7)           1,041,534
    Selling, general and administration....      81,396        41,209         (590)(6)(12)         122,015
    Inventory impairment loss..............       2,091                                              2,091
                                               --------      --------      -------              ----------
      Total homebuilding...................     813,512       347,684        4,444               1,165,640
    Financial services.....................      19,195         3,479                               22,674
    Collateralized mortgage financing......         504                                                504
    Corporate general and administration...      28,652                                             28,652
    Interest...............................      30,343         9,330        1,516 (8)(13)          41,189
    Other operations.......................       3,897           976        1,468 (9)(13)           6,341
                                               --------      --------      -------              ----------
      Total expenses.......................     896,103       361,469        7,428               1,265,000
                                               --------      --------      -------              ----------
Income before taxes and extraordinary
  loss.....................................      50,617        19,559       (7,428)                 62,748
Income taxes...............................      19,674         7,553       (2,028)(9)              25,199
Extraordinary loss.........................        (868)                                              (868)
                                               --------      --------      -------              ----------
Net income.................................    $ 30,075      $ 12,006      $(5,400)             $   36,681
                                               ========      ========      =======              ==========
Earnings per share:
  Basic....................................    $   1.41                            (11)         $     1.36
    Weighted shares outstanding............      21,404                            (1)(14)          26,924
  Diluted..................................    $   1.39                            (11)         $     1.31
    Weighted shares outstanding............      21,612                            (1)(14)          28,009

           HOVNANIAN ENTERPRISES, INC. AND CONSOLIDATED SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                        NINE MONTHS ENDED JULY 31, 2000

                                   UNAUDITED

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                                               (5)        PRO FORMA             PRO FORMA
                                                            PRO FORMA    ADJUSTMENTS           NINE MONTHS
                                            HOVNANIAN       WASHINGTON    INCREASE                ENDED
                                        ENTERPRISES, INC.   HOMES, INC   (DECREASE)           JULY 31, 2000
                                        -----------------   ----------   -----------          -------------
Revenues:
  Homebuilding:
    Sale of homes.....................      $763,177         $373,389                           $1,136,566
    Land sales and other revenues.....         7,651            4,113                               11,764
                                            --------         --------      -------              ----------
      Total homebuilding..............       770,828          377,502                            1,148,330
  Financial services..................        12,859            4,826                               17,685
  Collateralized mortgage financing...           332                                                   332
                                            --------         --------      -------              ----------
      Total revenues..................       784,019          382,328                            1,166,347
                                            --------         --------      -------              ----------
Expenses:
  Homebuilding:
    Cost of sales.....................       614,574          308,948      $ 3,776 (7)             927,298
    Selling, general &
      administration..................        76,495           41,674         (464)(6)(12)         117,705
    Inventory impairment loss.........         1,517                                                 1,517
                                            --------         --------      -------              ----------
      Total homebuilding..............       692,586          350,622        3,312               1,046,520
  Financial services..................        13,999            4,099       18,098
  Collateralized mortgage financing...           283                                                   283
  Corporate general and
    administration....................        24,361                                                24,361
  Interest............................        24,256            7,205        1,728 (8)(13)          33,189
  Other operations....................         6,048              674        1,379 (9)(13)           8,101
                                            --------         --------      -------              ----------
      Total expenses..................       761,533          362,600        6,419               1,130,552
                                            --------         --------      -------              ----------
Income before income taxes............        22,486           19,728       (6,419)                 35,795
Income taxes..........................         7,485            7,736       (1,788)(9)              13,433
                                            --------         --------      -------              ----------
Net income............................      $ 15,001         $ 11,992      $(4,631)             $   22,362
                                            ========         ========      =======              ==========
Earnings per share:
  Basic...............................      $    .68                               (11)         $      .81
    Weighted shares outstanding.......        22,089                               (1)(14)          27,609
  Diluted.............................      $    .68                               (11)         $      .79
    Weighted shares outstanding.......        22,158                               (1)(14)          28,344

           HOVNANIAN ENTERPRISES, INC. AND CONSOLIDATED SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                       TWELVE MONTHS ENDED JULY 31, 2000

                                   UNAUDITED

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

                                       (10)
                                     HOVNANIAN              (5)
                                 ENTERPRISES, INC.   WASHINGTON HOMES,    PRO FORMA             PRO FORMA
                                   TWELVE MONTHS        INC. TWELVE      ADJUSTMENTS          TWELVE MONTHS
                                       ENDED           MONTHS ENDED       INCREASE                ENDED
                                   JULY 31, 2000       JULY 31, 2000     (DECREASE)           JULY 31, 2000
                                 -----------------   -----------------   -----------          -------------
Revenues:
  Homebuilding:
    Sale of homes..............     $1,050,636           $459,278                               $1,509,914
    Land sales and other
      revenues.................         13,613              4,858                                   18,471
                                    ----------           --------        ----------             ----------
      Total homebuilding.......      1,064,249            464,136                                1,528,385
  Financial services...........         17,670              5,615            23,285
  Collateralized mortgage
    financing..................            529                                                         529
                                    ----------           --------        ----------             ----------
      Total revenues...........      1,082,448            469,751                                1,552,199
Expenses:
  Homebuilding:
    Cost of sales..............        850,018            378,857        $    3,067 (7)          1,231,942
    Selling, general and
      administration...........        101,431             51,697              (651)(6)(12)        152,477
    Inventory impairment
      loss.....................          1,975                                                       1,975
                                    ----------           --------        ----------             ----------
      Total homebuilding.......        953,424            430,554             2,416              1,386,394
  Financial services...........         18,836              4,971                                   23,807
  Collateralized mortgage
    financing..................            446                                                         446
  Corporate general and
    administration.............         32,144                                                      32,144
  Interest.....................         33,362              9,317             1,512 (8)(13)         44,191
  Other operations.............          7,850                899               906 (9)(13)          9,655
                                    ----------           --------        ----------             ----------
      Total expenses...........      1,046,062            445,741             4,834              1,496,637
                                    ----------           --------        ----------             ----------
Income before income taxes.....         36,386             24,010            (4,834)                55,562
Income taxes...................         12,500              9,391            (1,212)(9)             20,679
                                    ----------           --------        ----------             ----------
Net income.....................     $   23,886           $ 14,619        $   (3,622)            $   34,883
                                    ==========           ========        ==========             ==========
Earnings per share:
  Basic........................     $     1.08                                      (11)        $     1.27
    Weighted shares
      outstanding..............         22,015                                      (1)(14)         27,535
  Diluted......................     $     1.08                                      (11)              1.23
    Weighted shares
      outstanding..............         22,135                                      (1)(14)     $   28,371

                          HOVNANIAN ENTERPRISES, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                      (IN THOUSANDS EXCEPT PER SHARE DATA)

(1) Adjustment reflects the components of its purchase price. Under the terms of the transaction, Hovnanian Enterprises, Inc. ("Hovnanian") will effectively exchange 1.39 shares of Hovnanian Class A Common shares or pay $10.08 in cash for each share of Washington Homes, Inc. ("Washington Homes"), subject to certain adjustments. The 1,094,000 stock options held by employees of Washington Homes are converted to Hovnanian options with a similar aggregate implied value. Of this amount 920,000 employees' stock options are vested as of the merger date and the fair value of these options are included as a component of purchase price. Additionally, the 109,000 vested stock options held by non-employees of Washington Homes are purchased by Hovnanian for the difference of $10.08 and their respective exercise prices. Accordingly, the total purchase price is estimated to be approximately $84.0 million, based on Hovnanian's closing share price of $7 1/16 on August 25, 2000. The agreement includes provisions that limit the maximum amount of cash to 50% of the total consideration, with the balance not to exceed 60%, paid in Hovnanian shares. In these pro forma consolidated financial statements, Hovnanian management has assumed that 50% of the consideration will be paid in cash and the balance in Hovnanian shares (resulting in 5,519,746 Class A Common shares being issued at a par value per share of $.01).

    The aggregate purchase price approximates the fair value of assets acquired less liabilities assumed.

    The following table summarizes the calculation of the purchase price at July 31, 2000:

                                                                  (DOLLARS IN
                                                                  THOUSANDS)
                                                                  -----------
    Merger consideration
      --Cash (including non-employee stock options).............    $38,983
      --Hovnanian Class A shares................................     38,983
      --Fair Value of Vested Hovnanian Options..................      5,739
    Transaction costs...........................................        250
                                                                    -------
    Total purchase price........................................    $83,955
                                                                    =======

(2) Adjustment reflects the following anticipated transactions:

    - Draw on Hovnanian existing credit facility................  $ 73,242
    - Anticipated funding of the cash portion of the purchase
      price (including transaction costs of $250)...............   (39,233)
    - Repayment of existing Washington Homes notes payable......   (34,009)
                                                                  --------
                                                                   (73,242)
                                                                  ========

    The net effect of the above transaction results in an increase in the notes payable of the combined company in the amount of $39,233.

(3) Adjustment reflects the write-off of approximately $.3 million of financing costs in connection with the retirement of certain Washington Homes indebtedness, as described in Note (2) above.

(4) Adjustment reflects the elimination of the Washington Homes stockholders' equity.

(5) As Washington Homes has a calendar year end of July 31, the pro forma results of operations for the year ended October 31, 1999 and nine months ended July 31, 2000 are based upon the quarterly historical results of operations of Washington Homes as previously filed, conformed to Hovnanian's fiscal year end and Hovnanian's financial statement presentation as follows:

                             WASHINGTON HOMES, INC.

      PRO FORMA RESULTS OF OPERATIONS FOR THE YEAR ENDED OCTOBER 31, 1999

                          PREVIOUSLY REPORTED PERIODS

                                                                      LESS: THREE      ADD: THREE MONTHS
                                                     YEAR ENDED       MONTHS ENDED           ENDED
                                                    JULY 31, 1999   OCTOBER 31, 1998    OCTOBER 1, 1999
                                                    -------------   ----------------   -----------------
Revenues:
  Homebuilding:
    Sale of Homes.................................    $353,729           $67,745            $85,889
    Land Sales & Other Revenues...................       9,004             1,383              1,534
                                                      --------           -------            -------
      Total Homebuilding..........................     362,733            69,128             87,423
  Financial Services..............................
  Collateralized Mortgage Financing...............
                                                      --------           -------            -------
      Total Revenues..............................     362,733            69,128             87,423
                                                      --------           -------            -------
Expenses:
  Homebuilding:
    Cost of Sales.................................     290,934            55,867             69,190
    Selling, General & Administration.............      46,671             9,371             12,033
    Inventory Impairment Loss.....................
                                                      --------           -------            -------
      Total Homebuilding..........................     337,605            65,238             81,223
  Financial Services..............................
  Collateralized Mortgage Financing...............
  Corporate General & Administration..............
  Interest........................................       7,356             1,716              1,752
  Other Operations................................         418                97                166
                                                      --------           -------            -------
      Total Expenses..............................     345,379            67,051             83,141
                                                      --------           -------            -------
Income Before Income Taxes........................      17,354             2,077              4,282
Income Taxes......................................       6,706               808              1,655
                                                      --------           -------            -------
Net Income........................................    $ 10,648           $ 1,269            $ 2,627
                                                      ========           =======            =======

                             WASHINGTON HOMES, INC.

      PRO FORMA RESULTS OF OPERATIONS FOR THE YEAR ENDED OCTOBER 31, 1999

                          PREVIOUSLY REPORTED PERIODS

                                                                                             PRO FORMA
                                                       YEAR ENDED      RECLASSIFICATION      YEAR ENDED
                                                    OCTOBER 31, 1999     ADJUSTMENTS      OCTOBER 31, 1999
                                                    ----------------   ----------------   ----------------
Revenues:
  Homebuilding:
    Sale of Homes.................................      $371,873                              $371,873
    Land Sales & Other Revenues...................         9,155            (3,630)              5,525
                                                        --------            ------            --------
      Total Homebuilding..........................       381,028            (3,630)            377,398
  Financial Services..............................                           3,630               3,630
  Collateralized Mortgage Financing...............
                                                        --------            ------            --------
      Total Revenues..............................       381,028                               381,028
                                                        --------            ------            --------
Expenses:
  Homebuilding:
    Cost of Sales.................................       304,257             2,218             306,475
    Selling, General & Administration.............        49,333            (8,124)             41,209
    Inventory Impairment Loss.....................
                                                        --------            ------            --------
      Total Homebuilding..........................       353,590            (5,906)            347,684
  Financial Services..............................                           3,479               3,479
  Collateralized Mortgage Financing
  Corporate General & Administration..............
  Interest........................................         7,392             1,938               9,330
  Other Operations................................           487               489                 976
                                                        --------            ------            --------
      Total Expenses..............................       361,469                               361,469
                                                        --------            ------            --------
Income Before Income Taxes........................        19,559                                19,559
Income Taxes......................................         7,553                                 7,553
                                                        --------            ------            --------
Net Income........................................      $ 12,006                              $ 12,006
                                                        ========            ======            ========

                             WASHINGTON HOMES, INC.

    PRO FORMA RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JULY 31, 2000

                          PREVIOUSLY REPORTED PERIODS

                                                                  LESS: THREE MONTHS
                                                   YEAR ENDED           ENDED          NINE MONTHS ENDED
                                                  JULY 31, 2000    OCTOBER 31, 1999      JULY 31, 2000
                                                  -------------   ------------------   -----------------
Revenues:
  Homebuilding:
    Sale of Homes...............................    $459,278            $85,889             $373,389
  Land Sales & Other Revenues...................      10,473              1,534                8,939
                                                    --------            -------             --------
      Total Homebuilding........................     469,751             87,423              382,328
  Financial Services............................
  Collaterized Mortgage Financing...............
                                                    --------            -------             --------
      Total Revenues............................     469,751             87,423              382,328
                                                    --------            -------             --------
Expenses:
  Homebuilding:
    Cost of Sales...............................     375,014             69,190              305,824
    Selling, General & Administration...........      62,752             12,033               50,719
    Inventory Impairment Loss...................
                                                    --------            -------             --------
      Total Homebuilding........................     437,766             81,223              356,543
  Financial Services............................
  Collaterized Mortgage Financing...............
  Corporate General & Administration............
  Interest......................................       7,224              1,752                5,472
  Other Operations..............................         751                166                  585
                                                    --------            -------             --------
      Total Expenses............................     445,741             83,141              362,600
                                                    --------            -------             --------
Income Before Income Taxes......................      24,010              4,282               19,728
Income Taxes....................................       9,391              1,655                7,736
                                                    --------            -------             --------
Net Income......................................    $ 14,619            $ 2,627             $ 11,992
                                                    ========            =======             ========

                             WASHINGTON HOMES, INC.

    PRO FORMA RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED JULY 31, 2000

                          PREVIOUSLY REPORTED PERIODS

                                                                                     PRO FORMA
                                                              RECLASSIFICATION   NINE MONTHS ENDED
                                                                ADJUSTMENTS        JULY 31, 2000
                                                              ----------------   -----------------
Revenues:
Homebuilding:
  Sale of Homes.............................................                          $373,389
  Land Sales & Other Revenues...............................        (4,826)              4,113
                                                                  --------            --------
      Total Homebuilding....................................        (4,826)            377,502
  Financial Services........................................         4,826               4,826
  Collaterized Mortgage Financing...........................
                                                                  --------            --------
      Total Revenues........................................                           382,328
                                                                  --------            --------
Expenses:
  Homebuilding:
    Cost of Sales...........................................         3,124             308,948
    Selling, General & Administration.......................        (9,045)             41,674
    Inventory Impairment Loss...............................
                                                                  --------            --------
      Total Homebuilding....................................        (5,921)            350,622
  Financial Services........................................         4,099               4,099
  Collaterized Mortgage Financing...........................
  Corporate General & Administration........................
  Interest..................................................         1,733               7,205
    Other Operations........................................            89                 674
                                                                  --------            --------
      Total Expenses........................................                           362,600
                                                                  --------            --------
Income Before Income Taxes..................................                            19,728
Income Taxes................................................                             7,736
                                                                  --------            --------
Net Income..................................................                          $ 11,992
                                                                  ========            ========

                             WASHINGTON HOMES, INC.
   PRO FORMA RESULTS OF OPERATIONS FOR THE TWELVE MONTHS ENDED JULY 31, 2000
                              PREVIOUSLY REPORTED

                                                                                             PRO FORMA
                                                                                              TWELVE
                                                        TWELVE MONTHS                         MONTHS
                                                            ENDED       RECLASSIFICATION       ENDED
                                                        JULY 31, 2000     ADJUSTMENTS      JULY 31, 2000
                                                        -------------   ----------------   -------------
Revenues:
  Homebuilding:
    Sale of Homes.....................................     $459,278                          $459,278
    Land Sales & Other Revenues.......................       10,473         $ (5,615)           4,858
                                                           --------         --------         --------
      Total Homebuilding..............................      469,751           (5,615)         464,136
  Financial Services..................................                         5,615            5,615
  Collaterized Mortgage Financing
                                                           --------         --------         --------
      Total Revenues..................................      469,751                           469,751
                                                           --------         --------         --------
Expenses:
  Homebuilding:
    Cost of Sales.....................................      375,014            3,843          378,857
    Selling, General & Administration                        62,752          (11,055)          51,697
    Inventory Impairment Loss.........................
                                                           --------         --------         --------
      Total Homebuilding..............................      437,766           (7,212)         430,554
  Financial Services..................................                         4,971            4,971
  Collaterized Mortgage Financing Corporate General &
    Administration Interest...........................        7,224            2,093            9,317
  Other Operations....................................          751              148              899
                                                           --------         --------         --------
      Total Expenses..................................      445,741                           445,741
                                                           --------         --------         --------
Income Before Income Taxes............................       24,010                            24,010
Income Taxes..........................................        9,391                             9,391
                                                           --------         --------         --------
Net Income............................................     $ 14,619                          $ 14,619
                                                           ========         ========         ========

 (6) Adjustment reflects a reduction in general and administrative expenses. In connection with the merger, Hovnanian management believes that it will realize cost savings related to the elimination of professional fees and other costs associated with the operation of Washington Homes as a public independent company, including legal, audit and tax fees, annual report preparation and printing costs and stock registration and filing fees aggregating $.8 million, $.7 million and $.9 million for the year ended October 31, 1999, for the nine months ended July 31, 2000 and for the twelve months ended July 31, 2000, respectively.

 (7) Represents additional cost of sales for the allocation of the purchase price to homebuilding inventories sold during the period, as if the merger occurred on November 1, 1998 aggregating approximately $5.0 million, $3.8 million and $3.1 million for the year ended October 31, 1999, for the nine months ended July 31, 2000 and for the twelve months ended July 31, 2000, respectively.

 (8) Represents additional interest expense, including interest amortized as homes are delivered, on the draw on the Hovnanian existing credit facility at an interest rate of 8.32% aggregating approximately $2.1 million, $2.3 million and $2.2 million for the year ended October 31, 1999, for the nine months ended July 31, 2000 and for the twelve months ended July 31, 2000, respectively.

 (9) Represents net increases to income tax expense for adjustments to amortization of certain deferred tax assets, reductions in general and administrative expenses, and for the elimination of financing costs partially offset by additional interest expense incurred calculated at Hovnanian's effective tax rate aggregating approximately $2.0 million, $1.8 million and $1.2 million for the year ended October 31, 1999, for the nine months ended July 31, 2000 and for the twelve months ended July 31, 2000, respectively.

 (10) The supplemental pro forma statement of operations is based upon the Hovnanian's quarterly historical results of operations as previously filed, as follows:

    Pro Forma Results of Operations for the Twelve Months Ended July 31, 2000

                                                    PREVIOUSLY
                                                   REPORTED NINE     THREE MONTHS    TWELVE MONTHS
                                                   MONTHS ENDED     ENDED OCTOBER        ENDED
                                                   JULY 31, 2000       31, 1999      JULY 31, 2000
                                                  ---------------   --------------   -------------
Revenues:
  Homebuilding:
    Sale of Homes...............................     $763,177          $287,459        $1,050,636
    Land Sales & Other Revenues.................        7,651             5,962            13,613
                                                     --------          --------        ----------
      Total Homebuilding........................      770,828           293,421         1,064,249
  Financial Services............................       12,859             4,811            17,670
  Collaterized Mortgage Financing...............          332               197               529
                                                     --------          --------        ----------
      Total Revenues............................      784,019           298,429         1,082,448
Expenses:
  Homebuilding:
    Cost of Sales...............................      614,574           235,444           850,018
    Selling, General & Administration...........       76,495            24,936           101,431
    Inventory Impairment Loss...................        1,517               458             1,975
                                                     --------          --------        ----------
      Total Homebuilding........................      692,586           260,838           953,424
  Financial Services............................       13,999             4,837            18,836
  Collaterized Mortgage Financing...............          283               163               446
  Corporate General & Administration............       24,361             7,783            32,144
  Interest......................................       24,256             9,106            33,362
  Other Operations..............................        6,048             1,802             7,850
                                                     --------          --------        ----------
      Total Expenses............................      761,533           284,529         1,046,062
                                                     --------          --------        ----------
Income Before Income Taxes......................       22,486            13,900            36,386
Income Taxes....................................        7,485             5,015            12,500
                                                     --------          --------        ----------
Net Income......................................     $ 15,001          $  8,885        $   23,886
                                                     ========          ========        ==========

 (11) If the shareholders of Washington Homes elect to receive the maximum amount of Hovnanian stock as transaction consideration (60%), then the pro forma financial statements would be adjusted as follows:

                       PRO FORMA STATEMENT OF OPERATIONS

                                                                                      TWELVE
                                                                    NINE MONTHS       MONTHS
                                                   YEAR ENDED          ENDED           ENDED
                                                OCTOBER 31, 1999   JULY 31, 2000   JULY 31, 2000
                                                ----------------   -------------   -------------
Net Income....................................       $36,944          $22,663         $35,181
Basic Earnings Per Share......................       $  1.32          $   .79         $  1.23
Diluted Earnings Per Share....................       $  1.27          $   .77         $  1.20

                    PRO FORMA BALANCE SHEET AT JULY 31, 2000

Total Liabilities...........................................  $709,926
Shareholders Equity.........................................  $297,989

 (12) Stock options to purchase Washington Homes stock held by the employees of Washington Homes have been converted to Hovnanian options with a similar implied value. The fair value of vested options converted of approximately $5.7 million has been included as part of the purchase price. The unvested portion of converted options for which a post acquisition service period is required to vest has been valued at their intrinsic value of approximately $.7 million and included as a deferred compensation cost, a component of shareholder equity, and will be amortized over the remaining vesting period. Amortization aggregating approximately $.3 million, $.2 million and $.3 million for the year ended October 31, 1999, for the nine months ended July 31, 2000 and for the twelve months ended July 31, 2000, respectively.

 (13) Adjustment reflects the elimination of amortization of financing costs in conjunction with the retirement of certain Washington Homes indebtedness aggregating approximately $1.0 million, $.6 million and $.8 million for the year ended October 31, 1999, for the nine months ended July 31, 2000 and for the twelve months ended July 31, 2000, respectively.

 (14) Basic earnings per share are computed based upon the weighted average number of Common Stock Class A and Class B shares outstanding during the period. Diluted earnings per share are computed based upon the increased number of Common Stock Class A shares (including the issuance of 5,519,746 Class A shares in connection with the merger) that would be outstanding assuming the exercise of dilutive Common Stock Class A stock options under the treasury stock method as shown below:

                                        PRO FORMA           PRO FORMA            PRO FORMA
                                        YEAR ENDED      NINE MONTHS ENDED   TWELVE MONTHS ENDED
                                     OCTOBER 31, 1999     JULY 31, 2000        JULY 31, 2000
                                     ----------------   -----------------   -------------------
Weighted Average Common Stock Class
  A and Class B Shares--
  Basic............................       26, 924             27,609              27,535
Common Stock Class A Stock
  Options..........................         1,085                735                 836
Weighted Average Common Stock Class
  A and Class B Shares--
  Diluted..........................        28,009             28,344              28,371
                                          =======             ======              ======

                           THE BUSINESS OF HOVNANIAN

GENERAL

    Hovnanian designs, constructs and markets high-quality, single-family detached homes and attached condominium apartments and townhouses in planned residential developments in the Northeast, primarily in New Jersey, southern New York state and eastern Pennsylvania, Metro D.C., northern Virginia and Maryland, Texas, North Carolina, southern California and Poland. Hovnanian markets its homes to first-time buyers, first- and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters. Hovnanian offers a variety of homestyles at prices ranging in the United States from $94,000 to $921,000 with an average sales price in fiscal 1999 of $241,000. Hovnanian is currently offering homes for sale in 118 communities. Since the incorporation of Hovnanian's predecessor company in 1959, Hovnanian has delivered in excess of 66,000 homes, including 4,230 homes in the twelve months ended July 31, 2000. In addition, Hovnanian provides financial services, mortgage loans and title insurance, to its homebuilding customers.

    Hovnanian has successfully strengthened its market positions through recent and pending acquisitions, including its positions in the New Jersey market through the acquisition of Matzel and Mumford and in the Dallas-Fort Worth market through the acquisition of Goodman Family of Builders L.P. and will strengthen its market position in the North Carolina and Metro D.C. markets through the proposed merger with Washington Homes.

    Hovnanian employed approximately 1,500 full-time associates as of July 31, 2000. Hovnanian was originally incorporated in New Jersey in 1967 as successor to a business founded in 1959 by Kevork S. Hovnanian and became a Delaware corporation in August 1983. Hovnanian's principal executive offices are located at 10 Highway 35, P.O. Box 500, Red Bank, New Jersey 07701, and its telephone number is (732) 747-7800.

BUSINESS STRATEGIES, OPERATING POLICIES AND PROCEDURES

    Over the past few years, Hovnanian's strategies have included several initiatives to fundamentally transform the traditional practices it uses to design, build and sell homes and focus on "building better." Hovnanian believes that the adoption and implementation of processes and systems successfully used in other manufacturing industries, such as rapid cycle times, vendor consolidation, vendor partnering and just-in-time material procurement, will dramatically improve its business and give it a clear advantage over its competitors. Hovnanian's concentration in selected markets is a key factor that enables it to achieve powers and economies of scale and differentiate itself from most of its competitors. These performance enhancing strategies are designed to achieve operational excellence through the implementation of standardized and streamlined "best practice processes."

    STRATEGIC INITIATIVES. To improve Hovnanian's homebuilding gross profit margins, it has introduced a number of strategic initiatives, including. Partners In Excellence, Process Redesign and Training.

    Partners In Excellence, Hovnanian's total quality management initiative, is intended to focus on improving the way operations are performed. It involves all of Hovnanian's associates through a systematic, team-oriented approach to improvement. It increases Hovnanian's profits by streamlining processes and by reducing costly errors. Hovnanian was recognized for its efforts by receiving the 1997 Gold National Housing Quality Award from PROFESSIONAL BUILDER magazine and The NAHB Research Center.

    Process Redesign is the fundamental rethinking and radical redesign of Hovnanian's processes to achieve dramatic improvements in performance. Hovnanian's Process Redesign efforts are currently focused on streamlining and standardizing all of its key business processes. In addition, Hovnanian is working to streamline its processes and implement SAP's enterprise-wide "Enterprise Resource Package" computer software system throughout its organization.

    Training is designed to provide Hovnanian's associates with the knowledge, attitudes, skill and habits necessary to succeed at their jobs. Hovnanian's Training Department regularly conducts training classes in sales, construction, administration, and managerial skills. In addition, as Process Redesign develops new processes, the Training Department is responsible for educating Hovnanian's associates on the processes, procedures and operations.

    LAND ACQUISITION, PLANNING AND DEVELOPMENT. Before entering into a contract to acquire land, Hovnanian completes extensive comparative studies and analyses, which assist it in evaluating the economic feasibility of such land acquisition. Hovnanian generally follows a policy of acquiring options to purchase land for future community developments. Hovnanian attempts to acquire land with a minimum cash investment and negotiate takedown options, thus limiting the financial exposure to the amounts invested in property and predevelopment costs. This policy significantly reduces risk and generally allows Hovnanian to obtain necessary development approvals before acquisition of the land, thus enhancing the value of the options and the land eventually acquired.

    Hovnanian's option and purchase agreements are typically subject to numerous conditions, including, but not limited to, its ability to obtain necessary governmental approvals for the proposed community. Generally, the deposit on the agreement will be returned to Hovnanian if all approvals are not obtained, although predevelopment costs may not be recoverable. By paying an additional, nonrefundable deposit, Hovnanian has the right to extend a significant number of its options for varying periods of time. In all instances, Hovnanian has the right to cancel any of its land option agreements by forfeiture of its deposit on the agreement. In those instances, Hovnanian generally is not able to recover any predevelopment costs.

    Hovnanian's development activities include site planning and engineering, obtaining environmental and other regulatory approvals and constructing roads, sewer, water and drainage facilities, and for its residential developments, recreational facilities and other amenities. These activities are performed by Hovnanian's staff, together with independent architects, consultants and contractors. Hovnanian's staff also carries out long-term planning of communities.

    DESIGN. Hovnanian's residential communities are generally located in suburban areas near major highways. The communities are designed as neighborhoods that fit existing land characteristics. Hovnanian strives to create diversity within the overall planned community by offering a mix of homes with differing architecture, textures and colors. Wherever possible, recreational amenities such as a swimming pool, tennis courts, a club house and tot lots are included.

    CONSTRUCTION. Hovnanian designs and supervises the development and building of its communities. Its homes are constructed according to standardized prototypes which are designed and engineered to provide innovative product design while attempting to minimize costs of construction. Hovnanian employs subcontractors for the installation of site improvements and construction of homes. Agreements with subcontractors are generally short term and provide for a fixed price for labor and materials. Hovnanian rigorously controls costs through the use of a computerized monitoring system. Because of the risks involved in speculative building, Hovnanian's general policy is to construct an attached condominium or townhouse building only after signing contracts for the sale of at least 50% of the homes in that building. A majority of Hovnanian's single family detached homes are constructed after the signing of a contract and mortgage approval has been obtained.

    MATERIALS AND SUBCONTRACTORS. Hovnanian attempts to maintain efficient operations by utilizing standardized materials available from a variety of sources. In addition, Hovnanian contracts with subcontractors representing all building trades in connection with the construction of its homes. Hovnanian has reduced construction and administrative costs by consolidating the number of vendors serving its Northeast market from 350 to 79 and by executing national purchasing contracts with select vendors. Hovnanian plans to implement this strategy throughout all of its markets. In recent years,

Hovnanian has experienced no significant construction delays due to shortages of materials or labor. Hovnanian cannot predict, however, the extent to which shortages in necessary materials or labor may occur in the future.

    MARKETING AND SALES. Hovnanian's residential communities are sold principally through on-site sales offices. In order to respond to Hovnanian's customers' needs and trends in housing design, Hovnanian relies upon its internal market research group to analyze information gathered from, among other sources, buyer profiles, exit interviews at model sites, focus groups and demographic data bases. Hovnanian makes use of newspaper, radio, magazine, its website, billboard, video and direct mail advertising, special promotional events, illustrated brochures, full-sized and scale model homes in its comprehensive marketing program. In addition, Hovnanian has opened home design galleries in its Northeast region, Texas and California, which Hovnanian expects will increase option sales and profitability in these markets. Hovnanian plans to open a similar gallery in each of its markets.

    CUSTOMER SERVICE AND QUALITY CONTROL. Hovnanian's associates responsible for customer service participate in pre-closing quality control inspections as well as responding to post-closing customer needs. Prior to closing, each home is inspected and any necessary completion work is undertaken by Hovnanian. In some of Hovnanian's markets, it is enrolled in a standard limited warranty program which, in general, provides a homebuyer with a one-year warranty for the home's materials and workmanship, a two-year warranty for the home's heating, cooling, ventilating, electrical and plumbing systems and a ten-year warranty for major structural defects. All of the warranties contain standard exceptions, including, but not limited to, damage caused by the customer.

    CUSTOMER FINANCING. Hovnanian sells its homes to customers who generally finance their purchases through mortgages. Over 50% of Hovnanian's non-cash customers who financed the purchase of their homes with mortgages used its wholly-owned mortgage banking subsidiary, in markets it serves, in the twelve months ended July 31, 2000. Mortgages originated by Hovnanian's mortgage subsidiary are sold in the secondary market.

RESIDENTIAL DEVELOPMENT ACTIVITIES

    Hovnanian's residential development activities include evaluating and purchasing properties, master planning, obtaining governmental approvals and constructing, marketing and selling homes. A residential development generally includes a number of residential buildings containing from two to twenty-four individual homes per building and/or single family detached homes, together with amenities such as recreational buildings, swimming pools, tennis courts and open areas.

    Hovnanian attempts to reduce the effect of risks inherent in the housing industry through the following policies and procedures:

    - Through Hovnanian's presence in multiple geographic markets, its goal is to reduce the effects that housing industry cycles, seasonality and local conditions in any one area may have on its business. In addition, Hovnanian plans to achieve a significant market presence in each of its markets in order to obtain powers and economies of scale.

    - Hovnanian acquires land for future development principally through the use of land options, which need not be exercised before the completion of the regulatory approval process. Hovnanian structures these options in most cases with flexible takedown schedules rather than with an obligation to takedown the entire parcel upon approval. Additionally, Hovnanian purchases improved lots in certain markets by acquiring a small number of improved lots with an option on additional lots. This allows Hovnanian to minimize the economic costs and risks of carrying a large land inventory, while maintaining its ability to commence new developments during favorable market periods.

    - In an attempt to reduce Hovnanian land acquisition costs, Hovnanian monitors housing industry cycles and seeks to acquire land options near the cyclical trough of specific geographic housing cycles.

    - Hovnanian generally begins construction of an attached condominium or townhouse building only after entering into contracts for the sale of at least 50% of the homes in that building. A majority of Hovnanian's single-family detached homes are started after a contract is signed and mortgage approvals obtained. This limits the build-up of inventory of unsold homes and the costs of maintaining and carrying that inventory.

    - Hovnanian offers a broad product array to provide housing to a wide range of customers. Hovnanian's customers consist of first-time buyers, first- and second-time move-up buyers, luxury buyers, active adult buyers and empty nesters.

    - Hovnanian offers a wide range of customer options to satisfy individual customer tastes. Hovnanian has constructed decoration centers in our larger communities where the customer can better see customization possibilities for their new home. Hovnanian opened a larger regional home design gallery in New Jersey and one in Texas and in California. It is Hovnanian's expectation to open regional design galleries in each of its major markets.

    Current base prices for Hovnanian's homes in contract backlog at October 31, 1999 (exclusive of upgrades and options) range from $114,000 to $921,000 in its Northeast Region, from $145,000 to $370,000 in Metro D.C., from $94,000 to $570,000 in Texas, from $105,000 to $467,000 in North Carolina, from $129,000 to $385,000 in California, from $176,000 to $318,000 in Florida, and from $33,000 to $166,000 in other markets.

    Information on homes delivered by geographic market is set forth below:

                                                                            YEAR ENDED
                                                              ---------------------------------------
                                                              OCTOBER 31,   OCTOBER 31,   OCTOBER 31,
                                                                 1999          1998          1997
                                                              -----------   -----------   -----------
                                                                  (HOUSING REVENUES IN THOUSANDS)
Northeast Region: (1)
  Housing Revenues..........................................    $560,586      $595,873      $445,817
  Homes Delivered...........................................       2,063         2,530         2,128
  Average Price.............................................    $271,733      $235,522      $209,500

Metro D.C.:
  Housing Revenues..........................................    $ 45,493      $ 38,904      $ 14,398
  Homes Delivered...........................................         198           152            70
  Average Price.............................................    $229,762      $255,947      $205,685

Texas:
  Housing Revenues..........................................    $ 13,184            --            --
  Homes Delivered...........................................          66            --            --
  Average Price.............................................    $199,757            --            --

North Carolina:
  Housing Revenues..........................................    $145,153      $127,592      $125,242
  Homes Delivered...........................................         756           687           695
  Average Price.............................................    $192,001      $185,723      $180,204

California:
  Housing Revenues..........................................    $105,941      $ 82,546      $ 69,252
  Homes Delivered...........................................         514           457           365
  Average Price.............................................    $206,110      $180,625      $189,731

Florida:
  Housing Revenues..........................................    $ 36,566      $ 44,168      $ 74,146
  Homes Delivered...........................................         159           241           418
  Average Price.............................................    $229,974      $183,269      $177,382

Other:
  Housing Revenues..........................................    $  1,630      $  6,561      $  2,952
  Homes Delivered...........................................          12            71            41
  Average Price.............................................    $135,833      $ 92,408      $ 72,000

Combined Total:
  Housing Revenues..........................................    $908,553      $895,644      $731,807
  Homes Delivered...........................................       3,768         4,138         3,717
  Average Price.............................................    $241,123      $216,443      $196,881

------------------------

(1) Fiscal 1999 includes $31,961,000 housing revenues and 88 homes from a New Jersey homebuilder acquired on August 7, 1999.

    The following table summarizes Hovnanian's active communities under development as of October 31, 1999:

                                                                                               REMAINING
                                                                                CONTRACTED       HOMES
                                                        APPROVED     HOMES         NOT           SITES
                                          COMMUNITIES     LOTS     DELIVERED   DELIVERED(1)   AVAILABLE(2)
                                          -----------   --------   ---------   ------------   ------------
Northeast Region........................       27         9,224      3,279         1,075          4,870
Metro D.C...............................        9           998        453           141            404
Texas...................................       33         2,833        730           252          1,851
North Carolina..........................       30         3,718      1,317           202          2,199
California..............................        8         2,175        339           127          1,709
Florida.................................        2           900        781            37             82
Other...................................        1           115         --            10            105
                                              ---        ------      -----         -----         ------
  Total.................................      110        19,963      6,899         1,844         11,220
                                              ===        ======      =====         =====         ======

------------------------

(1) Includes 96 lots under option.

(2) Of the total home sites available, 599 were under construction or completed, including 76 models and sales offices, 7,057 were under option and 216 were financed through purchase money mortgages.

    In addition, as of October 31, 1999, in substantially completed or suspended developments, Hovnanian had 105 homes under construction or completed including 73 homes which are under contract. Hovnanian also had 66 lots without construction, including four under contract, in these substantially completed or suspended developments.

    The following table summarizes Hovnanian's total started or completed unsold homes as of October 31, 1999:

                                                              UNSOLD HOMES    MODELS     TOTAL
                                                              ------------   --------   --------
Northeast Region............................................      114           31        145
Metro D.C...................................................       13            9         22
Texas.......................................................      225           28        253
North Carolina..............................................      129           --        129
California..................................................       53           10         63
Florida.....................................................        5           --          5
Other.......................................................       14           --         14
                                                                  ---           --        ---
  Total.....................................................      553           78        631
                                                                  ===           ==        ===

    As of October 31, 1999, Hovnanian controlled 26,808 lots in active and proposed communities. It is Hovnanian's objective to control a supply of land sufficient in the aggregate to meet anticipated building requirements for up to five years in its housing markets.

BACKLOG

    At October 31, 1999 and July 31, 2000, Hovnanian had a backlog of signed contracts with base values aggregating $460.7 million and $584.0 million, for 1,921 homes and 2,270 homes, respectively. Substantially all of Hovnanian's backlog at July 31, 2000 is expected to be completed and closed within the next nine months.

    Sales of Hovnanian's homes are typically made pursuant to a standard sales contract. These contracts generally require a nominal customer deposit at the time of signing and a majority of these contacts require the remainder of a 5% to 10% down payment due 30 to 60 days after signing and provide the customer with a statutorily mandated right of rescission for a period ranging up to 15 days after execution. These contracts generally include a financing contingency, which permits the customer to cancel his obligation in the event mortgage financing at prevailing interest rates, including financing arranged or provided by Hovnanian, is unobtainable within the period specified in the contract. This contingency period typically is four to eight weeks following the date of execution.

RESIDENTIAL LAND INVENTORY

    It is Hovnanian's objective to control a supply of land, primarily through options, consistent with anticipated homebuilding requirements in its housing markets. Controlled land as of October 31, 1999, exclusive of communities under development described under "Business of Hovnanian--Residential Development Activities," is summarized in the following table:

                                                          NUMBER OF    PROPOSED
                                                          PROPOSED     DEVELOPED
                                                         COMMUNITIES     LOTS
                                                         -----------   ---------
Northeast Region:
Under Option...........................................      40          7,104
Owned..................................................       3            265
                                                             --         ------
  Total................................................      43          7,369
                                                             ==         ======

Metro D.C.:
Under Option...........................................       9          1,634
Owned..................................................       2          1,041
                                                             --         ------
  Total................................................      11          2,675
                                                             ==         ======

Texas:
Under Option...........................................      11            469

North Carolina:
Under Option...........................................       3            605
Owned..................................................       2            208
                                                             --         ------
  Total................................................       5            813
                                                             ==         ======
California:
Under Option...........................................       5            634

Florida:
Owned..................................................       3          1,033

Other:
Owned..................................................       1            580

Totals:
Under Option...........................................      68         10,446
Owned..................................................      11          3,127
                                                             --         ------
  Combined Total.......................................      79         13,573
                                                             ==         ======

    In Hovnanian's Northeast Region, its objective is to control a supply of land sufficient to meet anticipated building requirements for at least three to five years. Hovnanian typically options parcels of unimproved land for development.

    In North Carolina and Metro D.C., a portion of the land Hovnanian acquired was from land developers on a lot takedown basis. In Texas Hovnanian primarily acquires improved lots from land developers. Under a typical agreement with the lot developer, Hovnanian purchases a minimal number of lots. The balance of the lots to be purchased are covered under an option agreement or a non-recourse purchase agreement. Due to the dwindling supply of improved lots in these markets, Hovnanian is currently optioning parcels of unimproved land for development.

    In California, Hovnanian has focused its development efforts in the southern portion of the state. Where possible, Hovnanian plans to option developed or partially developed lots with no more than 50 to 75 lots to be taken down during any twelve month period. With a limited supply of developed lots in California, Hovnanian is currently optioning parcels of unimproved land for development.

CUSTOMER FINANCING

    At Hovnanian's communities, on-site personnel facilitate sales by offering to arrange financing for prospective customers through K. Hovnanian
Mortgage, Inc., which we refer to in this document as "KHM". Hovnanian believes that the ability to offer financing to customers on competitive terms as a part of the sales process is an important factor in completing sales.

    KHM's business consists of providing Hovnanian's customers as well as unrelated third parties with competitive financing and coordinating and expediting the loan origination transaction through the steps of loan application, loan approval and closing. KHM has its headquarters in Red Bank, New Jersey. It originates loans in New Jersey, New York, Pennsylvania, North Carolina, Florida, California, South Carolina and Illinois.

    KHM, like other mortgage bankers, customarily sells nearly all of the loans that it originates. Additionally, KHM sells virtually all of the loan servicing rights to loans it originates. Loans are sold either individually or in pools to GNMA, FNMA, or FHLMC or against forward commitments to institutional investors, including banks and savings and loan associations.

    KHM plans to grow its mortgage banking operations. KHM originates loans from customers who purchase homes from Hovnanian's affiliates. KHM's objective is to increase the capture rate of non-cash homebuyers to 70% over the next several years.

                          BUSINESS OF WASHINGTON HOMES

GENERAL

    Washington Homes, Inc. designs, builds and markets single-family detached homes, townhomes and condominium homes in the metropolitan areas of Washington, DC-Baltimore, Maryland; Greensboro, Raleigh and Charlotte, North Carolina; Nashville, Tennessee; Pittsburgh, Pennsylvania; Huntsville, Alabama and the Mississippi Gulf Coast. Washington Homes commenced operations in 1965 and entered the Raleigh and Greensboro, North Carolina markets through an acquisition effective as of May 1, 1994. During fiscal year 1996, Washington Homes began operating in Charlotte, North Carolina and Nashville, Tennessee and expanded operations in Pittsburgh, Pennsylvania. During fiscal year 1999, Washington Homes entered the Huntsville, Alabama and the Mississippi Gulf Coast markets through an acquisition effective as of March 1, 1999. Washington Homes operates under the name "Washington Homes" in Maryland, Virginia and Pennsylvania and as "Westminster Homes" in North Carolina, Tennessee, Alabama and Mississippi.

    Washington Homes' marketing efforts target consumers ranging from first time home buyers to retirees. During the five years ended July 31, 2000 Washington Homes delivered 8,497 homes and currently offers homes for sale in 86 communities at base sales prices ranging from $70,000 to $500,000. 2,517 homes were delivered during the fiscal year ended July 31, 2000 generating homebuilding revenues of $459.3 million of which 25 were delivered by a joint venture with another builder. The average selling price of homes delivered by Washington Homes during fiscal year 2000 was approximately $184,300. At October 31, 2000, there was a backlog of 1,082 homes under contract with a sales value of $225 million.

    Washington Homes, Inc. was incorporated in the State of Maryland in 1965. Washington Homes' principal executive offices are located at 1802 Brightseat Road, Landover, Maryland 20785-4235, and its telephone number is
(301) 772-8900.

PRODUCTS

    Washington Homes builds homes designed by its personnel with assistance from outside architectural firms. It strives to create a diversity of architectural styles in each residential community, providing exterior and interior design options for homes with the same basic floor plans that are intended to appeal to a broad range of potential buyers and respond to changes in the market place.

    Each residential community offers several home plans, with the opportunity to select various exterior styles. Washington Homes develops new designs to replace or augment existing ones as part of its continuing efforts to assure that its homes are responsive to current consumer preferences.

    The range of base sales prices and home sizes for Washington Homes' homes as of July 31, 2000 was as follows:

                                                          BASE SALES PRICE           RANGE OF SIZES
                                                       -----------------------   ----------------------
Single-family detached homes.........................  $      75,000--$500,000   1,000 to 4,500 sq. ft.
Townhomes............................................  $      97,000--$250,000   1,050 to 2,500 sq. ft.
Condominiums.........................................  $      70,000--$105,000     600 to 1,400 sq. ft.

    In all of Washington Home's communities, certain options, including fireplaces, finished basements, brick fronts, expanded rooms, upgraded appliances, upgraded carpet and premium lot locations, are available to the purchaser for an additional charge.

    The following table sets forth a breakdown of Washington Homes' deliveries by housing type in each of the last three years:

                                                                       YEARS ENDED JULY 31,
                                 ------------------------------------------------------------------------------------------------
                                              2000                             1999                             1998
                                 ------------------------------   ------------------------------   ------------------------------
                                  HOMES        %        AMOUNT     HOMES        %        AMOUNT     HOMES        %        AMOUNT
                                 --------   --------   --------   --------   --------   --------   --------   --------   --------
                                                                      (DOLLARS IN THOUSANDS)
Single-family
  detached homes...............   1,741       69.2     $343,472    1,519       71.5     $271,376      990       66.9     $170,139
Townhomes......................     671       26.7      107,546      571       26.9       78,971      420       28.4       56,054
Condominiums...................      80        3.2        8,260       34        1.6        3,382       69        4.7        6,918
                                  -----      -----     --------    -----      -----     --------    -----      -----     --------
  Subtotal.....................   2,492       99.1      459,278    2,124      100.0      353,729    1,479      100.0      233,111
Joint Venture--Active Adult
Single-family detached homes...       7        0.3        1,447       --         --           --       --         --           --
Townhomes......................      18        0.6        2,893       --         --           --       --         --           --
                                  -----      -----     --------    -----      -----     --------    -----      -----     --------
  Total........................   2,517      100.0     $463,618    2,124      100.0     $353,729    1,479      100.0     $233,111
                                  =====      =====     ========    =====      =====     ========    =====      =====     ========

    During fiscal 1997, Washington Homes decided to phase out its condominium operations and has not subsequently added any new condominium communities. Activity is the result of building out previously established communities.

ORGANIZATION

    Washington Homes' homebuilding operations are organized into nine geographically based homebuilding divisions grouped into three operating regions. Division offices for the Mid-Atlantic region are maintained in Landover, Maryland; Chantilly, Virginia and Upper St. Clair, Pennsylvania. Division offices for the Southeast region are maintained in Cary, Charlotte and Greensboro, North Carolina. Division offices for the Mid-South region are maintained in Brentwood, Tennessee; Madison, Alabama and Ocean Springs, Mississippi. Corporate headquarters are located in Landover, Maryland.

    Each division is headed by a division president who reports to a regional president or the President--Homebuilding Operations. Division presidents have responsibility for day-to-day operations, including:

    - implementation of community marketing strategies,

    - pricing of homes,

    - managing subcontractors,

    - delivering finished homes, and

    - providing attendant service work.

Division presidents are supported by sales and production managers. Sales managers coordinate marketing and advertising programs and oversee the sales representatives based at each community. Production managers oversee field operations with managerial responsibility for on-site production superintendents and are responsible for purchasing materials, procuring subcontractor services, technical design and construction issues.

    Sales and building activities are managed at each community by a sales representative and a superintendent. The sales representative is responsible for implementing Washington Homes' marketing programs and for follow-through with customers, from contract signing and loan application to delivery. The superintendent coordinates the work of subcontractors and is responsible for quality control and delivery of the finished product in a timely manner.

RESIDENTIAL DEVELOPMENTS

    As of July 31, 2000, Washington Homes controlled over 10,000 homesites, as follows:

                                        COMMUNITIES IN                       LOTS OWNED
                                             WHICH                     ----------------------
                                      HOMES ARE CURRENTLY    TOTAL     FINISHED   LOTS UNDER    LOTS UNDER
MARKET                                 OFFERED FOR SALE       LOTS       LOTS     DEVELOPMENT     OPTION
------                                -------------------   --------   --------   -----------   ----------
Maryland............................           15             1,666       351         517            798
Virginia............................           13             2,403       236         106          2,061
Pennsylvania........................            3               313        25          15            273
                                               --            ------     -----         ---          -----
  Mid-Atlantic Region...............           31             4,382       612         638          3,132

Raleigh.............................            8               891       140          --            751
Greensboro..........................           11             1,423       281         325            817
Charlotte...........................           10             1,156       105          --          1,051
                                               --            ------     -----         ---          -----
  Southeast Region..................           29             3,470       526         325          2,619

Tennessee...........................            8               939       119          --            820
Alabama.............................            8             1,123       265          --            858
Mississippi.........................            6               530       118          --            412
                                               --            ------     -----         ---          -----
  Mid-South Region..................           22             2,592       502          --          2,090

Combined Total......................           82            10,444     1,640         963          7,841
                                               ==            ======     =====         ===          =====

OPERATIONS

    LAND ACQUISITION AND DEVELOPMENT. Washington Homes builds homes on building lots which it either acquires as finished lots from developers or which it develops itself. At July 31, 2000, Washington Homes owned or held options for 10,444 building lots.

    Washington Homes' general strategy is to purchase, to the extent feasible, finished building lots through land acquisition option contracts which provide the maximum degree of flexibility for the timing of land purchases and minimize Washington Homes' investment outlay. Through the utilization of land acquisition option contracts, Washington Homes purchases the right, but not the obligation, to buy a large number of building lots from a land developer. The options allow Washington Homes to purchase building lots on a takedown schedule commensurate with anticipated home sales. As a result, Washington Homes generally does not purchase the building lot until the building lot can be used in its construction schedule. The purchase agreements generally limit Washington Homes' financial exposure to amounts placed with property sellers as deposits. Although option contracts generally contain predetermined lot takedown schedules and price escalation provisions, Washington Homes believes use of option contracts significantly reduces risk since Washington Homes is able to minimize its investment in land and limit its exposure to debt financing. At July 31, 2000, Washington Homes owned 1,640 finished lots and had under option 7,841 homebuilding lots for which it had posted deposits of approximately
$9.2 million in the form of cash, letters of credit and promissory notes.

    Washington Homes also develops land for its own residential operations, and 597 or 23.7% of the homes delivered in fiscal 2000 were built on land developed by Washington Homes. As of July 31, 2000, Washington Homes owned 963 residential lots in 16 communities which were in the process of land development. All communities have obtained the required zoning and public approvals and, with two exceptions, have physical construction underway. Washington Homes does not buy land for the purpose of speculation.

    Washington Homes from time to time experiences difficulties in obtaining building lots. Washington Homes has experienced delays in acquiring lots from land developers, primarily due to the difficulty experienced by developers in completing development. In certain instances, Washington Homes acquired the land from the developer and completed the development process itself. The imposition of sewer moratoria, zoning changes and other governmental actions also can affect the availability and use of land.

    In its land development operations, Washington Homes employs experienced supervisory personnel who deal directly with independent engineers and consultants for land and site planning, obtaining governmental and environmental approvals, and constructing on- and off-site improvements where necessary (such as roads, water, sewers, storm drainage and other public facilities and amenities). Actual development work is performed by independent contractors, utility companies and/or local governmental water and sewer agencies.

    MARKETING. Generally, a sales office, which is staffed by a company sales representative, is located in each community. In addition, a significant portion of sales are derived from the introduction of customers to Washington Homes' communities by local independent real estate brokers. Washington Homes maintains an extensive broker co-op program. Washington Homes' sales personnel are compensated with salary and/or incentive compensation and are trained by Washington Homes. Sales personnel attend weekly meetings for updates on financing availability, construction schedules, new land acquisitions, and marketing and advertising plans. The concentration of Washington Homes' communities allows Washington Homes to employ sales personnel on a long-term basis, rather than a single community basis, which management believes results in reduced training costs and a more motivated sales force with extensive knowledge of Washington Homes' operating policies and housing products.

    Washington Homes uses model home presentations (generally one per community) as an integral part of Washington Homes' marketing program. In addition, Washington Homes advertises in newspapers, local and regional publications, on radio, as well as on billboards and roadside signage. Washington Homes has established an internet site to provide customers with information on products, communities and base prices.

    Washington Homes uses standard sales contracts which require the customer to make an earnest money deposit which is generally in the range of $500 to $5,000. Upon execution of the contract and receipt of the deposit, the home sale is included in backlog. The sales contract is generally cancelable without forfeiture of deposit if the customer is unable to sell an existing home or obtain permanent financing. The sales contract sets forth details of the home being purchased, location, options ordered, details of financing sought and closing requirements.

    In addition to relying on management's extensive experience, Washington Homes determines the prices for its homes through a company-designed competitive analysis program that compares a Washington Homes home with homes offered by other builders in the relevant marketing area. Washington Homes accomplishes this by evaluating differences in product features, amenities and location and updates its analyses frequently.

    Washington Homes has established new home design centers in Bowie, Maryland; Chantilly, Virginia; Greensboro, North Carolina; Huntsville, Alabama and Ocean Springs, Mississippi for the marketing of options available on Washington Homes' homes. These centers provide for centralized option selection to enhance homes on order. Washington Homes intends to expand this concept to other divisions in fiscal 2001.

    BUILDING. In its construction of homes, Washington Homes acts as a general contractor with independent contractors performing all home construction and site improvements work generally under fixed-price contracts. Construction is performed under the direction of superintendents employed by Washington Homes. Washington Homes enforces its commitment to quality by providing its construction superintendents with incentive compensation arrangements based on the homebuyer's satisfactory responses to pre-closing and post-closing checklists.

    OPERATING CONTROLS. Washington Homes attempts to limit exposure resulting from speculative building. Generally, construction of single-family homes is commenced only after a sales contract has been executed and the customer has received preliminary loan approval. Construction of multi-family buildings is generally commenced after sales contracts have been executed for a majority of the homes in a particular building. Washington Homes may begin construction of detached homes prior to obtaining sales contracts in order to maintain a limited inventory, in anticipation of winter weather conditions or to conform to local market requirements.

    When possible, Washington Homes contracts on a fixed-price basis for materials, such as appliances, lumber and carpeting, in an effort to minimize the effects of changes in costs and to take advantage of bulk purchase discounts. Washington Homes focuses on the gross profit margins of each home sold in each community and the monitoring of selling, general and administrative expenses. Every home and every community is considered a profit center for budgeting and cost control purposes.

    FINANCING FOR CUSTOMERS. Washington Homes builds, markets and prices its homes under the guidelines and specifications of the Federal Housing Administration, which we refer to in this document as "FHA", and the Veterans Administration, which we refer to in this document as "VA", in order to afford its prospective purchasers the added benefits of FHA insured and VA guaranteed mortgages. In some areas on occasion, Washington Homes has obtained lower than market interest rate financing for purchasers of its homes through state or county bond programs. Washington Homes also assists its homebuyers in obtaining conventional mortgage financing, generally following the guidelines established by the Federal National Mortgage Association, which we refer to in this document as "Fannie Mae", and the Federal Home Loan Mortgage Corporation, which we refer to in this document as "Freddie Mac".

    In fiscal 1993, Washington Homes established Homebuyer's Mortgage, Inc., which we refer to in this document as "Homebuyer's", as a subsidiary to provide residential mortgage services to Washington Homes' customers and others. Homebuyer's primarily processes mortgage applications with underwriting and funding provided by independent wholesale lenders. In fiscal 2000, Homebuyer's closed 1,831 loans totaling $298.1 million in permanent residential financing compared to 1,406 loans totaling $210.6 million the previous fiscal year. Washington Homes' capture rate, which is the percentage of Washington Homes' homebuyers using Washington Homes' mortgage services, increased to 71% from 60% the previous fiscal year.

    During fiscal 2000, the homebuilding industry experienced somewhat higher interest rates than those experienced in recent years. There can be no assurance that a favorable interest rate environment or that government programs providing assistance for homebuyers will continue in the future.

    The following table summarizes certain mortgage operating information, with dollars in thousands, for Homebuyer's Mortgage, Inc.:

                                                                        YEARS ENDED JULY 31,
                                                                ------------------------------------
                                                                  2000          1999          1998
                                                                --------      --------      --------
Number of loans originated................................         1,831         1,406           898
Average amount of loan originated.........................      $    163      $    150      $    136
Total amount of loans originated..........................      $298,100      $210,605      $121,920
Capture Rate..............................................            71%           60%           55%

    OTHER SERVICES. Through various joint ventures, Washington Homes provides title insurance agency services in Maryland, Virginia and Tennessee and other insurance agency services in Maryland and Virginia.

FINANCIAL INFORMATION ABOUT SEGMENTS

    Washington Homes operates in two business segments, homebuilding and financial services. Financial services include the operations of Homebuyer's Mortgage, Inc. and the title insurance agency joint ventures.

REGULATION

    Washington Homes is subject to a variety of federal, state and local statutes, ordinances, rules and regulations concerning protection of health, safety and the environment. The particular environmental laws, which apply to any given community, vary greatly according to the community site, the environmental condition of the site and the present and former uses of the site. These environmental laws may result in delays, cause Washington Homes to incur compliance and other costs and prohibit or restrict development in environmentally sensitive regions or areas. Prior to consummating the purchase of land, Washington Homes requires independent environmental engineers to evaluate the land for the presence of wetlands and hazardous or toxic materials, wastes or substances. Washington Homes has not been materially affected to date by the presence or potential presence of those conditions.

    To varying degrees, site development and building permits and approvals are required to complete the residential developments currently being planned by Washington Homes. The timing and ability of Washington Homes to obtain necessary approvals and permits for these communities is often beyond Washington Homes' control. The length of time necessary to obtain permits and approvals increases the carrying costs of unimproved property acquired for the purpose of development and construction. In addition, the continued effectiveness of permits already granted may be subject to factors such as changes in policies, rules and regulations and their interpretation and application.

    When developing land, Washington Homes must obtain the approval of numerous governmental authorities regulating matters such as permitted land uses and levels of density, the installation of utility services such as water and waste disposal and the dedication of acreage for open space, parks, schools and other community purposes. To date, the governmental approval process and restrictive zoning and moratoria have not had material adverse effect on Washington Homes' development activities nor does Washington Homes currently have any lots that cannot be developed due to local or federal regulatory restrictions. There is no assurance, however, that these or other restrictions will not adversely affect Washington Homes in the future.

COMPETITION AND MARKET FACTORS

    The metropolitan housing markets served by Washington Homes are highly competitive. In its marketing efforts, Washington Homes encounters competition from other homebuilders and apartment and condominium developers, as well as from sellers of existing homes. In the locations where Washington Homes builds, there is intense competition among numerous large and small homebuilders. Competition in the homebuilding industry is intense, in part because of the historic ease with which large national homebuilders, many of which may have greater financial resources than Washington Homes, can expand their operations.

    Washington Homes competes on the basis of price, location, mortgage financing terms, design and Washington Homes' reputation for quality. Based upon the experience of its management, Washington Homes believes that it compares favorably with its principal competitors in terms of its knowledge, expertise and its ability to obtain building lots at prices and locations which allow it to offer a well-priced, quality product and to obtain financing for its customers.

    Washington Homes also competes with other builders for the acquisition of building lots. This competition is based primarily on a builder's reputation, and perceived abilities to market its homes.

    The housing industry is cyclical and affected generally by consumer confidence levels, prevailing economic conditions and particularly by interest rate levels. A variety of other factors affect the housing industry and demand for new homes, including the availability of labor and materials and increases in the costs thereof; changes in costs associated with home ownership, such as increases in property taxes and energy costs; changes in consumer preferences; demographic trends and the availability of and changes in mortgage financing programs.

BONDS, WARRANTIES AND OTHER OBLIGATIONS

    Washington Homes is frequently required, in conjunction with the development of its communities, to obtain performance or maintenance bonds to ensure completion of Washington Homes' development obligations. The amount of those obligations outstanding at any time varies in accordance with Washington Homes' pending development activities. To date, Washington Homes has fulfilled its development obligations. Should Washington Homes fail to build required improvements and the bonds backing its development obligations were called, Washington Homes would be obligated to reimburse the issuing surety company or bank. Washington Homes' financial exposure in this regard is reduced as improvements are completed and bonds released. At July 31, 2000, Washington Homes had approximately $15.2 million in letters of credit and surety bonds outstanding.

    All homes delivered by Washington Homes are sold with the benefit of Washington Homes' two-year limited warranty as to workmanship supplemented by a limited ten-year warranty as to structural integrity under the Residential Warranty Corporation program, a privately insured program, and other similar warranty programs. To assist Washington Homes in meeting its warranty obligations to customers, Washington Homes requires subcontractors to provide warranties of their workmanship to Washington Homes.

EMPLOYEES

    At July 31, 2000, Washington Homes employed 531 full time personnel of whom 94 were sales and marketing personnel, 178 were executive, administrative and clerical personnel and 259 were involved in construction. Although none of Washington Homes' employees are covered by collective bargaining agreements, certain of the independent contractors which Washington Homes engages employ personnel who may be represented by labor unions or may be subject to collective bargaining agreements. Washington Homes believes that its relations with its employees and independent contractors are good.

JOINT VENTURES

    Washington Homes participates in various joint ventures formed to develop residential land into finished building lots for sale to Washington Homes and other homebuilders utilizing non-recourse acquisition and development loans. In addition, during fiscal year 1999 Washington Homes formed a joint venture with US Home Corporation to construct and market active adult housing in the Raleigh, North Carolina market. During fiscal 1999 and 2000, Washington Homes entered into several joint venture agreements with a local real estate developer to develop residential building lots for the Huntsville, Alabama and Mississippi Gulf Coast markets.

    Washington Homes has a series of joint ventures that are used to provide title services and provide insurance to its homebuyers.

    Washington Homes' interest in the joint ventures' operating results has not been significant to date. Washington Homes expects to continue to evaluate potential joint ventures and other strategic alliances as part of its operations.

                       BUSINESS OF THE COMBINED COMPANIES

    Complementing Hovnanian's position as the largest builder in New Jersey, pro forma for the merger with Washington Homes, Hovnanian believes it would also be the largest builder in North Carolina and the second largest builder in Metro D.C. Pro forma for the merger, for the twelve months ended July 31, 2000, Hovnanian would have had revenues of $1.6 billion, delivered 6,747 homes, EBITDA, which stands for earnings before interest, taxes, depreciation and amortization, of $113.6 million and net new orders for 6,873 homes. Pro forma for the merger, Hovnanian's backlog would have been 3,332 homes with a sales value of $799.5 million at July 31, 2000. Backlog and new order numbers used in calculating the pro forma figures were a record for both Hovnanian and Washington Homes.

    The combined company will benefit from, among other things, an increased geographic market and a broader product offering. Geographically, the combined company will operate in eleven states. Washington Homes' product offering will be materially enhanced by the Hovnanian strategic positions in its respective geographic markets. The enhanced size of the combined business will solidify further positions in principal current markets, as well as helping to expand the areas of activities.

    The following table provides data, on a geographic basis, regarding the combined homebuilding operations of Washington Homes and Hovnanian at or for the twelve month period ended July 31, 2000.

PRO FORMA HOMESITES OWNED AND CONTROLLED AS OF JULY 31, 2000 AND DELIVERIES FOR
  TWELVE MONTHS ENDED JULY 31, 2000

                                                         COMBINED
                                                      TOTAL HOMESITES    COMBINED
                                                         OWNED AND        TOTAL
GEOGRAPHIC AREA                                         CONTROLLED      DELIVERIES
---------------                                       ---------------   ----------
Northeast (New York, New Jersey, Pennsylvania)......        14,262          1,887
Metro DC (Maryland, Virginia).......................         7,156          1,674
North Carolina......................................         5,973          1,457
California..........................................         2,696            538
Texas...............................................         2,593            734
Florida.............................................         1,094             90
Other (Tennessee, Alabama, Mississippi, Poland).....         3,684            367
                                                         ---------      ---------
Totals..............................................        37,458          6,747

COMPETITION

    The residential housing business is highly competitive. In their activities, each of Hovnanian and Washington Homes has competed, and the combined companies will continue to compete, with numerous developers and builders in and near each of the geographic areas in which Hovnanian and Washington Homes operate. The competition ranges from small local builders to larger regional and national builders and developers, some of which have greater sales and financial resources than Washington Homes and Hovnanian. Resale of housing and availability of real housing provide additional competition. Washington Homes and Hovnanian compete primarily on the basis of reputation, price, location, design, quality, service and amenities.

DEBT AND COVENANTS

    The combined company will be subject to various financial covenants under its $375,000,000 line of credit due in 2003, $150,000,000 senior notes due 2007, $150,000,000 senior notes due 2009 and $100,000,000 subordinated notes due 2005.

    The more significant covenants in the line of credit include the following:

    1. The combined company must maintain a tangible net worth greater than a minimum amount, equal to $176,086,000 as of July 31, 2000, which increases based on 50% of the combined company's net earnings and any proceeds from equity securities.

    2. The combined company cannot permit the fixed charge coverage ratio to be less than 1.5 to one for two consecutive quarters, if the leverage ratio is greater than 2.2 to one at the end of each of those two quarters.

    3. If the fixed charge coverage ratio is less than 1.25 to one for two consecutive quarters, even though the leverage ratio is less than 2.2 for each of those two quarters, the allowed maximum leverage ratio declines so that the amount that can be borrowed under the line of credit decreases.

    4.  The combined company is subject to specific limits on:

       - different types of senior homebuilding indebtedness that are allowed, other than amounts borrowed under the line of credit;

       - restricted payments and investments, which include the repurchase of company shares, dividends and investments in other businesses; and

       - investments in land under development and land in planning relative to the company's tangible net worth.

    The senior notes and subordinated notes contain similar covenants to some of those listed above. However, the senior notes and subordinated notes generally contain fewer covenants and restrictions than those of the line of credit; they contain covenants that are set at less restrictive levels than the line of credit; and they contain covenants that generally require compliance only at the time additional debt is incurred, other than maintenance of a minimum tangible net worth.

    Hovnanian has remained in compliance with all of the covenants under each of these debt obligations since they were established and anticipates being able to remain in compliance under its business plan for the combined company. Hovnanian anticipates having average debt levels for the combined company in fiscal 2001 similar to the average levels incurred by Hovnanian and Washington Homes separately in fiscal 2000. This means that less than half of the $375 million commitment amount of the line of credit is anticipated to be outstanding on average. In addition, the combined company is anticipated to have amounts totaling less than $20 million of other homebuilding indebtedness, consisting primarily of purchase money mortgage obligations used in the purchase of certain land parcels.

                     DESCRIPTION OF HOVNANIAN CAPITAL STOCK

    The authorized capital stock of Hovnanian is 100,100,000 shares consisting of 87,000,000 shares of Class A common stock, par value $0.01 per share, 13,000,000 shares of Class B common stock, par value $0.01 per share, and 100,000 shares of preferred stock, par value $0.01 per share in the series and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as maybe fixed from time to time by the Board of Directors for each series. The following summary description of certain provisions of

Hovnanian's Restated certificate of incorporation and by-laws does not purport to be complete and is qualified in its entirety by reference to said provisions.

COMMON STOCK

    As of December 18, 2000, 14,127,877 shares of Class A common stock and 7,591,579 shares of Class B common stock were outstanding. The Class A common stock is traded on the American Stock Exchange. There is no established public trading market for the Class B common stock. In order to trade Class B common stock, the shares must be converted into Class A common stock on a one-for-one basis. Any issuance of common stock made in connection with the merger will consist only of Class A common stock. The outstanding Class A common stock is, and any Class A common stock issued in connection with the merger will be, fully paid and non-assessable.

    DIVIDENDS. Cash dividends on the Class A common stock will be paid if, when and as determined by the Board of Directors of Hovnanian out of funds legally available for this purpose. Certain debt instruments to which Hovnanian is a party contain restrictions on the payment of cash dividends. At October 31, 1999, $35.4 million of retained earnings were free of restrictions on the payment of cash dividends. The amount of any regular cash dividend payable on a share of Class A common stock will be an amount equal to 110% of the corresponding regular cash dividend payable on a share of Class B common stock. Hovnanian has never paid cash dividends nor does it currently intend to pay cash dividends.

    VOTING RIGHTS. Holders of Class A common stock are entitled to one vote for each share held by them on all matters presented to stockholders. Holders of Class B common stock are entitled to ten votes per share.

    LIQUIDATION RIGHTS. After satisfaction of the preferential liquidation rights of any Preferred Stock, the holders of the Class A common stock and Class B common stock are entitled to share ratably as a single class in the distribution of all remaining net assets.

    PREEMPTIVE AND OTHER RIGHTS. The holders of Class A common stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of Class A common stock are not subject to redemption or to any further calls of assessments and are not entitled to the benefit of any sinking fund provisions. The rights, preferences and privileges of holders of Class A common stock are subject to, and may be adversely affected by, the rights of the holder of shares of any series of Preferred Stock, which Hovnanian may designate and issue in the future.

PREFERRED STOCK

    The certificate of incorporation authorizes the Board of Directors to issue from time to time up to 100,000 shares of Preferred Stock, in one or more series, and with the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as may be fixed from time to time by the Board of Directors for each series. No shares of Preferred Stock have been issued and Hovnanian has no present plans to issue any shares of Preferred Stock. The Preferred Stock, however, could be used by the Hovnanian board of directors without further action by the Hovnanian stockholders as an anti-takeover device.

REGISTRAR AND TRANSFER AGENT

    Hovnanian's registrar and transfer agent is Equiserve, LP.

                               NEW DEBT FINANCING

    On October 2, 2000, a subsidiary of Hovnanian completed an offering of $150,000,000 10 1/2% Senior Notes due 2007, which are guaranteed by Hovnanian. The proceeds of the offering will be used to repay outstanding debt under Hovnanian's revolving credit agreement. Hovnanian intends to borrow under the revolving credit agreement to fund a portion of the merger with Washington Homes. However, the completion of the offering was not a condition to the merger.

                  MANAGEMENT OF HOVNANIAN FOLLOWING THE MERGER

    The directors and executive officers of Hovnanian following the merger will be as follows:

NAME                                                 POSITION
----                                   -------------------------------------
Kevork A. Hovnanian..................  Chairman of the Board

Ara K. Hovnanian.....................  President and Chief Executive
                                       Officer, Director

Geaton A. DeCesaris, Jr..............  Chief Operating Officer and President
                                       of Homebuilding Operations, Director

J. Larry Sorsby......................  Executive Vice President and Chief
                                       Financial Officer, Director

Paul W. Buchanan.....................  Senior Vice President and Corporate
                                       Controller, Director

William L. Carpitella................  Senior Vice President, Organizational
                                       Development

Peter S. Reinhart....................  Secretary, Senior Vice President and
                                       General Counsel, Director

Kevin Hake...........................  Treasurer and Vice President

Arthur M. Greenbaum..................  Director

Desmond P. McDonald..................  Director

Stephen D. Weinroth..................  Director

    For information regarding the ages and business backgrounds of the current executive officers of Hovnanian, please refer to the caption "Directors and Executive Officers of the Registrant" in Part III of the Annual Report on
Form 10-K for the fiscal year ended October 31, 1999. Similar information regarding Hovnanian's directors appears in Hovnanian's proxy statement for its 1999 Annual Meeting of Stockholders, which is incorporated into this document by reference. Information regarding Geaton A. DeCesaris, Jr., Thomas J. Pellerito, Christopher Spendley and Clayton Miller is incorporated by reference to Washington Homes' Annual Report on Form 10-K for the fiscal year ended July 31, 2000, which is incorporated into this document by reference.

                     HOVNANIAN STOCK OWNERSHIP INFORMATION

    Information relating to the stock ownership of management, directors and 5% stockholders of Hovnanian is incorporated in this document by reference to the section titled "Voting Rights and Security Ownership of Certain Beneficial Owners and Management" of the Proxy Statement for the Annual Meeting held on March 16, 2000, which has also been incorporated by reference into the Form 10-K for the fiscal year ended October 31, 1999. For instructions on how to obtain information incorporated by reference, see "Where You Can Find More Information" on page 122.

                  WASHINGTON HOMES STOCK OWNERSHIP INFORMATION

PRINCIPAL STOCKHOLDERS

    The following table indicates the number of shares of Washington Homes common stock owned by persons known to Washington Homes to own beneficially more than 5% of its outstanding common stock as of December 1, 2000.

                                                   AMOUNT OF BENEFICIAL
                                                        OWNERSHIP         PERCENT
          NAME OF BENEFICIAL OWNER (1)                 SHARES UNDER       OF CLASS
-------------------------------------------------  --------------------   --------
Geaton A. DeCesaris, Jr.(3)(4)(5)(6).............        1,117,294          13.6
Geaton A. DeCesaris, Sr.(3)(4)(7)................          709,369           8.6
A. Hugo DeCesaris(3)(4)(5)(8)....................          602,835           7.3
Marco A. DeCesaris(3)(4)(5)(9)...................          540,551           6.6
Joseph A. DeCesaris(3)(4)(5).....................          463,403           5.6
Dimensional Fund Advisors, Inc.(10) .............          522,000           6.3
  1299 Ocean Avenue
  Santa Monica, CA 90401

------------------------

 (1) The address for DeCesaris family members is 1802 Brightseat Road, Landover, Maryland 20785-4235.

 (2) Based on 8,240,961 shares outstanding.

 (3) Includes shares held by spouse and jointly with spouse. Each person listed has joint voting and investment power with that person's spouse with respect to the shares jointly owned. Also includes shares held in that person's retirement plan accounts.

 (4) Geaton A. DeCesaris, Jr., Marco A. DeCesaris, A. Hugo DeCesaris and Joseph
     A. DeCesaris are the sons and Paul C. Sukalo is the son-in-law of Geaton A. DeCesaris, Sr. While these persons have acted together in various businesses, principally in real estate, there is no agreement among them to vote their shares together or to otherwise act in concert, except for the voting agreements relating to the merger. Each of the individuals disclaims beneficial ownership of any shares other than as listed opposite each person's name in the table above or the following table.

 (5) Does not include shares held by certain DeCesaris family trusts for the benefit of family members, portions of which may be deemed indirectly beneficially owned as follows: 100,000 shares by Geaton A. DeCesaris, Jr., 40,000 shares by Marco A. DeCesaris, 40,000 by A. Hugo DeCesaris and 80,000 by Joseph A. DeCesaris. The co-trustees of these trusts have shared voting and investment power with respect to shares held.

 (6) Includes 21,500 shares held as custodian for family members and 7,000 by a corporation which he controls.

 (7) Includes 590,000 shares held in a trust for family members for which Mr. DeCesaris acts as trustee.

 (8) Includes 72,000 shares held as custodian for family members.

 (9) Includes 8,000 shares held as custodian for family members.

 (10) Beneficial ownership is as of December 31, 1999. Dimensional Fund Advisors, Inc., has informed Washington Homes that it is a registered investment advisor and investment manager, that it has sole power to vote and sole dispositive power with respect to all shares held.

    Of the above listed principal stockholders, Geaton A. DeCesaris, Jr., Geaton
A. DeCesaris, Sr., Marco A. DeCesaris, Joseph A. DeCesaris, and A. Hugo DeCesaris have signed agreements with Hovnanian under which they have agreed that they will vote their shares of Washington Homes common stock in favor of the merger agreement and the merger. SEE "Voting and Other Agreements."

OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information as of December 1, 2000 regarding benficial ownership of Washington Homes common stock by each director, each executive officer and the Washington Homes directors and executive officers as a group.

                                                NUMBER OF SHARES                        PERCENTAGE OF
NAME AND PRINCIPAL POSITION                    BENEFICIALLY OWNED                   OUTSTANDING SHARES(7)
---------------------------                    ------------------                   ---------------------
Geaton A. DeCesaris, Jr. ....................        1,117,294(1)(2)(3)(4)                   13.6%
  Chairman of the Board,
  President and Chief Executive Officer

Geaton A. DeCesaris, Sr .....................          709,369(1)(3)(5)                       8.6
  Chairman Emeritus and Director

Thomas Pellerito ............................          365,000(4)                             4.4
  President, Homebuilding Operations,
  Chief Operating Officer

Paul C. Sukalo ..............................          266,211(1)(3)(6)                       3.2
  Senior Vice President, Director

Clayton Miller ..............................           12,462(1)(3)(4)                         *
  Senior Vice President

Christopher Spendley ........................            1,000(3)(4)                            *
  Senior Vice President, Secretary

Thomas Connelly .............................           56,000(1)(3)(4)                         *
  Director

Richard S. Frary ............................           53,830(1)(3)                            *
  Director

Ronald M. Shapiro ...........................            2,225(3)                               *
  Director

Richard B. Talkin ...........................           11,000(1)(3)                            *
  Director

All Directors and executive officers as a
  group (10 persons).........................        2,594,391(1)(2)(3)(4)(5)                31.5

------------------------

*   Less than 1% of issued and outstanding shares of common stock.

(1) Includes shares held by spouse or jointly with spouse, and/or shares held in retirement plan accounts.

(2) Does not include 100,000 shares held in the DeCesaris family trusts which may be deemed indirectly beneficially owned by Geaton A. DeCesaris, Jr., but does include 21,500 shares held as custodian for family members and 7,000 shares by a corporation which he controls.

(3) Does not include shares which each person has a right to acquire through the exercise of options as follows: Mr. DeCesaris, Jr. 95,000; Mr. DeCesaris, Sr. 20,000; Mr. Sukalo 24,000; Mr. Spendley 72,000; Mr. Miller 34,000;
    Mr. Connelly 20,000; Mr. Shapiro 27,000; Mr. Talkin 27,000; and Mr. Frary 25,000 and all executive officers and directors as a group 344,000.

(4) Does not include shares which each person has the right to receive under the deferred compensation incentive plan as follows: Mr. DeCesaris, Jr. 26,736; Mr. Pellerito 21,787; Mr. Miller 3,975; Mr. Spendley 7,950; and
    Mr. Connelly 1,157.

(5) Includes 590,000 shares held in a trust for the benefit of DeCesaris family members for which Geaton A. DeCesaris, Sr. acts as trustee.

(6) Does not include 60,000 shares held in the DeCesaris family trusts which may be deemed indirectly beneficially owned by Paul C. Sukalo.

(7) Based on 8,240,961 shares outstanding.

    Messrs. DeCesaris, Jr., DeCesaris, Sr. and Sukalo have signed agreements with Hovnanian under which they have agreed that they will vote their shares of Washington Homes common stock in favor of the merger agreement and the merger. SEE "Voting and Other Agreements."

                              SELLING STOCKHOLDERS

    In the merger agreement, Hovnanian agreed to register in the registration statement of which this document is a part the shares of Hovnanian stock to be acquired by affiliates of Washington Homes in the merger. Hovnanian further agreed that it would keep the registration statement statutorily current for one year to allow those affiliates to sell their shares of Hovnanian stock from time to time in their discretion. SEE "Terms of Hovnanian's Acquisition of Washington Homes--Restrictions on Resales by Affiliates," beginning on page 63. In addition, Hovnanian has entered into a registration rights agreement with eighteen stockholders of Washington Homes, under which Hovnanian has agreed to register for future sale those stockholders' shares of Hovnanian stock to be received in the merger. SEE "Voting and Other Agreements," beginning on page 64. The table below presents information regarding the share ownership of these stockholders, before and after the merger.

    The following table assumes that (a) each of the named individuals elects to receive all Hovnanian stock in exchange for his/her/its shares of Washington Homes common stock and (b) the exchange rate is 1.39 shares of Hovnanian stock for each share of Washington Homes common stock. Although each share of Hovnanian Class A common stock is entitled to one vote per share, and each share of Hovnanian Class B common stock is entitled to ten votes per share, we have aggregated the votes of each class of Hovnanian common stock because the two classes of common stock vote together as a group, and not separately, on all matters properly raised at Hovnanian stockholders' meetings.

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
    None of the selling stockholders listed in the table and footnotes below owns any shares of Hovnanian stock as of the date of this document.

                                         NUMBER OF SHARES OF   NUMBER OF SHARES IF
                                          WASHINGTON HOMES     HOVNANIAN STOCK TO    NUMBER OF SHARES OF
                                         COMMON STOCK OWNED      BE RECEIVED IN      HOVNANIAN STOCK THAT
NAME OF STOCKHOLDER(1)                    BEFORE MERGER(3)        MERGER(4)(5)          MAY BE SOLD(6)
----------------------                   -------------------   -------------------   --------------------
Geaton A. DeCesaris, Jr.(2)............       1,212,294             1,685,089             1,185,089

Geaton A. DeCesaris, Sr.(2)............         139,369               193,723               193,723

Thomas Pellerito.......................         365,000               507,350               507,350

Paul C. Sukalo(2)......................         290,211               403,393               403,393

Thomas Connelly(2).....................          56,000                77,840                77,840

Richard S. Frary(2)....................          53,830                74,824                74,824

Ronald M. Shapiro......................           2,225                 3,093                 3,093

Richard B. Talkin(2)...................          11,000                15,290                15,290

Marco A. DeCesaris.....................         556,551               773,606               773,606

Joseph A. DeCesaris(2).................         463,403               644,130               644,130

A. Hugo DeCesaris(2)...................         628,835               874,081               874,081

The DeCesaris Family GRAT Trust........         590,000               820,100               820,100

The Geaton A. and Elizabeth H.
  DeCesaris Family Trust...............          20,000                27,800                27,800

The Geaton A. and Josephine A.
  DeCesaris Family Trust...............         100,000               139,000               139,000

The Joseph A. and Donna M. DeCesaris
  Family Trust.........................          80,000               111,200               111,200

The Marco A. DeCesaris Family Trust....          40,000                55,600                55,600

The Paul C. and Ida A. Sukalo Family
  Trust................................          60,000                83,400                83,400

The A. Hugo and Julie P. DeCesaris
  Family Trust.........................          40,000                55,600                55,600

------------------------

(1) None of the selling stockholders has held a position with Hovnanian during the last three years. Following the merger, however, Geaton A. DeCesaris, Jr. will be the chief operating officer, president of homebuilding operations and a director of Hovnanian and Thomas Pellerito will be president, southeast region of WHI Holding. In addition, Marco A. DeCesaris, Joseph A. DeCesaris, A. Hugo DeCesaris and Paul Sukalo are currently employed by Washington Homes and anticipate being employed by WHI Holding after the merger.

(2) Includes shares held jointly with their respective spouses, in part as follows: Geaton A. DeCesaris, Jr. and Josephine A. DeCesaris 1,067,350; Geaton A. DeCesaris, Sr. and Elizabeth H. DeCesaris 101,865; Joseph A. DeCesaris and Donna M. DeCesaris 463,403; A. Hugo DeCesaris and Julie P. DeCesaris 530,835; and Paul C Sukalo and Ida A. Sukalo 254,986. All spouses are considered selling stockholders for purposes of this document.

(3) Represents number of shares owned of record and beneficially by named person whether jointly and individually, and includes all shares subject to stock options, all as of December 1, 2000. Includes shares which each person has a right to acquire through the exercise of options as follows: Geaton A. DeCesaris, Jr. 95,000; Geaton A. DeCesaris, Sr. 20,000; Paul C. Sukalo 24,000; A. Hugo

    DeCesaris 26,000; and Marco A. DeCesaris 16,000. Does not include shares which each person has a right to acquire through the exercise of options as follows: Thomas Connelly 20,000; Ronald M. Shapiro 27,000; Richard B. Talkin 27,000; and Richard S. Frary 25,000. Also includes shares held in each person's retirement plan accounts. Does not include shares which each person has the right to receive under the deferred compensation incentive plan as follows: Geaton A. DeCesaris, Jr. 26,736; Thomas Pellerito 21,787; A. Hugo DeCesaris 2,148; and Thomas Connelly 1,157.

(4) Assumes that each share of Washington Homes common stock is exchanged for
    1.39 shares of Hovnanian stock.

(5) Except for Geaton A. DeCesaris, Jr., who would own approximately 1.7% of the total voting power of Hovnanian after the merger, none of these selling stockholders will individually own in excess of 1% of the voting power of Hovnanian.

(6) Although all shares of Hovnanian stock to be acquired in the merger by each named person are being registered, the table assumes that all shares of Hovnanian stock as indicated in the table will be sold, including all shares subject to stock options and all shares held in retirement plan accounts, except that it is also assumed that Geaton A. DeCesaris, Jr. will not sell 500,000 shares. It is possible that the named person will not sell all of the shares indicated in the table or will sell some or all of the indicated shares from time to time over a period of time.

    The selling stockholders, whose names are listed in the table above, offer for resale by means of this document some or all of the shares of Hovnanian stock that they may receive at their election from Hovnanian in the merger in exchange for their shares of Washington Homes common stock. We refer to these shares of Hovnanian stock in this and the next section as the "subject shares." Assuming that 60% of the value of the merger consideration is Hovnanian stock, the subject shares will constitute approximately 6.2% of the votes of Hovnanian's issued and outstanding voting stock as of the date completion of the merger. Hovnanian will receive no portion of any proceeds from any sale of any of the subject shares by the selling stockholders.

    Prior to execution of the merger agreement and Washington Homes' proposed merger with Hovnanian, the selling stockholders had no relationship or affiliation with Hovnanian or any of its affiliates. Following the merger, two of the selling stockholders will enter employment agreements with Hovnanian. SEE "Voting and Other Agreements--Washington Homes' Officers' Employment Agreements," beginning on page 66.

    Hovnanian is registering the selling stockholders' shares to permit public secondary trading of the subject shares by the selling stockholders and to allow the selling stockholders to offer the subject shares for resale at the times that they each choose. Hovnanian cannot give any estimate as to the number of shares that each of the selling stockholders will hold after completion of the merger because there currently are no agreements, arrangements or understandings with respect to the sale of any of the subject shares. The selling stockholders, and each selling stockholder, may offer from time to time the subject shares held by them in their sole discretion.

    Hovnanian is registering all of the subject shares of its stock on behalf of the selling stockholders in accordance with the merger agreement. Hovnanian will issue the subject shares to the selling stockholders in connection with the merger. Depending on market conditions and other factors, the selling stockholders may sell some or all of the subject shares offered by this prospectus from time to time, in one or more transactions, on the American Stock Exchange, or otherwise, at market prices prevailing at the time of sale, at negotiated prices, or at fixed prices, which may be changed. The selling stockholders may effect their sales directly, or through agents, or through dealers. The selling stockholders may sell some or all of the subject shares in ordinary broker's transactions or through privately negotiated transactions or through a combination of any of these methods of sale. In connection with their sales, the selling stockholders may pay usual and customary or specifically negotiated brokerage fees or commissions. The selling stockholders will act independently in making decisions with respect to the timing, manner and size of each sale.

    The aggregate proceeds to the selling stockholders from the sale of the subject shares will be the purchase price of the common stock sold less the aggregate agents' commissions, if any, and other expenses of issuance and distribution not borne by Hovnanian. The selling stockholders and any dealers or agents that participate in the distribution of the subject shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933. Any profit on the sale of the shares and any commissions received by any dealer or agent in effecting sales of the selling stockholders's shares may be deemed to be underwriting discounts and commissions under the Securities Act. There is no underwriter or coordinating broker acting in connection with the proposed sale of the subject shares by the selling stockholders.

    The selling stockholders will sell the subject shares only through registered or licensed brokers or dealers if required under applicable state securities laws. Because the selling stockholders may be deemed to be underwriters within the meaning of Section 2(11) under the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Hovnanian will make copies of this document available to the selling stockholders and have informed them of the need for delivery of copies of this document to purchasers at or prior to the time of any sale of the subject shares.

    Hovnanian will bear all costs and expenses, including registration fees, in connection with the registration of the subject shares under the Securities Act. The selling stockholders will bear all commissions and discounts, if any, payable with respect to sales of the subject shares. The selling stockholders will pay any transaction costs associated with effecting any sales that occur. The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the subject shares against certain liabilities, including liabilities arising under the Securities Act.

      MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    The following discussion is a summary description of the material U.S. federal income tax consequences of the merger applicable to Washington Homes stockholders. This discussion does not purport to consider all aspects of U.S. federal income taxation that may be relevant to a Washington Homes stockholder. This discussion is based upon the provisions of the Internal Revenue Code, existing regulations, and administrative and judicial interpretations of the Internal Revenue Code, all as in effect as of the date of this document and all of which are subject to change, possibly with retroactive effect. This discussion applies only to Washington Homes stockholders who hold their shares of Washington Homes common stock as capital assets within the meaning of
Section 1221 of the Internal Revenue Code and does not apply to the following:

    - stockholders who received their shares of Washington Homes common stock from the exercise of employee stock options or similar securities or otherwise as compensation;

    - stockholders who hold their shares of Washington Homes common stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

    - stockholders (including, without limitation, financial institutions, insurance companies, tax-exempt organizations, dealers or traders in securities, and stockholders subject to the alternative minimum tax) who may be subject to special rules;

    - stockholders whose functional currency is not the U.S. dollar; or

    - stockholders who, for U.S. federal income tax purposes, are non-resident alien individuals, foreign corporations, foreign partnerships, or foreign estates or trusts.

    This discussion also does not consider the effect of any foreign, state or local laws or any U.S. federal laws other than those pertaining to the income tax.

    ACCORDINGLY, YOU SHOULD CONSULT YOUR TAX ADVISOR TO DETERMINE THE TAX EFFECT TO YOU OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF FOREIGN, OR U.S. FEDERAL, STATE, LOCAL OR OTHER TAX LAWS.

    TAX OPINION AND MERGER. Completion of the merger is contingent upon the receipt by:

    - Hovnanian of an opinion from its attorneys to the effect that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code; and

    - Washington Homes of an opinion from its attorneys to the effect that the merger will be treated as a reorganization within the meaning of
      Section 368(a) of the Internal Revenue Code.

    The tax opinions of Simpson, Thacher & Bartlett, attorneys for Hovnanian, and Duane, Morris & Heckscher LLP, attorneys for Washington Homes are included as Exhibits 8.1 and 8.2 to the registration statement filed with the SEC of which this document is a part. You can obtain these opinions. SEE "Where You Can Find More Information," beginning on page 122. These opinions are based upon, among other things, customary assumptions and representations of fact, including representations of fact contained in certificates of officers of Hovnanian and Washington Homes. We will not seek any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger, and the opinions of counsel are not binding upon the Internal Revenue Service or any court. Accordingly, we can give no assurance that the Internal Revenue Service will not contest the conclusions expressed in the opinions or that a court will not sustain that contest.

    To qualify as a reorganization, among other requirements, the merger must satisfy a "continuity of interest" test, under which the Washington Homes stockholders must receive a meaningful ownership interest in Hovnanian as a result of the merger. Generally, this test will be considered satisfied if Washington Homes stockholders in the aggregate exchange a substantial part of their Washington Homes common stock for Hovnanian common stock in the merger. For advance ruling purposes, the Internal Revenue Service has provided a safe harbor which requires the historic stockholders of the acquired entity exchange at least 50%, by value, of the total outstanding stock of the acquired entity for stock of the acquiring entity to satisfy the continuity of interest test. This safe harbor, however, merely indicates the level of continuity required by the Internal Revenue Service for the issuance of an advance ruling and does not represent the degree of continuity that is required to qualify as a reorganization. Relevant case law has permitted a lower percentage threshold for satisfaction of the continuity of interest test.

    The merger has been structured with the intent that at least 50.1% of the consideration provided in the merger will consist of Hovnanian stock. It is possible, however, that the value of the Hovnanian common stock issued at the time of the merger could fall below this threshold. The merger agreement provides that if either the tax opinion of Simpson Thacher & Bartlett, attorneys for Hovnanian, or Duane, Morris & Heckscher LLP, attorneys for Washington Homes, cannot be issued as a result of the merger potentially failing to satisfy the continuity of interest requirement, the amount of cash consideration would be decreased and the amount of Hovnanian stock consideration would be concomitantly increased to the minimum extent necessary to enable the relevant tax opinions to be rendered.

    It is therefore possible that the mix of stock and cash consideration may be adjusted to ensure that the continuity of interest thresholds expressed in the issued tax opinions are satisfied.

    Assuming the merger is consummated in the manner described in this document, the merger will qualify as a "reorganization" within the meaning of
Section 368(a) of the Internal Revenue Code. The following discussion sets forth the U.S. federal income tax consequences to Washington Homes stockholders of the qualification of the merger as a "reorganization" within the meaning of

Section 368(a) of the Internal Revenue Code. As discussed below, the U.S. federal income tax consequences of the merger to a Washington Homes stockholder depend on the form of consideration received by the stockholder.

WASHINGTON HOMES STOCKHOLDERS WHO RECEIVE SOLELY HOVNANIAN COMMON STOCK

    A Washington Homes stockholder who exchanges shares of Washington Homes common stock solely for Hovnanian stock will not recognize any gain or loss on that exchange (except to the extent the stockholder receives cash in lieu of fractional shares of Hovnanian, as discussed below). The aggregate adjusted tax basis of Hovnanian stock received will equal the Washington Homes stockholder's aggregate adjusted tax basis in the shares of Washington Homes common stock surrendered in the merger. The holding period of the Hovnanian stock received in the merger will include the holding period of the Washington Homes common stock surrendered in the merger. See the discussion below under "B Cash Received in Lieu of Fractional Shares" for the U.S. federal income tax consequences of the receipt of cash in lieu of a fractional share of Hovnanian stock.

WASHINGTON HOMES STOCKHOLDERS WHO RECEIVE CASH AND HOVNANIAN COMMON STOCK

    If the consideration received in the merger by a Washington Homes stockholder consists of part cash and part Hovnanian stock, then any gain realized by the stockholder will be recognized to the extent of the lesser of
(1) the excess of the sum of the amount of cash and the fair market value, as of the date of the merger, of the shares of Hovnanian stock received, over the adjusted basis of the shares of Washington Homes common stock surrendered in exchange for Hovnanian stock, and (2) the amount of cash received by the stockholder in the exchange. However, if a Washington Homes stockholder's adjusted basis in the shares of Washington Homes common stock surrendered in the transaction is greater than the sum of the amount of cash and the fair market value of the Hovnanian stock received, the Washington Homes stockholder's loss will not be currently allowed or recognized for U.S. federal income tax purposes.

    In the case of a Washington Homes stockholder who recognizes gain on the exchange, if the exchange sufficiently reduces the stockholder's proportionate stock interest, as discussed below, the gain will be characterized as a capital gain. If the exchange does not sufficiently reduce the stockholder's proportionate stock interest, that gain will be taxable as a dividend to the extent of the stockholder's ratable share of accumulated earnings and profits of Washington Homes, and the remainder, if any, of that recognized gain will be capital gain. Any recognized capital gain will be long-term capital gain if the stockholder's holding period for the shares of Washington Homes common stock surrendered exceeds one year.

    The determination of whether the exchange sufficiently reduces a Washington Homes stockholder's proportionate stock interest will be made in accordance with
Section 302 of the Internal Revenue Code, taking into account the stock ownership attribution rules of Section 318 of the Internal Revenue Code. Under
Section 318, individuals are treated as constructively owning stock owned by specified members of the individual's family or by certain entities in which the individual or his family members have a beneficial interest and certain entities are treated as constructively owning stock owned by persons having a beneficial interest in the entity. For purposes of determining whether the exchange sufficiently reduces a stockholder's proportionate stock interest, a Washington Homes stockholder is treated as if (1) all of that stockholder's shares of Washington Homes common stock were first exchanged in the merger for Hovnanian stock, and (2) a portion of that Hovnanian stock was then redeemed for the cash actually received in the merger. The Washington Homes stockholder's hypothetical stock interest in Hovnanian (both actual and constructive) after hypothetical step (2) is compared to the Washington Homes stockholder's hypothetical stock interest in Hovnanian, both actual and constructive, after hypothetical step
(1). Dividend treatment will apply unless (A) the stockholder's stock interest in Hovnanian has been completely terminated, (B) there has been a "substantially disproportionate" reduction in the stockholder's stock interest in Hovnanian (i.e., the interest after hypothetical step (2) is less than 80% of the interest after hypothetical step (1)), or (C) the exchange is not "essentially equivalent to a dividend." While the determination is based on a Washington Homes stockholder's particular facts and circumstances, the Internal Revenue Service has indicated in published rulings that a distribution is not "essentially equivalent to a dividend" and will therefore result in capital gain treatment if the distribution results in any actual reduction in the stock interest of an extremely small minority stockholder in a publicly held corporation and the stockholder exercises no control with respect to corporate affairs.

    BECAUSE THE DETERMINATION OF WHETHER A PAYMENT WILL BE TREATED AS HAVING THE EFFECT OF THE DISTRIBUTION OF A DIVIDEND GENERALLY WILL DEPEND UPON THE FACTS AND CIRCUMSTANCES OF EACH WASHINGTON HOMES STOCKHOLDER, YOU ARE STRONGLY ADVISED TO CONSULT YOUR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF CASH RECEIVED IN THE MERGER, INCLUDING THE APPLICATION OF THE CONSTRUCTIVE OWNERSHIP RULES OF THE INTERNAL REVENUE CODE AND THE EFFECT OF ANY TRANSACTIONS IN HOVNANIAN STOCK OR SHARES OF WASHINGTON HOMES COMMON STOCK BY YOU.

    The basis of a Washington Homes stockholder who receives cash and Hovnanian stock in the merger in the Hovnanian stock received will equal Washington Homes stockholder's adjusted basis in the stockholder's shares of Washington Homes common stock increased by any gain recognized as a result of the merger and reduced by the amount of cash received in the merger. The holding period of the Hovnanian stock received will include the holding period of the shares of Washington Homes common stock surrendered in the merger.

WASHINGTON HOMES STOCKHOLDERS WHO RECEIVE SOLELY CASH

    The exchange of shares of Washington Homes common stock solely for cash generally will result in recognition of gain or loss by the stockholder in an amount equal to the difference between the amount of cash received and the stockholder's adjusted tax basis in the shares of Washington Homes common stock surrendered. The gain or loss recognized will be long-term capital gain or loss if the stockholder's holding period for the shares of Washington Homes common stock surrendered exceeds one year. There are limitations on the extent to which stockholders may deduct capital losses from ordinary income.

    If a Washington Homes stockholder who receives only cash in exchange for all of the stockholder's shares of Washington Homes common stock actually or constructively owns Hovnanian stock after the merger (as the result of constructive ownership of shares of Washington Homes common stock that are exchanged for Hovnanian stock in the merger, prior actual or constructive ownership of Hovnanian stock or otherwise), all or a portion of the cash received by the stockholder may be taxed as a dividend, and those stockholders should consult their tax advisors to determine the amount and character of the income recognized in connection with the merger.

CASH RECEIVED IN LIEU OF FRACTIONAL SHARES

    A Washington Homes stockholder who receives cash in lieu of a fractional Hovnanian common share will be treated as having first received the fractional Hovnanian common share in the merger then as having received cash in exchange for the fractional share interest. Thus, that type of Washington Homes stockholder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional Hovnanian common share and the portion of the basis in the shares of Washington Homes common stock allocable to that fractional interest.

SPECIAL RULES FOR STOCKHOLDERS THAT ARE CORPORATIONS

    To the extent that cash received in exchange for shares of Washington Homes common stock is taxable as a dividend, as described above, to a Washington Homes stockholder that is a corporation, that stockholder will be (1) eligible for a dividends received deduction, subject to applicable limitations, and
(2) subject to the "extraordinary dividend" provisions of the Internal Revenue Code. Any cash that is taxable as a dividend to a corporate stockholder will constitute an extraordinary dividend. Consequently, the nontaxed portion of any dividend will reduce the adjusted tax basis of a Washington Homes stockholder that is a corporation in the Hovnanian stock received in the merger, but not below zero, and will thereafter be taxable as capital gain.

INCOME TAX RATES

    Capital gain recognized in the merger by individuals and certain other noncorporate Washington Homes stockholders who have held their shares of Washington Homes common stock for more than one year generally will be subject to a U.S. federal income tax rate of 20%. Gain or dividend income otherwise recognized by Washington Homes stockholders generally will be subject to a
(1) maximum 39.6% U.S. federal income tax rate for individuals and certain other noncorporate stockholders, or (2) maximum 35% U.S. federal income tax rate for corporations.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES TO HOVNANIAN, WASHINGTON HOMES AND WHI
  HOLDING

    None of Hovnanian, Washington Homes and WHI Holding will recognize gain or loss as a result of the merger.

BACKUP WITHHOLDING

    Payments in connection with the merger may be subject "backup withholding" at a rate of 31%, unless a Washington Homes stockholder, (1) provides a correct taxpayer identification number (which, for an individual stockholder, is the stockholder's social security number) and any required information to the paying agent, (2) provides a certification of foreign status on Form W-8, or successor form, or (3) is a corporation or comes within certain exempt categories and, when required, demonstrates that fact and otherwise complies with applicable requirements of the backup withholding rules. A Washington Homes stockholder who does not provide a correct taxpayer identification number may be subject to penalties imposed by the Internal Revenue Service. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the stockholder's U.S. federal income tax liability. Each Washington Homes stockholder should consult with his own tax advisor as to his qualification for exemption from backup withholding and the procedure for obtaining this exemption. YOU MAY PREVENT BACKUP WITHHOLDING BY COMPLETING A SUBSTITUTE
FORM W-9 (CONTAINED WITH THE TRANSMITTAL LETTER TO BE FORWARDED TO YOU) AND SUBMITTING IT TO THE PAYING AGENT FOR THE MERGER WHEN YOU SUBMIT YOUR WASHINGTON HOMES SHARE CERTIFICATES FOR EXCHANGE.

                                 OTHER MATTERS

WASHINGTON HOMES

    As of the date of this document, the Washington Homes Board knows of no matters that will be presented for consideration at the Washington Homes special meeting other than as described in this document. If any other matters shall properly come before the Washington Homes special meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by the proxies as to any other matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Washington Homes.

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    Washington Homes normally holds its annual meeting in November or December of each year. Because of the proposed merger, Washington Homes does not anticipate holding an annual meeting prior to the merger.

HOVNANIAN

    As of the date of this document, the Hovnanian board of directors knows of no matters that will be presented for consideration at the Hovnanian special meeting other than as described in this document. If any other matters shall properly come before the Hovnanian special meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals names as proxies therein to vote the shares represented by the proxies as to any other matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of Hovnanian.

    Hovnanian stockholder proposals for inclusion in the proxy materials related to the 2001 annual meeting of stockholders needed to have been received by Hovnanian no later than November 30, 2000. To be properly brought before the annual meeting, any proposal must be received 45 days prior to the 2001 annual meeting.

                                 LEGAL MATTERS

    The validity of the Hovnanian stock to be issued in connection with the merger will be passed upon by Hovnanian's counsel, Simpson Thacher & Bartlett, New York, New York. Simpson Thacher & Bartlett and Duane, Morris & Heckscher LLP, Washington, D.C., counsel for Washington Homes will pass on certain federal income tax consequences of the merger.

                                    EXPERTS

    The consolidated financial statements of Hovnanian at October 31, 1999 and 1998 and for each of the three years in the period ended October 31, 1999, incorporated in the Joint Proxy Statement of Hovnanian and Washington Homes, which is referenced to and made a part of this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated by reference herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

    The financial statements incorporated in this prospectus by reference from the Washington Homes, Inc.'s Annual Report on Form 10-K for the year ended
July 31, 2000 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

    Hovnanian and Washington Homes file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, such reports, proxy statements and other information can be inspected at the SEC's Regional Offices at 7 World Trade Center, Suite 1300, New York, NY 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at [http://www.sec.gov]. In addition, you may read and copy Hovnanian' SEC filings at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 and Washington Homes' SEC filings at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Hovnanian's Internet address is [http://www.khov.com], and Washington Homes' Internet address is [http://www.whinc.com].

    Hovnanian has filed a registration statement on Form S-4 to register with the SEC the Hovnanian common stock to be issued to the holders of Washington Homes common stock in the merger. This document is a part of that registration statement and constitutes a prospectus of Hovnanian in addition to being a joint proxy statement of Washington Homes and Hovnanian for their respective special meetings. As allowed by SEC rules, this document does not contain all the information you can find in the registration statement or the exhibits to the registration statement.

    The SEC allows us to "incorporate by reference" information into this document, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information superseded or modified by information in this document. Any statement so superceded or modified shall not be deemed, except as so superceded or modified, to constitute a part of this document. This document incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Hovnanian and Washington Homes, their finances and their common stock.

WASHINGTON HOMES' SEC FILINGS

    - Annual Report on Form 10-K for the year ended July 31, 2000;

    - Quarterly Report on Form 10-Q for the quarter ended October 31, 2000;

    - Current Reports on Form 8-K, filed with the SEC on September 5, 2000 and September 20, 2000;

    - Schedule 13D pertaining to Hovnanian, dated September 7, 2000; and

    - Schedule 13D pertaining to Washington Homes, dated as of September 7, 2000, filed by and on behalf of a "group" (as such term is defined for purposes of Section 13(d) of the Exchange Act) as set forth therein; and

    - Schedule 13D/A pertaining to Hovnanian, dated October 25, 2000.

HOVNANIAN'S SEC FILINGS

    - Annual Report on Form 10-K for the year ended October 31, 1999;

    - Quarterly Reports on Form 10-Q for the quarters ended January 31, 2000, April 30, 2000 and July 31, 2000;

    - Current Reports on Form 8-K, filed with the SEC on August 28, 2000, September 20, 2000 and December 15, 2000;

    - Schedule 13D pertaining to Washington Homes, dated September 7, 2000;

    - the description of the Class A common stock, par value $0.01 per share, of Hovnanian set forth in Hovnanian's Registration Statement of Form 8-A filed November 24, 1992 and any amendment or report filed for the purpose of updating any such description; and

    - the section titled "Voting Rights and Security Ownership of Certain Beneficial Owners and Management" set forth in Hovnanian's Proxy Statement for the Annual Meeting of Shareholders held on March 16, 2000.

    Hovnanian Incorporates by reference additional documents that it files with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this document and the date the reoffering is terminated.

    Together with this document, we are including for the stockholders of both Washington Homes and Hovnanian the following documents:

    - A copy of Washington Homes' Form 10-K for the year ended July 31, 2000;

    - A copy of Washington Homes' Form 10-Q for the quarter ended October 31, 2000;

    - A copy of Hovnanian's Form 10-K for the year ended October 31, 1999; and

    - A copy of Hovnanian's Form 10-Q for the quarter ended July 31, 2000.

    Hovnanian has supplied all information contained or incorporated by reference in this document relating to Hovnanian, and Washington Homes has supplied all information relating to Washington Homes.

    If you are a stockholder of Washington Homes, you may have been sent some of the documents incorporated by reference, but you can obtain any of them from Washington Homes or the SEC. You can obtain documents incorporated by reference without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this document. Stockholders of Washington Homes may obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate party at the following address:

       Hovnanian Enterprises, Inc.
       10 Highway 35
       P.O. Box 500
       Red Bank, New Jersey 07701
       Attention: J. Larry Sorsby, Chief Financial Officer
       Tel: (732) 747-7800

       Washington Homes, Inc.
       1802 Brightseat Road
       Landover, Maryland 20785-4235
       Attention: Christopher Spendley, Secretary
       Tel: (301) 772-8900

    If you would like to request documents from us, please do so by January 16, 2000 to receive them prior to the Washington Homes special meeting.

    NO ONE HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS DOCUMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE BY THIS DOCUMENT. IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WASHINGTON HOMES, HOVNANIAN OR ANY OTHER PERSON ON THEIR BEHALF. THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY OFFER OF SOLICITATION IN THE JURISDICTION. NEITHER THE DELIVERY OF THIS DOCUMENT NOR ANY DISTRIBUTION OF SECURITIES TO WHICH IT RELATES WILL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF WASHINGTON HOMES OR HOVNANIAN SINCE THE DATE OF THIS DOCUMENT OR THAT INFORMATION IN IT IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                                                         ANNEX I
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                          HOVNANIAN ENTERPRISES, INC.
                             WHI HOLDING CO., INC.
                                      AND
                             WASHINGTON HOMES, INC.
                          DATED AS OF AUGUST 28, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I

      THE MERGER

      SECTION 1.01   THE MERGER..................................................   I-1
      SECTION 1.02   CLOSING.....................................................   I-1
      SECTION 1.03   EFFECTIVE TIME..............................................   I-2
      SECTION 1.04   CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING      I-2
                     CORPORATION.................................................
      SECTION 1.05   DIRECTORS...................................................   I-2
      SECTION 1.06   OFFICERS....................................................   I-2
      SECTION 1.07   FURTHER ASSURANCES..........................................   I-2

ARTICLE II

      EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
      EXCHANGE OF CERTIFICATES

      SECTION 2.01   CAPITAL STOCK OF MERGER SUB.................................   I-2
      SECTION 2.02   CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK.......   I-3
      SECTION 2.03   CONVERSION OF COMPANY COMMON STOCK..........................   I-3
      SECTION 2.04   EXCHANGE OF CERTIFICATES....................................   I-6
      SECTION 2.05   RULE 145 AFFILIATES.........................................   I-8
      SECTION 2.06   STOCK OPTIONS AND OTHER STOCK PLANS.........................   I-9
      SECTION 2.07   TAX CONSEQUENCES............................................   I-9

ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      SECTION 3.01   ORGANIZATION................................................   I-9
      SECTION 3.02   CAPITALIZATION..............................................  I-10
      SECTION 3.03   AUTHORITY...................................................  I-11
      SECTION 3.04   NONCONTRAVENTION; FILINGS AND CONSENTS......................  I-11
      SECTION 3.05   COMPANY SEC DOCUMENTS; FINANCIAL STATEMENTS.................  I-12
      SECTION 3.06   INFORMATION SUPPLIED........................................  I-12
      SECTION 3.07   ABSENCE OF CERTAIN CHANGES OR EVENTS........................  I-12
      SECTION 3.08   LITIGATION..................................................  I-13
      SECTION 3.09   ABSENCE OF CHANGES IN BENEFIT PLANS.........................  I-13
      SECTION 3.10   EMPLOYEES, OFFICERS AND DIRECTORS...........................  I-13
      SECTION 3.11   EMPLOYEE BENEFITS, ERISA....................................  I-13
      SECTION 3.12   LABOR MATTERS...............................................  I-15
      SECTION 3.13   TAXES.......................................................  I-15
      SECTION 3.14   COMPLIANCE WITH APPLICABLE LAWS.............................  I-16
      SECTION 3.15   ENVIRONMENTAL MATTERS.......................................  I-16
      SECTION 3.16   INSURANCE...................................................  I-17
      SECTION 3.17   BROKERS.....................................................  I-17
      SECTION 3.18   VOTE REQUIRED...............................................  I-17
      SECTION 3.19   CERTAIN CONTRACTS...........................................  I-17
      SECTION 3.20   REAL PROPERTY...............................................  I-18
      SECTION 3.21   OPINION OF FINANCIAL ADVISOR................................  I-19
      SECTION 3.22   DISCLOSURE..................................................  I-19

ARTICLE IV

      REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

      SECTION 4.01   ORGANIZATION................................................  I-19
      SECTION 4.02   CAPITALIZATION..............................................  I-19
      SECTION 4.03   AUTHORITY...................................................  I-20
      SECTION 4.04   VALID ISSUANCE OF PARENT COMMON STOCK.......................  I-20
      SECTION 4.05   NONCONTRAVENTION; FILINGS AND CONSENTS......................  I-20
      SECTION 4.06   PARENT SEC DOCUMENTS; FINANCIAL STATEMENTS..................  I-21
      SECTION 4.07   INFORMATION SUPPLIED........................................  I-22
      SECTION 4.08   ABSENCE OF CERTAIN CHANGES OR EVENTS........................  I-22
      SECTION 4.09   LITIGATION..................................................  I-22
      SECTION 4.10   OWNERSHIP OF COMPANY CAPITAL STOCK..........................  I-22
      SECTION 4.11   INTERIM OPERATIONS OF MERGER SUB............................  I-22
      SECTION 4.12   BROKERS.....................................................  I-22
      SECTION 4.13   PARENT FINANCING............................................  I-22
      SECTION 4.14   DISCLOSURE..................................................  I-22
      SECTION 4.15   INVESTIGATION BY PARENT.....................................  I-23
      SECTION 4.16   VOTE REQUIRED...............................................  I-23

ARTICLE V

      COVENANTS RELATING TO CONDUCT OF BUSINESS

      SECTION 5.01   CONDUCT OF BUSINESS OF THE COMPANY..........................  I-23
      SECTION 5.02   COVENANTS OF PARENT AND MERGER SUB..........................  I-25
      SECTION 5.03   NO SOLICITATION.............................................  I-26

ARTICLE VI

      ADDITIONAL AGREEMENTS

      SECTION 6.01   COMPANY SHAREHOLDERS' MEETING...............................  I-27
      SECTION 6.02   REGISTRATION STATEMENT; PROXY STATEMENT.....................  I-28
      SECTION 6.03   INFORMATION; CONFIDENTIALITY................................  I-29
      SECTION 6.04   APPROVALS AND CONSENTS; COOPERATION.........................  I-30
      SECTION 6.05   COMPANY BENEFIT PLANS.......................................  I-31
      SECTION 6.06   FEES AND EXPENSES...........................................  I-31
      SECTION 6.07   PLAN OF REORGANIZATION......................................  I-32
      SECTION 6.08   PUBLIC ANNOUNCEMENTS........................................  I-32
      SECTION 6.09   LETTERS OF ACCOUNTANTS......................................  I-32
      SECTION 6.10   DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION......  I-33
      SECTION 6.11   RESALES BY AFFILIATES.......................................  I-33
      SECTION 6.12   STOCK EXCHANGE LISTING......................................  I-34
      SECTION 6.13   DELIVERY OF 2000 FINANCIAL STATEMENTS.......................  I-34
      SECTION 6.14   BOARD REPRESENTATION........................................  I-34
      SECTION 6.15   VOTING AGREEMENTS...........................................  I-34

ARTICLE VII

      CONDITIONS TO THE MERGER

      SECTION 7.01   CONDITIONS TO THE OBLIGATIONS OF EACH PARTY.................  I-35
      SECTION 7.02   CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB......  I-35
      SECTION 7.03   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY................  I-36

ARTICLE VIII

      TERMINATION, AMENDMENT AND WAIVER

      SECTION 8.01   TERMINATION.................................................  I-36
      SECTION 8.02   EFFECT OF TERMINATION.......................................  I-37
      SECTION 8.03   AMENDMENT...................................................  I-37
      SECTION 8.04   EXTENSION; WAIVER...........................................  I-37

ARTICLE IX

      GENERAL PROVISIONS

      SECTION 9.01   NONSURVIVAL OF REPRESENTATIONS..............................  I-38
      SECTION 9.02   NOTICES.....................................................  I-38
      SECTION 9.03   DEFINITIONS.................................................  I-39
      SECTION 9.04   INTERPRETATION..............................................  I-40
      SECTION 9.05   COUNTERPARTS................................................  I-40
      SECTION 9.06   ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES.................  I-40
      SECTION 9.07   ASSIGNMENT..................................................  I-40
      SECTION 9.08   GOVERNING LAW...............................................  I-40
      SECTION 9.09   ENFORCEMENT.................................................  I-40
      SECTION 9.10   SEVERABILITY................................................  I-40

                                    EXHIBITS


EXHIBIT A  Form of Company Tax Opinion Representation Letter
EXHIBIT B  Form of Parent Tax Opinion Representation Letter
EXHIBIT C  Form of Company Affiliate Letter
EXHIBIT D  Employment Agreement of Geaton A. DeCesaris, Jr.
EXHIBIT E  Employment Agreement of Thomas Pellerito
EXHIBIT F  Employment Agreement of Christopher Spendley
EXHIBIT G  Employment Agreement of Clayton Miller

    AGREEMENT AND PLAN OF MERGER, dated as of August 28, 2000 among Hovnanian Enterprises, Inc., a Delaware corporation ("PARENT"), WHI Holding Co., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Washington Homes, Inc., a Maryland corporation (the "COMPANY").

                                  WITNESSETH:

    WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the acquisition of the Company by Parent upon the terms and subject to the conditions set forth in this Agreement and Plan of Merger, including, without limitation, the exhibits attached hereto (collectively, this "AGREEMENT");

    WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company have approved the merger of the Company with and into Merger Sub (the "MERGER") upon the terms and subject to the conditions set forth in this Agreement, whereby each share of common stock, par value $0.01 per share, of the Company ("COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time of the Merger, other than shares owned directly or indirectly by Parent or by the Company, will be converted into the right to receive shares of Class A common stock, par value $0.01 per share, of Parent (the "PARENT COMMON STOCK") or cash, in each case subject to the provisions of Article II of this Agreement;

    WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "CODE"); and

    WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

    NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Maryland General Corporation Law (the "MGCL") and the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Merger Sub at the Effective Time (as defined in Section 1.03). Upon the Effective Time, the separate corporate existence of the Company shall cease, and Merger Sub shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights, assets, liabilities and obligations of the Company in accordance with the MGCL and the DGCL.

    SECTION 1.02 CLOSING. The closing of the Merger (the "CLOSING") shall take place at 10:00 a.m. on a date to be specified by the parties which shall be no later than the second Business Day after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their nature, cannot be satisfied until the Closing Date (as defined below)), set forth in
Article VII, unless this Agreement has been theretofore terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "CLOSING DATE"), at the offices of Duane, Morris & Heckscher LLP, 1667 K Street, N.W., Washington, D.C. 20006-1608. The Company shall as promptly as practicable notify Parent, and Parent and Merger Sub shall as promptly as practicable notify the Company, when the conditions to such party's obligation to effect the Merger contained in Article VII shall have been satisfied.

    SECTION 1.03 EFFECTIVE TIME. On the Closing Date, the parties shall execute and file in the offices of the State Department of Assessments and Taxation for the State of Maryland appropriate articles of merger or other appropriate documents (in any such case, the "ARTICLES OF MERGER") executed and acknowledged in accordance with the relevant provisions of the MGCL and shall make all other filings or recordings required under the MGCL and shall execute and file in the office of the Secretary of State of the State of Delaware a certificate of merger (the "CERTIFICATE OF MERGER") executed in accordance with the DGCL and shall make all other filings or recordings required under the DGCL. The "EFFECTIVE TIME" shall be 11:59 p.m. eastern time on the Closing Date which date and time shall be specified in the Articles of Merger and the Certificate of Merger, or at such other time as is agreed to in writing by the parties hereto and specified in the Articles of Merger and the Certificate of Merger.

    SECTION 1.04 CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION. (a) The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall become, without any further action on the part of Parent, Merger Sub or the Company, the Certificate of Incorporation of the Surviving Corporation from and after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

    (b) The By-Laws of Merger Sub as in effect immediately prior to the Effective Time shall become, without any further action on the part of Parent, Merger Sub or the Company, the By-Laws of the Surviving Corporation from and after the Effective Time, and thereafter may be amended as provided therein and as permitted by law and this Agreement.

    SECTION 1.05 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.06 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

    SECTION 1.07 FURTHER ASSURANCES. If, at and after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of either of the Merger Sub or the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Merger Sub and the Company, or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in such names and on such behalves or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm of record or otherwise any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

                                   ARTICLE II
                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

    SECTION 2.01 CAPITAL STOCK OF MERGER SUB. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock, Parent Common Stock or capital stock of Merger Sub, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as one share of common stock, par value $0.01 per share, of the Surviving Corporation.

    SECTION 2.02 CANCELLATION OF TREASURY STOCK AND PARENT OWNED STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and held immediately prior to the Effective Time in the Company's treasury and each share of Company Common Stock that is owned by Parent, Merger Sub or any other subsidiary of Parent ("CANCELED SHARES") shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; PROVIDED, HOWEVER, that shares of the Company's Common Stock held under the Company's Deferred Compensation Incentive Plan shall not be canceled under this Section 2.02.

    SECTION 2.03 CONVERSION OF COMPANY COMMON STOCK. (a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Merger Sub, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Canceled Shares and provided that shares of the Company's Common Stock held under the Company's Deferred Compensation Incentive Plan shall be deemed issued and outstanding for purposes of this
Section 2.03) shall be converted into, at the election of the holder thereof, one of the following (or a combination of shares of Parent Common Stock and cash determined in accordance with Sections 2.03(b), (d), (e), (f) and (g)) (the "MERGER CONSIDERATION"):

    either--

        (i) the right to receive 1.39 fully paid and non-assessable shares of Parent Common Stock (sometimes referred to hereinafter, as the context requires, as the "EXCHANGE RATIO" or the "STOCK CONSIDERATION"); PROVIDED, HOWEVER, that,

           (A) if the "Closing Price" (as defined in Section 2.03(a)(iii) below) of Parent Common Stock is less than $5.65 per share, then each outstanding share of Company Common Stock, at the election and in the sole discretion of Parent, may be converted into that number of shares of Parent Common Stock equal to the product of
       (I) $5.65 divided by the Closing Price of the Parent Common Stock multiplied by (II) the Exchange Ratio (the "TOPPING UP ELECTION"); PROVIDED, FURTHER, that, in the event that the Parent does not exercise its right to make the Topping Up Election as provided in the preceding clause and notify the Company of its election to do so in writing at least two trading days before the Closing Date, then the Company, in its sole discretion, may elect to terminate this Agreement, and if this Agreement is not so terminated, holders of the shares of the Company Common Stock will receive the Stock Consideration without any further adjustments to the Exchange Ratio with the Cash Consideration adjusted in order to qualify the transaction as a tax free reorganization under
       Section 368(a) of the Code; and

           (B) if the Closing Price of Parent Common Stock is greater than $8.47 per share, then Parent, in its sole discretion, may elect to terminate this Agreement;

    OR--

        (ii) the right to receive in cash from Parent, without interest, an amount equal to $10.08 (the "CASH CONSIDERATION").

       (iii) the term "CLOSING PRICE" shall mean the average of the closing trade prices of Parent Common Stock for the twenty consecutive trading days ending on the third trading day before the Closing Date and reported on the American Stock Exchange (the "AMEX").

As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive, upon surrender of such certificate in accordance with Section 2.04, the Merger Consideration.

    (b) ELECTIONS. Subject to the election and allocation procedures set forth in this Section 2.03, each holder of record (or beneficial owner through appropriate and customary documentation and instructions) of shares of Company Common Stock as of the record date for the Company Shareholders' Meeting (as defined in Section 6.01) (other than holders of Canceled Shares) (the "HOLDERS") will be entitled, with respect to each share of Company Common Stock held by such Holder, to (i) elect to receive the Stock Consideration (a "STOCK ELECTION"), (ii) elect to receive the Cash Consideration (a "CASH ELECTION"),
(iii) elect to receive a combination of Stock Consideration and Cash Consideration (a "COMBINATION ELECTION") based upon the percentage allocation designated by such Holder, in which case such percentage allocation shall be allocated pro rata among the shares held by such Holder with an allocated portion of whole shares deemed covered by a "Stock Election" and an allocated portion of whole shares deemed covered by a "Cash Election," or (iv) indicate that such Holder has no preference as to the receipt of the Stock Consideration or the Cash Consideration (a "NON-ELECTION" and any Stock Election, Cash Election, Combination Election or Non-Election shall be referred to herein as an "ELECTION"). Any Holder not making an Election shall be deemed to have made a Non-Election. Non-Elections, as a group and not individually, shall, in the sole discretion of Parent, be deemed to be (and shall be deemed to be covered by)
(i) a Stock Election, (ii) a Cash Election or (iii) a Combination Election based upon the percentage allocation determined by Parent in its sole discretion.

    (c) ELECTION NUMBERS. The number of shares of Company Common Stock to be converted into the right to receive the Cash Consideration in the Merger shall be no greater than 49.9% of the number of shares of Company Common Stock issued and outstanding or held in the Company's treasury immediately prior to the Effective Time less the number of Canceled Shares (the "CASH ELECTION NUMBER") and the aggregate number of shares of Parent Common Stock into which shares of Company Common Stock may be converted in the Merger shall be no greater than that number of shares of Parent Common Stock that, when multiplied by the Closing Price, would represent 60% of the aggregate dollar value of the Merger Consideration (calculated on the basis of a value equal to the Closing Price for each share of Parent Common Stock included in the Merger Consideration) (the "Maximum Parent Shares").

    (d) CASH ELECTION ADJUSTMENTS. If the aggregate number of shares of Company Common Stock covered by Cash Elections (the "CASH ELECTION SHARES") exceeds the Cash Election Number, (i) all shares of Company Common Stock covered by Stock Elections (the "STOCK ELECTION SHARES") shall be converted into the right to receive the Stock Consideration, and (ii) to the extent necessary so that Cash Election Shares shall be no greater than the Cash Election Number, all Cash Election Shares shall be converted into the right to receive Parent Common Stock and cash in the following manner:

       each Cash Election Share shall be converted into the right to receive (A) an amount in cash, without interest, equal to the product of (1) the Cash Consideration and (2) a fraction (the "CASH FRACTION"), the numerator of which shall be the Cash Election Number and the denominator of which shall be the total number of Cash Election Shares, and (B) a number of shares of Parent Common Stock equal to the product of (1) the Stock Consideration and (2) a fraction equal to one minus the Cash Fraction.

    (e) STOCK ELECTION ADJUSTMENTS. If the aggregate number of shares of Company Common Stock covered by Stock Elections exceeds the Maximum Parent Shares, then (i) each share of Company Common Stock with respect to which a Cash Election shall have been made shall be converted into the right to receive the Cash Election; and (ii) each share of Company Common Stock with respect to which a Stock Election shall have been made shall be converted into the right to receive:

       (A) the number of shares of Parent Common Stock equal to the product of (1) the Stock Election Shares and (2) a fraction (the "STOCK FRACTION"), the numerator of which shall be the Maximum Parent Shares and the denominator of which shall be the aggregate number of shares of Parent Common Stock that would be issuable pursuant to a Stock Election but for the limitation on such number set forth in Section 2.03(c) above; and (B) the amount of cash, without interest, equal to the product of (1) the Cash Consideration and (2) a fraction equal to one minus the Stock Fraction.

    (f)  NON-ELECTION ADJUSTMENTS.  In the event that Section 2.03(d) or
Section 2.03(e) above is not applicable, all Cash Election Shares shall be converted into the right to receive the Cash Consideration and all Stock Election Shares shall be converted into the right to receive the Stock Consideration.

    (g) ADJUSTMENTS RELATING TO TAX OPINIONS. If either (i) the tax opinion of Duane, Morris & Heckscher LLP referred to in Section 7.03(c) cannot be rendered (as reasonably determined by Duane, Morris & Heckscher LLP and concurred in by Simpson Thacher & Bartlett or (ii) the tax opinion of Simpson Thacher & Bartlett referred to Section 7.02(c) cannot be rendered (as reasonably determined by Simpson Thacher & Bartlett and concurred in by Duane, Morris & Heckscher LLP), in either case as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under Section 368(a) of the Code, then Parent and the Company agree that the Cash Election Number shall be decreased to the minimum extent necessary to enable the relevant tax opinion or opinions, as the case may be, to be rendered.

    (h) EXERCISE OF ELECTION. All Cash Elections, Stock Elections, Combination Elections and Non-Elections shall be made on a form designed for that purpose and mutually acceptable to the Company and Parent (a "FORM OF ELECTION") and mailed to holders of record of shares of Company Common Stock as of the record date for the Company Shareholders' Meeting (as defined in Section 6.01) or such other date as Parent and the Company shall mutually agree (the "ELECTION FORM RECORD DATE"). A form of Election shall be included with or mailed contemporaneously with each copy of the Proxy Statement mailed to shareholders of the Company in connection with the Company Shareholders' Meeting. Parent and the Company shall make available one or more Forms of Election as may be reasonably requested by all persons who become holders (or beneficial owners) of Company Common Stock between the Election Form Record Date and the close of business on the day prior to the Election Deadline (as defined in Section 2.03(i)). Elections shall be made by holders of Company Common Stock by delivering to the Exchange Agent (as defined in Section 2.04(a)) a Form of Election. To be effective, a Form of Election must be properly completed, signed and submitted to the Exchange Agent and accompanied by the Certificates (as defined in Section 2.04(b)) representing the shares of Company Common Stock as to which the election is being made (or an appropriate guarantee of delivery by an appropriate trust company in the United States or a member of a registered national securities exchange or the National Association of Securities
Dealers, Inc.). Parent will have the discretion, which it may delegate in whole or in part to the Exchange Agent, to reasonably determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of Parent (or the Exchange Agent) in such matters shall be conclusive and binding. Neither the Exchange Agent nor Parent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. The Exchange Agent shall also make all computations contemplated by this Section 2.03 and all such computations shall be conclusive and binding on the holders of Company Common Stock.

    (i) ELECTION DEADLINE. A Form of Election must be received by the Exchange Agent by 5:00 p.m. eastern time on the last Business Day prior to the Closing Date (the "ELECTION DEADLINE") (which date shall be publicly announced by Parent as soon as practicable but in no event less than five trading days prior to the Closing Date) in order to be effective. Any holder of Company Common Stock who has made an election by submitting a Form of Election to the Exchange Agent may at any time prior to the Election Deadline change such holder's election by submitting a revised Form of Election, properly completed and signed that is received by the Exchange Agent prior to the Election Deadline. Any holder of Company Common Stock may at any time prior to the Election Deadline revoke his election and withdraw his Certificates deposited with the Exchange Agent by written notice to the Exchange Agent received by 5:00 p.m. eastern time on the day prior to the Election Deadline. As soon as practicable after the Election Deadline, the Exchange Agent shall determine the allocation of the cash portion of the Merger Consideration and the stock portion of the Merger Consideration and shall notify Parent of its determination.

    (j) DEEMED NON-ELECTION. For the purposes hereof, a holder of shares of Company Common Stock who does not submit a Form of Election which is received by the Exchange Agent prior to the Election Deadline (including a holder who submits and then revokes his or her Form of Election and does not resubmit a Form of Election which is timely received by the Exchange Agent) shall be deemed to have made a Non-Election. If Parent or the Exchange Agent shall determine that any purported Cash Election, or Stock Election was not properly made or is defective in any manner such that the Exchange Agent cannot reasonably determine the election preference of the shareholder submitting such Form of Election, such purported Cash Election, Stock Election or Combination Election set forth therein shall be deemed to be of no force and effect and the shareholder making such purported Cash Election, Stock Election or Combination Election shall, for purposes hereof, be deemed to have made a Non-Election.

    SECTION 2.04 EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. From and after the Effective Time, as required by the Exchange Agent Parent shall (i) deposit with a bank or trust company designated by Parent and reasonably satisfactory to the Company (the "EXCHANGE AGENT"), for the benefit of the holders of shares of Company Common Stock (other than Canceled Shares), for exchange in accordance with this Article II through the Exchange Agent, certificates evidencing such number of shares of Parent Common Stock issuable to holders of Company Common Stock in the Merger pursuant to Section 2.03 and (ii) make available to the Exchange Agent cash in the amount required to be exchanged for shares of Company Common Stock in the Merger pursuant to Section 2.03 (such certificates for shares of Parent Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "EXCHANGE FUND"). The Exchange Agent shall, pursuant to irrevocable instructions, deliver the cash and the Parent Common Stock contemplated to be issued pursuant to
Section 2.03 out of the Exchange Fund. Except as contemplated by
Section 2.04(g) hereof, the Exchange Fund shall not be used for any other purpose.

    (b) EXCHANGE PROCEDURES. As promptly as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (to the extent such certificates have not already been submitted to the Exchange Agent with Forms of Election) which immediately prior to the Effective Time represented outstanding shares (other than Canceled Shares) of Company Common Stock (the "CERTIFICATES") (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Exchange Agent shall reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Parent Common Stock or cash.

    (c) EXCHANGE OF CERTIFICATES. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may be reasonably required by the Exchange Agent pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to this Article II and (ii) a check in the amount (after giving effect to any required tax withholding) equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article II (including any cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.04(f) and any dividend or other distributions (other than stock dividends) to which such holder is entitled pursuant to Section 2.04(d)), in each case without interest, and the Certificate so surrendered shall immediately be canceled. In the event of a transfer of ownership of shares of Company Common Stock which is not registered in the transfer records of the Company, the applicable Merger Consideration, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.04(f) and any dividend, or other distributions (other than stock dividends) to which such holder is entitled pursuant to Section 2.04(d) may be issued to a transferee if the Certificate representing such shares of Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.04, each Certificate shall be deemed at all times after the Effective Time for all purposes to represent only the right to receive upon such surrender the applicable Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby, cash in lieu of any fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.04(f) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.04(d).

    (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF PARENT COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to
Section 2.04(f), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.04(f) and the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions (other than stock dividends), with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

    (e) NO FURTHER RIGHTS IN COMPANY COMMON STOCK. All shares of Parent Common Stock issued or cash paid upon conversion of the shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.04(d) or (f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock and, following the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 2.04. From and after the Effective Time, holders of Certificates shall cease to have any rights as shareholders of the Company, except as provided by law.

    (f) NO FRACTIONAL SHARES. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in the Merger and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of any such fractional securities, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Agreement shall be paid an amount in cash (without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Cash Consideration. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.04(b),
(c) and (d).

    (g) TERMINATION OF EXCHANGE FUND. To the extent permitted by applicable law, any portion of the Exchange Fund (including any shares of Parent Common Stock) which remains undistributed to the holders of shares of Company Common Stock six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of shares of Company Common Stock who have not theretofore complied with this Article II shall thereafter look only to Parent for the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which they are entitled pursuant to Section 2.04(f) and any dividends or other distribution (other than stock dividends) with respect to the Parent Common Stock to which they are entitled pursuant to
Section 2.04(d). Any portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock five years after the Effective Time (or such earlier date, as is immediately prior to such time as such amounts would otherwise escheat to or become property of any government entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

    (h) NO LIABILITY. Notwithstanding Section 2.04(g), none of the Exchange Agent, Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any such shares of Parent Common Stock (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar law.

    (i) WITHHOLDING RIGHTS. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

    (j) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed upon the delivery to the Exchange Agent of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.04(f) and any dividends or other distributions (other than stock dividends) to which the holders thereof are entitled pursuant to this Agreement.

    SECTION 2.05 RULE 145 AFFILIATES. Certificates surrendered for exchange by any Person constituting a Rule 145 Affiliate of the Company shall not be exchanged for the Merger Consideration until Parent has received a written agreement from such Person as provided in Section 6.12(a).

    SECTION 2.06 STOCK OPTIONS AND OTHER STOCK PLANS. (a) At the Effective Time, all issued and outstanding stock options issued by the Company under the Employee Stock Option Plan or otherwise held by an employee of the Company shall be converted into options to purchase such number of shares of Parent Common Stock as are equal to the respective numbers of shares of Company Common Stock issuable thereon multiplied by the Exchange Ratio, at an option price determined by dividing the respective option prices at which shares of Company Common Stock may be purchased upon exercise thereof by the Exchange Ratio, and upon such other terms and conditions as are contained in such options. Parent agrees to register the shares of Parent Common Stock issuable upon exercise of such options under the Securities Act of 1933, as amended (the "Securities Act"), as promptly as practicable after the Closing Date. As promptly as reasonably practicable after the Closing Date, Parent shall issue to each holder of such outstanding options a document evidencing the foregoing assumption by Parent.

    (b) At the Effective Time, each stock option issued by the Company to a non-employee member of the Board of Directors of the Company or any other person who received an option as a consultant to the Company which is outstanding at the Effective Time (i) shall be deemed to be fully vested and will become the right to receive a sum in cash equal to (A) the amount, if any, by which the per share exercise price of the option is less than the Cash Consideration times
(B) the number of shares of Company Common Stock issuable upon exercise of the option in full (irrespective of vesting provisions) and (ii) will be canceled. In order to receive the amount to which a holder of an option is entitled under this Section, the holder must deliver to the Surviving Corporation (I) any certificate or option agreement relating to the option and (II) a document in which the holder acknowledges that the payment the holder is receiving is in full satisfaction of any rights the holder may have under or with regard to the option. Parent or the Surviving Corporation will pay the amount due under this Section to a holder of an option promptly after the Surviving Corporation receives from the holder the items described in clauses (I) and (II) of the preceding sentence.

    (c) In the event any option issued by the Company has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such option to be lost, stolen or destroyed, Parent will, in exchange for such lost, stolen or destroyed option, pay or cause to be paid the cash consideration described in Section 2.06(b) or issue or cause to be issued substitute options of the Parent as described in Section 2.06(a). The Company shall take all actions necessary to cause the events described in Sections 2.06(a) and 2.06(b) to occur.

    SECTION 2.07 TAX CONSEQUENCES. It is intended that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for purposes of the Code. In the event that the requirements of such section would not be satisfied as a result of the Merger, the Parent and the Company will take the actions required pursuant to Section 2.03(g).

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    Except as disclosed in a separate disclosure schedule which has been delivered by the Company to the Parent prior to the date of this Agreement (the "COMPANY DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), the Company hereby represents and warrants to Parent and Merger Sub as follows:

    SECTION 3.01 ORGANIZATION. Each of the Company and its subsidiaries is a corporation, limited liability company or limited partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate, company or partnership power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not be reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The Company and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing have not had and would not have a Material Adverse Effect. The execution, delivery and performance by the Company of this Agreement has been duly authorized by the Company and the board of directors of the Company has recommended approval and adoption of this Agreement and the Merger by the Company's shareholders. This Agreement is a valid and binding agreement of the Company enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and general principles of equity, including any limitations on the availability of the remedy of specific performance or injunctive relief regardless of whether specific performance or injunctive relief is sought in a proceeding at law or in equity. The Company has made available to Parent complete and correct copies of its Restated Articles of Incorporation, as amended and supplemented, and By-Laws and the articles of incorporation and by-laws or other comparable charter or organizational documents of its subsidiaries, in each case as amended to the date of this Agreement. The list of subsidiaries of the Company set forth in Schedule 3.01 of the Company Disclosure Schedule is a true and accurate list of the subsidiaries of the Company. Except as set forth in Schedule 3.01 of the Company Disclosure Schedule, all the outstanding shares of capital stock of or equity interest in each subsidiary of the Company are owned by the Company or by another wholly owned subsidiary of the Company, free and clear of all liens, and are duly authorized, validly issued, fully paid and nonassessable.

    SECTION 3.02 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 15,000,000 shares of Company voting common stock, par value $0.01 per share (previously referred to as the Company Common Stock) and (ii) 1,100,000 shares of Company non-voting common stock, $0.01 par value per share ("NON-VOTING COMMON STOCK") and
(iii) 150,000 shares of Company preferred stock, par value $0.01 per share, (the "PREFERRED STOCK"). As of the date of this Agreement, (i) 7,788,961 shares of Company Common Stock were issued and outstanding and (ii) no shares of Company Non-Voting Common Stock or the Preferred Stock were issued and outstanding. All the outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and each class of capital stock of the Company is free of any preemptive rights in respect thereof. Except as set forth in Schedule 3.02 of the Company Disclosure Schedule, as of the date hereof, no bonds, debentures, notes or other indebtedness of the Company convertible into voting securities of the Company are issued or outstanding and, except as set forth above, (i) no shares of capital stock or other voting securities of the Company are outstanding, (ii) no equity equivalents, interests in the ownership or earnings of the Company or other similar rights are outstanding and
(iii) except as set forth in Schedule 3.02 of the Company Disclosure Schedule, there are no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue, transfer or sell any shares of capital stock, or other equity interest, in the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries, except as may be necessary to fund the Company's Deferred Compensation Incentive Plan and the Company's 401(k) Plan.

    SECTION 3.03 AUTHORITY. The Company has the requisite corporate power and authority to execute, perform and deliver this Agreement and, subject, in the case of the consummation of the Merger, to the requisite approval of this Agreement by the holders of the outstanding shares of Company Common Stock, to consummate the transactions contemplated hereby. The execution, performance and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the consummation of the Merger, to the requisite approval of this Agreement by the holders of the outstanding shares of Company Common Stock and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding obligation of Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies and to general principles of equity.

    SECTION 3.04 NONCONTRAVENTION; FILINGS AND CONSENTS. (a) The execution, performance and delivery of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company or any of its subsidiaries under (i) any provision of the Restated Articles of Incorporation, as amended and supplemented, or By-Laws of the Company or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its subsidiaries or their respective properties or assets or
(iii) subject to the governmental filings and other matters referred to in paragraph (b) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and
(iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) impair in any material respect the ability of the Company to perform its obligations under this Agreement or
(y) prevent, materially delay or impede, in any material respect, the consummation of the transactions contemplated by this Agreement.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with any federal, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority (a "GOVERNMENTAL ENTITY") or any other individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity (as defined in the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT")) ("PERSON"), is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for
(i) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), if applicable, (ii) the filing with the SEC of (x) the Proxy Statement (as defined in Section 6.02), (y) such reports under Section 13(a) of the Exchange Act, and (z) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable securities laws, whether state or foreign, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the State Department of Assessments and Taxation for the State of Maryland and the Certificate of Merger with the Secretary of State of the

State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iv) such as may be required by any applicable state securities or "blue sky" laws and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings (including filings and recordings among land records in the jurisdictions in which real property is held by the Company or its subsidiaries) the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (y) prevent, delay or impede, in any material respect, the consummation of the transactions contemplated by this Agreement.

    SECTION 3.05 COMPANY SEC DOCUMENTS; FINANCIAL STATEMENTS. As of their respective filing dates, (i) each of the Company's filings with the United States Securities and Exchange Commission (the "SEC") on Form 10-K dated
October 25, 1999 for the year ended July 31, 1999 (including any Exhibits thereto) and the Reports on Form 10-Q for the quarters ended October 31, 1999, January 31, 2000 and April 30, 2000 (including any Exhibits thereto) or the proxy statement dated October 15, 1999, in each case in the form filed by the Company with the SEC (the "COMPANY SEC DOCUMENTS") complied, and all similar documents filed from the date of this Agreement to the Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and (ii) none of the Company SEC Documents contained, nor will any similar document filed after the date of this Agreement contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of the Company (including the related notes) included or incorporated by reference in the Company SEC Documents (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since the date of the most recent consolidated balance sheet included in the Company SEC Documents, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto.

    SECTION 3.06 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company or any of its subsidiaries expressly for inclusion or incorporation by reference in the Registration Statement and the Proxy Statement will, (i) at the time the Registration Statement is filed with the SEC or at any time it is amended or supplemented, (ii) on the date the Proxy Statement is first mailed to the shareholders of the Company, (iii) at the time the Registration Statement becomes effective and (iv) at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

    SECTION 3.07 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Company SEC Documents or as contemplated by this Agreement, since July 31, 1999 the Company and its subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to, or repurchase or redemption of, the Company's capital stock other than repurchases of Company Common Stock by the Company pursuant to the Company's stock repurchase program or to fund the Company's Deferred Compensation Incentive Plan or the Company's 401(k) Plan, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or business, except insofar as may have been required by a change in generally accepted accounting principles (v) any salary or compensation increases to any employee of the Company or of any of the Company's subsidiaries except in the ordinary course of business consistent with past practices, (vi) any increase in indebtedness for borrowed money incurred by the Company, or any of its subsidiaries, nor any incurrence of any other obligation or liability (fixed or contingent) except in the ordinary course of business and consistent with past practices, (vii) any transaction with respect to a merger, consolidation, liquidation or reorganization of the Company or any subsidiary of the Company other than such proceedings relating to this Agreement, or
(viii) any agreement by the Company or any subsidiary of the Company to take any of the actions described in the foregoing.

    SECTION 3.08 LITIGATION. Except as set forth in Schedule 3.08 of the Company Disclosure Schedule or disclosed in the Company SEC Documents, there are no suits, actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries or any officers, directors or shareholders of the Company or of any subsidiary of the Company is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to have a Material Adverse Effect.

    SECTION 3.09  ABSENCE OF CHANGES IN BENEFIT PLANS.  Except as set forth in
Schedule 3.09 of the Company Disclosure Schedule, there exist no employment, consulting, severance, termination or indemnification agreements, arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer or director of the Company or any of its subsidiaries, and there is no oral or written understanding or arrangement to enter into any such agreement with any such individual.

    SECTION 3.10 EMPLOYEES, OFFICERS AND DIRECTORS. The Company has delivered a list, accurate in all respects, of the names and positions of each of the officers, directors and substantially all of the employees (in the case of employees earning at least $25,000 per year) of the Company and each subsidiary of the Company, and the annual wage, salary and bonus information for such employees as of the date of such list.

    SECTION 3.11 EMPLOYEE BENEFITS, ERISA. (a) Schedule 3.10 of the Company Disclosure Schedule contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "COMPANY PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA) (sometimes referred to herein as "WELFARE PLANS"), and each other plan, arrangement or policy (written or oral) relating to employment, stock options, stock-based awards, stock purchases, compensation, deferred compensation, bonuses, severance, vacation, fringe benefits or other employee benefits, in each case maintained, or contributed to, by the Company or any of its subsidiaries or any other person or entity that, together with the Company is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, a "COMMONLY CONTROLLED ENTITY"), for the benefit of any current or former employees, officers, agents, consultants or directors of the Company or any of its subsidiaries (all of the foregoing being herein called "COMPANY BENEFIT PLANS"). The Company has made available to Parent true and complete copies of (v) each Company

Benefit Plan (or, in the case of any unwritten Company Benefit Plans, descriptions thereof), (w) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (x) the most recent summary plan description (or similar document) for each Company Benefit Plan for which a summary plan description is required or was otherwise provided to plan participants or beneficiaries, (y) each trust agreement, group annuity contract and/or funding arrangement relating to any Company Benefit Plan and (z) the most recent determination letter received from the Internal Revenue Service with respect to each Company Benefit Plan intended to qualify under Section 401 of the Code.

    (b) Except as disclosed in Schedule 3.10(b) of the Company Disclosure Schedule, all Company Pension Plans and related trusts that are intended to be tax-qualified plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans and related trusts are qualified and exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened; no event has occurred and, to the knowledge of the Company, no circumstances exist that would adversely affect the tax qualification of such Company Pension Plan nor has any such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs or require security under Section 302 of ERISA.

    (c) To the knowledge of the Company, each Company Benefit Plan has been administered in all material respects in accordance with its terms, and in form and operation is in compliance in all material respects with the applicable provisions of ERISA, the Code and all other applicable laws. There are no investigations or audits by any governmental agency, termination or other proceedings or any claims (except claims for benefits payable in the normal operation of the Company Benefit Plans), suits or proceedings against or involving any Company Benefit Plan or the assertion of any rights to or claims for benefits under any Company Benefit Plan that could give rise to any material liability, and, to the knowledge of the Company, there are not any facts that would reasonably be expected to give rise to any material liability in the event of any such investigation, claim, suit or proceeding (except for claims for benefits payable in the normal operation of the Company Benefits Plans).

    (d) Except as disclosed in Schedule 3.10(d) of the Company Disclosure Schedule, no Commonly Controlled Entity is required to contribute to any "multi employer plan" as defined in Section 4001(a)(3) of ERISA or has withdrawn from any such multi employer plan where such withdrawal has resulted or would result in any material "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid. To the knowledge of the Company, none of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Sections 4975 or 4976 of the
Code) for which no exemption exists under Section 408 of ERISA or
Section 4975(d) of the Code, or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under Sections 409 or 502(i) or (1) of ERISA. Neither any of such Company Benefit Plans nor any of such trusts has been terminated, nor, except where any termination or failure to report would not result in a material liability to the Company or the Parent, has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect thereto, during the last five years for which a waiver has not been granted under regulations issued pursuant to ERISA Section 4043.

    (e) Except as set forth in Schedule 3.10(e) of the Company Disclosure Schedule, no employee of the Company or any of its subsidiaries will be entitled to any severance benefits or any other additional benefits or any acceleration of the time of payment or vesting of any benefits under any Company

Benefit Plan as a result of the transactions contemplated by this Agreement either alone or in conjunction with another subsequent event. Except for the Agreement between Geaton A. DeCesaris, Jr. and the Company set forth in
Section 3.10 of the Company Disclosure Schedule, neither the payment nor the vesting of any of the foregoing benefits shall constitute a "parachute payment" within the meaning of Section 280G of the Code.

    (f) No liability under Title IV of ERISA has been incurred by the Company or any Commonly Controlled Entity that has not been satisfied in full, and to the knowledge of the Company, no condition exists that presents a material risk to the Company or any Commonly Controlled Entity of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). To the extent this representation applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made not only with respect to each Company Pension Plan but also with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any Commonly Controlled Entity made, or was required to make, contributions during the five (5) year period ending on the Closing Date. No Company Pension Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Company Pension Plan ended prior to the Closing Date; and all contributions required to be made with respect thereto (whether pursuant to the terms of any Company Pension Plan or otherwise) on or prior to the Closing Date have been timely made. With respect to each Company Benefit Plan subject to Title IV of ERISA, the present value of accrued benefits under such plan, based upon actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, the then current value of the assets of such plan allocable to such accrued benefits.

    (g) Except as disclosed in Schedule 3.10(g) of the Company Disclosure Schedule, no Company Benefit Plan provides benefits, including death or medical benefits (whether or not insured), with respect to current or former employees of the Company or any Commonly Controlled Entity beyond their retirement or other termination of service (other than (i) coverage mandated by applicable law or (ii) death benefits or retirement benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA.

    SECTION 3.12 LABOR MATTERS. As of the date hereof, neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining agreements or contracts with respect to any employees of the Company or any subsidiary of the Company.

    SECTION 3.13 TAXES. (a) Except as set forth in Schedule 3.12 of the Company Disclosure Schedule, the Company and each of its subsidiaries has
(i) filed, or caused to be filed, with the appropriate taxing authorities all Tax Returns required to be filed on or before the date hereof, and such Tax Returns are true, correct and complete in all material respects and (ii) paid, or caused to be paid, on a timely basis all Taxes due and payable (whether or not shown on any Tax Return) without penalty or established adequate reserves in accordance with generally accepted accounting principles for the payment of all such Taxes, except for any such failure to file, incompleteness or inaccuracy, failure to pay, or inadequacy of such reserve, that is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on the Company. Each of the Company and its subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, except where such failure to withhold or pay such Taxes would not be reasonably likely to have a Material Adverse Effect.

    (b) Except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (i) there are not pending or, to the knowledge of the Company, threatened in writing, any disputes, claims, audits, examinations, investigations or other proceedings in respect of Taxes or Tax matters and (ii) neither the Company nor any of its subsidiaries have waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency. The federal income Tax Returns of the Company and each of its subsidiaries have been examined and settled with the Internal Revenue Service (or the applicable statute of limitation for the assessment of federal income Taxes for such periods have expired) for all years through July 31, 1996. There are no material liens or encumbrances for Taxes on any of the assets of the Company or any of its subsidiaries, except for (i) statutory liens for Taxes not yet due or payable, (ii) liens for Taxes that are being contested in good faith and are set forth in Section 3.13 of the Company Disclosure Schedule, and (iii) any other liens for Taxes that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect.

    (c) Except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has (i) filed a consent under Section 341(f) of the Code concerning collapsible corporations; (ii) except for the Agreement between Geaton A. DeCesaris, Jr. and the Company as set forth in Section 3.10 of the Company Disclosure Schedule, made any material payments, or is a party to any agreement that under certain circumstances could obligate it to make any material payments, that will not be deductible under Section 280G of the Code; and (iii) been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified by Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any of its subsidiaries is party to any tax allocation or sharing agreement. Neither the Company nor any of its subsidiaries (i) has been a member of an affiliated group filing a consolidated United States federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than the Company and its subsidiaries), including liability arising from the application of Treasury Regulation Section 1.1502-6 (or any analogous provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

    For purposes of this Agreement, "TAXES" means (A) all federal, state, local and foreign taxes, levies and other assessments, including, without limitation, all income, sales, use, transfer, profits, capital gains, withholding, payroll, real property and personal property and any other taxes, assessments and similar charges in the nature of a tax (including interest and penalties attributable thereto) imposed by any governmental authority and (B) any liability of the Company or any subsidiary for the payment of any amount of the type described in clause (A) as a result of being a member of an affiliated or combined group; "TAX RETURNS" means any return, report, information return or other document (including relating or supporting information) relating to Taxes.

    SECTION 3.14 COMPLIANCE WITH APPLICABLE LAWS. Since July 31, 1999 neither the Company nor any of its subsidiaries has violated or failed to comply with any statute, law, permit, regulation, ordinance, rule, judgment, decree or order of any Governmental Entity applicable to its business or operations, except for violations and failures to comply that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The conduct of the business of the Company and its subsidiaries is in conformity with all federal, state and local governmental and regulatory requirements applicable to its business and operations, except where such nonconformities would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have all permits, licenses and franchises from governmental agencies required to conduct their businesses as now being conducted, except for such permits, licenses and franchises the absence of which would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

    SECTION 3.15 ENVIRONMENTAL MATTERS. (i) The Company and its subsidiaries are, and have been, in compliance with all applicable Environmental Laws, including having all environmental permits which are necessary to enable them to conduct their businesses as they currently are being conducted except as would not individually or in the aggregate have a Material Adverse Effect, (ii) neither the Company nor any subsidiary has received any written notice of material noncompliance or material liability under any Environmental Law which is now pending, (iii) neither the Company nor any subsidiary has performed any acts, including releasing, storing or disposing of or arranging for the disposing of hazardous materials or any other material regulated, or that could result in liability, under any Environmental Law, including any petroleum, asbestos, polychlorinated biphenyls, ureaformaldehyde insulation, lead-containing paint or radon, (collectively, "HAZARDOUS MATERIALS"), there is no condition, including the presence of wetlands, protected species or Hazardous Materials, on any property owned, operated or leased by the Company or a subsidiary, and there was no condition, including the presence of wetlands, protected species or Hazardous Materials, on any property formerly owned, operated or leased by the Company or a subsidiary while the Company or a subsidiary owned, operated or leased that property, that could result in a material liability to the Company or a subsidiary under any Environmental Law which would individually or in the aggregate have a Material Adverse Effect and
(iv) except for those which would not individually or in the aggregate have a Material Adverse Effect, neither the Company nor any subsidiary is subject to any order of any court or governmental agency requiring the Company or any subsidiary to take, or refrain from taking, any actions in order to comply with any Environmental Law and no action or proceeding seeking such an order is pending or, insofar as any officer of the Company is aware, threatened against the Company. As used in this Agreement, the term "ENVIRONMENTAL LAW" means any Federal, state or local law, rule, rule of common law, regulation, guideline or other legally enforceable requirement of a governmental authority relating to protection of the environment or to environmental conditions or to human health or safety as relating to the environment or exposure to Hazardous Material.

    SECTION 3.16 INSURANCE. The Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent and consistent with industry practice, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with the activities of the Company or its subsidiaries or any properties owned, occupied or controlled by the Company or its subsidiaries, in such amount as reasonably deemed necessary by the Company or its subsidiaries. The Company has not received a notice of default under any such policy and has not received written notice of any pending or threatened termination or cancellation, coverage limitation or reduction, or material premium increase with respect to any such policy. Schedule 3.15 of the Company Disclosure Schedule contains a description of all policies of property, fire and casualty, product liability, workers' compensation and other forms of insurance owned or held by the Company or any of its subsidiaries.

    SECTION 3.17 BROKERS. No broker, investment banker, financial advisor or other person, other than Wasserstein Perella, the fees and expenses of which will be paid by the Company, a copy of such agreement having been delivered or made available to Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company and, to the knowledge of the Company, there is no claim or basis for any claim for payment of any finder's fees, brokerage or agent's commissions or like payment in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

    SECTION 3.18 VOTE REQUIRED. The only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby is the affirmative vote of the holder of two-thirds of the outstanding shares of Company Common Stock (the "COMPANY SHAREHOLDERS' APPROVAL").

    SECTION 3.19 CERTAIN CONTRACTS. As of the date hereof, except as disclosed on Section 3.19 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to or bound by (i) any "material contracts" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) any joint ventures, partnerships, or similar arrangements; (iii) other agreements or arrangements that give rise to a right of the other parties thereto to terminate such material contract or to a right of first refusal or similar right thereunder as a result of the execution and delivery of this Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby; or (iv) any agreements, licenses or other arrangements that contain exclusive grants of rights that could, after the Effective Time, restrict Parent or any of its affiliates or any successor thereto, from engaging in or competing with any line of business or in any geographic area (collectively, the "Company Material Contracts"). The Company has provided Parent with a true and accurate copy of all Company Material Contracts and all such Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. Neither the Company nor any of its subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both, would constitute a default under the provisions of any Company material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company.

    SECTION 3.20 REAL PROPERTY. (a) Except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries have good and marketable fee title (in the case of owned property, the "OWNED PROPERTY") and valid leasehold interest (in the case of leased property, the "LEASED PROPERTY") to or in all real property owned, leased or otherwise used in the business of the Company or its subsidiaries;
(ii) Company title to the Owned Property and the Leased Property is free and clear of imperfections, liens, security interests, claims and other charges and encumbrances the existence of which would, individually or in the aggregate, adversely affect the value of such property or impair the use of such property in the usual conduct of the business of the Company; (iii) all the buildings, structures, equipment and other tangible assets of the Company (whether owned or leased) are in normal operating condition (normal wear and tear excepted) and are fit for use in the ordinary course of business, and, with respect to the Owned Property, there are no existing, or to the knowledge of the Company, threatened, condemnation or eminent domain proceedings (or proceedings in lieu thereof) affecting the property or any portion thereof; and (iv) the Company has not received any written notice from any government entity or authority alleging any material violation of any zoning, building, fire, use, air, water, waste disposal, safety, or health codes, ordinances, laws, rules or regulations with respect to the Owned Property which have not been remedied in all material respects.

    (b) Except as is not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect, (i) for each of the agreements by which the Company has obtained a leasehold interest in each Leased Property (each of the foregoing being a "LEASE") the Company or its subsidiary is the holder of the lessee's or tenant's interest thereunder; (ii) to the knowledge of the Company, no circumstance exists which, with the giving of notice, the passage of time or both, could result in a default under any of the Leases; (iii) the Company has complied with and timely performed all conditions, covenants, undertakings and obligations on their parts to be complied with or performed under each of the Leases; (iv) the Company and the Company's other subsidiaries have paid all rents and other charges to the extent due and payable under the Leases; and
(v) there are no leases, subleases, licenses, concessions or any other contracts or agreements granting to any person or entity other than the Company any right to the possession, use, occupancy or enjoyment of any Property or any portion thereof.

    SECTION 3.21 OPINION OF FINANCIAL ADVISOR. The Company has received an opinion of Wasserstein Parella (the "ADVISOR") to the effect that, as of the date hereof, from a financial point of view, the consideration to be received in the merger is fair to the holders of Company Common Stock.

    SECTION 3.22 DISCLOSURE. No representation or warranty hereunder or information contained in the financial statements referred to in Section 3.05, the Company Disclosure Schedule or any certificate, statement, or other document delivered by the Company hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

    Except as disclosed in a separate disclosure schedule which has been delivered by the Parent to the Company prior to the date of this Agreement (the "PARENT DISCLOSURE SCHEDULE") (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant readily apparent), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

    SECTION 4.01 ORGANIZATION. Each of Parent and Merger Sub and Parent's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority and governmental approvals would not be reasonably expected to have a Material Adverse Effect on the Parent and its subsidiaries taken as a whole. Each of Parent and Merger Sub and each of Parent's subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing has not had and would not have a Material Adverse Effect. The execution, delivery and performance by Parent of this Agreement has been duly authorized by the Parent and the board of directors of Parent has recommended approval and adoption of this Agreement and the Merger by the Parent's shareholders. This Agreement is a valid and binding agreement of the Parent enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors' rights and remedies and general principles of equity, including any limitations on the availability of the remedy of specific performance or injunctive relief regardless of whether specific performance or injunctive relief is sought in a proceeding at law or in equity.

    SECTION 4.02 CAPITALIZATION. (a) As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 100,000,000 shares of Parent common stock, par value $0.01 per share and (ii) 100,000 shares of Parent preferred stock (the "PARENT PREFERRED STOCK"). As of July 26, 2000,
(i) 13,716,017 shares of Parent Class A common stock (previously referred to as the Parent Common Stock) were issued and outstanding, (ii) 7,635,522 shares of Parent Class B common stock were issued and outstanding and (iii) no shares of Parent Preferred Stock were issued and outstanding. All the outstanding shares of Parent common stock are duly authorized, validly issued, fully paid and nonassessable and each class of capital stock of Parent is free of any preemptive rights in respect thereof. As of the date hereof, no bonds, debentures, notes or other indebtedness of Parent convertible into voting securities of Parent are issued or outstanding and, except as set forth above,
(i) no shares of capital stock or other voting securities of Parent are outstanding, (ii) no equity equivalents, interests in the ownership or earnings of Parent or other similar rights are outstanding and
(iii) except as set forth in Schedule 4.02 of Parent Disclosure Schedule, there are no existing options, warrants, calls, subscriptions or other rights or agreements or commitments relating to the capital stock of Parent or obligating Parent or any of its subsidiaries to issue, transfer or sell any shares of capital stock, or other equity interest in, Parent or obligating Parent or any of its subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement or commitment. As of the date hereof, there are no outstanding contractual obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent.

    (b) As of the Effective Time, Parent will have authorized sufficient shares of Parent Common Stock to permit the issuance of the Stock Consideration in the Merger.

    (c) The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights in respect thereof and all of which are owned by Parent.

    SECTION 4.03 AUTHORITY. Each of Parent and Merger Sub has the requisite corporate power and authority to execute, perform and deliver this Agreement and, subject, in the case of the issuance of a sufficient number of shares of Parent Common Stock necessary to the consummation of the Merger in accordance with the terms of this Agreement, to the requisite approval of the issuance of such Parent Common Stock by the holders of the outstanding shares of Parent common stock (the "Share Issuance"), to consummate the transactions contemplated by this Agreement. The execution, performance and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject, in the case of the issuance of a sufficient number of shares of Parent Common Stock necessary to the consummation of the Merger in accordance with the terms of this Agreement, to the requisite approval of the issuance of such Parent Common Stock by the holders of the outstanding shares of Parent common stock and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement, or to consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies and to general principles of equity.

    SECTION 4.04 VALID ISSUANCE OF PARENT COMMON STOCK. The Parent Common Stock which will be issued in connection with the Merger, when issued and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable and will be issued in compliance with all applicable federal and state securities laws PROVIDED, HOWEVER, that such shares of Parent Common Stock shall be subject to restrictions on transfer of shares of capital stock imposed by the rules and regulations of the Securities Act, the Exchange Act or blue sky laws.

    SECTION 4.05 NONCONTRAVENTION; FILINGS AND CONSENTS. (a) The execution, performance and delivery of this Agreement by either Parent or Merger Sub do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Parent or Merger Sub or any of Parent's subsidiaries under (i) any provision of the Certificate of Incorporation or By-Laws of either Parent or Merger Sub or the comparable charter or organizational documents of any of Parent's subsidiaries,
(ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or Merger Sub or any of Parent's subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in paragraph (b) below, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or any of Parent's subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) impair in any material respect the ability of Parent or Merger Sub to perform their respective obligation under this Agreement or
(y) prevent, materially delay or impede, in any material respect, the consummation of the transactions contemplated by this Agreement.

    (b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, or any other Person is required by or with respect to Parent or Merger Sub or any of Parent's subsidiaries in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification and report form by Parent and Merger Sub under the HSR Act, if applicable, (ii) the filing with the SEC of (w) the Registration Statement, (x) Information Statement, (y) such reports under Section 13(a) of the Exchange Act, and (z) compliance with any applicable requirements of the Securities Act, the Exchange Act, and any other applicable securities laws, whether state or foreign, as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (iii) the filing of the Articles of Merger with the State Department of Assessments and Taxation for the State of Maryland and the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (iv) such as may be required by any applicable state securities or "blue sky" laws and (v) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, (x) impair in any material respect the ability of Parent or Merger Sub to perform their respective obligations under this Agreement or
(y) prevent, delay or impede, in any material respect, the consummation of the transactions contemplated by this Agreement.

    SECTION 4.06 PARENT SEC DOCUMENTS; FINANCIAL STATEMENTS. As of their respective dates, (i) each of the Parent's filings with the SEC in the report on Form 10-K dated January 13, 2000 for the year ended October 31, 1999 (including any exhibits thereto) and the Reports on Form 10-Q for the quarters ended January 31, 2000 and April 30, 2000 (including any Exhibits thereto) or the proxy statement dated January 26, 2000, in each case in the form filed by the Parent with the SEC (the "PARENT SEC DOCUMENTS") complied, and all similar documents filed from the date of this Agreement to the Closing Date will comply, in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents and (ii) none of the Parent SEC Documents contained, nor will any similar document filed after the date of this Agreement contain, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements of the Parent (including the related notes) included or incorporated by reference in the Parent SEC Documents (including any similar documents filed after the date of this Agreement) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements). Except for liabilities and obligations incurred in the ordinary course of business consistent with past practice, since the date of the most recent consolidated balance sheet included in the Parent SEC Documents, neither the Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Parent and its consolidated subsidiaries or in the notes thereto.

    SECTION 4.07 INFORMATION SUPPLIED. None of the information supplied or to be supplied by Parent or Merger Sub, or any of their subsidiaries, expressly for inclusion or incorporation by reference in the Registration Statement, Information Statement and the Proxy Statement will, (i) at the time the Registration Statement is filed with the SEC or at any time it is amended and supplemented, (ii) on the date the Proxy Statement and Information Statement are first mailed to the shareholders of the Company, (iii) at the time the Registration Statement becomes effective and (iv) at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference therein. The Registration Statement and the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations thereunder.

    SECTION 4.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since October 31, 1999, there has not been any Material Adverse Effect.

    SECTION 4.09 LITIGATION. Except as set forth in Schedule 4.09 of the Parent Disclosure Schedule or disclosed in the Parent SEC Documents, there are no suits, actions or proceedings pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree that would reasonably be expected to have a Material Adverse Effect.

    SECTION 4.10  OWNERSHIP OF COMPANY CAPITAL STOCK.  Except as set forth in
Schedule 4.10 of the Parent Disclosure Schedule, neither Parent nor Merger Sub nor any of their respective affiliates is the beneficial owner of any shares of capital stock of the Company.

    SECTION 4.11 INTERIM OPERATIONS OF MERGER SUB. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the performance of its obligations hereunder.

    SECTION 4.12 BROKERS. The Company will not be subject to any liability for any fees or expenses of any broker, investment banker, financial advisor or other person, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

    SECTION 4.13 PARENT FINANCING. Parent has or will at the Closing have financing in amounts sufficient to pay the Cash Consideration portion of the Merger Consideration, plus cash to pay for any fractional shares, pursuant to this Agreement and consummate the transactions contemplated hereby and has provided to the Company evidence of the same.

    SECTION 4.14 DISCLOSURE. No representation or warranty hereunder or information contained in the Parent SEC Documents, Parent Financial Statements, the Parent Disclosure Schedule or any certificate, statement, or other document delivered by Parent hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statement contained therein or herein, in light of the circumstances in which they were made, not misleading.

    SECTION 4.15 INVESTIGATION BY PARENT. Parent has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and the Company's subsidiaries and acknowledges that Parent has been provided access to the properties, premises, and records of the Company and its subsidiaries for this purpose. In entering into this Agreement, Parent has relied solely upon its own investigation and analysis, and
Parent:

        (a) acknowledges that none of the Company, the Company's subsidiaries, or any of their respective directors, officers, employees, affiliates, agents or representatives makes any representation or warrant express or implied, as to the accuracy or completeness of any of the information provided or made available to Parent or its agents or representatives prior to the execution of this Agreement, and

        (b) agrees, to the fullest extent permitted by law, that none of the Company, the Company's subsidiaries, or any of their respective directors, officers, employees, affiliates, agents, or representatives shall have any liability or responsibility whatsoever to Parent on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based on any information provided or made available, or statements made, to Parent prior to the execution of this Agreement, except that the foregoing limitations shall not apply to the Company to the extent the Company makes specific representations and warranties set forth in
Article III of this Agreement and in the Company Disclosure Schedule, but always subject to the limitations and restrictions contained herein and therein.

    SECTION 4.16 VOTE REQUIRED. The affirmative vote of holders of shares of Parent Class A common stock and Parent Class B common stock (collectively, "PARENT STOCK") representing a majority of the total votes cast at a meeting of the holders of outstanding shares of Parent Stock all voting together without regard to class (the "REQUIRED PARENT VOTE"), with every holder of outstanding shares of Parent Class A common stock entitled to case thereon one vote and every holder of outstanding shares of Parent Class B common stock entitled to cast thereon ten votes, all in accordance with Parent's Certificate of Incorporation, as amended, is the only vote of the holders of any class or series of Parent capital stock necessary to approve the Share Issuance.

                                   ARTICLE V

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

    SECTION 5.01 CONDUCT OF BUSINESS OF THE COMPANY. Prior to the Effective Time, the Company agrees as to itself and its subsidiaries (except as expressly contemplated or permitted by this Agreement, as set forth in Schedule 5.01 of the Company Disclosure Schedule, or to the extent that Parent shall otherwise consent in writing) as follows:

        (a) REPRESENTATIONS AND WARRANTIES. The Company shall not and shall cause its subsidiaries not to take any action which would cause the representations and warranties made by the Company in this Agreement to not be true, correct and accurate, in all material respects (determined as provided in Section 7.02(a)). Notwithstanding the foregoing, the Company shall use its best efforts to promptly notify Parent of (A) any circumstance, event or action by the Company or by any subsidiary of the Company or otherwise, the existence, occurrence or taking, as applicable, of which would result in any of the representations and warranties of the Company in this Agreement (i) if specifically qualified by materiality, not being true and complete as so qualified, and (ii) if not qualified by materiality, not being true and correct in all material respects, in each case when made or at the Closing, or (B) any failure of the company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it prior to the Closing; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        (b) ORDINARY COURSE. The Company and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects in substantially the same manner as heretofore conducted, shall preserve their present business organizations and shall use commercially reasonable efforts to keep available the services of their present officers and employees and endeavor to preserve in all material respects their relationships with customers, suppliers and others having business dealings with the Company and its subsidiaries.

        (c) DIVIDENDS; CHANGES IN STOCK. The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock, except to fund the Company's Deferred Compensation Incentive Plan and 401(k) Plan.

        (d) ISSUANCE OF SECURITIES. Except as may be issued upon the exercise of outstanding (as of the date hereof) stock options issued by the Company, the Company shall not, and it shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than issuances by a wholly owned subsidiary of the Company of its capital stock to the Company.

        (e) GOVERNING DOCUMENTS. The Company shall not amend or propose to amend its Restated Articles of Incorporation, as amended, or By-Laws.

        (f) NO ACQUISITIONS. The Company shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association, joint venture or other business organization or division thereof or otherwise acquire or agree to acquire any assets (excluding the acquisition of assets used in the operations of the business of the Company and its subsidiaries in the ordinary course, which assets do not constitute a business unit, division or all or substantially all of the assets of the transferor) to the extent such acquisition could reasonably be expected to materially delay or interfered with the consummation of the Merger.

        (g) NO DISPOSITIONS. The Company shall not, and it shall not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, other than (i) dispositions and leases of real estate and homes in the ordinary course of business, (ii) encumbrances on real estate in the ordinary course of business and consistent with past practice and
    (iii) other assets having an aggregate book value of not more than $1,000,000.

        (h) INDEBTEDNESS. The Company shall not, and it shall not permit any of its subsidiaries to, incur (which shall include entering into credit agreements, lines of credit or similar arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its subsidiaries or guarantee any debt securities of others, other than in the ordinary course of business (i) take downs under the Company's and its subsidiaries' existing credit facilities in the ordinary course of business and consistent with past practice, (ii) debt in connection with the acquisition of real estate not to exceed $3,000,000, and
    (iii) indebtedness and guarantees of indebtedness, in an aggregate principal amount of not more than $3,000,000.

        (i) TAX MATTERS. The Company shall not make, and will not permit any of its subsidiaries to make, any tax election or settle or compromise any income tax liability of the Company or of any of its subsidiaries for an amount in excess of $300,000.

        (j) DISCHARGE OF LIABILITIES. The Company shall not, and it shall not permit any of its subsidiaries to, pay, discharge, settle or satisfy any claim, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) for amount in excess of $500,000 in the aggregate (other than payments of liabilities reflected or disclosed in the Company's financial statements or incurred in the ordinary course of business and consistent with past practice), or waive the benefit of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any of its subsidiaries is a party.

        (k) EMPLOYEE BENEFITS. The Company shall not, and shall not permit any of its subsidiaries to, (i) grant any increase in the compensation of any of its directors, officers or key employees, except for (x) increases for officers and employees in the ordinary course of business and (y) the bonuses to be paid as set forth in Schedule 5.01(k), (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Benefit Plans as in effect on the date hereof to any director, officer or employee, (iii) enter into any new employment, severance or termination agreement with any director, officer or employee or (iv) except as may be required to comply with applicable law, become obligated under any Company Benefit Plan which was not in existence on the date hereof or amend any such plan in existence on the date hereof to enhance the benefits thereunder.

        (l) CAPITAL EXPENDITURES. The Company shall not, and shall not permit any of its subsidiaries to, authorize or make any capital expenditures (other than capital expenditures incurred in the ordinary course of the business of the Company and its subsidiaries as currently conducted or listed on Schedule 5.01(k) of the Company Disclosure Schedule) which in the aggregate exceed $250,000.

        (m) REORGANIZATION. The Company shall not adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization.

        (n) QUALIFICATION. The Company shall use its reasonable best efforts not to, and shall use its best efforts not to permit any of its subsidiaries to, take any action (including any action otherwise permitted by this Section 5.01) that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code.

    SECTION 5.02 COVENANTS OF PARENT AND MERGER SUB. From the date hereof through the Closing, without the prior written consent of the Company, unless otherwise required or permitted by any other provision of this Agreement or the Company and Parent Shareholder Voting Agreements:

        (a) REPRESENTATIONS AND WARRANTIES. Neither Parent nor Merger Sub shall take any action that would cause the representations and warranties made by Parent and Merger Sub in this Agreement not to be true, correct and accurate, in all material respects (determined as provided in Section 7.03(a)), as of the Closing.

        (b) NOTICE. Parent shall use its best efforts to promptly notify the Company of any failure of Parent or Merger Sub to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by either of them prior to the Closing; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

        (c) ORDINARY COURSE. The Parent and its subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in all material respects in substantially the same manner as heretofore conducted, and shall use commercially reasonable efforts to keep available the services of their present officers and employees and endeavor to preserve their relationships with customers, suppliers and others having business dealings with the Parent and its subsidiaries.

        (d) DIVIDENDS; CHANGES IN STOCK. The Parent shall not (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock other than dividends not in excess of the amount paid of Parent Common Stock in the comparable year earlier period, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) except for redemptions or repurchases of Parent Common Stock not to exceed $1,500,000, repurchase, redeem or otherwise acquire, or permit any subsidiary to repurchase, redeem or otherwise acquire, any shares of capital stock.

        (e) ISSUANCE OF SECURITIES. The Parent shall not, and it shall not permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares or convertible securities, or any other ownership interest other than issuances by a wholly owned subsidiary of the Parent of its capital stock to the Parent or another wholly-owned subsidiary of Parent.

        (f) GOVERNING DOCUMENTS. Except as may be required to comply with applicable law, the Parent shall not amend or propose to amend its Certificate of Incorporation, as amended, or By-Laws in a manner adverse to the consummation of the Merger or the Parent's shareholders.

        (g) NO ACQUISITIONS. The Parent shall not, and it shall not permit any of its subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof if such acquisition, merger, consolidation, purchase or other transactions could reasonably be expected to materially delay the Closing contemplated by the terms of this Agreement, unless Parent obtains the written approval of the Company with respect to any such transaction, which approval will not be unreasonably withheld by the Company.

        (h) NO DISPOSITIONS. The Parent shall not, and it shall not permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, other than (i) dispositions and leases of real estate and homes in the ordinary course of business; (ii) encumbrances on real estate in the ordinary course of business and consistent with past practice and
    (iii) other assets having an aggregate book value of not more than $3,000,000, if such sale, lease, encumbrance or disposition, or agreement to do any of the foregoing, could reasonably be expected to materially delay the Closing contemplated by the terms of this Agreement unless Parent obtains the written approval of the Company with respect to any such transactions, which approval will not be unreasonably withheld by the Company.

    SECTION 5.03 NO SOLICITATION. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney, accountants, consultants or other advisor or representative of, the Company or any of its Subsidiaries directly or indirectly to solicit or initiate, or knowingly encourage or otherwise facilitate the submission of, any "competitive proposal" (as defined below in this Section 5.03(a)). The Company shall, and shall cause its subsidiaries and the directors, employees and other agents of the Company and its subsidiaries, to cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Persons conducted prior to the date hereof with respect to any competitive proposal. The Company shall provide Parent with prompt notice, but in no event later than 24 hours after its or any of its advisors' receipt of a competitive proposal, or of any request (other than in the ordinary course of business and not related to a competitive proposal) for non-public information relating to the Company or any of its subsidiaries or for access to the properties, books, or records of the Company or any of its subsidiaries by any Person who is known to be considering making, or has made, a competitive proposal. The Company shall provide such notice orally and in writing and shall identify the Person making, and the terms and conditions of, any such competitive proposal, indication or request. For purposes of this Agreement, "COMPETITIVE PROPOSAL" means (i) any proposal or offer from any person relating to any direct or indirect acquisition or purchase of all or a substantial part of the assets of the Company or any of its subsidiaries or of over 20% of any class of equity securities of the Company or any of its subsidiaries, or (ii) any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class of equity securities of the Company or any of its subsidiaries, (iii) any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries, other than the transactions contemplated by this Agreement and other than transactions in the ordinary course of business, or (iv) any other transaction the consummation of which would reasonably be expected to, in a material way, impede, interfere with, prevent or delay the Merger or which would reasonably be expected to dilute materially the benefits to Parent of the transactions contemplated hereby.

    (b) Section 5.03(a) will not prevent the Company or the Board of Directors of the Company, as the case may be, from, in response to a competitive proposal which the Company receives despite compliance with Section 5.03(a) and which the Company's Board of Directors determines in good faith after consultation with its independent financial advisor would result (if consummated in accordance with its terms) in a transaction which would be more favorable to the Company's shareholders than the Merger, (i) furnishing non-public information (after receipt of an appropriate confidentiality agreement no less favorable to the Company than the Company Confidentiality Agreement) to the person, entity or group which makes the competitive proposal and entering into discussions and negotiations with that person, entity or group, (ii) withdrawing or modifying its approval of this Agreement or the Merger (subject to Section 6.01(b) below),
(iii) approving or recommending a competitive proposal or (iv) entering into an agreement with respect to a competitive proposal; PROVIDED, HOWEVER, that, other than in the ordinary course of business and not related to a competitive proposal or other than as permitted by the preceding clauses 5.03(b)(i), (ii),
(iii) and (iv), the Company will not (w) engage in any discussion or negotiations with any Person who is known by the Company or any of its subsidiaries to be considering making, or to have made, a competitive proposal,
(x) disclose any non-public information relating to the Company or any of its subsidiaries to any Person who is known by the Company or any of its subsidiaries to be considering making, or to have made, a competitive proposal,
(y) afford access to the properties, books or records of the Company or any of its subsidiaries to any Person who is known by the Company or any of its subsidiaries to be considering making, or to have made, a competitive proposal, or (z) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company (a "STANDSTILL AGREEMENT").

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

    SECTION 6.01 COMPANY SHAREHOLDERS' MEETING. (a) The Company shall duly call a meeting of its shareholders (the "COMPANY SHAREHOLDERS' MEETING") to consider and vote upon the approval and adoption of this Agreement and the Merger and the Company shall use its commercially reasonable efforts to hold the Company Shareholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Board of Directors of the Company shall, subject to Section 6.01(b), use its reasonable best efforts to recommend such approval and adoption of this Agreement and the Merger unless such recommendation would, in the opinion of outside legal counsel to the Company, result in a breach of the fiduciary duties of the Board of Directors under applicable Legal Requirements, and the Company shall take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement.

    (b) The Board of Directors of the Company shall not withdraw, or modify in a manner adverse to Parent, its recommendation to its shareholders unless the Company has complied with the terms of Section 5.03 in all material respects, including, without limitation, the requirement in Section 5.03 that it notify Parent promptly after its receipt of any competitive proposal. Unless this Agreement is previously terminated in accordance with Article Eight, the Company shall submit this Agreement to its shareholders at the Company Shareholders' Meeting even if the Board of Directors of the Company determines at any time after the date hereof that it is no longer advisable or recommends that the Company shareholders reject it.

    SECTION 6.02 REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, (i) Parent and the Company shall cooperate and prepare and Parent shall file with the SEC a registration statement on Form S-4 (together with all amendments thereto, the "REGISTRATION STATEMENT") in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the shareholders of the Company in the Merger, a portion of which Registration Statement shall also serve as
(i) the information statement, which the Parent, with the cooperation of the Company, shall prepare (together with any amendments thereof or supplements thereto, the "INFORMATION STATEMENT") and (ii) the proxy statement, which the Company, with the cooperation of Parent, shall prepare (together with any amendments thereof or supplements thereto, the "PROXY STATEMENT") relating to the Company Shareholders' Meeting. The respective parties will cause the Information Statement, the Proxy Statement and the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder, the rules and regulations of the New York Stock Exchange ("NYSE") and the AMEX, the DGCL and the MGCL. Both the Company and Parent shall furnish to each other all information concerning the Company or Parent each may reasonably request in connection with such actions and the preparation of the Registration Statement, the Information Statement and the Proxy Statement. Each of the Company and Parent shall use its commercially reasonable efforts, to cause the Registration Statement to become effective as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the Merger. Prior to the effective date of the Registration Statement Parent shall take all action required under any applicable federal or state securities laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. The Parent will use its reasonable best efforts to cause the Information Statement to be mailed to each of the Parent's shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company, with the cooperation of Parent, will use its reasonable best efforts to cause the Proxy Statement to be mailed to each of the Company's shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to the Registration Statement, the Information Statement and the Proxy Statement received from the SEC. The parties will cooperate in preparing and filing with the SEC any amendment or supplement to the Registration Statement, the Information Statement or Proxy Statement.

    (b) The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of the Company to the shareholders of the Company that they vote in favor of the adoption of this Agreement and the Merger, except as otherwise provided in Section 5.03 or Section 6.01 of this Agreement.

    (c) No amendment or supplement to the Proxy Statement, the Information Statement or the Registration Statement will be made by Parent or the Company without the approval of the other party, which approval shall not be unreasonably withheld. Each of the Company and Parent will advise the other party, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC, the NYSE or AMEX for amendment of the Proxy Statement, the Information Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

    (d) Notwithstanding anything to the contrary in this Agreement, neither Parent nor the Company shall have any obligation to have the Registration Statement declared effective unless and until (i) Parent shall have received the "comfort letter" in accordance with Section 6.11(a) and (ii) the Company shall have received the "comfort letter" in accordance with Section 6.11(b).

    (e) The information supplied by the Company for inclusion in the Registration Statement and included in the Information Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Parent,
(iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company, (iv) the time of the Company Shareholders' Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstances relating to the Company or any of its subsidiaries, or their respective officers and directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, Information Statement or Registration Statement, the Company shall promptly inform Parent. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the DGCL, the MGCL, the Securities Act, the Exchange Act, the NYSE and the AMEX.

    (f) The information supplied by Parent for inclusion in the Proxy Statement and included in the Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Information Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Parent, (iii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Company, (iv) the time of the Company Shareholders' Meeting and (v) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any event or circumstance relating to Parent or any of its subsidiaries, or their respective officers and directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Proxy Statement, Information Statement or Registration Statement, Parent shall promptly inform the Company. All documents that Parent is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the DGCL, the MGCL, the Securities Act, the Exchange Act, the NYSE and the AMEX.

    SECTION 6.03 INFORMATION; CONFIDENTIALITY. (a) The Company shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representative to, provide to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, access during normal business hours throughout the period prior to the Effective Time to all the officers, employees, properties, books, contracts, commitments and records of the Company and its subsidiaries; PROVIDED, HOWEVER, Parent and its representatives shall not materially interfere with the operation of the business of the Company, and during such period, the Company shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of applicable federal or state securities laws, (ii) no later than 20 days following the end of each calendar month, monthly financial statements similar to those which have been prepared on a historical basis and (iii) all other information concerning its business, properties, financial condition, operations and current and former personnel as Parent may reasonable request. Until the Effective Time, Parent will be bound by the terms of the confidentiality agreement with the Company dated June 7, 2000 (the "COMPANY CONFIDENTIALITY AGREEMENT").

    (b) Parent shall provide to the Company, and to the Company's officers, employees, accountants, counsel, financial advisors and other representatives, access during normal business hours throughout the period prior to the Effective Time to all the officers, employees, properties, books, contracts, commitments and records of Parent and its subsidiaries; PROVIDED, HOWEVER, the Company and its representatives shall not materially interfere with the operation of the business of Parent, and during such period, Parent shall furnish promptly to the Company (i) a copy of each report, schedule, registration statement and other document filed by it or its subsidiaries during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and current and former personnel as the Company may reasonably request. Until the Effective Time, the Company will be bound by the terms of the confidentiality agreement with Parent dated
August 22, 2000 (the "PARENT CONFIDENTIALITY AGREEMENT") on terms no less favorable than those of the Company Confidentiality Agreement.

    SECTION 6.04 APPROVALS AND CONSENTS; COOPERATION. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to cooperate with each other and to use all commercially reasonable efforts to promptly take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, without limitation, (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations, submissions of information, applications and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining and maintenance of all necessary consents, approvals, permits, authorizations and other confirmations or waivers from third parties, including any consents required under land acquisition agreements, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, investigating or challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

    (b) Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act, if required, and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with the transactions contemplated hereby. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding. Parent and Merger Sub agree to use their respective reasonable efforts to avoid the entry of (or, if entered, to lift, vacate or reverse) any order, decree, judgment or ruling of any court or Governmental Entity restraining or preventing the consummation of the Merger on the basis of any federal, state or local antitrust laws or regulations. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of HSR Act waiting period.

    SECTION 6.05 COMPANY BENEFIT PLANS. (a) Parent shall or shall cause the Surviving Corporation to provide current and former employees of the Company and its subsidiaries with the same employee benefits plan, programs, and arrangements as are provided to similarly situated current and former employees of the Parent.

    (b) All service credited to each employee by the Company or its subsidiaries through the Effective Time shall be recognized by Parent for all purposes, including for purposes of eligibility, vesting and benefit accruals (other than for purposes of benefit accruals under any defined benefit pension plan) under any employee benefit plan provided by Parent for the benefit of the employees; PROVIDED, HOWEVER, that, to the extent necessary to avoid duplication of benefits, amounts payable under employee benefit plans provided by Parent may be reduced by amounts payable under similar Company Benefit Plans with respect to the same periods of service. In addition, with respect to any welfare benefit plan established or maintained by Parent or its subsidiaries for the benefit of employees of the Company, Parent shall, or shall cause the relevant subsidiary to, waive any pre-existing condition exclusions other than any pre-existing condition that was not waived by a Welfare Plan and provide that any covered expenses incurred on or before the Effective Time in respect of the current plan year by any employee of the Company (or any covered dependent of such an employee) shall be taken into account for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions after the Effective Time in respect of such current plan year.

    (c) Parent hereby agrees to cause the Surviving Corporation to honor (without modification) and assume the severance policies, employment agreements, executive termination agreements and individual benefit arrangements disclosed in Schedule 3.10 of the Company Disclosure Schedule to Parent, except for any such agreements or arrangements with Geaton A. DeCesaris, Jr., Thomas Pellerito, Christopher Spendley and Clayton Miller which shall be terminated as of the Closing Date and replaced by the employment agreements referred to in
Section 7.02(d) hereof.

    SECTION 6.06  FEES AND EXPENSES.  (a) Except as provided below in this
Section 6.06, all fees and expenses incurred in connection with this Agreement and the Merger and any other transaction contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

    (b) If:

        (i) Parent shall terminate this Agreement pursuant to Section 8.01(g) and prior to the Company Stockholders Meeting there is a competitive proposal;

        (ii) Parent shall terminate this Agreement pursuant to Section 8.01(c), unless at the time of such failure to recommend, withdrawal of a recommendation or adverse recommendation, recommendation of a competitive proposal, or entering into an agreement with respect to a competitive proposal, any of the conditions set forth in Section 7.03(a) or 7.03(b) would not have been satisfied as of such date and would not be reasonably capable of being satisfied; or

       (iii) Parent shall terminate this Agreement pursuant to
    Section 8.01(e)(ii) because of a failure to satisfy or waive the conditions set forth in Section 7.02(a) or (b),

    then in any case as described in clause (i), (ii) or (iii) (each such case of termination being referred to as a "TRIGGER EVENT") the Company shall pay to Parent (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to $3,000,000. Acceptance by Parent of the payment referred to in the foregoing sentence shall constitute conclusive evidence that this Agreement has been validly terminated and upon acceptance of payment of such amount the Company shall be fully released and discharged from any liability or obligation resulting from or under this Agreement. Parent's rights hereunder are in addition to any rights Parent may have under the Voting Agreement.

    (c) If the Company shall terminate this Agreement pursuant to
Section 8.01(f)(ii) because of a failure to satisfy or waive the conditions set forth in Section 7.03(a) or (b), then Parent shall pay to Company (by wire transfer of immediately available funds not later than the date of termination of this Agreement) an amount equal to $1,000,000. Acceptance by the Company of the payment referred to in the foregoing sentence shall constitute conclusive evidence that this Agreement has been validly terminated and upon acceptance of payment of such amount Parent shall be fully released and discharged from any liability or obligation resulting from or under this Agreement.

    SECTION 6.07 PLAN OF REORGANIZATION. This Agreement is intended to constitute a "plan of reorganization" within the meaning of Section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its best efforts to cause the Merger to qualify, and will not take any actions or cause any actions to be taken which could prevent the Merger from qualifying, as a reorganization under the provisions of Section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall take any action, fail to take any action, or cause any action to be taken or fail to be taken which would cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code.

    SECTION 6.08 PUBLIC ANNOUNCEMENTS. Unless otherwise required by applicable law, court process or the requirements of any listing agreement with any applicable stock exchange, Parent and the Company shall each use their reasonable efforts to consult with each other before issuing communications to employees regarding the transactions contemplated by this Agreement or before issuing any press release or otherwise making any public statements with respect to this Agreement or any transaction contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation. The Company and Parent shall each provide to the other a copy of each press release or other public statement relating to its business reasonably in advance to making such release or statement. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

    SECTION 6.09 LETTERS OF ACCOUNTANTS. (a) The Company shall use its reasonable best efforts to cause to be delivered to Parent a "comfort" letter of Deloitte & Touche LLP, the Company's independent public accountants, dated and delivered within two Business Days before the date on which the Registration Statement shall become effective, and addressed to Parent, in the form, scope and content reasonably satisfactory to Parent and as contemplated by Statement on Auditing Standards No. 72 issued by the American Institute of Certified Public Accountants, Inc. ("SAS 72"), relating to the financial statements and other financial data with respect to the Company and its consolidated subsidiaries included or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by Parent, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof.

    (b) Parent shall use its reasonable efforts to cause to be delivered to the Company a "comfort" letter of Ernst & Young LLP ("Ernst & Young"), Parent's independent public accountants, dated within two Business Days before the date on which the Registration Statement shall become effective, and addressed to the Company in the form, scope and content reasonably satisfactory to Parent and as contemplated by SAS 72, relating to the financial statements and other financial data with respect to Parent and its consolidated subsidiaries included in or incorporated by reference in the Proxy Statement and such other matters as may be reasonably required by the Company, and based upon procedures carried out to a specified date not earlier than five days prior to the date thereof. In connection with Parent's efforts to obtain such letter, if requested by Ernst & Young, the Company shall provide a representation letter to Ernst & Young complying with SAS 72, if then required.

    SECTION 6.10  DIRECTORS' AND OFFICERS' INSURANCE AND
INDEMNIFICATION. (a) The Surviving Corporation will and Parent shall cause the Surviving Corporation to, at all times after the Effective Time indemnify and hold harmless each person who is at the date of this Agreement, or has been at any time prior to the date of this Agreement, a director, officer or employee of the Company or any of its subsidiaries ("INDEMNIFIED PARTIES"), in each case to the fullest extent permitted by applicable law with respect to any claim, liability, loss, damage, cost or expense (whenever asserted or claimed) based in whole or in part, or arising in whole or in part out of, any act or omission by that person at or prior to the Effective Time in connection with that person's duties as a director, officer or employee of the Company or any of its subsidiaries to the same extent and on the same terms (including with respect to advancement of expenses) provided in the Company's Articles of Incorporation or By-Laws, or in any indemnification agreements, in effect on the date of this Agreement provided the person to whom expenses are advanced provides a customary undertaking complying with applicable law to replay such advances if it is ultimately determined that such person is not entitled to indemnification.

    (b) Parent will cause the Surviving Corporation to keep in effect for at least six years after the Effective Time the policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries at the date of this Agreement to the extent that such policy provides coverage for events occurring prior to the Effective Time for all persons [who are or were directors and officers of the Company or its subsidiaries on the date of this Agreement]; provided that (i) Parent may substitute policies having the same coverage and amounts and containing terms and conditions which are no less advantageous to the persons who are currently covered by the Company's policies and with carriers comparable in terms of credit worthiness to those which have written the policies maintained by the Company at the date of this Agreement and
(ii) neither Parent nor the Surviving Corporation will be required to pay an annual premium for that insurance in excess of two times the annual premium relating to the year during which this Agreement is executed, but if they are not able to maintain the required insurance for an annual premium for that amount, they will purchase as much coverage as it can obtain for that amount.

    SECTION 6.11 RESALES BY AFFILIATES. (a) Promptly after the execution of this Agreement, each of the directors of the Company will execute an agreement to the effect set forth in this Section 6.12(a). Prior to the Effective Time, the Company shall deliver to Parent a letter identifying all other Persons who at the Effective Time, may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act or who may otherwise be deemed to be Affiliates of the Company (the "RULE 145 AFFILIATES"). The Company shall use its reasonable best efforts to cause each Person who is identified as a Rule 145 Affiliate in such list to deliver to Parent on or prior to the 30th day prior to the Effective Time, a written agreement, in the form attached hereto as Exhibit C, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any Parent Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 under the Securities Act or an exemption from the registration requirements of the Securities Act.

    (b) In respect of shares of Parent Common Stock which are acquired by persons defined to be affiliates of the Company, the Registration Statement on Form S-4 filed with the SEC by the Parent in connection with the registration under the Securities Act of the shares of Parent Common Stock to be issued to the shareholders of the Company in the Merger shall also serve as the registration statement and statutory prospectus for resales by affiliates of the Company of shares of Parent Common Stock acquired by them pursuant to the Merger and Parent hereby agrees to amend and keep "evergreen" such Registration Statement for a period of 1 year from and after the Effective Time of the Merger so that such affiliates of the Company may effect resales of Parent Common Stock acquired by them pursuant to the Merger in excess of the volume and other limitations imposed on them by Rule 145(d) promulgated under the Securities Act.

    SECTION 6.12 STOCK EXCHANGE LISTING. Parent shall, in cooperation with the Company, use its reasonable best efforts, as promptly as reasonably practicable, to prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock to be issued in the Merger and shall use its reasonable best efforts to cause such shares to be approved for listing on the NYSE prior to the Effective Time; PROVIDED, HOWEVER, that if Parent shall not satisfy the requirements for listing on the NYSE, then Parent shall, in cooperation with the Company, use its reasonable best efforts, as promptly as reasonably practicable, to prepare and submit to the AMEX a supplemental listing application covering the shares of Parent Common Stock to be issued in the Merger.

    SECTION 6.13 DELIVERY OF 2000 FINANCIAL STATEMENTS. The Company will deliver to Parent, no later than September 6, 2000, unaudited copies of the Company's consolidated financial statements for the fiscal year ending July 31, 2000 (collectively, the "UNAUDITED 2000 FINANCIAL STATEMENTS"), which shall have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except for the absence of notes thereto) and which are consistent with prior years' preparation of the Company's audited financials.

    SECTION 6.14 BOARD REPRESENTATION. Parent agrees to cause Geaton A. DeCesaris, Jr. ("DeCesaris") to be elected as a member of its Board of Directors as of the Effective Time and to cause DeCesaris to continue to be nominated for election as a member of the Board of Directors of the Parent at each annual meeting of the stockholders of the Parent from and after the Effective Time for
(i) so long as DeCesaris either remains as an employee of Parent or owns in the aggregate at least 500,000 shares of Parent Common Stock, (ii) so long as there shall not have occurred any event with respect to DeCesaris that, in the determination of counsel to Parent, would require disclosure by Parent pursuant to Paragraph (f) of Item 401 of Regulation S-K (as such provisions, or any successor provisions, may be amended from time to time) in any filing with the SEC, and (iii) so long as DeCesaris has not become an executive officer, board member, owner, partner, consultant or employee of any company engaged in a home construction and/or financial services business or any other business of Parent and its subsidiaries. For purposes of the foregoing, DeCesaris shall be deemed not a shareholder of a company that would otherwise be a competing entity if his record and beneficial ownership of the capital stock of such company amount to no more than 5% of the outstanding capital stock of such company.

    SECTION 6.15 VOTING AGREEMENTS. (a) The Company agrees, at Parent's request, from time to time to execute and deliver such documents and take all such further action as may be necessary or appropriate to assist Parent in respect of the agreements of the principal shareholders of the Company set forth in the agreements among Parent, Merger Sub and the principal shareholders of the Company dated as of the date hereof (the "Company Shareholder Voting Agreements") including, without limitation, notifying the Company's transfer agent that there is a stop transfer order with respect to such stockholders' shares of Company Common Stock and that the Company Shareholder Voting Agreements place limits on the voting and transfer of such shares.

    (b) Parent agrees, at the Company's request, from time to time to execute and deliver such documents and take all such further action as may be necessary or appropriate to assist the Company in respect of the agreements of the principal shareholders of Parent set forth in the agreement between the Company and principal shareholders of Parent dated as of the date hereof (the "Parent Shareholder Voting Agreement"), including, without limitation, notifying Parent's transfer agent that there is a stop transfer order with respect to such stockholders' shares of Parent Common Stock and Parent Class B common stock, and that the Parent Shareholder Voting Agreement places limits on the voting and transfer of such shares.

                                  ARTICLE VII
                            CONDITIONS TO THE MERGER

    SECTION 7.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

        (a) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceeding for that purpose shall be pending before or threatened by the SEC.

        (b) SHAREHOLDER APPROVALS. This Agreement shall have been approved by the requisite affirmative vote of the shareholders of (i) the Company in accordance with the Company's Restated Articles of Incorporation, as amended and supplemented, By-Laws and the MGCL and (ii) the Parent in accordance with the rules and regulations of the AMEX, the Company's Listing Agreement with the AMEX and the DGCL.

        (c) NO INJUNCTION OR RESTRAINT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation or order which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

        (d) HSR ACT. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        (e) CONSENTS AND APPROVALS. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities or Persons as applicable and shall be final (in the case of any consent or waiver from a Governmental Entity) and in full force and effect as of the Closing, except for such consents, approvals and authorizations the failure of which to obtain would not have a Material Adverse Effect on Parent or the Company (assuming for purposes of this paragraph (e) that the Merger shall have been effected).

    SECTION 7.02 CONDITIONS TO THE OBLIGATIONS OF PARENT AND MERGER SUB. The obligations of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction or waiver by Parent on or prior to the Closing Date of the following further conditions:

        (a) COMPANY REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Company contained in this Agreement that are qualified with respect to materiality shall be true and correct in all material respects and such representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

        (b) COMPANY AGREEMENTS AND COVENANTS. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent shall have received a certificate of the Chief Executive Officer and the Chief Financial Officer of the Company to that effect.

        (c) TAX OPINION. Parent shall have received the opinion of Simpson Thacher & Bartlett, counsel to Parent, based upon representation letters substantially in the forms of Exhibits A and B to this Agreement, dated on or about the Closing Date, and such other facts, representations and assumptions as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code, dated on the Closing Date.

        (d) EMPLOYMENT AGREEMENTS. The employment agreements, entered as of the Closing Date, which shall be in form and substance similar to those set forth as Exhibits D, E, F and G hereto, by Parent and each of Geaton A. DeCesaris, Jr., Thomas Pellerito, Christopher Spendley and Clayton Miller shall be in full force and effect.

    SECTION 7.03 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are further subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following further conditions:

        (a) PARENT REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of Parent and Merger Sub contained in this Agreement that are qualified with respect to materiality shall be true and correct in all material respects and such representations and warranties that are not so qualified shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date (other than representations and warranties which address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate of the Chief Executive Officer of Parent to such effect.

        (b) PARENT AGREEMENTS AND COVENANTS. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate of the Chief Executive Officer of Parent to that effect.

        (c) TAX OPINION. The Company shall have received the opinion of Duane, Morris & Heckscher LLP, counsel to the Company, based upon representation letters substantially in the forms of Exhibits A and B to this Agreement, dated on or about the Closing Date, and such other facts, representations and assumptions, as counsel may reasonably deem relevant, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization qualifying under the provisions of Section 368(a) of the Code and that each of Parent, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(a) of the Code, dated on the Closing Date.

        (d) OPINION OF WASSERSTEIN PERELLA. The Company has received an opinion from the Advisor dated as of the date hereof, to the effect that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders from a financial point of view, a copy of which will be made available to Parent promptly after the date of this Agreement.

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

    SECTION 8.01 TERMINATION. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after approval thereof by shareholders of the Company, as follows:

        (a) by mutual written consent of Parent and the Company;

        (b) by either Parent or the Company if the Effective Time shall not have occurred by the end of eight (8) months following the date of this Agreement; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the end of six (6) months following the date of this Agreement;

        (c) by Parent if (i) the Board of Directors of the Company or any committee thereof shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of this Agreement and the Merger,
    (ii) the Board of Directors of the Company or any committee thereof shall have approved or recommended any competitive proposal, (iii) the Company shall have entered into any agreement with respect to any competitive proposal in accordance with Section 5.04(b) of this Agreement, or
    (iv) shall have failed to call the Company Shareholders' Meeting in accordance with Section 6.01 hereof;

        (d) by either Parent or the Company if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling or other action shall have become final and nonappealable; PROVIDED, HOWEVER, that the party seeking to terminate this Agreement under this Section 8.01(d) shall have used its commercially reasonable efforts to remove such injunction, order or decree;

        (e) by Parent (i) as provided in Section 2.03(a)(i)(B) or (ii) in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.02 and (B) cannot be or has not been cured within 30 days after the giving by Parent of written notice to the Company;

        (f) by the Company (i) as provided in Section 2.03(a)(i)(A) or (ii) in the event of a breach by Parent or Merger Sub of any representation, warranty, covenant or agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in Section 7.03 or
    (B) cannot be or has not been cured within 30 days after the giving by the Company of written notice to Parent or Merger Sub, as applicable; or

        (g) by Parent or the Company if the shareholders of the Company do not approve this Agreement at the Company Shareholders' Meeting or any adjournment or postponement thereof.

    SECTION 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, other than the provisions of Section 3.17, Section 4.15, Section 6.03, Section 6.06, this
Section 8.02 and Article IX, and except to the extent that such termination results from the material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement or for fraud.

    SECTION 8.03 AMENDMENT. This Agreement may be amended by the parties at any time before or after any required approval of this Agreement by the shareholders of the Company; PROVIDED, HOWEVER, that after any such approval, there shall not be made any amendment that by law or in accordance with the rules of any relevant stock exchange requires further approval by such shareholders without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

    SECTION 8.04 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties may to the extent legally allowed (a) extend the time for the performance of any of the obligations or other acts of the other parties,
(b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or
(c) subject to the provision of Section 8.03, waive compliance with any of the agreements or conditions contained in this

Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in any instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

                                   ARTICLE IX

                               GENERAL PROVISIONS

    SECTION 9.01 NONSURVIVAL OF REPRESENTATIONS. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

    SECTION 9.02 NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery), telecopy or enclosed in a properly sealed envelope, certified or registered mail (postage and certification or registration prepaid) to the parties at the following addresses (or at such address for a party as shall be specified by like notice):

        (a) if to Parent or Merger Sub, to:

           Hovnanian Enterprises, Inc.
           10 Highway 35, P.O. Box 500
           Red Bank, New Jersey 07701
           Attention: Ara Hovnanian
           Facsimile No.: (732) 747-7159
           with copies to:
           Hovnanian Enterprises, Inc.
           10 Highway 35, P.O. Box 500
           Red Bank, New Jersey 07701
           Attention: Peter Reinhart
           Facsimile No.: (732) 747-6835
           Simpson, Thacher & Bartlett
           425 Lexington Avenue
           New York, NY 10017-3954
           Attention: Vincent Pagano, Esq.
           Facsimile No.: (212) 455-2502

        (b) if to the Company, to:

           Washington Homes, Inc.
           1802 Brightseat Road
           Landover, Maryland 20785-4235
           Attention: Geaton A. DeCesaris, Jr.
           Facsimile No.: (301) 772-8934
           with a copy to:
           Duane, Morris & Heckscher LLP
           1667 K Street, N.W., Suite 700
           Washington, D.C. 20006-1608
           Attention: John W. Griffin, Esq.
           Facsimile No.: (202) 776-7801

    Any such notice will be deemed to be given when received, if personally delivered, sent by overnight delivery or sent by telecopy (during the recipient's normal business hours), and, if mailed, five days after deposit in the United States mail, properly addressed, with proper postage affixed. Any party may change its address for purposes of notice by giving notice in accordance with the provisions of this Section 9.02.

    SECTION 9.03  DEFINITIONS.  For purposes of this Agreement:

        (a) an "AFFILIATE" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

        (b) "BENEFICIAL OWNER" shall have the meaning under Section 13(d) of the Exchange Act and the rules and regulations thereunder.

        (c) "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banking institutions in the cities of Landover, Maryland or New York, New York are authorized or obligated by law or executive order to be closed.

        (d) "CONTROL" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise;

        (e) "KNOWLEDGE" or "KNOWN" means, with respect to the matter in question, if any of the executive officers of the Company or Parent, as the case may be, has after reasonable inquiry actual knowledge of such matter;

        (f) "LIEN" means any encumbrance, hypothecation, infringement, lien, mortgage, pledge, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on, or with respect to any asset, property or property interest; PROVIDED, HOWEVER, that the term "lien" shall not include
    (i) liens for water and sewer charges and current taxes not yet due and payable without penalty or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens arising or incurred in the ordinary course of business or
    (iii) all liens approved in writing by the other party hereto;

        (g) "MATERIAL ADVERSE CHANGE" or "MATERIAL ADVERSE EFFECT" means, when used in connection with the Company or Parent, any change, event, occurrence, fact, circumstance or effect (or any development that, insofar as can reasonably be foreseen, is likely to result in any change, event, occurrence, fact, circumstance or effect) that is materially adverse to
    (i) the business, operations, results of operations, properties, assets, liabilities or condition (financial or otherwise) of the Company or Parent, as the case may be, and their respective subsidiaries taken as a whole or
    (ii) would prevent or materially delay the ability of the Company or Parent and their respective subsidiaries, as the case may be, to perform their obligations under this Agreement or to consummate the Merger or other transactions contemplated by this Agreement, other than a material adverse change or material adverse effect resulting from (w) a change in laws, rules or regulations of governmental agencies, (x) a change in United States generally accepted accounting principles ("GAAP"), or (y) a change or occurrence affecting the homebuilding industry generally; and

        (h) a "SUBSIDIARY" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body or managing member or partner (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

    SECTION 9.04 INTERPRETATION. When a reference is made in this Agreement to a Section, an Article, Exhibit or Schedule, such reference shall be to a Section or an Article of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

    SECTION 9.05 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

    SECTION 9.06 ENTIRE AGREEMENT; THIRD-PARTY BENEFICIARIES. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement (PROVIDED, HOWEVER, that the provisions of the Company Confidentiality Agreement and Parent Confidentiality Agreement shall remain valid and in effect) and, except for the provisions of Section 6.11 and
Article II of which the shareholders of the Company shall be third-party beneficiaries, is not intended to confer upon any person other than the parties any rights or remedies hereunder.

    SECTION 9.07 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

    SECTION 9.08 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, without regard to any applicable conflicts of law, except to the extent that the MGCL and the DGCL shall be held to govern the terms of the Merger.

    SECTION 9.09 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Maryland, New York or New Jersey or in Maryland, New York or New Jersey state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Maryland, New York or New Jersey or any Maryland, New York or New Jersey state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal or state court sitting in the State of Maryland, New York or New Jersey.

    SECTION 9.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

    IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                                       HOVNANIAN ENTERPRISES, INC.

                                                       By:              /s/ J. LARRY SORSBY
                                                              --------------------------------------
                                                       Name:              J. Larry Sorsby
                                                       Title:        SENIOR VICE PRESIDENT AND
                                                                      CHIEF FINANCIAL OFFICER

                                                       WHI HOLDING CO., INC.

                                                       By:              /s/ J. LARRY SORSBY
                                                              --------------------------------------
                                                       Name:              J. Larry Sorsby
                                                       Title:        SENIOR VICE PRESIDENT AND
                                                                      CHIEF FINANCIAL OFFICER

                                                       WASHINGTON HOMES, INC.

                                                       By:         /s/ GEATON A. DECESARIS, JR.
                                                              --------------------------------------
                                                       Name:         Geaton A. DeCesaris, Jr.
                                                       Title:              PRESIDENT AND
                                                                      CHIEF EXECUTIVE OFFICER

                                                                        ANNEX II


                                                              Wasserstein Perella & Co.,
[LOGO OF WASSERSTEIN PERELLA & CO., INC.]                     Inc.
                                                              31 West 52nd Street
                                                              New York, New York 10019-6118
                                                              Telephone 212-969-2700
                                                              Fax 212-969-7836

                                August 27, 2000

Board of Directors
Washington Homes, Inc.
1802 Brightseat Road
Landover, Maryland 20785

Members of the Board:

    You have asked us to advise you with respect to the fairness, from a financial point of view, to the shareholders of Washington Homes, Inc. (the "Company") of the Consideration (as defined below) to be received pursuant to the Agreement and Plan of Merger, dated as of August 27, 2000 (the "Merger Agreement"), among the Company, Hovnanian Enterprises, Inc., a Delaware corporation ("Parent"), and WHI Holding Co., Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"). The Merger Agreement provides for, among other things, a merger of the Company with and into Sub (the "Merger") pursuant to which each outstanding share of common stock, par value $0.01 per share, of the Company (other than any such shares held in the treasury of the Company or owned by Parent, Sub or any other Subsidiary of Parent) will be converted into the option to receive (i) 1.39 shares of class A common stock, par value $0.01 per share, of Parent (the "Stock Consideration"), (ii) $10.08 in cash (the "Cash Consideration"), or (iii) a combination of shares of class A common stock, par value $0.01 per share, of Parent and cash (the "Partial Stock and Partial Cash Consideration" and, together with the Stock Consideration and the Cash Consideration, the "Consideration"). The terms and conditions of the Merger are set forth in more detail in the Merger Agreement.

    In connection with rendering our opinion, we have reviewed a draft of the Merger Agreement, dated August 25, 2000, and for purposes hereof, we have assumed that the final form of this document will not differ in any material respect from the draft provided to us. We have also reviewed and analyzed certain publicly available business and financial information relating to the Company and Parent for recent years and interim periods to date, as well as certain internal financial and operating information, including financial forecasts, analyses and projections prepared by or on behalf of the Company and Parent and provided to us for purposes of our analysis, and we have met with management of the Company and Parent to review and discuss such information and, among other matters, each of the Company and Parent's business, operations, assets, financial condition and future prospects.

    We have reviewed and considered certain financial and stock market data relating to the Company and Parent, and we have compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company and Parent or one or more of their respective businesses or assets, and we have reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the homebuilding industry that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion.

Board of Directors
Washington Homes, Inc.

August 27, 2000
Page 2

    In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all the historical financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. We have also assumed and relied upon the reasonableness and accuracy of the financial projections, forecasts and analyses provided to us, and we have assumed that such projections, forecasts and analyses were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's and Parent's management. We express no opinion with respect to such projections, forecasts and analyses or the assumptions upon which they are based. In addition, we have not reviewed any of the books and records of the Company or Parent, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or Parent, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or Parent, and no such independent valuation or appraisal was provided to us. We note that the Merger is intended to qualify as a tax-free reorganization for United States federal income tax purposes, and we have assumed that the Merger will so qualify. We have assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of Parent or the Company will actually trade at any time.

    In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and Parent for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

    We are acting as financial advisor to the Company in connection with the proposed Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger.

    Our opinion addresses only the fairness from a financial point of view to the shareholders of the Company of the Consideration provided for pursuant to the Merger Agreement, and we do not express any views on any other term of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Merger Agreement.

    This letter is for the benefit and use of the Board of Directors of the Company in its consideration of the Merger and, except for inclusion in its entirety in any registration statement or proxy statement required to be circulated to shareholders of the Company and Parent relating to the Merger, may not be quoted, referred to or reproduced at any time or in any manner without our prior written consent. This opinion does not constitute a recommendation to any shareholder or as to how such holder should vote with respect to the Merger or whether such holder should elect to receive the Stock Consideration, the Cash Consideration or the Partial Stock Consideration and Partial Cash Consideration, and should not be relied upon by any shareholder as such.

Board of Directors
Washington Homes, Inc.

August 27, 2000
Page 3

    Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that as of the date hereof the Consideration to be received pursuant to the Merger Agreement is fair to the shareholders of the Company from a financial point of view.

                                          Very truly yours,

                                          WASSERSTEIN PERELLA & CO., INC.
                                          /s/ WASSERSTEIN PERELLA & CO., INC.

                             WASHINGTON HOMES, INC.
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

    The undersigned hereby appoints Geaton A. DeCesaris, Jr. and Christopher Spendley, and either of them, each with full power of substitution, as proxies for the undersigned to vote all shares of Common Stock of Washington
Homes, Inc., a Maryland corporation, which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on January 16, 2001 at 10:00 a.m. local time at the Greenbelt Marriott Hotel, 6400 Ivy Lane, Greenbelt, Maryland and at any adjournment or postponement thereof, as hereinafter specified. The undersigned hereby revokes all proxies heretofore given. IF THE UNDERSIGNED MAKES NO VOTING SPECIFICATION BELOW, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSAL.

1. To approve the Agreement and Plan of Merger, dated as of August 28, 2000, by and among Hovnanian Enterprises, Inc. ("Hovnanian"), a Delaware corporation, its wholly owned subsidiary WHI Holding Company, Inc. ("WHI Holding"), and Washington Homes, Inc. ("Washington Homes"), and to approve the merger of Washington Homes with and into WHI Holding, with WHI Holding being the surviving corporation, and all of the matters contemplated by the merger agreement.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. The proxies are authorized to vote in their discretion upon any other business that may properly come before the Washington Homes special meeting and any adjournment or postponement thereof.

/X/  Please mark your votes as in this example.

                                              Date: ____________________________

                                              __________________________________

                                              __________________________________

                                              __________________________________
                                                         Signature(s)

                                              Please sign here exactly as
                                              name(s) appear(s) on the left.
                                              When signing as attorney,
                                              executor, administrator, trustee,
                                              guardian, or in any other
                                              fiduciary capacity, give full
                                              title. If more than one person
                                              acts as trustee, all should sign.
                                              All joint owners must sign.

                                              I plan to attend the Special
                                              Meeting:__________________________

                                              Please mark, sign and date, and
                                              mail in the enclosed postage paid
                                              envelope.

                                  DETACH HERE
                                     PROXY
                          HOVNANIAN ENTERPRISES, INC.
                     NOMINEE HOLDER OF CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of HOVNANIAN
ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:30 a.m. local time on
January 23, 2001, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Joint Proxy Statement/Prospectus, dated December 18, 2000 and upon all other matters properly coming before said meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

/X/  Please mark votes as in this example

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (1) FOR THE APPROVAL OF THE ISSUANCE OF HOVNANIAN CLASS A COMMON STOCK IN THE MERGER AND (2) ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

1. Approval of the share issuance    / /  FOR    / /  AGAINST    / /  ABSTAIN

2. In their discretion, upon other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                                              Date: ____________________________

                                              __________________________________

                                              __________________________________
                                                        Signature(s):

                                              Please mark, sign, date and return
                                              the proxy card promptly using the
                                              enclosed envelope. This Proxy must
                                              be signed exactly as name appears
                                              hereon. If the signer is a
                                              corporation, please sign full
                                              corporate name by duly authorized
                                              officer.

                                  DETACH HERE
                                     PROXY
                          HOVNANIAN ENTERPRISES, INC.
                              CLASS A COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of HOVNANIAN
ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:30 a.m. local time on
January 23, 2001, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Joint Proxy Statement/Prospectus, dated December 18, 2000 and upon all other matters properly coming before said meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

/X/  Please mark votes as in this example

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (1) FOR THE APPROVAL OF THE ISSUANCE OF HOVNANIAN CLASS A COMMON STOCK IN THE MERGER AND (2) ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

1.  Approval of the share issuance    / /  FOR    / /  AGAINST   / /  ABSTAIN

2. In their discretion, upon other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                                              Date: ____________________________

                                              __________________________________

                                              __________________________________
                                                        Signature(s):

                                              Please mark, sign, date and return
                                              the proxy card promptly using the
                                              enclosed envelope. This Proxy must
                                              be signed exactly as name appears
                                              hereon. If the signer is a
                                              corporation, please sign full
                                              corporate name by duly authorized
                                              officer.

                                  DETACH HERE
                                     PROXY
                          HOVNANIAN ENTERPRISES, INC.
                    BENEFICIAL OWNER OF CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of HOVNANIAN
ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:30 a.m. local time on
January 23, 2001, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Joint Proxy Statement/Prospectus, dated December 18, 2000 and upon all other matters properly coming before said meeting.

    By signing on the reverse hereof, the undersigned certifies that (A) with
respect to             of the shares represented by this proxy, the undersigned
has been the beneficial owner of such shares since the date of their issuance or is a Permitted Transferee (as defined in paragraph 4(A) of Article FOURTH of the Company's Certificate of Incorporation) of any such beneficial owner and
(B) with respect to the remaining             shares represented by this proxy,
the undersigned has not been the beneficial owner of such shares since the date of their issuance nor is the undersigned a Permitted Transferee of any such beneficial owner.

    If no certificate is made, it will be deemed that all shares of Class B common stock represented by this proxy have not been held, since the date of issuance, for the benefit or account of the same beneficial owner of such shares or any Permitted Transferee.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

/X/  Please mark votes as in this example

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (1) FOR THE APPROVAL OF THE ISSUANCE OF HOVNANIAN CLASS A COMMON STOCK IN THE MERGER AND (2) ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

1.  Approval of the share issuance    / /  FOR    / /  AGAINST   / /  ABSTAIN

2. In their discretion, upon other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                                              Date: ____________________________

                                              __________________________________

                                              __________________________________
                                                        Signature(s):

                                              Please mark, sign, date and return
                                              the proxy card promptly using the
                                              enclosed envelope. This Proxy must
                                              be signed exactly as name appears
                                              hereon. If the signer is a
                                              corporation, please sign full
                                              corporate name by duly authorized
                                              officer.

                                  DETACH HERE
                                     PROXY
                          HOVNANIAN ENTERPRISES, INC.
                              CLASS B COMMON STOCK
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Kevork S. Hovnanian, Ara K. Hovnanian and Desmond P. McDonald, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Special Meeting of Stockholders of HOVNANIAN
ENTERPRISES, INC. to be held at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:30 a.m. local time on
January 23, 2001, and at any adjournments thereof, upon the matters set forth in the notice of meeting and Joint Proxy Statement/Prospectus, dated December 18, 2000 and upon all other matters properly coming before said meeting.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                  DETACH HERE

/X/  Please mark votes as in this example

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED (1) FOR THE APPROVAL OF THE ISSUANCE OF HOVNANIAN CLASS A COMMON STOCK IN THE MERGER AND (2) ON ANY OTHER MATTERS IN ACCORDANCE WITH THE DISCRETION OF THE NAMED ATTORNEYS AND AGENTS, IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

1.  Approval of the share issuance    / /  FOR    / /  AGAINST   / /  ABSTAIN

2. In their discretion, upon other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

                                              Date: ____________________________

                                              __________________________________

                                              __________________________________
                                                        Signature(s):

                                              Please mark, sign, date and return
                                              the proxy card promptly using the
                                              enclosed envelope. This Proxy must
                                              be signed exactly as name appears
                                              hereon. If the signer is a
                                              corporation, please sign full
                                              corporate name by duly authorized
                                              officer.